As filed with the Securities and Exchange Commission on September 20, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILTON DOMESTIC OPERATING COMPANY INC.
(Exact name of registrant issuer as specified in its charter)
SEE TABLE OF REGISTRANT GUARANTORS

Delaware	7011	38-4009972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
7930 Jones Branch Drive, Suite 1100
McLean, Virginia 22102
(703) 883-1000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Kristin A. Campbell
Executive Vice President and General Counsel
Hilton Worldwide Holdings Inc.
7930 Jones Branch Drive, Suite 1100
McLean, Virginia 22102
(703) 883-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joshua Ford Bonnie
Edgar J. Lewandowski
Simpson Thacher & Bartlett LLP
900 G Street N.W.
Washington, D.C. 20001
(202) 636-5500

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.875% Senior Notes due 2030	$1,000,000,000	100%	$1,000,000,000	$121,200
Guarantees of the 4.875% Senior Notes due 2030(2)	N/A(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)	See inside facing page for table of registrant guarantors.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Destination Resorts LLC	Arizona	26-1284226	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotel Systems LLC	Arizona	26-1284504	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotels LLC	Arizona	26-1284359	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Management LLC	Arizona	26-1284112	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Real Estate, LLC	Arizona	86-0594278	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Atlanta/Legacy, Inc.	Arizona	86-0803816	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR FCH Holdings, Inc.	Arizona	86-0506692	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Biltmore Management, LLC	Delaware	34-1984747	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Desert Resorts Management Co., LLC	Delaware	34-1984753	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Grand Wailea Management Co., LLC	Delaware	34-1984759	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 LLC	Delaware	95-4747695	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Management Company, LLC	Delaware	20-4146308	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Andiamo's O'Hare, LLC	Delaware	58-2669081	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Blue Bonnet Security, LLC	Delaware	20-5118750	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Canopy Brand Management LLC	Delaware	32-0502283	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International Manage (CIS) LLC	Delaware	26-1687344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad Management LLC	Delaware	26-1101184	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Curio Brand Management LLC	Delaware	35-2568431	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Curio Management LLC	Delaware	82-2416470	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Doubletree LLC	Delaware	86-0762415	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Management LLC	Delaware	26-1101270	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Development LLC	Delaware	74-2479161	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Management LLC	Delaware	26-1101036	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hampton Inns Management LLC	Delaware	26-1101242	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Beverage LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage I LLC	Delaware	30-0800929	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage II LLC	Delaware	32-0422233	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage III LLC	Delaware	61-1724781	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage IV LLC	Delaware	90-1028957	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Corporate Director LLC	Delaware	26-3551072	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Domestic Franchise LLC	Delaware	30-0948358	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Domestic Management LLC	Delaware	61-1799414	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Management LLC	Delaware	26-3845802	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Operator LLC	Delaware	26-3845852	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Franchise Holding LLC	Delaware	26-1094575	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Garden Inns Management LLC	Delaware	26-1126091	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Hawaii Corporation	Delaware	99-6011945	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Honors Worldwide LLC	Delaware	95-4635505	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois Holdings LLC	Delaware	13-0980760	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Hilton Management LLC	Delaware	26-1101130	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton NUS HHS, Inc.	Delaware	82-0993002	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton San Diego LLC	Delaware	95-2395937	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Supply Management LLC	Delaware	95-2502058	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Systems Solutions, LLC	Delaware	71-0907647	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Finance Corp.	Delaware	46-3492566	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Finance LLC	Delaware	27-4384691	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Holdings Inc.	Delaware	27-4384691	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Parent LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Audubon LLC	Delaware	26-1292055	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Conrad Domestic LLC	Delaware	26-1211490	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchise LLC	Delaware	26-3750733	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchisor Corporation	Delaware	26-3750889	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Manage LLC	Delaware	26-3750974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Management Corporation	Delaware	26-3751149	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP Manage LLC	Delaware	26-3750936	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Existing Franchise Holding LLC	Delaware	26-1101350	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSM Holding LLC	Delaware	26-1274784	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSS Holding LLC	Delaware	26-1274883	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT JV Acquisition LLC	Delaware	26-1276349	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
HLT Lifestyle International Franchise LLC	Delaware	26-3748344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Franchisor Corporation	Delaware	26-3748409	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Manage LLC	Delaware	26-3748516	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Management Corporation	Delaware	26-3750638	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle Manage LLC	Delaware	26-3748470	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Palmer LLC	Delaware	26-1211589	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Home2 Brand Management LLC	Delaware	37-1833534	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Home2 Management LLC	Delaware	82-4258567	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Homewood Suites Management LLC	Delaware	26-1101306	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotels Statler Company, Inc.	Delaware	36-2550119	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP Hotels USA LLC	Delaware	95-4214076	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP International LLC	Delaware	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Innvision, LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
LXR Management LLC	Delaware	82-2437131	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Motto Management LLC	Delaware	38-4009972	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Potter's Bar Palmer House, LLC	Delaware	58-2669080	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotel Services, Inc.	Delaware	62-1602738	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Florida LLC	Delaware	62-1602737	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels LLC	Delaware	62-1602678	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Parent LLC	Delaware	95-4766449	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Signia Hotel Management LLC	Delaware	38-4009972	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Tapestry Management LLC	Delaware	82-2422780	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Tru Brand Management LLC	Delaware	36-4843578	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
WA Collection International, LLC	Delaware	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Waldorf=Astoria Management LLC	Delaware	26-1101088	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Florida Conrad International Corp.	Florida	20-1145249	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. 1, Inc.	Kansas	75-1947366	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotel Clubs of Corporate Woods, Inc.	Kansas	48-0930357	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. Three, Inc.	Louisiana	62-1584888	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
International Rivercenter Lessee, L.L.C.	Louisiana	20-0384946	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Chesterfield Village Hotel, LLC	Missouri	36-4207568	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Bally's Grand Property Sub I, LLC	Nevada	88-0312339	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Belgium) LLC	Nevada	91-1930238	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Egypt) Resorts Corporation	Nevada	46-0468464	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Indonesia) Corporation	Nevada	95-4347974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Holdings, LLC	Nevada	88-0096156	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Hospitality, LLC	Nevada	93-1218323	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois, LLC	Nevada	88-0345656	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Peacock Alley Service Company, LLC	New York	20-3470602	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Washington Hilton, L.L.C.	New York	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Embassy Suites Club No. Two, Inc.	Texas	75-1946866	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
SALC, Inc.	Texas	74-2782384	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2019

PRELIMINARY PROSPECTUS

HILTON DOMESTIC OPERATING COMPANY INC.
Exchange Offer for
$1,000,000,000 of 4.875% Senior Notes due 2030

Offer for outstanding unregistered 4.875% Senior Notes due 2030 (the "outstanding notes") of Hilton Domestic Operating Company Inc. (the "Issuer"), in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 in aggregate principal amount of 4.875% Senior Notes due 2030 (the "exchange notes" together with the outstanding notes, the "notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act").

The exchange notes will be the obligation of the Issuer and will be guaranteed on a senior unsecured basis by Hilton Worldwide Finance LLC ("Parent"), the direct parent company of the Issuer, Hilton Worldwide Parent LLC ("HWP"), the direct parent company of Parent, Hilton Worldwide Holdings Inc. ("HLT Parent"), the direct parent company of HWP, and each of Parent's existing and future wholly owned domestic restricted subsidiaries (other than the Issuer) to the extent such entities guarantee indebtedness under Parent's senior secured credit facilities or certain other indebtedness of Parent, the Issuer or any subsidiary guarantor as described herein.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•
The exchange offer expires at 5:00 p.m., New York City time, on                , 2019, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the "Risk Factors" beginning on page 14 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2019.

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only for the purposes for which it has been published and we do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond our control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of our information technology systems, growth of reservation channels outside of our system, risks of doing business outside of the United States ("U.S.") and our indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, LXR Hotel & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Signia Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Motto by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton, Hilton Grand Vacations, Hilton Honors and other trademarks, trade names and service marks of Hilton and our brands appearing in this prospectus are the property of Hilton and our affiliates.

Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

Within this prospectus, we reference information and statistics regarding various industries and sectors. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. STR, Inc. ("STR") and CBRE Hotels Americas Research ("CBRE") are the primary sources for third-party market data and industry statistics and forecasts, respectively, included in this prospectus. STR does not guarantee the performance of any company about which it collects and provides data. Nothing in the STR or CBRE data should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them.

BASIS OF PRESENTATION

Except where otherwise indicated, financial information included in this prospectus is of HLT Parent and its subsidiaries, including Parent and its subsidiaries (including the Issuer), on a consolidated basis. HLT Parent has no independent operations and has no material assets other than its ownership of 100% of the equity interests in HWP, which, in turn, owns 100% of the equity interests in Parent and consolidates the financial position and results of all of the operating subsidiaries included in the consolidated historical financial statements of HLT Parent included in this prospectus. As a result, the consolidated financial information included in this prospectus with respect to HLT Parent is substantially the same as Parent's financial information.

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV"), respectively, (the "spin-offs"). HLT Parent did not retain any interest in Park or HGV, but did enter into long-term management and franchise contracts with Park for the portfolio of hotels and resorts held by it at the time of the spin-offs and a license agreement with HGV for the timeshare business. See the section titled "Risk Factors" in this prospectus. This prospectus presents our business and results of operations as of and for the periods indicated, giving effect to the spin-offs, with the combined historical financial results of Park and HGV reflected as discontinued operations.

As used in this prospectus, unless otherwise specified or the context otherwise requires, references to:

•	"Hilton," "the Company," "we," "us" and "our" refer to HLT Parent and its consolidated subsidiaries, including the Issuer;

•	"ADR" or "average daily rate" means hotel room revenue divided by the total number of room nights sold for a given period;

•	"Blackstone" refers to investment funds associated with or designated by The Blackstone Group L.P. and their affiliates, our former majority shareholder;

•
"comparable hotels" mean those hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods presented, excluding the hotel properties distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available;

•
"Existing Senior Notes" refers to our outstanding 4.250% Senior Notes due 2024 (the "2024 Notes"), our outstanding 4.625% Senior Notes due 2025 (the "2025 Notes"), our outstanding 5.125% Senior Notes due 2026 (the "2026 Notes") and our outstanding 4.875% Senior Notes due 2027 (the "2027 Notes");

•	"HGV Parent" refers to Hilton Grand Vacations Inc., a Delaware corporation;

•	"Hilton Grand Vacations" or "HGV" refers to HGV Parent and its consolidated subsidiaries;

•	"HLT Parent" refers to Hilton Worldwide Holdings Inc., a Delaware corporation, that is the direct parent company of Parent and will be a parent guarantor of the exchange notes;

•	"HOC" refers to Hilton Domestic Operating Company Inc., a Delaware corporation, that is the issuer of the exchange notes offered hereby;

•	"HWP" refers to Hilton Worldwide Parent LLC, a Delaware limited liability company, that is the direct parent company of Parent and will be a parent guarantor of the exchange notes;

•	"Issuer" refers to Hilton Domestic Operating Company Inc., a Delaware corporation, that is the issuer of the exchange notes offered hereby;

•	a "luxury" hotel refers to a luxury hotel as defined by STR;

•	a "midscale" hotel refers to a midscale hotel as defined by STR;

•	"occupancy" means the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period;

•	"Parent" refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, that is the direct parent company of the Issuer

•	"Park Hotels & Resorts" or "Park" refers to Park Parent and its consolidated subsidiaries;

•	"Park Parent" refers to Park Hotels & Resorts Inc., a Delaware corporation;

•	"RevPAR" or "revenue per available room" means hotel room revenue divided by the total number of room nights available to guests for a given period;

•
"RevPAR index" measures a hotel's relative share of its segment's revenue per available room. For example, if a subject hotel's RevPAR is $50 and the RevPAR of its competitive set is $50, the subject hotel would have no RevPAR index premium. If the subject hotel's RevPAR totaled $60, its RevPAR index premium would be 20%, which indicates that the subject hotel has outperformed other hotels in its competitive set;

•	our "hotels" and "rooms" refer to the hotels and resorts managed, franchised, owned or leased by us. The majority of our hotels and resorts are owned by third-party owners;

•	an "upper midscale" hotel refers to an upper midscale hotel as defined by STR;

•	an "upper upscale" hotel refers to an upper upscale hotel as defined by STR; and

•	an "upscale" hotel refers to an upscale hotel as defined by STR.

Defined terms in the financial statements have the meanings ascribed to them in the financial statements.

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth under the heading "Risk Factors" and our consolidated financial statements, before participating in the exchange offer.

Hilton

Hilton is one of the largest and fastest growing hospitality companies in the world, with 5,872 properties comprising 939,297 rooms in 114 countries and territories as of June 30, 2019. For over 100 years, Hilton has been an innovator in its industry, driven by the vision of our founder, Conrad Hilton, "to fill the earth with the light and warmth of hospitality." Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, LXR Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full service hotel brands, Signia Hilton, Hilton Hotels & Resorts, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton and Embassy Suites by Hilton; our focused service hotel brands, Motto by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; and our timeshare brand, Hilton Grand Vacations. As of June 30, 2019, we had more than 94 million members in our award-winning guest loyalty program, Hilton Honors, a 21 percent increase from June 30, 2018.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

•
World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, midscale segment and everything in between, that are designed to accommodate any customer's needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 15% for the six months ended June 30, 2019, based on STR data. This means that our brands achieve on average 15% more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

•
Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 5,872 properties and 939,297 rooms in 114 countries and territories as of June 30, 2019. We have hotels in key urban destinations throughout our key operating regions and 592 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market's specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

•
Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We earned 42 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999. Hilton Honors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton Honors program continues to increase, and, as of June 30, 2019, there were more than 94 million Hilton Honors members, a 21% increase from June 30, 2018.

•
Significant Embedded Growth. We expect to grow through new room additions, as upon completion, our industry-leading development pipeline would result in a 40% increase in our room count with minimal capital investment from us. We also expect to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. CBRE predicts that lodging industry RevPAR in the U.S., where 73% of our system rooms are located, will grow 0.9% in 2019 and 1.2% in 2020. In addition, our franchise revenues should grow over time as franchise contracts renew at our published license rates, which are higher than our current effective rates. For the twelve months ended June 30, 2019, our weighted average effective license rate across our brands was 4.9% of room revenue, and our weighted average published license rate was 5.6% as of June 30, 2019. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of new unit growth and as demand increases in the industry.

•
Strong Cash Flow Generation. We generate significant cash flows from operating activities. During 2018, we generated $1.3 billion in cash flow from operating activities, and during the six months ended June 30, 2019, we generated $650 million in cash flows from operating activities. We believe that our focus on cash flow generation, the relatively low investment required to grow our business, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth.

•
Aligned Culture and Organization. As an organization of people serving people, it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. Our purpose-led, performance-driven culture begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has more than 31 years of experience in the hotel industry, leading Hilton for over 11 years and previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc. He and the balance of our executive management team have been instrumental in transforming our organization and building a culture that attracts, develops and retains leaders at all levels of the organization who are focused on delivering exceptional service to our customers every day. We rely on our more than 171,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

•
Expand our Global Network. We intend to build on our leading position in the U.S. and expand our global footprint. We had approximately 18% of the market share of rooms under construction as of June 30, 2019, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S., and as of June 30, 2019, over half of our rooms in our development pipeline are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive high-quality new unit growth in every region of the world.

•
Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses by developing new third-party hotels and converting existing hotels to our brands. Our development pipeline consisted of approximately 373,000 rooms as of June 30, 2019. Upon completion, this pipeline of new, third-party owned hotels would result in a 41% increase in our managed and franchised hotel room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise contracts at our current published franchise fee rates.

•
Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our customer experience in all of our service offerings by delivering distinctive, high quality, consistent brand management and continuing to develop products and services that drive customer preference and increased RevPAR premiums. We will continue to innovate in the delivery of modern products and service standards that are relevant and meet evolving customer needs. We believe providing distinctive customer experiences will deliver financial results that support incremental owner investment in our hotels. We also focus on providing products and services that drive opportunities for growth in the U.S. and tailoring our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to enhance our commercial services platform to ensure we have a formidable sales, pricing, marketing and distribution platform to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton Honors guest loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Our Structure

The following diagram illustrates our simplified organizational structure as of the date of this prospectus after giving effect to the exchange offer. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities:

Hilton Worldwide Holdings Inc. ("HLT Parent")(1)
Guarantor of the notes offered hereby, the Existing Senior Notes and the Senior Secured Credit Facilities
Hilton Worldwide Parent LLC ("HWP")(1)
Guarantor of the notes offered hereby, the Existing Senior Notes and the Senior Secured Credit Facilities
Hilton Worldwide Finance LLC ("Parent")(2)
Issuer of the 2025 Notes and 2027 Notes, Borrower under the Senior Secured Credit Facilities and Guarantor of the 2024 Notes, 2026 Notes and the exchange notes offered hereby
Hilton Domestic Operating Company Inc. (the "Issuer")
Issuer of exchange notes offered hereby, the 2024 Notes and the 2026 Notes and Guarantor of the 2025 Notes, the 2027 Notes and the Senior Secured Credit Facilities
Guarantor Restricted Subsidiaries
Non-Guarantor Restricted Subsidiaries(3)

____________

(1)
Each of HLT Parent and HWP is a guarantor of indebtedness under the Parent's senior secured credit facilities ("Senior Secured Credit Facilities") and the Existing Senior Notes and will be a guarantor of the exchange notes offered hereby. Neither HLT Parent nor HWP is subject to the restrictive covenants in the credit agreement and indentures governing such indebtedness.

(2)
Our Senior Secured Credit Facilities are comprised of: (i) a $1.75 billion senior secured revolving credit facility (the "Revolving Credit Facility") and (ii) a $2,619 million senior secured term loan facility due 2026 (the "Term Loans"). As of June 30, 2019, we had $1,691 million of unutilized borrowing capacity under the Revolving Credit Facility (after giving effect to $59 million of outstanding letters of credit). See "Description of Other Indebtedness—Senior Secured Credit Facilities" for additional information. Subsequent to completing the exchange offer, we intend to merge Parent with and into its direct subsidiary, the Issuer, with the Issuer as the surviving entity.

(3)
For the six months ended June 30, 2019, our non-guarantor subsidiaries represented $909 million, or 49%, of our total revenues, excluding other revenues from managed and franchised properties, and $245 million, or 22%, of our Adjusted EBITDA. For the years ended December 31, 2018, 2017 and 2016, our non-guarantor subsidiaries represented $1,906 million, or 52%, $1,835 million, or 54%, and $1,785 million, or 60%, of our total revenues, respectively, excluding other revenues from managed and franchised properties, and $501 million, or 24%, $502 million, or 26%, and $441 million, or 30%, of our Adjusted EBITDA, respectively.

Corporate Information

Hilton Domestic Operating Company Inc., a Delaware corporation, was incorporated under the laws of the State of Delaware on July 12, 2016. Our principal executive offices are located at 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 and our telephone number is (703) 883-1000.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General ....................................................................... On June 20, 2019, the Issuer issued an aggregate of $1,000,000,000 principal amount of 4.875% Senior Notes due 2030 in a private offering. In connection with the private offering of the outstanding notes, the Issuer and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to complete the exchange offer within 450 days after the date of issuance and sale of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provision of the registration rights agreement is no longer applicable.

The Exchange Offer ................................................... The Issuer is offering to exchange up to $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2030 which have been registered under the Securities Act, for a like amount of outstanding notes.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale ......................................................................... Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuer believes that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Expiration Date .......................................................... The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, which is the 21st business day after the date of this prospectus, unless extended by the Issuer. The Issuer does not currently intend to extend the expiration date.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Withdrawal .................................................................
You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the
Outstanding Notes .............................................. The exchange notes will bear interest at a rate of 4.875% per annum from the most recent date to which interest has been paid on the outstanding notes and will be payable semi-annually on January 15 and July 15. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer .............................. The exchange offer is subject to customary conditions, which the Issuer may waive. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Outstanding Notes ............. If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners ................. If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures ................................ If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes .................... As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuer and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuer and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange ........................ All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer and the guarantor do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations ...... The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds .......................................................... The Issuer will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See "Use of Proceeds."

Exchange Agent .......................................................... Wilmington Trust, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned "The Exchange Offer—Exchange Agent" of this prospectus.

Summary Historical Financial Data

We derived the summary statement of operations data and the summary statement of cash flows data for the years ended December 31, 2018, 2017 and 2016 and the summary balance sheet data as of December 31, 2018 and 2017 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of December 31, 2016 from audited consolidated financial statements that are not included in this prospectus and have been restated to reflect the adoption of Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09") using the full retrospective approach as of January 1, 2016. We derived the summary statement of operations data and the summary statement of cash flows data for the six months ended June 30, 2019 and 2018 and the summary balance sheet data as of June 30, 2019 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of June 30, 2018 from our unaudited condensed consolidated financial statements that are not included in this prospectus.

We have prepared our unaudited condensed consolidated financial statements on the same basis as our audited consolidated financial statements. In our opinion, these unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

You should read the summary historical financial data below, together with the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, as well as the information under "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" and the other financial information included elsewhere in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in millions, except per share data)
Summary Statement of Operations Data:
Revenues
Franchise and licensing fees	$826	$735	$1,530	$1,321	$1,091
Base and other management fees	169	161	321	324	230
Incentive management fees	113	114	235	222	142
Owned and leased hotels	699	726	1,484	1,432	1,434
Other revenues	52	45	98	105	82
	1,859	1,781	3,668	3,404	2,979
Other revenues from managed and franchised properties	2,829	2,584	5,238	4,727	3,597
Total revenues	4,688	4,365	8,906	8,131	6,576
Expenses
Owned and leased hotels	632	672	1,332	1,269	1,279
Depreciation and amortization	170	161	325	336	353
General and administrative	220	219	443	439	409
Other expenses	35	26	51	56	66
	1,057	1,078	2,151	2,100	2,107
Other expenses from managed and franchised properties	2,841	2,602	5,323	4,899	3,609
Total expenses	3,898	3,680	7,474	6,999	5,716
Gain on sales of assets, net	—	—	—	—	8
Operating income	790	685	1,432	1,132	868
Net income(1)	420	380	769	1,089	354
Net income attributable to Hilton stockholders(1)	418	378	764	1,084	338
Earnings per share(1):
Basic	$1.43	$1.22	$2.53	$3.34	$1.03
Diluted	$1.42	$1.21	$2.50	$3.32	$1.03

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016
	(dollars in millions, except Hotel RevPAR and ADR)
Summary Balance Sheet Data:
Cash and cash equivalents	$635	$423	$403	$570	$1,062
Restricted cash and cash equivalents	83	82	81	100	121
Total assets(1)(2)	15,140	13,986	13,995	14,228	26,176
Long-term debt(2)(3)(4)	7,809	7,575	7,282	6,602	6,616
Total equity (deficit)(1)(2)	(23)	560	558	1,691	5,627
Summary Statement of Cash Flows Data(1):
Capital expenditures for property and equipment(5)	$(46)	$(28)	$(72)	$(58)	$(317)
Net cash provided by operating activities	650	532	1,255	849	1,310
Net cash used in investing activities	(95)	(75)	(131)	(147)	(423)
Net cash used in financing activities	(323)	(616)	(1,300)	(1,724)	(44)
Operational and Other Data:
Number of hotels and timeshare properties	5,872	5,456	5,685	5,284	4,922
Number of rooms and units	939,297	879,349	912,960	856,115	804,097
Hotel occupancy(6)	75.5%	75.7%	75.8%	75.5%	75.0%
Hotel ADR(6)	$146.33	$148.14	$147.22	$144.78	$143.63
Hotel RevPAR(6)	$110.48	$112.20	$111.61	$109.27	$107.65
Adjusted EBITDA(7)	$1,117	$1,000	$2,101	$1,909	$1,484
____________

(1)	Balances as of and for the year ended December 31, 2016 include amounts attributable to Park and HGV.

(2)
Hilton adopted the requirements of ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02") on January 1, 2019 by initially applying the requirements on the adoption date and recording a cumulative adjustment to the opening balance of retained earnings.

(3)
Includes current maturities of $37 million and $11 million as of June 30, 2019 and 2018, respectively, and $16 million, $46 million and $33 million as of December 31, 2018, 2017 and 2016, respectively, and is net of unamortized deferred financing costs and discount.

(4)
Includes finance lease liabilities and other debt of consolidated variable interest entities ("VIEs") of $278 million and $246 million as of June 30, 2019 and 2018, respectively, and $242 million, $254 million and $247 million as of December 31, 2018, 2017 and 2016, respectively.

(5)
Capital expenditures, inclusive of capitalized software costs, and contract acquisition costs were $133 million and $104 million for the six months ended June 30, 2019 and 2018, respectively, and $262 million, $208 million and $453 million for the years ended December 31, 2018, 2017 and 2016, respectively.

(6)	Operating statistics are for comparable hotels as of each period end.

(7)	EBITDA is defined as income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of our cost reimbursement revenues and reimbursed expenses, as we contractually do not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to our operations and are not reflective of our performance.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. generally accepted accounting principles ("GAAP") and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect a provision for income taxes or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

The table below provides a reconciliation of income (loss) from continuing operations, net of taxes, to EBITDA and Adjusted EBITDA:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in millions)
Income (loss) from continuing operations, net of taxes	$420	$380	$769	$1,089	$(17)
Interest expense	199	178	371	351	334
Income tax expense (benefit)	160	139	309	(336)	557
Depreciation and amortization	170	161	325	336	353
EBITDA	949	858	1,774	1,440	1,227
Gain on sales of assets, net	—	—	—	—	(8)
Loss (gain) on foreign currency transactions	3	1	11	(3)	16
Loss on debt extinguishment	—	—	—	60	—
FF&E replacement reserves	29	27	50	55	55
Share-based compensation expense	81	68	127	121	81
Amortization of contract acquisition costs	14	14	27	17	16
Net other expenses from managed and franchised properties	12	18	85	172	12
Other adjustment items(a)	29	14	27	47	85
Adjusted EBITDA	$1,117	$1,000	$2,101	$1,909	$1,484
____________

(a)
Includes adjustments for expenses recognized in connection with the refinancings and repayments of the Senior Secured Credit Facilities for the six months ended June 30, 2019 and 2018 and the year ended December 31, 2018; transaction costs related to the spin-offs for the year ended December 31, 2017; impairment losses for the years ended December 31, 2017 and 2016; and severance and other items for all periods. Transaction costs related to the spin-offs for the year ended December 31, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer ........................................................................... Hilton Domestic Operating Company Inc., a Delaware corporation.

Notes Offered .............................................................. Up to $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2030.

Maturity Dates ............................................................ The exchange notes will mature on January 15, 2030, unless earlier redeemed or repurchased.

Interest ........................................................................ Interest on the 2030 exchange notes will accrue at a rate of 4.875% per annum, payable semi-annually in arrears on January 15 and July 15.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange.

Guarantees .................................................................. The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by HLT Parent, HWP, Parent and each of Parent's existing wholly owned U.S. restricted subsidiaries (other than the Issuer) that guarantee indebtedness under Parent's Senior Secured Credit Facilities and any future wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities or certain other indebtedness of Parent, the Issuer or any subsidiary guarantor (collectively, the "required domestic restricted subsidiaries"). As of the date of this prospectus, none of our foreign subsidiaries or U.S. restricted subsidiaries owned by foreign subsidiaries, our non-wholly owned domestic restricted subsidiaries or certain of our special purpose restricted subsidiaries will guarantee the exchange notes, and no foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries (existing or formed in the future) are expected to guarantee the exchange notes in the future. The guarantees are subject to release under specified circumstances. See "Description of the Exchange Notes."

Ranking ...................................................................... The exchange notes and the guarantees thereof will be our and our guarantors' senior unsecured obligations and will rank:

•	equally in right of payment with all of our and the guarantors' existing and future senior obligations;

•	senior in right of payment to any of our and our guarantors' subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the exchange notes.

The exchange notes and the guarantees thereof will be effectively subordinated in right of payment to our and the guarantors' secured indebtedness, including indebtedness under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness. As of June 30, 2019:

•	the Issuer and the guarantors had $7.7 billion of total indebtedness outstanding, excluding unamortized deferred financing costs and discount, none of which would be subordinated;

•	the Issuer and the guarantors had $2,619 million of senior secured indebtedness outstanding, excluding unamortized deferred financing costs and discount, consisting of borrowings under our Term Loans;

•
the Issuer and the guarantors had $1.69 billion of availability to incur secured indebtedness under our Revolving Credit Facility (after giving effect to $59 million of outstanding letters of credit); and

•	our non-guarantor subsidiaries and entities in which we own interests of 50% or less had $243 million of total indebtedness outstanding.

Optional Redemption .................................................. We may, at our option, redeem the exchange notes, in whole or in part, at any time prior to January 15, 2025, at a price equal to 100% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date plus the applicable "make-whole premium" described under "Description of the Exchange Notes—Optional Redemption."

From and after January 15, 2025, we may, at our option, redeem at any time and from time to time some or all of the exchange notes at the applicable redemption prices set forth in this prospectus.

In addition, on or prior to July 15, 2022, we may, at our option, redeem up to 40% of the aggregate principal amount of the exchange notes with the net cash proceeds from certain equity offerings at the redemption price of 104.875% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In connection with any tender offer, if holders of not less than 90% in aggregate principal amount of the exchange notes validly tender and do not withdraw such exchange notes in such tender offer and we purchase all of the exchange notes validly tendered and not withdrawn by such holders, we may, at our option, redeem all the exchange notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offers ........................................... Upon the occurrence of a change of control triggering event, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

Asset Sale Proceeds .................................................... If the Issuer or its restricted subsidiaries engage in asset sales, the Issuer generally must either invest the net proceeds from such asset sales in its business within a specific period of time, prepay certain of its or its subsidiary guarantors' debt or make an offer to purchase a principal amount of the exchange notes with the specified excess net proceeds, subject to certain exceptions. The purchase price of the exchange notes will be 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date. For more information, see "Description of the Exchange Notes—Repurchase at the Option of Holders—Asset Sales."

Certain Covenants ...................................................... The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The indenture governing the exchange notes contain covenants that, among other things, limit the Issuer's ability and the ability of their restricted subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into certain transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of certain restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

These covenants are subject to a number of important limitations and exceptions. See "Description of the Exchange Notes—Certain Covenants." In addition, most of such covenants will be terminated for the exchange notes if they are rated investment grade by either Moody's Investors Service, Inc. ("Moody's") or S&P Global Ratings ("S&P").

No Prior Market ......................................................... The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See "Risk Factors—Risks Related to the Exchange Offer—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes."

Trustee ........................................................................ Wilmington Trust, National Association.

Use of Proceeds .......................................................... We will not receive any proceeds from the exchange offer. See "Use of Proceeds."

Governing Law ........................................................... The exchange notes will be governed by the laws of the State of New York.

Risk Factors ................................................................ You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled "Risk Factors" in this prospectus before participating in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The value of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—The Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•    changes in the overall market for securities similar to the exchange notes;

•    changes in our financial performance or prospects;

•    the prospects for companies in our industry generally;

•    the number of holders of the exchange notes;

•    the interest of securities dealers in making a market for the exchange notes;

•    the conditions of the financial markets; and

•    prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

We currently have and will continue to have a substantial amount of debt, which requires significant interest and principal payments. As of June 30, 2019, we had approximately $7.9 billion of total debt outstanding, excluding unamortized deferred financing costs and discount, and an additional $1.69 billion (after giving effect to $59 million of outstanding letters of credit) of unutilized capacity under the Revolving Credit Facility provided for under the Senior Secured Credit Facilities. Subject to the limits contained in the credit agreement that governs the Senior Secured Credit Facilities, the indenture that governs the exchange notes offered hereby and the applicable agreements governing our other debt and our restricted subsidiaries, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences to the holders of the exchange notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.

We may be able to incur significant additional indebtedness in the future. Although the credit agreement that governs the Senior Secured Credit Facilities, the indenture that governs the exchange notes offered hereby and the applicable agreements governing our other debt and the debt of our restricted subsidiaries contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Interest rates may increase in the future. As a result, interest rates on our Revolving Credit Facility or other variable rate debt offerings could be higher or lower than current levels. As of June 30, 2019, excluding unamortized deferred financing costs and discount and the effects of any interest rate swaps, we had approximately $2,619 million of variable rate indebtedness, or 33%, of our outstanding debt. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. In addition, certain of our variable rate indebtedness uses LIBOR as a benchmark for establishing the rate of interest and may be hedged with LIBOR-based interest rate derivatives. LIBOR is the subject of recent national, international and other regulatory guidance and proposals for reform. These reforms and other pressures may cause LIBOR to be replaced with a new benchmark or to perform differently than in the past. The consequences of these developments cannot be entirely predicted, but could include an increase in the cost of our variable rate indebtedness.

We may be unable to service our indebtedness, including the exchange notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the exchange notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the exchange notes, to refinance our debt or to fund our other liquidity needs, including our existing stock repurchase program and our expected dividends. Substantially all of our other debt, including the Senior Secured Credit Facilities, will mature before the maturity date of the exchange notes.

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the exchange notes, which could cause us to default on our debt obligations and impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event of a default, the holders of our indebtedness, including the exchange notes, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under our Revolving Credit Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under the Senior Secured Credit Facilities, we would be in default thereunder. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The indenture that governs the exchange notes offered hereby and our other debt agreements and the debt agreements of our restricted subsidiaries impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities.

The indenture that governs the exchange notes offered hereby and our other debt agreements and the debt agreements of our restricted subsidiaries impose significant operating and financial restrictions on us. These restrictions will limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

In addition, the credit agreement requires Parent to maintain a financial maintenance covenant of a consolidated secured net leverage ratio not to exceed 5.00 to 1.00 as of the last day of any period of four consecutive quarters. The Existing Term Loans (as defined below) do not have the benefit of the financial maintenance covenant (including, without limitation, any rights as to amendment, modifications and waivers with respect thereto).

As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

Repayment of our debt, including required principal and interest payments on the exchange notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the exchange notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.

Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available to us for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. While limitations on our subsidiaries restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.

In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

Because the guarantee of the exchange notes by HLT Parent is being provided solely for the purpose of allowing the Issuer to satisfy its reporting obligations under the indenture governing the exchange notes, you should not assign any value to the guarantee of the exchange notes by HLT Parent.

The guarantee of the exchange notes by HLT Parent is being provided solely for the purpose of allowing the Issuer to satisfy its reporting obligations under the indenture governing the exchange notes by furnishing financial information relating to HLT Parent instead of the Issuer and, accordingly, you should not assign any value to the guarantee by HLT Parent. Moreover, the covenants in the indenture governing the exchange notes apply only to the Issuer and its restricted subsidiaries and do not apply to HLT Parent or HWP.

Claims of holders of the exchange notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the exchange notes.

The exchange notes will not be guaranteed by Parent's existing and future subsidiaries. Only Parent's existing wholly owned domestic restricted subsidiaries (other than the Issuer) that guarantee indebtedness under the Senior Secured Credit Facilities and the Existing Senior Notes will initially guarantee the exchange notes. As of the date of this prospectus, none of our foreign subsidiaries, non-wholly owned domestic subsidiaries that are restricted subsidiaries, or unrestricted subsidiaries will guarantee the exchange notes, and no foreign subsidiaries are expected to guarantee the exchange notes in the future. Claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full.

For the six months ended June 30, 2019, our non-guarantor subsidiaries represented $909 million or 49% of our total revenues, excluding other revenues from managed and franchised properties, and $245 million or 22% of our Adjusted EBITDA. For the year ended December 31, 2018, our non-guarantor subsidiaries represented $1,906 million or 52% of our total revenues, excluding other revenues from managed and franchised properties, and $501 million or 24% of our Adjusted EBITDA.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a transfer of such subsidiary guarantor in a transaction not prohibited by the indenture governing the exchange notes or upon certain other events described in "Description of the Exchange Notes—Guarantees."

The indenture that governs the exchange notes permit these subsidiaries to incur certain additional debt and will not limit their ability to incur other liabilities that are not considered indebtedness under the indenture.

Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes and the guarantees could be voided, or claims in respect of the exchange notes or the guarantees could be subordinated to all of our other debt, if the issuance of the exchange notes, a guarantee or a grant of security was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the exchange notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the exchange notes or a guarantee without regard to the above factors, if the court found that we issued the exchange notes or the guarantors entered into the guaranty agreements with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or the guarantees if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void the issuance of the exchange notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes (or the related exchange notes) may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the exchange notes, any guarantee.

In addition, any payment by us pursuant to the exchange notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the "Bankruptcy Code").

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•
the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

After giving effect to the indebtedness incurred in this offering and the application of the proceeds therefrom, we believe we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indenture that will govern the exchange notes will contain a "savings clause," which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc. ("TOUSA"), the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indenture governing the exchange notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

In addition, although each guarantee will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the exchange notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor's liability under its guarantees may be reduced to zero, voided or released under certain circumstances, holders of exchange notes may not receive any payments from some or all of the guarantors.

Holders of exchange notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See "—Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us." In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of the Exchange Notes—Guarantees."

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control triggering event, as defined under the indenture governing the exchange notes, you will have the right to require us to offer to purchase all of the exchange notes then outstanding at a price equal to 101% of the principal amount of the exchange notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding exchange notes, we expect that we would have to refinance the exchange notes. We cannot assure you that we would be able to refinance the exchange notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding exchange notes or to purchase all validly tendered exchange notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt, including debt under our Senior Secured Credit Facilities and the Existing Senior Notes. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the exchange notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the exchange notes, constitute a "change of control" triggering event that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a change of control under the indenture governing the exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Holders of exchange notes may not be able to determine when a change of control triggering event giving rise to their right to have the exchange notes repurchased has occurred following a sale of "substantially all" of our assets.

The definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the exchange notes.

The exchange notes will have a non-investment grade rating. There can be no assurances that such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the exchange notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the exchange notes. If the credit rating of the exchange notes is subsequently lowered or withdrawn for any reason, you may not be able to resell such exchange notes without a substantial discount.

If the exchange notes are rated investment grade by either Moody's or S&P, certain covenants contained in the indenture will be terminated, and holders of the exchange notes will lose the protection of these covenants even if the exchange notes subsequently fall back below investment grade.

The indenture contains certain covenants that will be terminated if the exchange notes are rated investment grade by either Moody's or S&P. These covenants restrict the Issuer's ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets; and

•	engage in transactions with affiliates.

Because these restrictions will not apply once the exchange notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to such exchange notes.

The exchange notes are unsecured and effectively junior to our secured indebtedness, including borrowings under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness.

Our obligations under the exchange notes and guarantees will be unsecured and will be effectively junior to our and the guarantors' secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Borrowings under our Senior Secured Credit Facilities and the guarantees thereof will be secured by substantially all of the assets of the Issuer and any existing and future subsidiary guarantors, including all of the capital stock of the Issuer and each restricted subsidiary (which, in the case of foreign subsidiaries, is limited to 65% of the capital stock of each first-tier foreign subsidiary).

The exchange notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the Senior Secured Credit Facilities, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the exchange notes, even if we are in default with respect to the exchange notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our Senior Secured Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the exchange notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the exchange notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of such exchange notes may receive less, ratably, than holders of secured indebtedness.

As of June 30, 2019, we had approximately $2.6 billion of secured indebtedness outstanding, excluding unamortized deferred financing costs and discount and an additional $1.69 billion (after giving effect to $59 million of outstanding letters of credit) of unutilized capacity under the Revolving Credit Facility provided for under the Senior Secured Credit Facilities. The exchange notes and the related guarantees would have ranked effectively junior to such outstanding indebtedness. The indenture governing the exchange notes will also permit us to incur additional secured indebtedness, which could be substantial.

Risks Related to Our Business and Industry

We are subject to the business, financial and operating risks inherent to the hospitality industry, any of which could reduce our revenues and limit opportunities for growth.

Our business is subject to a number of business, financial and operating risks inherent to the hospitality industry, including:

•	significant competition from multiple hospitality providers in all parts of the world;

•	changes in operating costs, including employee compensation and benefits, energy, insurance, and food and beverage;

•	increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business;

•	changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•	the costs and administrative burdens associated with complying with applicable laws and regulations;

•	the costs or desirability of complying with local practices and customs;

•	significant increases in cost for health care coverage for employees and potential government regulation with respect to health care coverage;

•	shortages of labor or labor disruptions;

•	the ability of third-party internet and other travel intermediaries who sell our hotel rooms to guests to attract and retain customers;

•	the quality of services provided by franchisees;

•	the availability and cost of capital necessary for us and third-party hotel owners to fund investments, capital expenditures and service debt obligations;

•	delays in or cancellations of planned or future development or refurbishment projects;

•	the financial condition of third-party property owners, developers and joint venture partners;

•	relationships with third-party property owners, developers and joint venture partners, including the risk that owners may terminate our management, franchise or joint venture contracts;

•	cyclical over-building in the hospitality industry;

•	changes in desirability of geographic regions of the hotels in our business, geographic concentration of our operations and customers and shortages of desirable locations for development;

•	changes in the supply and demand for hotel services, including rooms, food and beverage and other products and services; and

•	decreases in the frequency of business travel that may result from alternatives to in-person meetings, including virtual meetings hosted online or over private teleconferencing networks.

Any of these factors could increase our costs or limit or reduce the prices we are able to charge for hospitality products and services, or otherwise affect our ability to maintain existing properties or develop new properties. As a result, any of these factors can reduce our revenues and limit opportunities for growth.

Macroeconomic and other factors beyond our control can adversely affect and reduce demand for our products and services.

Macroeconomic and other factors beyond our control can reduce demand for hospitality products and services, including demand for rooms at our hotels. These factors include, but are not limited to:

•
changes in general economic conditions, including low consumer confidence, increases in unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•	governmental action and uncertainty resulting from U.S. and global political trends and policies, including potential barriers to travel, trade and immigration;

•	war, political instability or civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

•	decreased corporate or government travel-related budgets and spending, as well as cancellations, deferrals or renegotiations of group business such as industry conventions;

•	statements, actions, or interventions by governmental officials related to travel and corporate travel-related activities and the resulting negative public perception of such travel and activities;

•
the financial and general business condition of the airline, automotive and other transportation-related industries and its effect on travel, including decreased airline capacity and routes and increased travel costs;

•
conditions that negatively shape public perception of travel, including travel-related accidents, outbreaks of pandemic or contagious diseases, such as Ebola, Zika, avian flu, severe acute respiratory syndrome (SARS), H1N1 (swine flu)

and Middle East Respiratory Syndrome (MERS), and perceived negative impacts of tourism on local cultures and the environment;

•	cyber-attacks;

•	climate change or availability of natural resources;

•
natural or man-made disasters and extreme weather conditions, including earthquakes, tsunamis, tornadoes, hurricanes (e.g., hurricanes Florence, Lane and Michael in 2018), typhoons, floods, wildfires, volcanic eruptions, oil spills and nuclear incidents;

•	changes in the desirability of particular locations or travel patterns of customers; and

•	organized labor activities, which could cause a diversion of business from hotels involved in labor negotiations and loss of business for our hotels generally as a result of certain labor tactics.

Any one or more of these factors could limit or reduce overall demand for our products and services or could negatively affect our revenue sources, which could adversely affect our business, financial condition and results of operations.

Contraction in the global economy or low levels of economic growth could adversely affect our revenues and profitability as well as limit or slow our future growth.

Consumer demand for our services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by limiting the amount of fee revenues we are able to generate from our managed and franchised properties and decreasing the revenues and profitability of our owned and leased properties. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our hotels decreases, our business operations and financial performance and results may be adversely affected.

The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.

The hospitality industry is seasonal in nature. The periods during which our properties experience higher revenues vary from property to property, depending principally upon their location, type of property and competitive mix within the specific location. Based on historical results, we generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters. In addition, the hospitality industry is cyclical and demand generally follows the general economy on a lagged basis. The seasonality and cyclicality of our industry may contribute to fluctuations in our results of operations and financial condition.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of luxury, full-service and focused-service hotels, including other major hospitality chains with well-established and recognized brands. We also compete against smaller hotel chains, independent and local hotel owners and operators, home and apartment sharing services and timeshare operators. If we are unable to compete successfully, our revenues or profits may decline.

Competition for hotel guests

We face competition for individual guests, group reservations and conference business. We compete for these customers based primarily on brand name recognition and reputation, as well as location, rates for hotel rooms, food and beverage and other services, property size and availability of rooms and conference space, quality of the accommodations, customer satisfaction, amenities and the ability to earn and redeem loyalty program points. Our competitors may have greater commercial, financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively, or they could offer a type of lodging product that customers find attractive but that we do not offer.

Competition for management and franchise contracts

We compete to enter into management and franchise contracts. Our ability to compete effectively is based primarily on the value and quality of our management services, brand name recognition and reputation, our ability and willingness to invest capital, availability of suitable properties in certain geographic areas, and the overall economic terms of our contracts and the economic advantages to the property owner of retaining our management services and using our brands. If the properties that we manage or franchise perform less successfully than those of our competitors, if we are unable to offer terms as favorable as those offered by our competitors, or if the availability of suitable properties is limited, our ability to compete effectively for new management or franchise contracts could be reduced.

Any deterioration in the quality or reputation of our brands could have an adverse effect on our reputation, business, financial condition or results of operations.

Our brands and our reputation are among our most important assets. Our ability to attract and retain guests depends, in part, on the public recognition of our brands and their associated reputation. In addition, the success of our hotel owners' businesses and the amount of payments to us for the assets and services we provide them may depend on the strength and reputation of our brands. If our brands become obsolete or consumers view them as unfashionable, unsustainable or lacking in consistency and quality, we may be unable to attract guests to our hotels, and may further be unable to attract or retain our hotel owners.

Changes in ownership or management practices, the occurrence of accidents or injuries, cyber-attacks, security breaches, natural disasters, crime, individual guest, owner or employee notoriety or similar events at our hotels and resorts can harm our reputation, create adverse publicity and cause a loss of consumer confidence in our business. Because of the global nature of our brands and the broad expanse of our business and hotel locations, events occurring in one location could negatively affect the reputation and operations of otherwise successful individual locations. In addition, the expansion of social media has compounded the potential scope of negative publicity by increasing the speed and expanse of information dissemination. Many social media platforms publish content immediately and without filtering or verifying the accuracy of that content. A negative incident at one hotel could have far-reaching effects, including lost sales, customer boycotts, loss of development opportunities, and employee difficulties. Such an incident also could subject us to legal actions, including litigation, governmental investigations or penalties, along with the resulting additional adverse publicity. A perceived decline in the quality of our brands or damage to our reputation could adversely affect our business, financial condition or results of operations.

Our business is subject to risks related to doing business with third-party property owners that could adversely affect our reputation, operational results or prospects for growth.

Unless we maintain good relationships with third-party hotel owners and renew or enter into new management and franchise contracts, we may be unable to expand our presence and our business, financial condition and results of operations may suffer.

Our business depends on our ability to establish and maintain long-term, positive relationships with third-party property owners and our ability to enter into new and renew management and franchise contracts. Although our management and franchise contracts are typically long-term arrangements, hotel owners may be able to terminate the contracts under certain circumstances, including the failure to meet specified financial or performance criteria. Our ability to meet these financial and performance criteria is subject to, among other things, risks common to the overall hospitality industry, including factors outside of our control. In addition, negative management and franchise pricing trends could adversely affect our ability to negotiate with hotel owners. If we fail to maintain and renew existing management and franchise contracts or enter into new contracts on favorable terms, we may be unable to expand our presence and our business, and our financial condition and results of operations may suffer.

Our business is subject to real estate investment risks for third-party owners that could adversely affect our operational results and our prospects for growth.

Growth of our business is affected, and may potentially be limited, by factors influencing real estate development generally, including site availability, financing, planning, zoning and other local approvals. In addition, market factors such as projected room occupancy, changes in growth in demand for customers compared to projected supply, geographic area restrictions in management and franchise contracts, costs of construction and anticipated room rate structure, if not managed effectively by our third-party owners could adversely affect the growth of our management and franchise business.

If our third-party property owners are unable to repay or refinance loans secured by the mortgaged properties, or to obtain financing adequate to fund current operations or growth plans, our revenues, profits and capital resources could be reduced and our business could be harmed.

Many of our third-party property owners pledged their properties as collateral for mortgage loans entered into at the time of development, purchase or refinancing. If our third-party property owners are unable to repay or refinance maturing indebtedness on favorable terms or at all, their lenders could declare a default, accelerate the related debt and repossess the property. While we maintain certain contractual protections, repossession could result in the termination of our management or franchise contract or eliminate revenues and cash flows from the property. In addition, the owners of managed and franchised hotels depend on financing to develop or buy and improve hotels and in some cases, fund operations during down cycles. Our hotel owners' inability to obtain adequate funding could materially adversely affect the maintenance and improvement plans of existing hotels, result in the delay or stoppage of the development of our existing development pipeline and limit additional development to further expand our hotel portfolio.

If our third-party property owners fail to make investments necessary to maintain or improve their properties, guest preference for Hilton brands and reputation and performance results could suffer.

Substantially all of our management and franchise contracts, as well as our license agreement with HGV, require third-party property owners to comply with quality and reputation standards of our brands, which include requirements related to the physical condition, use of technology, safety standards and appearance of the properties as well as the service levels provided by hotel employees. These standards may evolve with customer preference, or we may introduce new requirements over time. If our property owners fail to make investments necessary to maintain or improve the properties in accordance with our standards, guest preference for our brands could diminish. In addition, if third-party property owners fail to observe standards or meet their contractual requirements, we may elect to exercise our termination rights, which would eliminate revenues from these properties and cause us to incur expenses related to terminating these contracts. We may be unable to find suitable or offsetting replacements for any terminated relationships.

Contractual and other disagreements with third-party property owners could make us liable to them or result in litigation costs or other expenses.

Our management and franchise contracts require us and our hotel owners to comply with operational and performance conditions that are subject to interpretation and could result in disagreements. Any dispute with a property owner could be very expensive for us, even if the outcome is ultimately in our favor. We cannot predict the outcome of any arbitration or litigation, the effect of any negative judgment against us or the amount of any settlement that we may enter into with any third party. Furthermore, specific to our industry, some courts have applied principles of agency law and related fiduciary standards to managers of third-party hotel properties, which means that property owners may assert the right to terminate contracts even where the contracts do not expressly provide for termination. Our fees from any terminated property would be eliminated, and accordingly may negatively affect our results of operations.

Some of our existing development pipeline may not be developed into new hotels, which could materially adversely affect our growth prospects.

As of June 30, 2019, we had nearly 2,500 hotels in our development pipeline, which we define as hotels under construction or approved for development under one of our brands. The commitments of owners and developers with whom we have contracts are subject to numerous conditions, and the eventual development and construction of our development pipeline not currently under construction is subject to numerous risks, including, in certain cases, the owner's or developer's ability to obtain adequate financing and obtaining governmental or regulatory approvals. As a result, not every hotel in our development pipeline may develop into a new hotel that enters our system.

New hotel brands or non-hotel branded concepts that we launch in the future may not be as successful as we anticipate, which could have a material adverse effect on our business, financial condition or results of operations.

Since 2011, we have launched eight new brands: Home2 Suites by Hilton; Curio Collection by Hilton; Canopy by Hilton; Tru by Hilton; Tapestry Collection by Hilton; Motto by Hilton, LXR Hotels & Resorts and, most recently, Signia Hilton. We may continue to build our portfolio by launching new hotel and non-hotel brands in the future. In addition, the Hilton Garden

Inn, DoubleTree by Hilton and Hampton by Hilton brands have been expanding into new jurisdictions outside the U.S. over the past several years. We may continue to expand existing brands into new international markets. New hotel products or concepts or brand expansions may not be accepted by hotel owners, franchisees or customers and we cannot guarantee the level of acceptance any new brand will have in the development and consumer marketplaces. If new branded hotel products, non-hotel branded concepts or brand expansions are not as successful as we anticipate, we may not recover the costs we incurred in their development or expansion, which could have a material adverse effect on our business, financial condition or results of operations.

The risks resulting from investments in owned and leased real estate could increase our costs, reduce our profits and limit our ability to respond to market conditions.

Our investments in owned and leased real property (including through joint ventures) subject us to various risks that may not be applicable to managed or franchised properties, including:

•	governmental regulations relating to real estate ownership or operations, including tax, environmental, zoning and eminent domain laws;

•	fluctuations or loss in value of real estate or potential impairments in the value of our assets due to changes in market conditions in the area in which real estate or assets are located;

•	increased potential civil liability for accidents or other occurrences on owned or leased properties;

•
the ongoing need for capital improvements and expenditures funded by us to maintain or upgrade properties and contractual requirements to deliver properties back to landlords in a particular state of repair and condition at the end of a lease term;

•	periodic total or partial closures due to renovations and facility improvements;

•	risks associated with any mortgage debt, including the possibility of default, fluctuating interest rate levels and uncertainties in the availability of replacement financing;

•	contingent liabilities that exist after we have exited a property;

•	costs linked to the employment and management of staff to run and operate an owned or leased property; and

•	the relative illiquidity of real estate compared to some other assets.

The negative effect on profitability and cash flow from declines in revenues is more pronounced in owned or leased properties because we, as the owner or lessee, bear the risk of their high fixed-cost structure. Further, during times of economic distress, declining demand and declining earnings often result in declining asset values, and we may not be able to sell properties on favorable terms or at all. Accordingly, we may not be able to adjust our owned and leased property portfolio promptly in response to changes in economic or other conditions.

Our efforts to develop, redevelop or renovate our owned and leased properties could be delayed or become more expensive than anticipated.

Certain of our owned and leased properties were constructed many years ago. The condition of aging properties could negatively affect our ability to attract guests or result in higher operating and capital costs, either of which could reduce revenues or profits from these properties. There can be no assurance that our planned replacements and repairs will occur, or even if completed, will result in improved performance. In addition, these efforts are subject to a number of risks, including:

•	construction delays or cost overruns (including labor and materials);

•	obtaining zoning, occupancy and other required permits or authorizations;

•	changes in economic conditions that may result in weakened or lack of demand for improvements that we make or negative project returns;

•	governmental restrictions on the size or kind of development;

•	volatility in the debt and capital markets that may limit our ability to raise capital for projects or improvements;

•	lack of availability of rooms or meeting spaces for revenue-generating activities during construction, modernization or renovation projects;

•	force majeure events, including earthquakes, tornadoes, hurricanes, wildfires, floods or tsunamis, or acts of terrorism; and

•	design defects that could increase costs.

If our properties are not updated to meet guest preferences, if properties under development or renovation are delayed in opening as scheduled, or if renovation investments adversely affect or fail to improve performance, our operations and financial results could be negatively affected.

Our properties may not be permitted to be rebuilt if destroyed.

Certain of our properties may qualify as legally-permissible nonconforming uses and improvements. If a substantial portion of any such property were to be destroyed by fire or other casualty, we might not be permitted to rebuild that property as it now exists or at all, regardless of the availability of insurance proceeds. Any loss of this nature, whether insured or not, could materially adversely affect our results of operations and prospects.

We have investments in joint venture projects, which limits our ability to manage third-party risks associated with these projects.

In most cases, we are minority participants and do not control the decisions of the joint ventures in which we are involved. Therefore, joint venture investments may involve risks such as the possibility that a co-venturer in an investment might become bankrupt, be unable to meet its capital contribution obligations, have economic or business interests or goals that are inconsistent with our business interests or goals or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our joint venture partners, or our joint venture partners could take actions binding on the joint venture without our consent. Consequently, actions by a co-venturer or other third party could expose us to claims for damages, financial penalties and reputational harm, any of which could adversely affect our business and operations. In addition, we may agree to guarantee indebtedness incurred by a joint venture or co-venturer or provide standard indemnifications to lenders for loss liability or damage occurring as a result of our actions or actions of the joint venture or other co-venturers. Such a guarantee or indemnity may be on a joint and several basis with a co-venturer, in which case we may be liable in the event that our co-venturer defaults on its guarantee obligation. The non-performance of a co-venturer's obligations may cause losses to us in excess of the capital we initially may have invested or committed.

Although our joint ventures may generate positive cash flow, in some cases they may be unable to distribute that cash to us or the other joint venture partners. Additionally, in some cases our joint venture partners control distributions and may choose to leave capital in the joint venture rather than distribute it. Because our ability to generate liquidity from our joint ventures depends in part on their ability to distribute capital to us, our failure to receive distributions from our joint venture partners could reduce our cash flow return on these investments.

Failures in, material damage to, or interruptions in our information technology systems, software or websites and difficulties in updating our existing software or developing or implementing new software could have a material adverse effect on our business or results of operations.

We depend heavily upon our information technology systems in the conduct of our business. We develop, own and license or otherwise contract for sophisticated technology systems and services for property management, procurement, finance, human resources, reservations, distribution and the operation of the Hilton Honors guest loyalty program. Such systems are subject to, among other things, damage or interruption from power outages, computer and telecommunications failures, computer viruses, third party criminal activity including "ransomware" or other malware, and natural and man-made disasters. Although we have a cold disaster recovery site in a separate location to back up our core reservation, distribution and financial systems, substantially all of our data center operations are currently located in a single facility. Although we are renovating and migrating portions of our operations to cloud-based providers while simultaneously building and operating new applications and services with those cloud-based providers, any loss or damage to our primary facility could result in operational disruption and data loss as we transfer production operations to our disaster recovery site. Damage or interruption to our information systems may require a significant investment to update, remediate or replace with alternate systems, and we may suffer interruptions in our operations as a result. In addition, costs and potential problems or interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems, including those that may result from our failure to adequately develop, implement and maintain a robust disaster recovery plan and backup systems could severely affect our ability to conduct normal business operations and, as a result, have a material adverse effect on our business operations and financial performance.

We rely on third parties for the performance of a significant portion of our information technology functions worldwide. In particular, our loyalty platform and reservation and distribution system rely on data communications networks and systems operated by unaffiliated third parties. The success of our business depends in part on maintaining our relationships with these third parties and their continuing ability to perform these functions and services in a timely and satisfactory manner. If we experience a loss or disruption in the provision of any of these functions or services, or they are not performed in a satisfactory manner, we may have difficulty in finding alternate providers on terms favorable to us, in a timely manner or at all, and our business could be adversely affected.

We rely on certain software vendors to maintain and periodically upgrade many of these systems so that they can continue to support our business. The software programs supporting many of our systems were licensed to us by independent software developers. The inability of these developers or us to continue to maintain and upgrade these information systems and software programs would disrupt or reduce the efficiency of our operations if we were unable to convert to alternate systems in an efficient and timely manner.

We are vulnerable to various risks and uncertainties associated with our websites and mobile applications, including changes in required technology interfaces, website and mobile application downtime and other technical failures, costs and issues as we upgrade our website software and mobile applications. Additional risks include computer malware, changes in applicable federal, state and international regulations, security breaches, legal claims related to our website operations and e-commerce fulfillment and other consumer privacy concerns. Our failure to successfully respond to these risks and uncertainties could reduce website and mobile application sales and have a material adverse effect on our business or results of operations.

Cyber-attacks could have a disruptive effect on our business.

From time to time we and our third-party service providers experience cyber-attacks, attempted and actual breaches of our or their information technology systems and networks or similar events, which could result in a loss of sensitive business or customer information, systems interruption or the disruption of our operations. The techniques that are used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and may be difficult to detect for long periods of time, and despite our deployment of cyber-attack prevention and detection techniques, we are accordingly unable to anticipate and prevent all data security incidents. We have in the past been subject to cyber-attacks and expect that we will be subject to additional cyber-attacks in the future and may experience data breaches.

Even if we are fully compliant with legal standards and contractual or other requirements, we still may not be able to prevent security breaches involving sensitive data. The sophistication of efforts by hackers to gain unauthorized access to information systems has continued to increase in recent years and may continue to do so. Breaches, thefts, losses or fraudulent uses of customer, employee or company data could cause consumers to lose confidence in the security of our websites, mobile applications, point of sale systems and other information technology systems and choose not to purchase from us. Such security breaches also could expose us to risks of data loss, business disruption, litigation and other costs or liabilities, any of which could adversely affect our business.

We are exposed to risks and costs associated with protecting the integrity and security of our guests' personal data and other sensitive information.

We are subject to various risks and costs associated with the collection, handling, storage and transmission of sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems collecting such information. For example, the European Union's General Data Protection Regulation ("GDPR"), which became effective in May 2018 and replaced the data protection laws of each EU member state, requires companies to meet new and more stringent requirements regarding the handling of personal data, and failure to meet the GDPR requirements could result in penalties of up to four percent of worldwide revenue. We collect internal and customer data, including credit card numbers and other personally identifiable information for a variety of important business purposes, including managing our workforce, providing requested products and services and maintaining guest preferences to enhance customer service and for marketing and promotion purposes. We could be exposed to fines, penalties, restrictions, litigation, reputational harm or other expenses, or other adverse effects on our business, due to failure to protect our guests' personal data and other sensitive information or failure to maintain compliance with the various U.S. and foreign data collection and privacy laws or with credit card industry standards or other applicable data security standards.

In addition, U.S. states and the federal government have enacted additional laws and regulations to protect consumers against identity theft. These laws and similar laws in other jurisdictions have increased the costs of doing business, and failure on our part to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these laws could subject us to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The hospitality industry demands the use of sophisticated technology and systems for property management, brand assurance and compliance, procurement, reservation systems, operation of our guest loyalty programs, distribution of hotel resources to current and future customers and guest amenities. These technologies may require refinements and upgrades, and third parties may cease support of systems that are currently in use. The development and maintenance of these technologies may require significant investment by us. As various systems and technologies become outdated or new technology is required, we may not be able to replace or introduce them as quickly as needed or in a cost-effective and timely manner. We may not achieve the benefits we may have been anticipating from any new technology or system.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances, and we may also seek to divest some of our properties and other assets. These acquisition and disposition activities may be unsuccessful or divert management's attention.

We may consider strategic and complementary acquisitions of and investments in other hotel or hospitality brands, businesses, properties or other assets. Furthermore, we may pursue these opportunities in alliance with existing or prospective owners of managed or franchised properties. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than us. Acquisitions or investments in brands, businesses, properties or assets as well as third-party alliances are subject to risks that could affect our business, including risks related to:

•	issuing shares of stock that could dilute the interests of our existing stockholders;

•	spending cash and incurring debt;

•	assuming contingent liabilities; or

•	creating additional expenses.

We may not be able to identify opportunities or complete transactions on commercially reasonable terms or at all or we may not actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we may not be able to obtain financing for acquisitions or investments on attractive terms or at all, or the ability to obtain financing may be restricted by the terms of our indebtedness. In addition, the success of any acquisition or investment also will depend, in part, on our ability to integrate the acquisition or investment with our existing operations.

We also may divest certain properties or assets, and any such divestments may yield lower than expected returns or otherwise fail to achieve the benefits we expect. In some circumstances, sales of properties or other assets may result in losses. Upon sales of properties or assets, we may become subject to contractual indemnity obligations, incur material tax liabilities or, as a result of required debt repayment, face a shortage of liquidity. Finally, any acquisitions, investments or dispositions could demand significant attention from management that would otherwise be available for business operations, which could harm our business.

Failure to comply with marketing and advertising laws, including with regard to direct marketing, could result in fines or place restrictions on our business.

We rely on a variety of direct marketing techniques, including telemarketing, email and social media marketing and postal mailings, and we are subject to various laws and regulations in the U.S. and internationally that govern marketing and advertising practices. Any further restrictions in laws and court or agency interpretations of such laws, such as the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, CAN-SPAM Act of 2003, and various U.S. state laws, new laws, or international data protection laws, such as the EU GDPR, that govern these activities could adversely affect current or planned marketing activities and cause us to change our marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could affect our ability to maintain relationships with our customers and acquire new customers. We also obtain access to names of potential customers from travel service providers or other companies, and we market to some individuals on these lists directly or through other companies' marketing materials. If access to these lists were prohibited or otherwise restricted, our ability to develop new customers and introduce them to products could be impaired.

The growth of internet reservation channels could adversely affect our business and profitability.

A significant percentage of hotel rooms for individual guests are booked through internet travel intermediaries, to whom we commit to pay various commissions and transaction fees for sales of our rooms through their systems. Search engines and peer-to-peer inventory sources also provide online travel services that compete with our business. If these bookings increase, certain hospitality intermediaries may be able to obtain higher commissions, reduced room rates or other significant concessions from us or our franchisees. These hospitality intermediaries also may reduce these bookings by de-ranking our hotels in search results on their platforms, and other online providers may divert business away from our hotels. Although our contracts with many hospitality intermediaries limit transaction fees for hotels, there can be no assurance that we will be able to renegotiate these contracts upon their expiration with terms as favorable as the provisions that existed before the expiration, replacement or renegotiation. Moreover, hospitality intermediaries generally employ aggressive marketing strategies, including expending significant resources for online and television advertising campaigns to drive consumers to their websites. As a result, consumers may develop brand loyalties to the intermediaries' offered brands, websites and reservations systems rather than to the Hilton brands and systems. If this happens, our business and profitability may be significantly affected as shifting customer loyalties divert bookings away from our websites, which increases costs to hotels in our system. Internet travel intermediaries also have been subject to regulatory scrutiny, particularly in Europe. The outcome of this regulatory activity may affect our ability to compete for direct bookings through our own internet channels.

In addition, although internet travel intermediaries have traditionally competed to attract individual leisure consumers or "transient" business rather than "group" business for meetings and events, in recent years they have expanded their business to include marketing to group business and also to corporate transient business. If that growth continues, it could both divert group and corporate transient business away from our hotels and also increase our cost of sales for group and corporate transient business. Consolidation of internet travel intermediaries, or the entry of major internet companies into the internet travel bookings business, also could divert bookings away from our websites and increase our hotels' cost of sales.

Our reservation system is an important component of our business operations and a disruption to its functioning could have an adverse effect on our performance and results.

We manage a global reservation system that communicates reservations to our branded hotels when made by individuals directly, either online, by telephone to our call centers, through devices via our mobile application, or through intermediaries like travel agents, internet travel web sites and other distribution channels. The cost, speed, efficacy and efficiency of the reservation system are important aspects of our business and are important considerations of hotel owners in choosing to affiliate with our brands. Any failure to maintain or upgrade, and any other disruption to our reservation system may adversely affect our business.

The cessation, reduction or taxation of program benefits of our Hilton Honors loyalty program could adversely affect the Hilton brands and guest loyalty.

We manage the Hilton Honors guest loyalty program for the Hilton brands. Program members accumulate points based on eligible stays and hotel charges and redeem the points for a range of benefits including free rooms and other items of value. The program is an important aspect of our business and of the affiliation value for hotel owners under management and franchise contracts. System hotels (including, without limitation, third-party hotels under management and franchise contracts) contribute a percentage of the loyalty member's charges to the program for each stay of a program member. In addition to the accumulation of points for future hotels stays at our brands, Hilton Honors arranges with third parties, such as airlines, other transportation services, online vendors, retailers and credit card companies, to sell Honors points for the use of their customers and/or to allow Honors members to use or exchange points for products or services. Currently, the program benefits are not taxed as income to members. If the program awards and benefits are materially altered, curtailed or taxed such that a material number of Hilton Honors members choose to no longer participate in the program, this could adversely affect our business.

Because we derive a portion of our revenues from operations outside the U.S., the risks of doing business internationally could lower our revenues, increase our costs, reduce our profits or disrupt our business.

We currently manage, franchise, own or lease hotels and resorts in 114 countries and territories around the world. Our rooms outside the U.S. represented approximately 27 percent, 27 percent, 26 percent and 25 percent of our system-wide rooms as of June 30, 2019 and December 31, 2018, 2017 and 2016, respectively. We expect that our international operations will continue to account for a material portion of our results. As a result, we are subject to the risks of doing business outside the U.S., including:

•	rapid changes in governmental, economic or political policy, political or civil unrest, acts of terrorism or the threat of international boycotts or U.S. anti-boycott legislation;

•	increases in anti-American sentiment and the identification of the licensed brands as an American brand;

•	recessionary trends or economic instability in international markets;

•	changes in foreign currency exchange rates or currency restructurings and hyperinflation or deflation in the countries in which we operate;

•	the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult;

•	the presence and acceptance of varying levels of business corruption in international markets and the effect of various anti-corruption and other laws;

•	the imposition of restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate non-U.S. earnings in a tax-efficient manner;

•
the ability to comply with or the effect of complying with complex and changing laws, regulations and policies of foreign governments that may affect investments or operations, including foreign ownership restrictions, import and export controls, tariffs, embargoes, increases in taxes paid and other changes in applicable tax laws;

•	the ability to comply with or the effect of complying with developing laws, regulations and policies of foreign governments with respect to human rights, including in the supply chain;

•
instability or changes in a country's or region's economic, regulatory or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts or any other change;

•
political, economic and other uncertainty resulting from the United Kingdom's ("U.K.'s") June 2016 vote to leave the European Union (commonly known as "Brexit"), the terms and timing of which remain uncertain and could adversely affect our business;

•	uncertainties as to local laws regarding, and enforcement of, contract and intellectual property ("IP") rights;

•	forced nationalization of our properties by local, state or national governments; and

•	the difficulties involved in managing an organization doing business in many different countries.

These factors may adversely affect the revenues earned from and the market value of properties that we own or lease located in international markets. While these factors and the effect of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business operations.

Failure to comply with laws and regulations applicable to our international operations may increase costs, reduce profits, limit growth or subject us to broader liability.

Our business operations in countries outside the U.S. are subject to a number of laws and regulations, including restrictions imposed by the Foreign Corrupt Practice Act ("FCPA"), as well as trade sanctions administered by the Office of Foreign Assets Controls ("OFAC"). The FCPA is intended to prohibit bribery of foreign officials and requires us to keep books and records that accurately and fairly reflect our transactions. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. Although we have policies in place designed to comply with applicable sanctions, rules and regulations, it is possible that hotels we manage or own in the countries and territories in which we operate may provide services to or receive funds from persons subject to sanctions. Where we have identified potential violations in the past, we have taken appropriate remedial action including filing voluntary disclosures to OFAC. In addition, some of our operations may be subject to the laws and regulations of non-U.S. jurisdictions, including the U.K.'s Bribery Act 2010, which contains significant prohibitions on bribery and other corrupt business activities, and other local anti-corruption laws in the countries and territories in which we conduct operations.

If we fail to comply with these laws and regulations, we could be exposed to claims for damages, financial penalties, reputational harm and incarceration of employees or restrictions on our operation or ownership of hotels and other properties, including the termination of management, franchising and ownership rights. In addition, in certain circumstances, the actions of parties affiliated with us (including our owners, joint venture partners, employees and agents) may expose us to liability under the FCPA, U.S. sanctions or other laws. These restrictions could increase costs of operations, reduce profits or cause us to forgo development opportunities that would otherwise support growth.

In August 2012, Congress enacted the Iran Threat Reduction and Syria Human Rights Act of 2012 ("ITRSHRA"), which expands the scope of U.S. sanctions against Iran and Syria. In particular, Section 219 of the ITRSHRA amended the Exchange Act to require SEC-reporting companies to disclose in their periodic reports specified dealings or transactions involving Iran or other individuals and entities targeted by certain OFAC sanctions engaged in by the reporting company or any of its affiliates. These companies are required to separately file with the SEC a notice that such activities have been disclosed in the relevant periodic report, and the SEC is required to post this notice of disclosure on its website and send the report to the U.S. President and certain U.S. Congressional committees. The U.S. President thereafter is required to initiate an investigation and, within 180 days of initiating such an investigation with respect to certain disclosed activities, to determine whether sanctions should be imposed.

Under ITRSHRA, we are required to report if we or any of our "affiliates" knowingly engaged in certain specified activities during a period covered by one of our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. We have engaged in, and may in the future engage in, activities that would require disclosure pursuant to Section 219 of ITRSHRA, including the activities discussed in the disclosures included on Exhibit 99.5 to this prospectus. Disclosure of such activities, even if such activities are permissible under applicable law, and any sanctions imposed on us or our affiliates as a result of these activities, could harm our reputation and brands and have a negative effect on our results of operations.

In addition, we are subject to a number of modern slavery, human trafficking and forced labor reporting, training and due diligence laws in various jurisdictions and expect additional statutory regimes to combat these crimes to be enacted in the future. The impact of laws such as the U.K's Modern Slavery Act 2015, Australia's Modern Slavery Bill 2018, and France's Duty of Vigilance Law 2017 on hotel operations as well as supply chain could increase costs of operations and reduce profits.

The loss of senior executives or key field personnel, such as general managers, could significantly harm our business.

Our ability to maintain our competitive position depends somewhat on the efforts and abilities of our senior executives. Finding suitable replacements for senior executives could be difficult. Losing the services of one or more of these senior executives could adversely affect strategic relationships, including relationships with third-party property owners, significant customers, joint venture partners and vendors, and limit our ability to execute our business strategies.

We also rely on the general managers at each of our managed, owned and leased hotels to manage daily operations and oversee the efforts of employees. These general managers are trained professionals in the hospitality industry and have extensive experience in many markets worldwide. The failure to retain, train or successfully manage general managers for our managed, owned and leased hotels could negatively affect our operations.

Collective bargaining activity could disrupt our operations, increase our labor costs or interfere with the ability of our management to focus on executing our business strategies.

A significant number of our employees (approximately 31 percent) and employees of our hotel owners are covered by collective bargaining agreements and similar agreements. If relationships with our employees or employees of our hotel owners or the unions that represent them become adverse, the properties we manage, franchise, own or lease could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. A number of our collective bargaining agreements, representing approximately 20 percent of our organized employees, have expired and are in the process of being renegotiated, and we may be required to negotiate additional collective bargaining agreements in the future if more employees become unionized. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm our relationship with our employees or employees of our hotel owners, result in increased regulatory inquiries and enforcement by governmental authorities and deter guests. Further, adverse publicity related to a labor dispute could harm our reputation and reduce customer demand for our services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs and limitations on our ability or the ability of our third-party property owners to take cost saving measures during economic downturns. We do not have the ability to control the negotiations of collective bargaining agreements covering unionized labor employed by many third-party property owners. Increased unionization of our workforce, new labor legislation or changes in regulations could disrupt our operations and our ability to promote services expected by customers, reduce our profitability or interfere with the ability of our management to focus on executing our business strategies.

Labor shortages could restrict our ability to operate our properties or grow our business or result in increased labor costs that could adversely affect our results of operations.

Our success depends in large part on our ability to attract, retain, train, manage and engage employees. We employ or manage more than 171,000 individuals at our managed, owned and leased hotels and corporate offices around the world. If we are unable to attract, retain, train, manage and engage skilled individuals, our ability to staff and manage the hotels that we manage, own and lease could be impaired, which could reduce customer satisfaction. In addition, the inability of our franchisees to attract, retain, train, manage and engage skilled employees for the franchised hotels could adversely affect the reputation of our brands. Staffing shortages in various parts of the world also could hinder our ability to grow and expand our businesses. Because payroll costs are a major component of the operating expenses at our hotels and our franchised hotels, a shortage of skilled labor could also require higher wages that would increase labor costs, which could adversely affect our results of operations and the results of hotels that we manage on behalf of third-party owners. Additionally, increase in minimum wage rates could increase costs and reduce profits for us and our franchisees.

Any failure to protect our trademarks and other intellectual property could reduce the value of the Hilton brands and harm our business.

The recognition and reputation of our brands are important to our success. We have more than 6,300 trademark registrations in jurisdictions around the world for use in connection with our services, plus at any given time, a number of pending applications for trademarks and other intellectual property. However, those trademark or other intellectual property registrations may not be granted or the steps we take to use, control or protect our trademarks or other intellectual property in the U.S. and other jurisdictions may not always be adequate to prevent third parties from copying or using the trademarks or other intellectual property without authorization. We may also fail to obtain and maintain trademark protection for all of our brands in all jurisdictions. For example, in certain jurisdictions, third parties have registered or otherwise have the right to use certain trademarks that are the same as or similar to our trademarks, which could prevent us from registering trademarks and opening hotels in that jurisdiction. Third parties may also challenge our rights to certain trademarks or oppose our trademark applications. Defending against any such proceedings may be costly, and if unsuccessful, could result in the loss of important intellectual property rights. Obtaining and maintaining trademark protection for multiple brands in multiple jurisdictions is also expensive, and we may therefore elect not to apply for or to maintain certain trademarks.

Our intellectual property is also vulnerable to unauthorized copying or use in some jurisdictions outside the U.S., where local law, or lax enforcement of law, may not provide adequate protection. If our trademarks or other intellectual property are improperly used, the value and reputation of the Hilton brands could be harmed. There are times where we may need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. In addition, we license certain of our trademarks to third parties. For example, we have granted HGV the right to use certain of our marks and intellectual property in its timeshare business and we grant our franchisees a right to use certain of our trademarks in connection with their operation of the applicable property. If HGV, a franchisee or other licensee fails to maintain the quality of the goods and services used in connection with the licensed trademarks, our rights to, and the value of, our trademarks could be harmed. Failure to maintain, control and protect our trademarks and other intellectual property could likely adversely affect our ability to attract guests or third-party owners, and could adversely affect our results.

In addition, we license the right to use certain intellectual property from unaffiliated third parties, including the right to grant sublicenses to franchisees. If we are unable to use this intellectual property, our ability to generate revenue from such properties may be diminished.

Third-party claims that we infringe intellectual property rights of others could subject us to damages and other costs and expenses.

Third parties may make claims against us for infringing their patent, trademark, copyright or other intellectual property rights or for misappropriating their trade secrets. We have been and are currently party to a number of such claims and may receive additional claims in the future. Any such claims, even those without merit, could:

•	be expensive and time consuming to defend, and result in significant damages;

•	force us to stop using the intellectual property that is being challenged or to stop providing products or services that use the challenged intellectual property;

•	force us to redesign or rebrand our products or services;

•	require us to enter into royalty, licensing, co-existence or other contracts to obtain the right to use a third party's intellectual property;

•	limit our ability to develop new intellectual property; and

•	limit the use or the scope of our intellectual property or other rights.

In addition, we may be required to indemnify third-party owners of the hotels that we manage for any losses they incur as a result of any infringement claims against them. All necessary royalty, licensing or other contracts may not be available to us on acceptable terms. Any adverse results associated with third-party intellectual property claims could negatively affect our business.

Exchange rate fluctuations and foreign exchange hedging arrangements could result in significant foreign currency gains and losses and affect our business results.

Conducting business in currencies other than the U.S. dollar subjects us to fluctuations in currency exchange rates that could have a negative effect on our financial results. We earn revenues and incur expenses in foreign currencies as part of our operations outside of the U.S. As a result, fluctuations in currency exchange rates may significantly increase the amount of U.S. dollars required for foreign currency expenses or significantly decrease the U.S. dollars received from foreign currency revenues. We also have exposure to currency translation risk because, generally, the results of our business outside of the U.S. are reported in local currency and then translated to U.S. dollars for inclusion in our consolidated financial statements. As a result, changes between the foreign exchange rates and the U.S. dollar will affect the recorded amounts of our foreign assets, liabilities, revenues and expenses and could have a negative effect on our financial results. Our exposure to foreign currency exchange rate fluctuations will grow if the relative contribution of our operations outside the U.S. increases.

To attempt to mitigate foreign currency exposure, we may enter into foreign exchange derivatives with financial institutions. However, these derivatives may not eliminate foreign currency risk entirely and involve costs and risks of their own in the form of transaction costs, credit requirements and counterparty risk.

If the insurance that we or our owners carry does not sufficiently cover damage or other potential losses or liabilities to third parties involving properties that we manage, franchise or own, our profits could be reduced.

We operate in certain areas where the risk of natural disaster or other catastrophic losses exists, and the occasional incidence of such an event could cause substantial damage to us, our owners or the surrounding area. We carry, and/or we require our owners to carry, insurance from solvent insurance carriers that we believe is adequate for foreseeable first- and third-party losses and with terms and conditions that are reasonable and customary. Nevertheless, market forces beyond our control, such as the natural and man-made disasters that occurred in 2018, could limit the scope of the insurance coverage that we and our owners can obtain or may otherwise restrict our or our owners' ability to buy insurance coverage at reasonable rates. We anticipate increased costs of property insurance across the portfolio in 2019 due to the significant losses that insurers suffered globally in 2018. In the event of a substantial loss, the insurance coverage that we and/or our owners carry may not be sufficient to pay the full value of our financial obligations, our liabilities or the replacement cost of any lost investment or property. Because certain types of losses are uncertain, they may be uninsurable or prohibitively expensive. In addition, there are other risks that may fall outside the general coverage terms and limits of our policies.

In some cases, these factors could result in certain losses being completely uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues, profits, management fees or franchise fees from the property.

Terrorist attacks and military conflicts may adversely affect the hospitality industry.

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 underscore the possibility that large public facilities or economically important assets could become the target of terrorist attacks in the future. In particular, properties that are well-known or are located in concentrated business sectors in major cities where our hotels are located may be subject to the risk of terrorist attacks.

The occurrence or the possibility of terrorist attacks or military conflicts could:

•	cause damage to one or more of our properties that may not be fully covered by insurance to the value of the damages;

•	cause all or portions of affected properties to be shut down for prolonged periods, resulting in a loss of income;

•	generally reduce travel to affected areas for tourism and business or adversely affect the willingness of customers to stay in or avail themselves of the services of the affected properties;

•	expose us to a risk of monetary claims arising out of death, injury or damage to property caused by any such attacks; and

•
result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for properties in target areas, all of which could adversely affect our results.

The occurrence of a terrorist attack with respect to one of our properties could directly and materially adversely affect our results of operations. Furthermore, the loss of any of our well-known buildings could indirectly affect the value of our brands, which would in turn adversely affect our business prospects.

Terrorism insurance may not be available at commercially reasonable rates or at all.

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program (the "Program") to provide insurance capacity for terrorist acts. The Program expired at the end of 2014 but was reauthorized, with some adjustments to its provisions, in January 2015 for six years through December 31, 2020. We carry, and we require our owners and our franchisees to carry, insurance from solvent insurance carriers to respond to both first-party and third-party liability losses related to terrorism. We purchase our first-party property damage and business interruption insurance from a stand-alone market in place of and to supplement insurance from government run pools. If the Program is not extended or renewed upon its expiration in 2020, or if there are changes to the Program that would negatively affect insurance carriers, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available, perhaps to the point where it is effectively unavailable.

Changes in U.S. federal, state and local or foreign tax law, interpretations of existing tax law, or adverse determinations by tax authorities, could increase our tax burden or otherwise adversely affect our financial condition or results of operations.

We are subject to taxation at the federal, state or provincial and local levels in the U.S. and various other countries and jurisdictions. Our future effective tax rate could be affected by changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in the valuation of our deferred tax assets and liabilities, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, the

U.S. federal, state and local and foreign governments make substantive changes to tax rules and their application, which could result in materially higher corporate taxes than would be incurred under existing tax law and could adversely affect our financial condition or results of operations.

We are subject to ongoing and periodic tax audits and disputes in U.S. federal and various state, local and foreign jurisdictions. In particular, our consolidated U.S. federal income tax returns for the fiscal years ended December 31, 2005 through December 31, 2013 are under audit by the Internal Revenue Service ("IRS"), and the IRS has proposed adjustments to increase our taxable income based on several assertions involving intercompany loans, our Hilton Honors guest loyalty program and our foreign-currency denominated loans issued by one of our subsidiaries. In total, the proposed adjustments sought by the IRS would result in U.S. federal tax owed of approximately $817 million, excluding interest and penalties and potential state income taxes. We disagree with the IRS's position on each of the assertions and intend to vigorously contest them. See Note 9: "Income Taxes" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional information. An unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, thereby adversely affecting our financial condition or results of operations.

Changes to accounting rules or regulations may adversely affect our reported financial condition and results of operations.

New accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. A change in accounting rules or regulations may require retrospective application and affect our reporting of transactions completed before the change is effective, and future changes to accounting rules or regulations may adversely affect our reported financial condition and results of operations. See Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" in our consolidated financial statements included elsewhere in this prospectus for a summary of accounting standards issued but not yet adopted.

Changes to estimates or projections used to assess the fair value of our assets, or operating results that are lower than our current estimates at certain locations, may cause us to incur impairment losses that could adversely affect our results of operations.

Our total assets include goodwill, intangible assets with indefinite useful lives, other intangible assets with finite useful lives and substantial amounts of long-lived assets, principally property and equipment and operating lease right-of-use ("ROU") assets, including hotel properties. We evaluate our goodwill and intangible assets with indefinite lives for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value is below the carrying value. We evaluate our intangible assets with finite useful lives and long-lived assets for impairment when circumstances indicate that the carrying amount may not be recoverable. Our evaluation of impairment requires us to make certain estimates and assumptions including projections of future results. After performing our evaluation for impairment, including an analysis to determine the recoverability of long-lived assets, we will record an impairment loss when the carrying value of the underlying asset, asset group or reporting unit exceeds its estimated fair value. If the estimates or assumptions used in our evaluation of impairment change, we may be required to record additional impairment losses on certain of these assets. If these impairment losses are significant, our results of operations would be adversely affected.

Governmental regulation may adversely affect the operation of our properties.

In many jurisdictions, the hospitality industry is subject to extensive foreign or U.S. federal, state and local governmental regulations, including those relating to the service of alcoholic beverages, the preparation and sale of food and those relating to building and zoning requirements. We are also subject to licensing and regulation by foreign or U.S. state and local departments relating to health, sanitation, fire and safety standards, and to laws governing our relationships with employees, including minimum wage requirements, overtime, working conditions status and citizenship requirements. We or our third-party owners may be required to expend funds to meet foreign or U.S. federal, state and local regulations in connection with the continued operation or remodeling of certain of our properties. The failure to meet the requirements of applicable regulations and licensing requirements, or publicity resulting from actual or alleged failures, could have an adverse effect on our results of operations.

Foreign or U.S. environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.

We are subject to certain compliance costs and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. Our failure to comply with such laws, including any required permits or licenses, could result in substantial fines or possible revocation of our authority to conduct some of our operations. We could also be liable under such laws for the costs of investigation, removal or remediation of hazardous or toxic substances at our currently or formerly owned, leased or operated real property (including managed and franchised properties) or at third-party locations in connection with our waste disposal operations, regardless of whether or not we knew of, or caused, the presence or release of such substances. From time to time, we may be required to remediate such substances or remove, abate or manage asbestos, mold, radon gas, lead or other hazardous conditions at our properties. The presence or release of such toxic or hazardous substances could result in third-party claims for personal injury, property or natural resource damages, business interruption or other losses. Such claims and the need to investigate, remediate or otherwise address hazardous, toxic or unsafe conditions could adversely affect our operations, the value of any affected real property, or our ability to sell, lease or assign our rights in any such property, or could otherwise harm our business or reputation. Environmental, health and safety requirements have also become increasingly stringent, and our costs may increase as a result. New or revised laws and regulations or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of our properties or result in significant additional expense and operating restrictions on us.

The cost of compliance with the Americans with Disabilities Act and similar legislation outside of the U.S. may be substantial.

We are subject to the Americans with Disabilities Act ("ADA") and similar legislation in certain jurisdictions outside of the U.S. Under the ADA all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. These regulations apply to accommodations first occupied after January 26, 1993; public accommodations built before January 26, 1993 are required to remove architectural barriers to disabled access where such removal is "readily achievable." The regulations also mandate certain operational requirements that hotel operators must observe. The failure of a property to comply with the ADA could result in injunctive relief, fines, an award of damages to private litigants or mandated capital expenditures to remedy such noncompliance. Any imposition of injunctive relief, fines, damage awards or capital expenditures could adversely affect the ability of an owner or franchisee to make payments under the applicable management or franchise contract and negatively affect the reputation of our brands. In November 2010, we entered into a settlement with the U.S. Department of Justice related to compliance with the ADA. Our obligations under this settlement expired in March 2015 except that certain managed and franchised hotels that were required to conduct surveys of their facilities remain under an obligation to remove architectural barriers at their facilities through March 15, 2022 and we have an obligation to have an independent consultant to monitor those barrier removal efforts during this period. If we fail to comply with the requirements of the ADA, we could be subject to fines, penalties, injunctive action, reputational harm and other business effects that could materially and negatively affect our performance and results of operations.

Casinos featured within certain of our properties are subject to gaming laws, and noncompliance could result in the revocation of the gaming licenses.

Several of our properties feature casinos, most of which are operated by third parties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	local, regional or national economic and political conditions;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	governmental regulation.

Jurisdictions in which our properties containing casinos are located, including Puerto Rico and Egypt, have laws and regulations governing the conduct of casino gaming. These jurisdictions generally require that the operator of a casino must be found suitable and be registered. Once issued, a registration remains in force until revoked. The law defines the grounds for registration, as well as revocation or suspension of such registration. The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property and could reduce fee income associated with such operations and consequently negatively affect our business results.

We are subject to risks from litigation filed by or against us.

Legal or governmental proceedings brought by or on behalf of franchisees, third-party owners of managed properties, employees or customers may adversely affect our financial results. In recent years, a number of hospitality companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal laws and regulations regarding workplace and employment matters, consumer protection claims and other commercial matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been and may be instituted against us from time to time, and we may incur substantial damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business. At any given time, we may be engaged in lawsuits or disputes involving third-party owners of our hotels. Similarly, we may from time to time institute legal proceedings on behalf of ourselves or others, the ultimate outcome of which could cause us to incur substantial damages and expenses, which could have a material adverse effect on our business.

Risks Related to Our Spin-offs

The spin-offs could result in substantial tax liability to us and our stockholders.

We received a private letter ruling from the IRS on certain issues relevant to qualification of the spin-offs as tax-free distributions under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Although the private letter ruling generally is binding on the IRS, the continued validity of the private letter ruling will be based upon and subject to the accuracy of factual statements and representations made to the IRS by us. Further, the private letter ruling is limited to specified aspects of the spin-offs under Section 355 of the Code and does not represent a determination by the IRS that all of the requirements necessary to obtain tax-free treatment to holders of our common stock and to us have been satisfied. Moreover, if any statement or representation upon which the private letter ruling was based was incorrect or untrue in any material respect, or if the facts upon which the private letter ruling was based were materially different from the facts that prevailed at the time of the spin-offs, the private letter ruling could be invalidated. The opinion of tax counsel we received in connection with the spin-offs regarding the qualification of the spin-offs as tax-free distributions under Section 355 of the Code similarly relied on, among other things, the continuing validity of the private letter ruling and various assumptions and representations as to factual matters made by each of the spun-off companies and us which, if inaccurate or incomplete in any material respect, would jeopardize the conclusions reached by counsel in its opinion. The opinion is not binding on the IRS or the courts, and there can be no assurance that the IRS or the courts will not challenge the conclusions stated in the opinion or that any such challenge would not prevail. Additionally, recently enacted legislation denies tax-free treatment to a spin-off in which either the distributing corporation or the spun-off corporation is a real estate investment trust ("REIT") and prevents a distributing corporation or a spun-off corporation from electing REIT status for a 10-year period following a tax-free spin-off. Under an effective date provision, the legislation does not apply to distributions described in a ruling request initially submitted to the IRS before December 7, 2015. Because our initial request for the private letter ruling was submitted before that date and because we believe the distribution has been described in that initial request, we believe the legislation does not apply to the spin-off of Park. However, no ruling was obtained on that issue and thus no assurance can be given in that regard. In particular, the IRS or a court could disagree with our view regarding the effective date provision based on any differences that exist between the description in the ruling request and the actual facts relating to the spin-offs. If the legislation applied to the spin-off of Park, either the spin-off would not qualify for tax-free treatment or Park would not be eligible to elect REIT status for a 10-year period following the spin-off.

If the spin-offs and certain related transactions were determined to be taxable, the Company would be subject to a substantial tax liability that would have a material adverse effect on our financial condition, results of operations and cash flows. In addition, if the spin-offs were taxable, each holder of our common stock who received shares of Park and HGV would generally be treated as receiving a taxable distribution of property in an amount equal to the fair market value of the shares received.

Park or HGV may fail to perform under various transaction agreements that we have executed as part of the spin-offs.

In connection with the spin-offs, we, Park and HGV entered into a distribution agreement and various other agreements, including a transition services agreement, a tax matters agreement, an employee matters agreement and, as to Park, management agreements, and, as to HGV, a license agreement. Certain of these agreements provide for the performance of services by each company for the benefit of the other following the spin-offs. We are relying on Park and HGV to satisfy their performance and payment obligations under these agreements. In addition, it is possible that a court would disregard the allocation agreed to between us, Park and HGV and require that we assume responsibility for certain obligations allocated to Park and to HGV, particularly if Park or HGV were to refuse or were unable to pay or perform such obligations. The impact of any of these factors is difficult to predict, but one or more of them could cause reputational harm and could have an adverse effect on our financial position, results of operations and/or cash flows.

In connection with the spin-offs, each of Park and HGV indemnified us for certain liabilities. These indemnities may not be sufficient to insure us against the full amount of the liabilities assumed by Park and HGV, and Park and HGV may be unable to satisfy their indemnification obligations to us in the future.

In connection with the spin-offs, each of Park and HGV indemnified us with respect to such parties' assumed or retained liabilities pursuant to the distribution agreement and breaches of the distribution agreement or other agreements related to the spin-offs. There can be no assurance that the indemnities from each of Park and HGV will be sufficient to protect us against the full amount of these and other liabilities. Third parties also could seek to hold us responsible for any of the liabilities that Park and HGV have agreed to assume. Even if we ultimately succeed in recovering from Park or HGV any amounts for which we are held liable, we may be temporarily required to bear those losses ourselves. Each of these risks could negatively affect our business, financial condition, results of operations and cash flows.

If we are required to indemnify Park or HGV in connection with the spin-offs, we may need to divert cash to meet those obligations, which could negatively affect our financial results.

Pursuant to the distribution agreement entered into in connection with the spin-offs and certain other agreements among Park and HGV and us, we agreed to indemnify each of Park and HGV from certain liabilities. Indemnities that we may be required to provide Park and/or HGV may be significant and could negatively affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2019.

You should read this table in conjunction with "Prospectus Summary—Summary Historical Financial Data," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of
June 30, 2019
(in millions)
Cash and cash equivalents	$635
Restricted cash and cash equivalents	83
Total	$718
Total long-term debt, including current maturities(1)(2):
4.250% Notes due 2024	$1,000
4.625% Notes due 2025	900
5.125% Notes due 2026	1,500
4.875% Notes due 2027	600
4.875% Notes due 2030	1,000
Senior secured term loan facility due 2026	2,619
Finance lease liabilities and other debt due 2019 to 2030	278
Total debt(3)	7,897
Deficit:
Total Hilton stockholders' deficit	(30)
Noncontrolling interests	7
Total deficit	(23)
Total capitalization	$7,874
____________

(1)	Does not reflect a reduction for unamortized deferred financing costs and discount of $88 million as of June 30, 2019.

(2)	As of June 30, 2019, we had an additional $1.69 billion of borrowing capacity under our $1.75 billion Revolving Credit Facility (after giving effect to $59 million of letters of credit outstanding).

(3)	Does not reflect unconsolidated affiliate debt. As of June 30, 2019, our pro rata share of such debt was $3 million.

SELECTED FINANCIAL DATA

We derived the selected statement of operations data for the years ended December 31, 2018, 2017 and 2016 and the selected balance sheet data as of December 31, 2018 and 2017 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected balance sheet data as of December 31, 2016 from audited consolidated financial statements that are not included in this prospectus. We derived the selected statement of operations data for the years ended December 31, 2015 and 2014 and the selected balance sheet data as of December 31, 2015 from audited consolidated financial statements that are not included in this prospectus. We derived the selected balance sheet data as of December 31, 2014 from unaudited consolidated financial statements that are not included in this prospectus. We derived the selected statement of operations data for the six months ended June 30, 2019 and 2018 and the selected balance sheet data as of June 30, 2019 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the selected balance sheet data as of June 30, 2018 from our unaudited condensed consolidated financial statements that are not included in this prospectus.

We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. In our opinion, these unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

The selected consolidated financial data below should be read together with the consolidated financial statements including the related notes thereto included elsewhere in this prospectus, as well as the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" and the other financial information included elsewhere in this prospectus.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016(1)	2015(1)	2014(1)
	(in millions, except per share data)
Selected Statement of Operations Data:
Total revenues	$4,688	$4,365	$8,906	$8,131	$6,576	$7,133	$6,688
Operating income(2)	790	685	1,432	1,132	868	904	708
Income (loss) from continuing operations, net of taxes	420	380	769	1,089	(17)	881	179

Net income (loss) from continuing operations per share:
Basic	$1.43	$1.22	$2.53	$3.34	$(0.08)	$2.67	$0.53
Diluted	1.42	1.21	2.50	3.32	(0.08)	2.66	0.53

Cash dividends declared per share	$0.30	$0.30	$0.60	$0.60	$0.84	$0.42	$—

Selected Balance Sheet Data(3):
Total assets(4)	$15,140	$13,986	$13,995	$14,228	$26,176	$25,622	$26,001
Long-term debt(5)	7,809	7,575	7,282	6,602	6,616	5,894	6,696
____________

(1)
Selected balance sheet data as of December 31, 2016 has been restated to reflect the adoption of ASU 2014-09 using the full retrospective approach as of January 1, 2016. Selected balance sheet data and selected statement of operations data for the years ended December 31, 2015 and 2014 have not been adjusted from the basis of accounting applied before our adoption of ASU 2014-09.

(2)
Operating income for the years ended December 31, 2015 and 2014 has been restated to reflect the adoption of ASU No. 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which was adopted on January 1, 2018 on a retrospective basis for all periods presented.

(3)
Hilton adopted the requirements of ASU 2016-02 on January 1, 2019 by initially applying the requirements on the adoption date and recording a cumulative adjustment to the opening balance of retained earnings.

(4)	Includes the assets of Hilton, Park and HGV as of December 31, 2016, 2015 and 2014.

(5)	Includes current maturities and is net of unamortized deferred financing costs and discount. Also includes finance lease liabilities and other debt of consolidated VIEs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Prospectus Summary—Summary Historical Financial Data," "Selected Financial Data" and our consolidated financial statements and related notes that appear elsewhere in this prospectus. On January 1, 2018, we adopted the requirements of ASU 2014-09 using the full retrospective approach as of January 1, 2016. Except where otherwise noted, all amounts and disclosures set forth in this prospectus reflect the necessary adjustments required for the adoption of this standard, including the reclassification of prior period balances to conform to current year presentation. See Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" in our consolidated financial statements included elsewhere in this prospectus for additional information. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

Our Business

Hilton is one of the largest and fastest growing hospitality companies in the world, with 5,872 properties comprising 939,297 rooms in 114 countries and territories as of June 30, 2019. Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, LXR Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full service hotel brands, Signia Hilton, Hilton Hotels & Resorts, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton and Embassy Suites by Hilton; our focused service hotel brands, Motto by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; and our timeshare brand, Hilton Grand Vacations. As of June 30, 2019, we had more than 94 million members in our award-winning guest loyalty program, Hilton Honors, a 21 percent increase from June 30, 2018.

Segments and Regions

We analyze our operations and business by both operating segments and geographic regions. Our operations consist of two reportable segments that are based on similar products or services: (i) management and franchise and (ii) ownership. The management and franchise segment provides services, including hotel management and licensing of our brands. This segment generates its revenue from: (i) management and franchise fees charged to third-party hotel owners; (ii) licensing fees for the exclusive right to use certain Hilton marks and IP; and (iii) fees for managing our owned and leased hotels. As a manager of hotels, we typically are responsible for supervising or operating the property in exchange for management fees. As a franchisor of hotels, we charge franchise fees in exchange for the use of one of our brand names and related commercial services, such as our reservation system, marketing and information technology services. The ownership segment primarily derives earnings from providing hotel room sales, food and beverage sales and other services at our owned and leased hotels.

Geographically, we conduct business through three distinct geographic regions: (i) the Americas; (ii) Europe, Middle East and Africa ("EMEA"); and (iii) Asia Pacific. The Americas region includes North America, South America and Central America, including all Caribbean nations. Although the U.S. is included in the Americas, it represented 73 percent of our system-wide hotel rooms as of June 30, 2019; therefore, the U.S. is often analyzed separately and apart from the Americas geographic region and, as such, it is presented separately within the analysis herein. The EMEA region includes Europe, which represents the western-most peninsula of Eurasia stretching from Iceland in the west to Russia in the east, and the Middle East and Africa ("MEA"), which represents the Middle East region and all African nations, including the Indian Ocean island nations. Europe and MEA are often analyzed separately and, as such, are presented separately within the analysis herein. The Asia Pacific region includes the eastern and southeastern nations of Asia, as well as India, Australia, New Zealand and the Pacific Island nations.

System Growth and Development Pipeline

Our strategic objectives include the continued expansion of our global footprint and fee-based business. As we enter into new management and franchise contracts, we expand our business with minimal or no capital investment by us as the manager or franchisor, since the capital required to build and maintain hotels is typically provided by the third-party owner of the hotel with whom we contract to provide management services or license our brand names. Prior to approving the addition of new properties to our management and franchise development pipeline, we evaluate the economic viability of the property based on its geographic location, the credit quality of the third-party owner and other factors. By increasing the number of management and franchise contracts with third-party owners, we expect to increase overall return on invested capital and cash available for return to stockholders.

As of June 30, 2019, we had nearly 2,500 hotels in our development pipeline that we expect to add as open hotels in our system, representing approximately 373,000 rooms under construction or approved for development throughout 109 countries and territories, including 37 countries and territories where we do not currently have any open hotels. All of the rooms in the development pipeline are within our management and franchise segment. Additionally, 201,000 rooms in the development pipeline were located outside the U.S., and 192,000 rooms, or more than half, were under construction. We do not consider any individual development project to be material to us.

Brexit

In June 2016, the U.K. held a referendum in which voters approved an exit from the European Union ("E.U.") (commonly referred to as Brexit), currently with a deadline of October 31, 2019. The effects of Brexit will depend on the final terms on which the U.K. will leave the E.U., including the terms of any trade agreements that will dictate the U.K.'s access to E.U. markets either during any transitional period or more permanently. While our results for the six months ended June 30, 2019 were not materially affected by Brexit, the final outcomes are not yet certain. Brexit measures could potentially disrupt the markets we serve and cause tax and foreign currency volatility, which could have adverse effects on our business. We will continue to monitor the potential impact of Brexit on our business as the deadline approaches later this year.

Principal Components and Factors Affecting our Results of Operations

Revenues

Principal Components

We primarily derive our revenues from the following sources:

•
Franchise and licensing fees. Represents fees received in connection with the licensing of our brands. Under our franchise contracts, franchisees typically pay us franchise fees that include: (i) monthly royalty fees, generally based on a percentage of monthly gross room revenue, and, for our full service brands, a percentage of gross food and beverage revenues and other revenues, as applicable, and (ii) application, initiation and other fees for when new hotels enter the system, when there is a change of ownership or when contracts with properties already in our system are extended. We also earn licensing fees from a license agreement with HGV and co-brand credit card arrangements for the use of certain Hilton marks and IP. Consideration to incentivize hotel owners to enter into franchise contracts with us is amortized over the life of the applicable contract as a reduction to franchise and licensing fees.

•
Base and incentive management fees. Represents fees received in connection with the management of hotels. Terms of our management contracts vary, but our fees generally consist of a base fee, which is typically based on a percentage of the hotel's monthly gross revenue and, in some cases, an incentive fee, which is based on hotel operating profits and may be subject to a stated return threshold to the owner, normally measured over a one-calendar year period. Outside of the U.S., our fees are often more dependent on hotel profitability measures, either through a single management fee structure where the entire fee is based on a profitability measure, or because our two-tier fee structure is more heavily weighted toward the incentive fee than the base fee. Consideration to incentivize hotel owners to enter into management contracts with us is amortized over the life of the applicable contract as a reduction to base and other management fees.

•
Owned and leased hotels. Represents revenues derived from hotel operations, including hotel room sales, food and beverage sales and other ancillary goods and services. These revenues are primarily derived from two categories of customers: transient and group. Transient guests are individual travelers who are traveling for business or leisure. Group guests are traveling for group events that reserve rooms for meetings, conferences or social functions sponsored by associations, corporate, social, military, educational, religious or other organizations. Group business usually includes a block of room accommodations, as well as other ancillary services, such as meeting facilities and catering and banquet services. A majority of our food and beverage sales and other ancillary services are provided to customers who are also occupying rooms at our hotels. As a result, occupancy affects all components of our owned and leased hotel revenues.

•
Other revenues. Represents revenues generated by the incidental support of hotel operations for owned, leased, managed and franchised properties, including our purchasing operations, and other operating income.

•
Other revenues from managed and franchised properties. Represents amounts that are contractually reimbursed to us by property owners, either directly as costs are incurred or indirectly through fees that are billed and collected each month based on the underlying hotel's sales or usage and are related to certain costs and expenses of the related properties. The direct reimbursements by property owners are for payroll and related costs where the property employees are legally our responsibility, and certain other operating costs of the managed and franchised properties' operations. We have no legal responsibility for the employees or the liabilities associated with operating franchised properties. These direct reimbursements have no net effect on operating income (loss) or net income (loss). The monthly fee that hotel franchisees and property owners of hotels we manage pay is based on the underlying hotel's sales or usage and covers the costs of: (i) advertising and marketing programs; (ii) internet, technology and reservation systems; and (iii) quality assurance program expenses. We are contractually required to use these fees solely for the programs.

Factors Affecting our Revenues

The following factors affect the revenues we derive from our operations:

•
Consumer demand and global economic conditions. Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and adverse political conditions can lower the amount of management and franchise fee revenues we are able to generate from our managed and franchised properties and the revenues and profitability of our owned and leased operations. Further, competition for hotel guests and the supply of hotel services affect our ability to sustain or increase rates charged to customers at our hotels. Also, declines in hotel profitability during an economic downturn directly affect the incentive portion of our management fees, which is based on hotel profitability measures. As a result, changes in consumer demand and general business cycles have historically subjected and could in the future subject our revenues to significant volatility.

•
Contracts with third-party owners and franchisees and relationships with developers. We depend on our long-term management and franchise contracts with third-party owners and franchisees for a significant portion of our management and franchise fee revenues. The success and sustainability of our management and franchise business depends on our ability to perform under our management and franchise contracts and maintain good relationships with third-party owners and franchisees. Our relationships with these third parties also generate new relationships with developers and opportunities for property development that can support our growth. Growth and maintenance of our hotel system and earning fees relating to hotels in development are dependent on the ability of developers and owners to access capital for the development, maintenance and renovation of properties. We believe that we have good relationships with our third-party owners, franchisees and developers and are committed to the continued growth and development of these relationships. These relationships exist with a diverse group of owners, franchisees and developers and are not significantly concentrated with any particular third party.

Expenses

Principal Components

We primarily incur the following expenses:

•
Owned and leased hotels. Reflects the operating expenses of our consolidated owned and leased hotels, including room expense, food and beverage costs, other support costs and property expenses. Room expense includes compensation costs for housekeeping, laundry and front desk staff, as well as supply costs for guest room amenities and laundry. Food and beverage costs include costs for wait and kitchen staff and food and beverage inventory. Other support expenses consist of costs associated with property-level management, utilities, sales and marketing, operating hotel spas, telephones, parking and other guest recreation, entertainment and services. Property expenses include property taxes, repairs and maintenance, rent and insurance.

•
Depreciation and amortization. These are non-cash expenses that primarily consist of amortization of intangible assets that were recorded at their fair value at the time of the October 24, 2007 transaction whereby we became a wholly owned subsidiary of Blackstone, which include management and franchise contracts, leases and our Hilton Honors guest loyalty program intangible, as well as certain proprietary technologies. These expenses also include depreciation of fixed assets, such as buildings and furniture and equipment that are used in corporate operations or at our consolidated owned and leased hotels.

•
General and administrative. Consists primarily of compensation expense for our corporate staff and personnel supporting our business segments, including divisional offices that support our management and franchise segment; professional fees, including consulting, audit and legal fees; travel and entertainment expenses; bad debt expenses for uncollected management, franchise and other fees; and administrative and related expenses.

•	Other expenses. Consists of expenses incurred by our purchasing operations and other ancillary businesses, along with other operating expenses of the business.

•
Other expenses from managed and franchised properties. Represents certain costs and expenses that are contractually reimbursed to us by property owners for payroll and related costs for properties that we manage where the property employees are legally our responsibility, or paid from fees collected from properties for certain other operating costs of the managed and franchised properties' operations, marketing expenses and other expenses associated with our brands and shared services. We are contractually required to use these fees solely for the programs. We have no legal responsibility for the employees or the liabilities associated with operating franchised properties.

Factors Affecting our Costs and Expenses

The following are principal factors that affect the costs and expenses we incur in the course of our operations:

•
Fixed expenses. Many of the expenses associated with owning and leasing hotels are relatively fixed. These expenses include personnel costs, rent, property taxes, insurance and utilities. If we are unable to decrease these costs significantly or rapidly when demand for our hotels and other properties decreases, the resulting decline in our revenues can have an adverse effect on our net cash flow, margins and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth. Economic downturns generally affect the results of our ownership segment more significantly than the results of our management and franchise segment due to the high fixed costs associated with operating an owned or leased hotel. Employees at some of our owned and leased hotels are parties to collective bargaining agreements that may also limit our ability to make timely staffing or labor changes in response to declining revenues. In addition, any efforts to reduce costs, including the deferral or cancellation of capital improvements, could adversely affect the economic value of our hotels and brands. Additionally, the general and administrative expenses of operating a global business also include fixed personnel costs, rent, property taxes, insurance and utilities. The effectiveness of any cost-cutting efforts related to owning and leasing hotels or corporate operations is limited by the amount of inherent fixed costs. However, we have taken steps to reduce our fixed costs to levels we believe are appropriate to maximize profitability and respond to market conditions, while continuing to optimize the overall customer experience or the value of our hotels or brands.

•
Changes in depreciation and amortization expense. We capitalize costs associated with certain software development projects and, as those projects are completed and placed into service, amortization expense will increase. Additionally, changes in depreciation expense may be driven by renovations of existing hotels, acquisition or development of new hotels, the disposition of existing hotels through sale or closure or changes in estimates of the useful lives of our assets. As we place new assets into service, we will be required to recognize additional depreciation expense on those assets.

Other Items

Effect of foreign currency exchange rate fluctuations

Significant portions of our operations are conducted in functional currencies other than our reporting currency, which is the U.S. dollar ("USD"), and we have assets and liabilities, including those that are intercompany in nature, denominated in a variety of foreign currencies. As a result, we are required to translate those results, assets and liabilities from the functional currency into USD at market-based exchange rates for each reporting period. When comparing our results of operations between periods, there may be material portions of the changes in our revenues or expenses that are derived from fluctuations in exchange rates experienced between those periods. We hedge foreign exchange-based cash flow variability in certain of our foreign currency denominated management and franchise fees using forward contracts.

Seasonality

The hospitality industry is seasonal in nature. The periods during which our properties experience higher or lower levels of demand vary from property to property, depending principally upon their location, type of property and competitive mix within the specific location. Based on historical results, we generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters.

Key Business and Financial Metrics Used by Management

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. Of the 5,817 hotels in our system as of June 30, 2019, 4,692 hotels have been classified as comparable hotels. Our 1,125 non-comparable hotels included 234 hotels, or approximately four percent of the total hotels in our system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of our hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the six months ended June 30, 2019 and 2018 use the exchange rates for the six months ended June 30, 2019; comparisons for the years ended December 31, 2018 and 2017 use the exchange rates for the year ended December 31, 2018; and comparisons for the years ended December 31, 2017 and 2016 use the exchange rates for the year ended December 31, 2017.

EBITDA and Adjusted EBITDA

EBITDA reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of our cost reimbursement revenues and reimbursed expenses, as we contractually do not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to our operations and are not reflective of our performance.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect a provision for income taxes or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Results of Operations

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

The hotel operating statistics by region for our system-wide comparable hotels were as follows:

	Six Months Ended	Variance
	June 30, 2019	2019 vs. 2018
U.S.
Occupancy	76.6%	0.4%	pts.
ADR	$150.35	0.9%
RevPAR	$115.09	1.4%

Americas (excluding U.S.)
Occupancy	69.4%	1.0%	pts.
ADR	$124.84	2.6%
RevPAR	$86.59	4.1%

Europe
Occupancy	74.8%	0.9%	pts.
ADR	$138.55	2.9%
RevPAR	$103.64	4.2%

MEA
Occupancy	73.0%	2.6%	pts.
ADR	$147.03	(6.3)%
RevPAR	$107.32	(2.8)%

Asia Pacific
Occupancy	70.5%	1.3%	pts.
ADR	$126.03	(0.4)%
RevPAR	$88.88	1.6%

System-wide
Occupancy	75.5%	0.6%	pts.
ADR	$146.33	0.9%
RevPAR	$110.48	1.6%

During the six months ended June 30, 2019, we experienced system-wide RevPAR growth, largely driven by improved ADR, led by strong growth trends in Europe and the Americas (excluding U.S.). Continued strength in Europe resulted primarily from ADR growth in southern Europe, particularly in Italy and Turkey, as well as RevPAR growth in Germany driven by increased ADR and occupancy. In the Americas (excluding U.S.), RevPAR growth was attributable to increased demand in the Caribbean and Latin America, as well as RevPAR growth in Colombia and Brazil driven by increases in both ADR and occupancy. RevPAR growth in the U.S. was driven by improved ADR, primarily due to transient demand, particularly at our luxury properties. Growth in Asia Pacific was primarily attributable to RevPAR growth in Japan due to increased demand, partially offset by relatively flat results in China due to a decline in domestic travel. In the MEA region, RevPAR decreases in the United Arab Emirates overshadowed demand growth in Egypt.

The table below provides a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Six Months Ended
	June 30,
	2019	2018
	(in millions)
Net income	$420	$380
Interest expense	199	178
Income tax expense	160	139
Depreciation and amortization	170	161
EBITDA	949	858
Loss on foreign currency transactions	3	1
FF&E replacement reserves	29	27
Share-based compensation expense	81	68
Amortization of contract acquisition costs	14	14
Net other expenses from managed and franchised properties	12	18
Other adjustment items(1)	29	14
Adjusted EBITDA	$1,117	$1,000
____________

(1)	Includes adjustments for expenses recognized in connection with the refinancings and repayments of our Senior Secured Credit Facilities, severance and other items.

Revenues

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Franchise and licensing fees	$826	$735	12.4

Base and other management fees	$169	$161	5.0
Incentive management fees	113	114	(0.9)
Total management fees	$282	$275	2.5

Franchise and licensing fees increased during the six months ended June 30, 2019 as a result of increased RevPAR at our comparable franchised hotels of 1.5 percent, driven by increases in both occupancy and ADR, which were partially offset by unfavorable foreign currency exchange rates. Additionally, licensing and other fees increased $49 million, which included an increase in termination fees of $13 million, primarily related to the redevelopment of a franchised hotel.

Management fees increased primarily as a result of increased RevPAR at our comparable managed hotels of 1.6 percent, mainly driven by increased occupancy, which was offset by unfavorable foreign currency exchange rates.

Including new development and ownership type transfers, from January 1, 2018 to June 30, 2019, we added 587 managed and franchised properties on a net basis, providing an additional 83,645 rooms to our management and franchise segment. As new hotels stabilize in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Owned and leased hotels	$699	$726	(3.7)

Owned and leased hotel revenues decreased during the six months ended June 30, 2019 primarily as a result of unfavorable fluctuations in foreign currency exchange rates, which decreased revenues by $42 million.

On a currency neutral basis, revenues at our comparable owned and leased hotels increased $16 million due to increased RevPAR of 4.2 percent, driven by increased ADR of 4.4 percent, while occupancy broadly remained flat. Revenues at our non-

comparable owned and leased hotels remained relatively flat primarily due to hotels that were under renovation in 2018, offset by hotel lease terminations that occurred during the six months ended June 30, 2019.

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Other revenues	$52	$45	15.6

Other revenues increased during the six months ended June 30, 2019 primarily as a result of increased revenues from our purchasing operations.

Operating Expenses

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Owned and leased hotels	$632	$672	(6.0)

Owned and leased hotel expenses decreased during the six months ended June 30, 2019 primarily as a result of fluctuations in foreign currency exchange rates, which decreased expenses by $41 million.

On a currency neutral basis, owned and leased hotel expenses remained flat primarily due to occupancy remaining flat at our comparable hotels and, at our non-comparable hotels, decreased expenses resulting from lease terminations that occurred during the six months ended June 30, 2019, offset by increased expenses from hotels that were under renovation in 2018.

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Depreciation and amortization	$170	$161	5.6
General and administrative	220	219	0.5
Other expenses	35	26	34.6

The increase in depreciation and amortization expense during the six months ended June 30, 2019 was primarily the result of additions to capitalized software that were placed into service from January 1, 2018 to June 30, 2019.

General and administrative expenses remained flat during the six months ended June 30, 2019 primarily as a result of increased share-based compensation costs driven by Company performance being offset by other general corporate expenses.

Other expenses increased during the six months ended June 30, 2019 primarily as a result of increased expenses from our purchasing operations.

Non-operating Income and Expenses

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Interest expense	$(199)	$(178)	11.8
Loss on foreign currency transactions	(3)	(1)	NM(1)
Other non-operating income (loss), net	(8)	13	NM(1)
Income tax expense	(160)	(139)	15.1
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

The increase in interest expense during the six months ended June 30, 2019 was primarily due to the issuance of the 2026 Notes in April 2018 and draws on the Revolving Credit Facility during 2019, partially offset by decreases in interest expense due to principal repayments on our Term Loans totaling $800 million during 2018 and a reduction in the interest rate on our Term Loans in 2018. The increase in interest expense was further reduced by net gains reclassified from accumulated other comprehensive loss resulting from settlements of interest rate swaps in 2018 and 2017.

The net losses on foreign currency transactions primarily related to changes in foreign currency exchange rates on our short-term cross-currency intercompany loans. For the six months ended June 30, 2019, the changes were predominantly for loans denominated in euro ("EUR") and the Australian dollar ("AUD"). For the six months ended June 30, 2018, the changes were predominantly for loans denominated in the British pound ("GBP"), EUR and AUD.

The increase in other non-operating loss, net for the six months ended June 30, 2019 was primarily due to a loss on the disposal of an unconsolidated real estate investment in 2019 and expenses recognized in connection with the refinancings and repayments of our Senior Secured Credit Facilities. Additionally, we recognized a gain on the 2018 refinancing of a loan we issued to finance the construction of a hotel that we manage.

The increase in income tax expense during the six months ended June 30, 2019 was primarily attributable to increased income before income taxes during the period.

Segment Results

We evaluate our business segment operating performance using operating income. Refer to Note 13: "Business Segments" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for a reconciliation of segment operating income to income before income taxes and additional information on the evaluation of the performance of our segments using operating income. The following table sets forth revenues and operating income by segment:

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Revenues:
Management and franchise(1)	$1,141	$1,043	9.4
Ownership	699	726	(3.7)
Segment revenues	1,840	1,769	4.0
Amortization of contract acquisition costs	(14)	(14)	—
Other revenues	52	45	15.6
Other revenues from managed and franchised properties	2,829	2,584	9.5
Intersegment fees elimination(1)	(19)	(19)	—
Total revenues	$4,688	$4,365	7.4

Operating Income(1):
Management and franchise	$1,141	$1,043	9.4
Ownership	48	35	37.1
Segment operating income	$1,189	$1,078	10.3
____________

(1)
Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our unaudited condensed consolidated statements of operations.

Management and franchise segment revenues and operating income increased $98 million during the six months ended June 30, 2019 as a result of increased RevPAR at our comparable managed and franchised hotels of 1.6 percent, increased licensing and other fees and the net addition of managed and franchised properties to our system. Refer to "—Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018—Revenues" for further discussion of the increases in revenues from our managed and franchised properties.

Ownership segment revenues decreased $27 million during the six months ended June 30, 2019 primarily as a result of fluctuations in foreign currency exchange rates. Ownership operating income increased $13 million during the six months ended June 30, 2019 as a result of decreased owned and leased hotel expenses, which was primarily a result of fluctuations in foreign currency exchange rates, only partially offset by decreased segment revenues due to foreign currency exchange rates. Refer to "—Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018—Revenues" and "—Six Months

Ended June 30, 2019 Compared to Six Months Ended June 30, 2018—Operating Expenses" for further discussion of the changes in revenues and operating expenses at our owned and leased hotels.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017 and Year Ended December 31, 2017 Compared to December 31, 2016

The hotel operating statistics by region for our system-wide comparable hotels for the year ended December 31, 2018 compared to the year ended December 31, 2017 were as follows:

	Year Ended	Variance
	December 31, 2018	2018 vs. 2017
U.S.
Occupancy	76.3%	0.4%	pts.
ADR	$149.09	1.7%
RevPAR	$113.68	2.2%

Americas (excluding U.S.)
Occupancy	71.6%	1.6%	pts.
ADR	$127.57	3.8%
RevPAR	$91.36	6.1%

Europe
Occupancy	77.0%	2.1%	pts.
ADR	$148.37	4.0%
RevPAR	$114.22	6.9%

MEA
Occupancy	72.5%	3.3%	pts.
ADR	$151.24	(2.9)%
RevPAR	$109.60	1.8%

Asia Pacific
Occupancy	73.4%	3.0%	pts.
ADR	$135.60	2.1%
RevPAR	$99.54	6.5%

System-wide
Occupancy	75.8%	0.8%	pts.
ADR	$147.22	1.9%
RevPAR	$111.61	3.0%

For the year ended December 31, 2018, we experienced system-wide RevPAR growth, largely driven by improved ADR. Growth in our international portfolio outpaced growth in the U.S., with particularly strong trends in the Europe and Asia Pacific regions. Continued strength in Europe was driven primarily by increased ADR, most notably in Turkey, as it continues to recover from political and economic turmoil. Growth in Asia Pacific was primarily attributable to increased occupancy in China resulting from new hotels maturing in our system. In the Americas (excluding U.S.), increases in RevPAR were largely attributable to positive performance in the Caribbean and Canada, driven by increases in ADR. RevPAR grew moderately in MEA, primarily due to increases in occupancy in Egypt. In the U.S., RevPAR experienced its ninth consecutive year of growth, but was also affected by natural and man-made disasters, driving increased occupancy for the year ended December 31, 2017 and softening results and comparisons of growth during the year ended December 31, 2018.

The hotel operating statistics by region for our system-wide comparable hotels for the year ended December 31, 2017 compared to the year ended December 31, 2016 were as follows:

	Year Ended	Variance
	December 31, 2017	2017 vs. 2016
U.S.
Occupancy	76.3%	0.4%	pts.
ADR	$146.78	1.0%
RevPAR	$111.93	1.5%

Americas (excluding U.S.)
Occupancy	71.5%	2.1%	pts.
ADR	$124.47	2.1%
RevPAR	$89.04	5.3%

Europe
Occupancy	75.3%	3.2%	pts.
ADR	$141.20	2.1%
RevPAR	$106.37	6.6%

MEA
Occupancy	67.1%	5.5%	pts.
ADR	$145.16	(5.0)%
RevPAR	$97.42	3.6%

Asia Pacific
Occupancy	72.9%	4.9%	pts.
ADR	$140.36	0.1%
RevPAR	$102.39	7.3%

System-wide
Occupancy	75.5%	1.2%	pts.
ADR	$144.78	0.9%
RevPAR	$109.27	2.5%

For the year ended December 31, 2017, we experienced RevPAR growth across all regions, particularly in Asia Pacific, Europe and the Americas (excluding U.S.). Continued growth in Asia Pacific was primarily driven by high demand in China and Japan attributable to new hotels stabilizing in the system, resulting in increased occupancy. Strong performance in Europe was a result of increases in both occupancy and ADR, largely driven by continued recovery from the geopolitical and economic turmoil in 2016, particularly in Turkey. The RevPAR increase in the Americas (excluding U.S.) was driven by strong performance in Canada and Puerto Rico, which was a result of strong transient and group demand and steady demand resulting from the hurricanes, respectively. MEA experienced RevPAR growth due to increased occupancy, despite declines in ADR due to travel sanctions and increased geopolitical pressures. RevPAR growth in the U.S. was driven by increased demand in certain markets as a result of hurricane relief efforts.

The table below provides a reconciliation of income (loss) from continuing operations, net of taxes, to EBITDA and Adjusted EBITDA:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Income (loss) from continuing operations, net of taxes	$769	$1,089	$(17)
Interest expense	371	351	334
Income tax expense (benefit)	309	(336)	557
Depreciation and amortization	325	336	353
EBITDA	1,774	1,440	1,227
Gain on sales of assets, net	—	—	(8)
Loss (gain) on foreign currency transactions	11	(3)	16
Loss on debt extinguishment	—	60	—
FF&E replacement reserves	50	55	55
Share-based compensation expense	127	121	81
Amortization of contract acquisition costs	27	17	16
Net other expenses from managed and franchised properties	85	172	12
Other adjustment items(1)	27	47	85
Adjusted EBITDA	$2,101	$1,909	$1,484
____________

(1)
Includes adjustments for transaction costs related to the spin-offs for the year ended December 31, 2017; impairment losses for the years ended December 31, 2017 and 2016; and severance and other items for all periods. Transaction costs related to the spin-offs for the year ended December 31, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

Revenues

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Franchise and licensing fees	$1,530	$1,321	$1,091	15.8	21.1

Base and other management fees	$321	$324	$230	(0.9)	40.9
Incentive management fees	235	222	142	5.9	56.3
Total management fees	$556	$546	$372	1.8	46.8

The addition of new managed and franchised properties to our system and the increases in RevPAR at our comparable managed and franchised hotels yielded increases in management and franchise fees in all periods.

Including new development and ownership type transfers, we added, on a net basis, 829 managed and franchised properties from January 1, 2017 to December 31, 2018 and 744 managed and franchised properties from January 1, 2016 to December 31, 2017, providing an additional 144,149 rooms and 133,921 rooms, respectively, to our management and franchise segment. As new hotels stabilize in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Franchise and licensing fees increased as a result of increases in RevPAR at our comparable franchised hotels of 2.3 percent and 2.0 percent during the years ended December 31, 2018 and 2017, respectively, due to increases in ADR of 1.6 percent and 0.9 percent, respectively, as well as increased occupancy of 0.5 percentage points and 0.8 percentage points, respectively. Franchise and licensing fees also increased during the years ended December 31, 2018 and 2017 as a result of net increases in licensing and other fees of $112 million and $148 million, respectively.

On a comparable basis, management fees increased during the years ended December 31, 2018 and 2017 as a result of increases in RevPAR at our managed hotels of 4.4 percent and 3.4 percent, respectively, due to increased occupancy of 1.7 percentage points and 2.4 percentage points, respectively, and, for the year ended December 31, 2018, increased ADR of 2.1 percent. For the year ended December 31, 2018, the increase in management fees was partially offset by a decrease in base and other management fees that was the result of termination fees recognized during the year ended December 31, 2017.

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Owned and leased hotels	$1,484	$1,432	$1,434	3.6	(0.1)

The changes in owned and leased hotel revenues during the years ended December 31, 2018 and 2017 primarily included an increase of $21 million and a decrease of $41 million, respectively, resulting from foreign currency exchange rates and, on a currency neutral basis, increases of $48 million and $41 million, respectively, related to our comparable owned and leased hotels.

The increases in revenues at our comparable owned and leased hotels were primarily the result of improved performance due to increases in RevPAR of 5.3 percent and 4.8 percent during the years ended December 31, 2018 and 2017, respectively, driven by increases in ADR of 3.8 percent and 3.2 percent, respectively, and occupancy growth of 1.1 percentage points and 1.2 percentage points, respectively. These increases were partially offset by decreases in revenues, on a currency neutral basis, at our non-comparable owned and leased hotels, of which $18 million and $5 million, respectively, were due to lease terminations and, for the year ended December 31, 2017, the disposal of a property, which were only partially offset by increases in revenues from a property that opened in 2017.

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Other revenues	$98	$105	$82	(6.7)	28.0

Other revenues decreased during the year ended December 31, 2018 and increased during the year ended December 31, 2017, primarily as a result of $28 million and $9 million of recoveries from the settlement of a claim by Hilton to a third party related to our defined benefit plans that were recognized during the years ended December 31, 2017 and 2016, respectively. The decrease during the year ended December 31, 2018 was partially offset by an increase in revenues from our purchasing operations due to increased volume.

Operating Expenses

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Owned and leased hotels	$1,332	$1,269	$1,279	5.0	(0.8)

The changes in owned and leased hotel expenses during the years ended December 31, 2018 and 2017 primarily included an increase of $20 million and a decrease of $40 million, respectively, resulting from foreign currency exchange rates and, on a currency neutral basis, increases of $51 million and $39 million, respectively, related to our comparable owned and leased hotels.

The increases in expenses at our comparable owned and leased hotels were primarily due to increased variable operating costs related to occupancy growth and, for the year ended December 31, 2018, increased contingent rent expense resulting from improved performance. The currency neutral increases during the years ended December 31, 2018 and 2017 were partially offset by decreases in owned and leased hotel expenses at our non-comparable owned and leased hotels, of which, $13 million and $6 million, respectively, were due to lease terminations and, for the year ended December 31, 2017, the disposal of a property, which were only partially offset by increases in expenses from a property that opened in 2017. Additionally, the changes included a $4 million refund of rent related to a lease termination that was recognized in 2017.

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Depreciation and amortization	$325	$336	$353	(3.3)	(4.8)
General and administrative	443	439	409	0.9	7.3
Other expenses	51	56	66	(8.9)	(15.2)

The decreases in depreciation and amortization expenses during the years ended December 31, 2018 and 2017 were primarily the result of decreases in amortization expense, driven by certain capitalized software costs being fully amortized during the years ended December 31, 2018 and 2017, respectively. Additionally, the decrease in depreciation and amortization expense during the year ended December 31, 2018 included a $5 million decrease in depreciation expense, primarily related to our leased hotels as a result of a lease termination and assets being fully depreciated in 2017.

The increases in general and administrative expenses during the years ended December 31, 2018 and 2017 were primarily the result of increases in payroll and compensation costs, including share-based compensation, which, for the year ended December 31, 2017, was largely driven by an increase in retirement eligible participants resulting in the acceleration of expense recognition, as well as additional expense recognized from a special equity grant to certain participants in connection with the spin-offs. These increases were partially offset by decreases in severance costs related to the 2015 sale and continued management of the Waldorf Astoria New York of $8 million and $10 million, respectively. Additionally, for the year ended December 31, 2017, there were $18 million of costs associated with the spin-offs, while similar costs for the year ended December 31, 2016 were included in discontinued operations.

Other expenses decreased during the year ended December 31, 2018 as a result of impairment losses and costs for the settlement of the claim relating to our defined benefit plans being recognized during the year ended December 31, 2017. These decreases were partially offset by an increase in expenses from our purchasing operations. The decrease in other expenses during the year ended December 31, 2017 was primarily a result of decreased impairment losses of $11 million.

Non-operating Income and Expenses

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Interest expense	$(371)	$(351)	$(334)	5.7	5.1
Gain (loss) on foreign currency transactions	(11)	3	(16)	NM(1)	NM(1)
Loss on debt extinguishment	—	(60)	—	NM(1)	NM(1)
Other non-operating income, net	28	29	22	(3.4)	31.8
Income tax benefit (expense)	(309)	336	(557)	NM(1)	NM(1)
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

The increases in interest expense were primarily due to the issuances of the 2025 Notes and the 2027 Notes in March 2017 and, for the year ended December 31, 2018, the issuance of the 2026 Notes in April 2018. The increase during the year ended December 31, 2017 also related to the issuance of the 2024 Notes in August 2016 and the reclassification of losses from accumulated other comprehensive loss resulting from interest rate swaps dedesignated in 2016. These increases were partially offset by decreases in interest expense due to the March 2017 repayment of the 5.625% Senior Notes due 2021 (the "2021 Notes") and the March 2017 refinancing of the Term Loans, which reduced the interest rate on this borrowing. Additionally, for the year ended December 31, 2018, interest expense decreased due to the April 2018 partial repayment of the Term Loans and the reclassification of gains from accumulated other comprehensive loss resulting from the interest rate swap settled in 2018. See Note 9: "Debt" and Note 11: "Derivative Instruments and Hedging Activities" in our audited consolidated financial statements included elsewhere in this prospectus for additional information on our indebtedness and interest rate swaps, respectively.

The net gain and losses on foreign currency transactions for all periods were primarily related to changes in foreign currency rates on our short-term cross-currency intercompany loans. The changes were predominantly related to loans denominated in AUD, GBP and EUR.

The loss on debt extinguishment related to the repayment of the 2021 Notes and included a redemption premium of $42 million and the accelerated recognition of $18 million of unamortized debt issuance costs during the year ended December 31, 2017.

Other non-operating income, net decreased during the year ended December 31, 2018 and increased during the year ended December 31, 2017 due to a $7 million gain that was recognized in 2017 related to an amendment of one of our capital leases. Additionally, for the year ended December 31, 2018, as a result of the partial repayments of the Term Loans in April and December 2018, we accelerated the recognition of deferred financing costs and discount driving a $6 million decrease, which was partially offset by a combined $12 million gain related to the refinancing and early repayment of a loan we issued that financed the construction of a hotel that we manage.

On December 22, 2017, H.R.1, known as the Tax Cuts and Jobs Act of 2017 (the "TCJ Act") was signed into law, which permanently reduced the corporate income tax rate from a graduated 35 percent to a flat 21 percent rate and imposed a one-time transition tax in 2017 on earnings of foreign subsidiaries that were previously deferred. The increase in income tax expense during the year ended December 31, 2018 was the result of a one-time benefit recorded during the year ended December 31, 2017 related to the TCJ Act, as well as an increase in income from continuing operations before incomes taxes, partially offset by the decrease in the annual effective tax rate as a result of the TCJ Act. The income tax benefit during the year ended December 31, 2017 was primarily due to a benefit of $600 million for the estimated impact of the transition tax and the remeasurement of deferred tax assets and liabilities and other tax liabilities based on the rates at which they are expected to reverse in the future. This benefit was partially offset by an increase in tax expense attributable to an increase in income from continuing operations before income taxes compared to the year ended December 31, 2016. See Note 14: "Income Taxes" in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

Segment Results

We evaluate our business segment operating performance using operating income. Refer to Note 19: "Business Segments" in our audited consolidated financial statements included elsewhere in this prospectus for a reconciliation of segment operating income to income from continuing operations before income taxes and additional information on the evaluation of the performance of our segments using operating income. The following table sets forth revenues and operating income by segment:

	Year Ended December 31,			Percent Change
	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
	(in millions)
Revenues:
Management and franchise(1)	$2,157	$1,927	$1,521	11.9	26.7
Ownership	1,484	1,432	1,434	3.6	(0.1)
Segment revenues	3,641	3,359	2,955	8.4	13.7
Amortization of contract acquisition costs	(27)	(17)	(16)	58.8	6.3
Other revenues	98	105	82	(6.7)	28.0
Other revenues from managed and franchised properties	5,238	4,727	3,597	10.8	31.4
Intersegment fees elimination(1)	(44)	(43)	(42)	2.3	2.4
Total revenues	$8,906	$8,131	$6,576	9.5	23.6

Operating Income(1):
Management and franchise	$2,157	$1,927	$1,521	11.9	26.7
Ownership	108	120	113	(10.0)	6.2
Segment operating income	$2,265	$2,047	$1,634	10.6	25.3
____________

(1)	Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated statements of operations.

Management and franchise segment revenues and operating income increased $230 million and $406 million during the years ended December 31, 2018 and 2017, respectively, as a result of the net addition of managed and franchised properties to our system, increases in RevPAR at our comparable managed and franchised hotels of 2.9 percent and 2.4 percent, respectively, and increases in licensing fees. Refer to "—Year Ended December 31, 2018 Compared to Year Ended December 31, 2017 and

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016—Revenues" for further discussion of the increases in revenues from our managed and franchised properties.

The changes in ownership segment revenues were the result of foreign currency exchange rates and increases in revenues from our comparable owned and leased hotels due to increases in RevPAR, as well as net decreases in revenues from our non- comparable owned and leased hotels. Ownership operating income decreased during the year ended December 31, 2018 as a result of the increase in owned and leased hotel expenses, partially offset by an increase in segment revenues. Ownership operating income increased during the year ended December 31, 2017 primarily as a result of a decrease in owned and leased hotel expenses. Refer to "—Year Ended December 31, 2018 Compared to Year Ended December 31, 2017 and Year Ended December 31, 2017 Compared to Year Ended December 31, 2016—Revenues" and "—Year Ended December 31, 2018 Compared to Year Ended December 31, 2017 and Year Ended December 31, 2017 Compared to Year Ended December 31, 2016—Operating Expenses" for further discussion of the changes in revenues and operating expenses at our owned and leased hotels.

Liquidity and Capital Resources

Overview

As of June 30, 2019, we had total cash and cash equivalents of $718 million, including $83 million of restricted cash and cash equivalents. The majority of our restricted cash and cash equivalents balance related to cash collateral on our self-insurance programs.

In June 2019, we issued $1.0 billion aggregate principal amount of 4.875% Senior Notes due 2030 ("2030 Notes"), and used a portion of the net proceeds to repay $500 million and $225 million outstanding on our Term Loans and Revolving Credit Facility, respectively. The remaining proceeds will be used for general corporate purposes, including, but not limited to, funding certain share repurchases under our stock repurchase program. We also increased the borrowing capacity of our Revolving Credit Facility to $1.75 billion while extending the maturity to 2024 and extended the maturity of the remaining outstanding Term Loans to 2026.

Our known short-term liquidity requirements primarily consist of funds necessary to pay for operating and other expenditures, including costs associated with the management and franchising of hotels, corporate expenses, payroll and compensation costs, taxes and compliance costs, interest payments on our outstanding indebtedness, contract acquisition costs and capital expenditures for renovations and maintenance at the hotels within our ownership segment. Our long-term liquidity requirements primarily consist of funds necessary to pay for scheduled debt maturities, capital improvements to the hotels within our ownership segment, commitments to owners in our management and franchise segment, dividends as declared, share repurchases and corporate capital and information technology expenditures.

We finance our business activities primarily with existing cash and cash generated from our operations. We believe that this cash and, from time-to-time, the use of our Revolving Credit Facility, will be adequate to meet anticipated requirements for operating and other expenditures, including corporate expenses, payroll and related benefits, taxes and compliance costs and other commitments for the foreseeable future. The objectives of our cash management policy are to maintain existing leverage levels and the availability of liquidity, while minimizing operational costs. Further, we have an investment policy that is focused on the preservation of capital and maximizing the return on new and existing investments and returning available capital to stockholders through dividends and share repurchases.

We may from time to time issue or incur or increase our capacity to incur new debt and/or purchase our outstanding debt through underwritten offerings, open market transactions, privately negotiated transactions or otherwise. Issuances or incurrence of new debt (or an increase in our capacity to incur new debt) and/or purchases or retirement of outstanding debt, if any, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

During the six months ended June 30, 2019 and years ended December 31, 2018 and 2017, we repurchased 8.0 million, 23.5 million and 13.5 million shares of our common stock, respectively, under our stock repurchase program for $679 million, $1.7 billion and $891 million, respectively, which we funded principally with borrowings and available cash. As of June 30, 2019, approximately $1.4 billion remained available for share repurchases under our $3.5 billion stock repurchase program.

Sources and Uses of Our Cash and Cash Equivalents

The following tables summarize our net cash flows:

	Six Months Ended		Percent
	June 30,		Change
	2019	2018	2019 vs. 2018
	(in millions)
Net cash provided by operating activities	$650	$532	22.2
Net cash used in investing activities	(95)	(75)	26.7
Net cash used in financing activities	(323)	(616)	(47.6)

	Year Ended December 31,			Percent Change
	2018	2017	2016(1)	2018 vs. 2017	2017 vs. 2016
	(in millions)
Net cash provided by operating activities	$1,255	$849	$1,310	47.8	(35.2)
Net cash used in investing activities	(131)	(147)	(423)	(10.9)	(65.2)
Net cash used in financing activities	(1,300)	(1,724)	(44)	(24.6)	NM(2)
____________

(1)	Includes the cash flows from operating activities, investing activities and financing activities of Hilton, Park and HGV.

(2)	Fluctuation in terms of percentage change is not meaningful.

Operating Activities

Cash flows from operating activities for all periods were primarily generated from management and franchise fee revenue and operating income from our owned and leased hotels and, for the year ended December 31, 2016, sales of timeshare units.

The $118 million increase in net cash provided by operating activities during the six months ended June 30, 2019 was primarily the result of improved operating results from our management and franchise business, including net growth in properties, as well as an increase in licensing and other fees. The increase was partially offset by an increase in cash paid for interest and income taxes.

The $406 million increase in net cash provided by operating activities during the year ended December 31, 2018 was primarily the result of improved operating results from our management and franchise business, including net growth in properties, as well as a decrease in net cash paid for income taxes of $238 million. The increase was partially offset by an increase in contract acquisition costs.

The $461 million decrease in net cash provided by operating activities during the year ended December 31, 2017 was primarily the result of a decrease in operating income from our owned and leased properties and sales of timeshare units as a result of the spin-offs.

Investing Activities

For the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018, 2017 and 2016, net cash used in investing activities consisted primarily of capital expenditures for property and equipment and capitalized software costs. Our capital expenditures for property and equipment primarily consisted of expenditures related to our corporate facilities and the renovation of hotels in our ownership segment which, for the year ended December 31, 2016, included those hotels owned by Park following completion of the spin-offs. Our capitalized software costs related to various systems initiatives, for the benefit of both our hotel owners and our overall corporate operations. Additionally, during the year ended December 31, 2018, these expenditures were offset by the receipt of the repayment of a loan we issued that financed the construction of a hotel that we manage.

Financing Activities

The decrease in net cash used in financing activities during the six months ended June 30, 2019 was primarily attributable to a decrease in repurchases of common stock due to the repurchases of shares from HNA Tourism Group Co., Ltd ("HNA") and certain affiliates of Blackstone as part of the full divestiture of their investments in Hilton in April and May 2018, respectively. The decrease in cash used in financing activities was partially offset by the net decrease in borrowings and repayments attributable to a $500 million decrease in proceeds received from the June 2019 and April 2018 issuances of senior notes. The proceeds from the issuances of the 2030 Notes and the 2026 Notes were both used to repay $500 million outstanding on the Term Loans in each respective period.

The $424 million decrease in net cash used in financing activities during the year ended December 31, 2018 was primarily attributable to the transfer of cash in connection with the spin-offs during 2017 and the issuance of the $1.5 billion 2026 Notes during the year ended December 31, 2018. These decreases were partially offset by the $800 million repayment of the Term Loans, as well as $1.9 billion of capital returned to our stockholders, which includes dividends and share repurchases, during the year ended December 31, 2018 compared to $1.1 billion of capital returned during the year ended December 31, 2017.

The $1,680 million increase in net cash used in financing activities during the year ended December 31, 2017 was primarily the result of cash transferred in connection with the spin-offs and an increase of $809 million in capital returned to stockholders. In addition, during the year ended December 31, 2017, we received $1.5 billion in proceeds from the issuance of the 2025 Notes and 2027 Notes, which we used with available cash to repay in full our 2021 Notes, including a redemption premium of $42 million.

Debt and Borrowing Capacity

As of June 30, 2019, our total indebtedness, excluding unamortized deferred financing costs and discount, was approximately $7.9 billion. For additional information on our total indebtedness, including our recent financing transactions, availability under our Revolving Credit Facility and guarantees on our debt, refer to Note 6: "Debt" and Note 15: "Condensed Consolidating Guarantor Financial Information" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to reduce capital expenditures, issue additional equity securities or draw on our Revolving Credit Facility. Our ability to make scheduled principal payments and to pay interest on our debt depends on our future operating performance, which is subject to general conditions in or affecting the hospitality industry that may be beyond our control.

Contractual Obligations

The following table summarizes our significant contractual obligations as of December 31, 2018:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(in millions)
Long-term debt(1)	$9,111	$325	$651	$3,745	$4,390
Finance leases	312	30	60	58	164
Operating leases	1,681	206	357	253	865
Purchase commitments	224	60	100	37	27
Total contractual obligations	$11,328	$621	$1,168	$4,093	$5,446
____________

(1)	Includes principal, as well as estimated interest payments. For our variable-rate debt, we have assumed a constant 30-day LIBOR rate of 2.51 percent as of December 31, 2018.

The total amount of unrecognized tax benefits as of December 31, 2018 was $318 million. This amount is excluded from the table above because these unrecognized tax benefits are uncertain and subject to the findings of the taxing authorities in the jurisdictions where we are subject to taxation. It is possible that the amount of the liability for unrecognized tax benefits could change. Refer to Note 14: "Income Taxes" in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

As of June 30, 2019 the total amount of unrecognized tax benefits was $323 million and, other than the issuance of the 2030 Notes and the repayment of the Term Loans as described above, there were no material changes to our contractual obligations during the six months ended June 30, 2019 from those disclosed above.

Off-Balance Sheet Arrangements

See Note 14: "Commitments and Contingencies" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for a discussion of our off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Our significant accounting policies are described in Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" in our audited consolidated financial statements included elsewhere in this prospectus, and an additional significant accounting policy resulting from our adoption of ASU 2016-02 on January 1, 2019 is described in Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We believe that of our significant accounting policies, the following accounting policies are critical because they involve a higher degree of judgment, and the estimates required to be made were based on assumptions that are inherently uncertain. As a result, these accounting policies could materially affect our financial position, results of operations, cash flows and related disclosures. On an ongoing basis, we evaluate these estimates and judgments based on historical experiences and various other factors that are believed to reflect the current circumstances. While we believe our estimates, assumptions and judgments are reasonable, they are based on information presently available. Actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions as a result of unforeseen events or otherwise, which could have a material effect on our financial position or results of operations.

Management has discussed the development and selection of the following critical accounting policies and estimates with the audit committee of the board of directors.

Leases

We record lease liabilities as the present value of the future minimum lease payments using a discount rate that is either the rate implicit in the lease, if available, or our incremental borrowing rate, adjusted for collateral. The collateralized incremental borrowing rate is estimated on a portfolio basis and reflects factors such as the term of the lease and the currency in which the lease payments will be made. Our estimation utilizes various assumptions that require judgment, including our adjustment for collateral, economic factors, including currency data, and our credit risk.

We evaluate the carrying value of our ROU assets for impairment in a method consistent with our evaluation of property and equipment noted below, including the determination of impairment indicators, projecting the undiscounted future cash flows and determining an asset's fair value.

As of June 30, 2019, we had $1.5 billion of operating and finance lease liabilities. Changes in the estimates used in determining the collateralized incremental borrowing rate could result in material changes to our lease liabilities.

Property and Equipment

We evaluate the carrying value of our property and equipment for potential impairment by comparing the expected undiscounted future cash flows to the net carrying value of the assets if we determine there are indicators of impairment.

As part of the process described above, we exercise judgment to:

•
determine if there are indicators of impairment present. Factors we consider when making this determination include assessing the overall effect of trends in the hospitality industry and the general economy and regional performance and expectations, historical experience, capital costs and other asset-specific information;

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determine the projected undiscounted future cash flows when indicators of impairment are present. Judgment is required when developing projections of future revenues and expenses based on estimated growth rates over the expected useful life of the asset group. These estimated growth rates are based on historical operating results, as well as various internal projections and external sources; and

•
determine the asset fair value when required. In determining the fair value, we often use internally-developed discounted cash flow models. Assumptions used in the discounted cash flow models include estimating cash flows, which may require us to adjust for specific market conditions, as well as capitalization rates, which are based on location, property or asset type, market-specific dynamics and overall economic performance. The discount rate takes into account our weighted average cost of capital according to our capital structure and other market specific considerations.

We had $418 million of property and equipment, net as of June 30, 2019. Changes in estimates and assumptions used in our impairment testing of property and equipment could result in future impairment losses, which could be material.

Hilton Honors

Hilton Honors records a point redemption liability for amounts received from participating hotels and program partners in an amount equal to the estimated cost per point of the future redemption obligation. We engage outside actuaries to assist in determining the fair value of the future award redemption obligation using statistical formulas that project future point redemptions based on factors that require judgment, including an estimate of "breakage" (points that will never be redeemed), an estimate of the points that will eventually be redeemed and the cost of the points to be redeemed. The cost of the points to be redeemed includes further estimates of available room nights, occupancy rates, room rates and any devaluation or appreciation of points based on changes in reward prices or changes in points earned per stay. Any amounts received from participating hotels and program partners in excess of the actuarial determined cost per point are recorded as deferred revenues and recognized as revenue upon point redemption.

In addition to the Hilton Honors fees we receive from hotel owners to operate the program, we earn fees from co-brand credit card arrangements for the use of our IP license and the issuance of Hilton Honors points. The allocation of the overall fees from the co-brand credit card arrangements between the IP license and the Hilton Honors points is based on their estimated standalone selling prices. The estimated standalone selling price of the IP license is determined using a relief-from-royalty method using statistical formulas based on factors that require significant judgment, including estimates of credit card usage, an appropriate royalty rate and a discount rate to be applied to the projected cash flows. The estimated standalone selling price of the future reward redemptions under the co-brand credit card arrangements is calculated using a discounted cash flow analysis with the same assumptions related to the point redemption liability as discussed above, adjusted for an appropriate margin.

As of June 30, 2019, we had a $1,774 million liability for guest loyalty program, including $788 million reflected as a current liability, and deferred revenues of $438 million, including $180 million reflected as a current liability. Changes in the estimates used in developing our breakage rate or other expected future program operations could result in material changes to our liability for guest loyalty program and deferred revenues.

Income Taxes

See Note 14: "Income Taxes" in our consolidated financial statements included elsewhere in this prospectus for discussion on the effects of the TCJ Act.

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying values and the tax basis of assets and liabilities using currently enacted tax rates. We regularly review our deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets that we believe will not be ultimately realized. In performing this review, we make estimates and assumptions regarding projected future taxable income, the expected timing of reversals of existing temporary differences and the implementation of tax planning strategies. A change in these assumptions may increase or decrease our valuation allowance resulting in an increase or decrease in our effective tax rate, which could materially affect our consolidated financial statements.

We use a prescribed more-likely-than-not recognition threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return if there is uncertainty in income taxes recognized in the consolidated financial statements. When determining the amount of tax benefit to be recognized, we assume, among other items, the position will be examined, the examiner will have all relevant information and the evaluation of the position should be based on its technical merits. Further, estimates based on the tax position's technical merits and amounts we would ultimately accept in a negotiated settlement with the tax authorities are used to measure the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Changes to these assumptions and estimates can lead to an additional income tax benefit (expense), which can materially affect our consolidated financial statements.

Legal Contingencies

We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. An estimated loss from a loss contingency will be accrued by a charge to income if it is probable and the amount of the loss can be reasonably estimated. Significant judgment is required when we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially affect our consolidated financial statements.

Consolidations

We use judgment when evaluating whether we have a controlling financial interest in an entity, including the assessment of the importance of rights and privileges of the partners based on voting rights, as well as financial interests in an entity that are not controllable through voting interests. If an entity in which we hold an interest is considered to be a VIE, we use judgment determining whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interest in the entity. Changes to judgments used in evaluating our partnerships and other investments could materially affect our consolidated financial statements.

BUSINESS

Overview

Hilton is one of the largest and fastest growing hospitality companies in the world, with 5,872 properties comprising 939,297 rooms in 114 countries and territories as of June 30, 2019. For over 100 years, Hilton has been an innovator in its industry, driven by the vision of our founder Conrad Hilton, "to fill the earth with the light and warmth of hospitality." Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, LXR Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full service hotel brands, Signia Hilton, Hilton Hotels & Resorts, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton and Embassy Suites by Hilton; our focused service hotel brands, Motto by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; and our timeshare brand, Hilton Grand Vacations. As of June 30, 2019, we had more than 94 million members in our award-winning guest loyalty program, Hilton Honors.

We operate our business through a management and franchise segment and an ownership segment, each of which is managed separately because of its distinct economic characteristics. The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. The management and franchise segment generates its revenue from: (i) management and franchise fees charged to third-party hotel owners; (ii) licensing fees for the exclusive right to use certain Hilton marks and IP; and (iii) fees for managing our owned and leased hotels. As of June 30, 2019, this segment included 691 managed hotels and 5,059 franchised hotels consisting of 909,453 total rooms. As of June 30, 2019, the ownership segment included 67 properties totaling 20,928 rooms, comprising 59 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and five hotels owned or leased by unconsolidated affiliates. For more information regarding our segments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Segment Results" and Note 13: "Business Segments" in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

In addition to our current hotel portfolio, we are focused on the growth of our business by expanding our share in the global hospitality industry through our development pipeline. As of June 30, 2019, we had nearly 2,500 hotels in our development pipeline that we expect to add as open hotels in our system, representing approximately 373,000 rooms under construction or approved for development throughout 109 countries and territories, including 37 countries and territories where we do not currently have any open hotels. All of the rooms in the development pipeline are within our management and franchise segment. Additionally, 201,000 rooms in the development pipeline were located outside the U.S., and 192,000 rooms, or more than half, were under construction. We do not consider any individual development project to be material to us.

Overall, we believe that our experience in the hospitality industry, which spans over a century of customer service and entrepreneurship, and continues to evolve for the tastes, preferences and demands of our hotel guests; our strong, well-defined brands that operate throughout the hospitality industry chain scales; and our commercial service offerings will continue to drive customer loyalty, including participation in our Hilton Honors guest loyalty program. We believe that satisfied customers will continue to provide strong overall hotel performance for us and our hotel owners and encourage further development of additional hotels under our brands with both existing and new hotel owners, which further supports our growth and future financial performance. We believe that our existing portfolio and development pipeline, which will require minimal capital investment from us, positions us to further improve our business and serve our customers in the future.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

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World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, midscale segment and everything in between, that are designed to accommodate any customer's needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 15% for the six months ended June 30, 2019, based on STR data. This means that our brands achieve on average 15% more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

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Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 5,872 properties and 939,297 rooms in 114 countries and territories as of June 30, 2019. We have hotels in key urban destinations throughout our key operating regions and 592 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market's specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

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Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We earned 42 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999. Hilton Honors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton Honors program continues to increase, and, as of June 30, 2019, there were more than 94 million Hilton Honors members, a 21% increase from June 30, 2018.

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Significant Embedded Growth. We expect to grow through new room additions, as upon completion, our industry-leading development pipeline would result in a 40% increase in our room count with minimal capital investment from us. We also expect to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. CBRE predicts that lodging industry RevPAR in the U.S., where 73% of our system rooms are located, will grow 0.9% in 2019 and 1.2% in 2020. In addition, our franchise revenues should grow over time as franchise contracts renew at our published license rates, which are higher than our current effective rates. For the twelve months ended June 30, 2019, our weighted average effective license rate across our brands was 4.9% of room revenue, and our weighted average published license rate was 5.6% as of June 30, 2019. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of new unit growth and as demand increases in the industry.

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Strong Cash Flow Generation. We generate significant cash flows from operating activities. During 2018, we generated $1.3 billion in cash flow from operating activities, and during the six months ended June 30, 2019, we generated $650 million in cash flows from operating activities. We believe that our focus on cash flow generation, the relatively low investment required to grow our business, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth.

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Aligned Culture and Organization. As an organization of people serving people, it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. Our purpose-led, performance-driven culture begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has more than 31 years of experience in the hotel industry, leading Hilton for over 11 years and previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc. He and the balance of our executive management team have been instrumental in transforming our organization and building a culture that attracts, develops and retains leaders at all levels of the organization who are focused on delivering exceptional service to our customers every day. We rely on our more than 171,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

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Expand our Global Network. We intend to build on our leading position in the U.S. and expand our global footprint. We had approximately 18% of the market share of rooms under construction as of June 30, 2019, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S., and as of June 30, 2019, over half of our rooms in our development pipeline are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive high-quality new unit growth in every region of the world.

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Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses by developing new third-party hotels and converting existing hotels to our brands. Our development pipeline consisted of approximately 373,000 rooms as of June 30, 2019. Upon completion, this pipeline of new, third-party owned hotels would result in a 41% increase in our managed and franchised hotel room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise contracts at our current published franchise fee rates.

•
Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our customer experience in all of our service offerings by delivering distinctive, high quality, consistent brand management and continuing to develop products and services that drive customer preference and increased RevPAR premiums. We will continue to innovate in the delivery of modern products and service standards that are relevant and meet evolving customer needs. We believe providing distinctive customer experiences will deliver financial results that support incremental owner investment in our hotels. We also focus on providing products and services that drive opportunities for growth in the U.S. and tailoring our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to enhance our commercial services platform to ensure we have a formidable sales, pricing, marketing and distribution platform to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton Honors guest loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Our Brand Portfolio

The goal of each of our brands is to deliver exceptional customer experiences and superior operating performance.

		June 30, 2019
Brand(1)	Chain Scale	Countries/ Territories	Properties	Rooms	Percentage of Total Rooms	Selected Competitors(2)
	Luxury	14	32	10,778	1.1%	Four Seasons, Mandarin Oriental, Peninsula, Ritz Carlton, Rosewood Hotels & Resorts, St. Regis
	Luxury	1	1	234	—%	Leading Hotels of the World, Legend Preferred Hotels & Resorts, Small Luxury Hotels of The World, The Luxury Collection
	Luxury	22	35	11,221	1.2%	Fairmont, Intercontinental, JW Marriott, Park Hyatt, Sofitel
	Upper Upscale	4	9	1,427	0.2%	Hyatt Centric, Joie De Vivre, Kimpton, Le Méridien
	Upper Upscale	—	—	—	—%	Fairmont, Grand Hyatt, JW Marriott, Marriott Marquis
	Upper Upscale	93	585	216,657	23.1%	Hyatt Regency, Marriott, Renaissance, Sheraton, Sofitel, Westin
	Upper Upscale	22	74	14,394	1.5%	Autograph Collection, The Unbound Collection
	Upscale	47	567	131,454	14.0%	Crowne Plaza, Delta, Holiday Inn, Radisson, Sheraton, Wyndham
	Upscale	1	23	3,182	0.3%	Tribute Portfolio
	Upper Upscale	5	253	58,888	6.3%	Hyatt Regency, Marriott, Sheraton, Westin
	Upper Midscale	—	—	—	—%	CitizenM, Freehand, Moxy, Yotel
	Upscale	45	841	122,554	13.0%	Aloft, Courtyard, Four Points, Holiday Inn, Hyatt Place
	Upper Midscale	27	2,491	259,157	27.6%	Comfort Suites, Courtyard, Fairfield Inn, Holiday Inn Express, Springhill Suites
	Midscale	2	77	7,367	0.8%	Best Western, Comfort Inn & Suites, La Quinta, Quality Inn, Sleep Inn
	Upscale	3	492	56,074	6.0%	Element, Hyatt House, Residence Inn, Staybridge Suites
	Upper Midscale	2	332	34,668	3.7%	Candlewood Suites, Comfort Suites, TownePlace Suites
	Timeshare	5	55	8,916	0.9%	Hyatt Residence, Marriott Vacation Club, Vistana Signature Experiences, Wyndham Vacations Resorts
____________

(1)
The table above excludes five unbranded properties with 2,326 rooms, representing approximately 0.3 percent of total rooms. HGV has the exclusive right to use our Hilton Grand Vacations brand, subject to the terms of a license agreement with us.

(2)	The table excludes lesser-known regional competitors.

Waldorf Astoria Hotels & Resorts: What began as an iconic hotel in New York City is today an extensive portfolio of luxury hotels and resorts in landmark destinations around the world. Waldorf Astoria Hotels & Resorts each provide a unique sense of place with a relentless commitment to personal service and culinary expertise, enabling guests to create truly unforgettable moments. Properties feature elegant spa and wellness facilities; high-end restaurants; golf courses at our resort properties; 24-hour room service; fitness centers; impressive meeting and events capabilities; wedding and banquet facilities; and special event and concierge services.

LXR Hotels & Resorts: Found in some of the world's most alluring locations, LXR Hotels & Resorts immerse guests in truly profound travel experiences. LXR connects legendary luxury properties into a network of hotels offering singular service and remarkable experiences. In 2018, the first LXR hotel opened in Dubai.

Conrad Hotels & Resorts: Conrad is a global luxury brand offering guests service and style on their own terms—all while connecting with the local and global culture. Conrad has created a seamless connection between contemporary design, leading innovation and curated art to inspire the entrepreneurial spirit of the globally connected traveler. Properties feature convenient and relaxing spa and wellness facilities; enticing and locally-inspired restaurants; comprehensive room service; fitness and business centers; multi-purpose meeting facilities; and special event and concierge services.

Canopy by Hilton: Canopy by Hilton is an energizing lifestyle hotel in the neighborhood. Our guests are explorers who seek uncomplicated comfort, thoughtful details, an energizing atmosphere and a uniquely local experience. Each property is designed as a natural extension of its neighborhood, with local design, food and drink and culture delivering an authentic neighborhood experience with a boutique hotel feel.

Signia Hilton: Signia Hilton is a dynamic, meetings-and-events-focused brand that is setting out to transform the industry for meeting professionals and sophisticated business travelers by infusing state-of-the-art technology and design into every aspect of the guest experience. Signia Hilton further reinforces Hilton's commitment to innovation that meets the evolving needs of today's travelers and will bring premium experiences to top urban and resort destinations around the world.

Hilton Hotels & Resorts: Hilton is our global flagship brand and one of the most globally recognized hotel brands, with hotels and resorts in 93 countries and territories across six continents. The brand primarily serves business and leisure upper upscale travelers and meeting groups. Hilton hotels are full service hotels that typically include meeting, wedding and banquet facilities and special event services; restaurants and lounges; food and beverage services; swimming pools; gift shops; retail facilities; and other services. Additionally, Hilton Hotels & Resorts was voted the favorite hotel chain in the 2018 Globe Travel Awards.

Curio Collection by Hilton: Curio Collection by Hilton is an upper-scale, global portfolio of hotels and resorts created for travelers seeking local discovery and one-of-a-kind experiences. Each property within the collection is hand-picked for its unique identity or story and features elevated food and beverage experiences, while leveraging the many benefits of Hilton, including the award-winning Hilton Honors guest loyalty program.

DoubleTree by Hilton: DoubleTree by Hilton is a fast-growing, global portfolio of upscale hotels. Over the past 50 years, DoubleTree by Hilton has maintained its philosophy that it's the little things that make a big difference, from welcoming guests with its signature, warm DoubleTree cookie to serving the local community. Thanks to the dedication of its team members, DoubleTree by Hilton ensures the absolute best experience for guests and continues to be a symbol of comfort through contemporary accommodations and amenities, including unique food and beverage experiences, state-of-the-art fitness offerings and meetings and event spaces.

Tapestry Collection by Hilton: Tapestry Collection by Hilton, which launched in 2017, is a portfolio of upscale, unique hotels that caters to guests seeking original and authentic experiences. Every Tapestry Collection property has its own unique style, while giving travelers the reliability of the Hilton name, in addition to the benefits of the award-winning Hilton Honors guest loyalty program.

Embassy Suites by Hilton: Embassy Suites by Hilton is the upscale all-suites hotel brand that delivers inclusive value. All guests are welcomed with spacious two-room suites with separate areas to work and play, plus free made-to-order breakfast daily and complimentary drinks and snacks every night.

Motto by Hilton: Motto by Hilton is a micro-hotel with an urban vibe in prime global locations. It is Hilton's new affordable urban lifestyle brand that empowers guests by giving them the freedom to create their own experiences in the world's most sought-after cities. Motto combines comfort and accessibility with travel and lifestyle trends centered around location, value and experience.

Hilton Garden Inn: Hilton Garden Inn is an award-winning brand where guests find an open, inviting atmosphere with warm, glowing service and simple, thoughtful touches that allow them to relax and recharge. As a recognized leader in food and beverage services, Hilton Garden Inn caters to guests' dining needs by serving cooked-to-order breakfast and offering handcrafted cocktails, shareable small plates and full meals at its on-site restaurants and bars. Flexible meeting space, free Wi- Fi, wireless printing and fitness centers are offered to help guests stay polished and productive.

Hampton by Hilton: Hampton by Hilton is our largest brand, with both Hampton Inn and Hampton Inn & Suites hotels located in nearly 30 countries and territories across four continents. Recognized as the leading upper-midscale brand in the lodging industry, Hampton has been ranked the #1 lodging brand to franchise by Entrepreneur for 10 consecutive years. Hampton by Hilton hotels around the world provide guests high-quality and thoughtfully designed accommodations, award-winning customer service and value-added amenities - like complimentary hot breakfast with healthy options and free high-speed internet access - all backed by the 100% Hampton Guarantee.

Tru by Hilton: Tru by Hilton is a game-changing hotel brand where guests don't have to compromise between a consistent, fun and affordable hotel stay. Spirited, simplified and grounded in value, Tru by Hilton is designed for cross-generational appeal, with a large, reimagined public space where guests can work, play, lounge and eat. Efficiently designed modern guestrooms feature a rolling desk, oversized windows for natural light and bright, spacious bathrooms. Guests can enjoy complimentary amenities, including a build-your-own "Top It" hot breakfast with both healthy and indulgent items and more than 35 toppings, a multifunctional fitness center and fast WiFi. Premium snacks, light meal options and single-serve wine and beer are available for purchase at the 24/7 Eat. & Sip. market.

Homewood Suites by Hilton: Homewood Suites by Hilton is the upscale extended-stay hotel brand that delivers the comforts of home. Every room is a spacious suite featuring a fully equipped kitchen—suitable for stays of any length. A free, full hot breakfast is served daily, along with complimentary drinks and bites.

Home2 Suites by Hilton: Home2 Suites by Hilton provides a modern and savvy option to budget conscious extended stay, business and leisure travelers. Offering innovative suites with contemporary design and cutting-edge technology, we strive to ensure that our guests are comfortable and productive, whether they are staying a few days or a few months. The brand offers complimentary continental breakfast, integrated laundry and exercise facility, recycling and sustainability initiatives and a pet- friendly policy.

Hilton Grand Vacations: Hilton Grand Vacations is our timeshare brand. Ownership of a deeded real estate interest with club membership points provides members with a lifetime of vacation advantages and the comfort and convenience of residential-style resort accommodations in select, renowned vacation destinations. Each of the Hilton Grand Vacations properties provides a distinctive setting, while signature elements remain consistent, such as high-quality guest service, spacious units and extensive on-property amenities.

Our Guest Loyalty Program

Hilton Honors is our award-winning guest loyalty program that supports our portfolio of brands at our managed, franchised, owned and leased hotels and resorts. The program generates significant repeat business by rewarding guests with points for each stay at any of our nearly 5,900 properties worldwide, which are then redeemable for free nights and other goods and services. Members can also use points earned to transact with approximately 70 partners, including airlines, rail and car rental companies, credit card providers, Amazon.com and others. The program provides targeted marketing, promotions and customized guest experiences to more than 94 million members, a 21 percent increase from June 30, 2018. Affiliation with our loyalty programs encourages members to allocate more of their travel spending to our hotels. The percentage of travel spending we capture from loyalty members increases as they move up the tiers of our program. The program is funded by contributions from eligible revenues generated by Hilton Honors members and collected by us from hotels and resorts in our system. These funds are applied to reimburse hotels and partners for Hilton Honors points redemptions by loyalty members and to pay for administrative expenses and marketing initiatives that support the program.

Our Business

As of June 30, 2019, our system included the following properties and rooms, by type, brand and region:

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	15	6,171	—	—	15	6,171
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East and Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	4	896	—	—	4	896
LXR Hotels & Resorts
Middle East and Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	5	1,649	1	230	6	1,879
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East and Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	18	5,360	1	654	20	6,178
Canopy by Hilton
U.S.	—	—	—	—	6	1,014	6	1,014
Europe	—	—	—	—	2	263	2	263
Asia Pacific	—	—	1	150	—	—	1	150
Hilton Hotels & Resorts
U.S.	—	—	66	48,235	178	54,639	244	102,874
Americas (excluding U.S.)	1	405	26	9,534	21	7,085	48	17,024
Europe	50	13,843	46	14,792	37	10,432	133	39,067
Middle East and Africa	5	1,998	43	13,299	3	1,609	51	16,906
Asia Pacific	7	3,441	94	34,066	8	3,279	109	40,786
Curio Collection by Hilton
U.S.	—	—	5	2,335	38	7,783	43	10,118
Americas (excluding U.S.)	—	—	—	—	8	1,110	8	1,110
Europe	—	—	3	270	13	1,572	16	1,842
Middle East and Africa	—	—	2	255	1	356	3	611
Asia Pacific	—	—	3	663	1	50	4	713
DoubleTree by Hilton
U.S.	—	—	33	11,215	321	74,730	354	85,945
Americas (excluding U.S.)	—	—	1	172	28	5,868	29	6,040
Europe	—	—	13	3,451	95	16,075	108	19,526
Middle East and Africa	—	—	10	2,349	6	718	16	3,067
Asia Pacific	—	—	57	15,804	3	1,072	60	16,876
Tapestry Collection by Hilton
U.S.	—	—	—	—	23	3,182	23	3,182
Embassy Suites by Hilton
U.S.	—	—	42	11,115	203	45,776	245	56,891
Americas (excluding U.S.)	—	—	3	667	5	1,330	8	1,997
Hilton Garden Inn
U.S.	—	—	6	637	669	92,744	675	93,381
Americas (excluding U.S.)	—	—	11	1,561	41	6,379	52	7,940
Europe	—	—	22	4,040	47	7,774	69	11,814
Middle East and Africa	—	—	14	2,887	2	271	16	3,158
Asia Pacific	—	—	29	6,261	—	—	29	6,261
Hampton by Hilton
U.S.	—	—	45	5,495	2,162	211,798	2,207	217,293
Americas (excluding U.S.)	—	—	13	1,685	97	11,617	110	13,302
Europe	—	—	18	2,956	68	10,560	86	13,516
Middle East and Africa	—	—	1	420	—	—	1	420
Asia Pacific	—	—	—	—	87	14,626	87	14,626
Tru by Hilton
U.S.	—	—	—	—	76	7,277	76	7,277
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	17	1,826	451	51,531	468	53,357
Americas (excluding U.S.)	—	—	2	261	22	2,456	24	2,717
Home2 Suites by Hilton
U.S.	—	—	2	198	323	33,717	325	33,915
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	3	1,450	2	876	5	2,326
Hotels	67	20,928	691	216,939	5,059	692,514	5,817	930,381
Hilton Grand Vacations		—	—	—	55	8,916	55	8,916
Total	67	20,928	691	216,939	5,114	701,430	5,872	939,297
____________

(1)	Includes properties owned or leased by entities in which we own a noncontrolling financial interest.

Management and Franchise

We manage hotels and license our brands through our management and franchise segment. This segment generates its revenue primarily from fees charged to hotel owners, as well as from fees associated with license agreements. We grow our management and franchise business by attracting owners to become a part of our system and participate in our commercial services to support their properties. These contracts require little or no capital investment to initiate on our part and provide significant return on investment for us as fees are earned.

Hotel Management

Our core management services consist of operating hotels under management contracts for the benefit of third parties who either own or lease the hotels and the associated personal property. Terms of our management contracts vary, but our fees generally consist of a base management fee, which is typically based on a percentage of the hotel's monthly gross revenue, and, when applicable, an incentive management fee, which is typically based on a percentage of the hotel's operating profits. In general, the owner pays all operating and other expenses and reimburses our out-of-pocket expenses. In turn, our managerial discretion typically is subject to approval by the owner in certain major areas, including the approval of annual operating and capital expenditure budgets. Additionally, the owners generally pay a monthly program fee based on the underlying hotel's sales or usage, which covers the costs of: (i) advertising and marketing programs; (ii) internet, technology and reservation systems; and (iii) quality assurance program expenses. Owners are also responsible for various other fees and charges, including payments for participation in our Hilton Honors guest loyalty program, training, consultation and procurement of certain goods and services. As of June 30, 2019, we managed 691 hotels with 216,939 rooms, excluding hotels included in our ownership segment.

The initial terms of our management contracts are typically 20 to 30 years. In certain cases, we are both the franchisor and manager of the hotel, when we enter into a franchise contract in addition to a management contract, and we classify the hotel as managed in our portfolio. Extension options for our management contracts are negotiated and vary, but typically are more prevalent in full service hotels. Typically, these contracts contain one or two extension options that are for either five or 10 years and can be exercised at our or the hotel owner's option or by mutual agreement.

Some of our management contracts provide early termination rights to hotel owners upon certain events, including the failure to meet certain financial or performance criteria. Performance test measures typically are based upon the hotel's performance individually and/or in comparison to specified competitive hotels. We often have a cure right by paying an amount equal to the performance shortfall over a specified period, although in some cases our cure rights are limited.

Franchising

We license our brand names, trademarks and service marks and operating systems to hotel owners under franchise contracts. We do not own, manage or operate franchised properties and do not employ the individuals working at these locations. We conduct periodic inspections to ensure that brand standards that we establish are maintained. For newly franchised hotels, including both new construction and conversions of existing hotels from other brands, we approve the location, as well as the plans for the facilities to ensure the hotels meet our brand standards. For existing franchised hotels, we provide franchisees with product improvement plans that must be completed to keep the hotels in compliance with our brand standards, so that they can remain in our hotel system. We also earn license fees from a license agreement with HGV and co- brand credit card arrangements for the use of certain Hilton marks and IP.

Each franchisee pays us an application, initiation or other fee in conjunction with the inception of a franchise contract. Franchisees also pay a royalty fee, generally based on a percentage of the hotel's monthly gross room revenue and, in some cases, a percentage of gross food and beverage revenues and other revenues, as applicable. Additionally, the franchisees generally pay a monthly program fee based on the underlying hotel's sales or usage, which covers the costs of: (i) advertising and marketing programs; (ii) internet, technology and reservation systems; and (iii) quality assurance program expenses. Franchisees also are responsible for various other fees and charges, including payments for participation in our Hilton Honors guest loyalty program, training, consultation and procurement of certain goods and services. As of June 30, 2019, we franchised 5,114 properties with 701,430 rooms.

Our franchise contracts typically have initial terms of approximately 20 years for new hotels and approximately 10 to 20 years for converted hotels. At the expiration of the initial term, we may have a contractual right or obligation to relicense the hotel to the franchisee for an additional term ranging from 10 to 15 years. We have the right to terminate a franchise contract upon specified events of default, including nonpayment of fees or noncompliance with brand standards. If a franchise contract is terminated by us because of a franchisee's default, the franchisee is contractually required to pay us liquidated damages. We have no legal responsibility for the employees or the liabilities associated with operating franchised properties.

Ownership

As a hotel owner and lessee, we focus on maximizing the cost efficiency and profitability of the portfolio by, among other things, maximizing hotel revenues, implementing new labor management practices and systems and reducing fixed costs. Through our disciplined approach to hotel and asset management, we develop and execute on strategic plans for each of our hotels to enhance their market position and, at many of our hotels, we invest in renovating guest rooms and public spaces and adding or enhancing meeting and retail space to improve profitability. As of June 30, 2019, our ownership segment consisted of 67 hotels with 20,928 rooms that we owned or leased or that are owned or leased by entities in which we own a noncontrolling financial interest.

Properties

Hotel Properties

Owned or Controlled Hotels

As of June 30, 2019, we owned 100 percent or a controlling financial interest in the following three properties, representing 579 rooms.

Property	Location	Rooms
Hilton Hotels & Resorts
Hilton Nairobi(1)	Nairobi, Kenya	287
Hilton Odawara Resort & Spa(2)	Odawara City, Japan	163
Hilton Belfast Templepatrick Golf & Country Club	Templepatrick, United Kingdom	129
____________

(1)	We own a controlling financial interest, but less than a 100 percent interest, in the entity that owns this property.

(2)	We sold this property in September 2019.

Joint Venture Hotels

As of June 30, 2019, we had a minority or noncontrolling financial interest in the entities that own or lease the following five properties, representing 2,244 rooms. We have a right of first refusal to purchase additional equity interests in certain of these joint ventures. We manage each of the hotels for the entity owning or leasing the hotel.

Property	Location	Ownership	Rooms
Conrad Hotels & Resorts
Conrad Cairo	Cairo, Egypt	10%	614
Hilton Hotels & Resorts
Hilton Tokyo Bay	Urayasu-shi, Japan	24%	828
Hilton Nagoya	Nagoya, Japan	24%	460
Hilton Mauritius Resort & Spa	Flic-en-Flac, Mauritius	20%	193
Hilton Imperial Dubrovnik	Dubrovnik, Croatia	18%	149

Leased Hotels

As of June 30, 2019, we leased the following 59 properties, representing 18,105 rooms.

Property	Location	Rooms
Waldorf Astoria Hotels & Resorts
Rome Cavalieri, Waldorf Astoria Hotels & Resorts	Rome, Italy	370
Waldorf Astoria Amsterdam	Amsterdam, Netherlands	93
Conrad Hotels & Resorts
Conrad Osaka	Osaka, Japan	164
Hilton Hotels & Resorts
Hilton Tokyo(1)	(Shinjuku-ku) Tokyo, Japan	825
Ramses Hilton	Cairo, Egypt	817
Hilton London Kensington	London, United Kingdom	601
Hilton Vienna	Vienna, Austria	579

Property	Location	Rooms
Hilton Osaka(1)	Osaka, Japan	562
Hilton Tel Aviv	Tel Aviv, Israel	560
Hilton Istanbul Bosphorus	Istanbul, Turkey	500
Hilton Munich Park	Munich, Germany	484
Hilton Munich City	Munich, Germany	483
London Hilton on Park Lane	London, United Kingdom	453
Hilton Diagonal Mar Barcelona	Barcelona, Spain	433
Hilton Mainz	Mainz, Germany	431
Hilton Trinidad & Conference Centre	Port of Spain, Trinidad	405
Hilton London Heathrow Airport	London, United Kingdom	398
Hilton Izmir	Izmir, Turkey	380
Hilton Addis Ababa	Addis Ababa, Ethiopia	372
Hilton Vienna Danube Waterfront	Vienna, Austria	367
Hilton Frankfurt	Frankfurt, Germany	342
Hilton Brighton Metropole	Brighton, United Kingdom	340
Hilton Sandton	Sandton, South Africa	329
Hilton Milan	Milan, Italy	320
Hilton Brisbane	Brisbane, Australia	319
Hilton Glasgow	Glasgow, United Kingdom	319
Ankara Hilton	Ankara, Turkey	309
The Waldorf Hilton, London	London, United Kingdom	298
Hilton Cologne	Cologne, Germany	296
Adana Hilton	Adana, Turkey	295
Hilton Stockholm Slussen	Stockholm, Sweden	289
Hilton Madrid Airport	Madrid, Spain	284
Parmelia Hilton Perth	Parmelia Perth, Australia	284
Hilton London Canary Wharf	London, United Kingdom	282
Hilton Amsterdam	Amsterdam, Netherlands	271
Hilton Newcastle Gateshead	Newcastle Upon Tyne, United Kingdom	254
Hilton Vienna Plaza	Vienna, Austria	254
Hilton Bonn	Bonn, Germany	252
Hilton London Tower Bridge	London, United Kingdom	248
Hilton Bracknell	Bracknell, United Kingdom	215
Hilton Antwerp Old Town	Antwerp, Belgium	210
Hilton Reading	Reading, United Kingdom	210
Hilton Leeds City	Leeds, United Kingdom	208
Hilton Watford	Watford, United Kingdom	200
Mersin Hilton	Mersin, Turkey	186
Hilton Leicester	Leicester, United Kingdom	179
Hilton Nottingham	Nottingham, United Kingdom	176
Hilton London Croydon	Croydon, United Kingdom	168
Hilton Cobham	Cobham, United Kingdom	158
Hilton Paris La Defense	Paris, France	153
Hilton East Midlands Airport	Derby, United Kingdom	152
Hilton Maidstone	Maidstone, United Kingdom	146
Hilton Avisford Park, Arundel	Arundel, United Kingdom	140
Hilton Northampton	Northampton, United Kingdom	139
Hilton London Hyde Park	London, United Kingdom	136
Hilton York	York, United Kingdom	131
Hilton Mainz City	Mainz, Germany	127
Hilton Puckrup Hall, Tewkesbury	Tewkesbury, United Kingdom	112
Hilton Glasgow Grosvenor	Glasgow, United Kingdom	97
____________

(1)	We own a controlling financial interest, but less than a 100 percent interest, in the entity that owns this property.

Corporate Headquarters and Regional Offices

Our corporate headquarters are located at 7930 Jones Branch Drive, McLean, Virginia 22102. These offices consist of approximately 271,000 rentable square feet of leased space. We also have corporate offices in Watford, England (Europe), Dubai, United Arab Emirates (Middle East and Africa), Singapore (Asia Pacific), Tokyo (Japan) and Shanghai (China). Additionally, to support our operations, we have our Hilton Honors and other commercial services office in Addison, Texas.

Other non-operating real estate that we own or lease includes centralized operations centers located in Memphis, Tennessee and Glasgow, U.K., and our Hilton Reservations and Customer Care office in Carrollton, Texas. We believe that our existing office properties are in good condition and are sufficient and suitable for the conduct of our business. In the event we need to expand our operations, we believe that suitable space will be available on commercially reasonable terms.

Competition

We encounter active and robust competition as a hotel and resort manager, franchisor and owner. Competition in the hospitality industry generally is based on the attractiveness of the facility; location; level of service; quality of accommodations; amenities; food and beverage options and outlets; public and meeting spaces and other guest services; consistency of service; room rate; brand reputation; and the ability to earn and redeem loyalty program points through a global system. Our properties and brands compete with other hotels, resorts, motels and inns in their respective geographic markets or customer segments, including facilities owned by local interests, individuals, national and international chains, institutions, investment and pension funds and REITs. We believe that our position as a multi-branded manager, franchisor and owner of hotels with an associated system-wide guest loyalty and commercial platform helps us succeed as one of the largest and most geographically diverse hospitality companies in the world.

Our principal competitors include other branded and independent hotel operating companies, national and international hotel brands and ownership companies, including hotel REITs. While local and independent brand competitors vary, on a global scale, our primary competitors are firms such as Accor S.A., Choice Hotels International, Hongkong and Shanghai Hotels, Hyatt Hotels Corporation, Intercontinental Hotel Group, Marriott International, Radisson Hotel Group and Wyndham Hotels & Resorts.

Seasonality

The hospitality industry is seasonal in nature. The periods during which our hotels and resorts experience higher revenues vary from property to property, depending principally upon their location and the customer-base served. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters.

Cyclicality

The hospitality industry is cyclical, and demand generally follows, on a lagged basis, key macroeconomic indicators. There is a history of increases and decreases in the development and supply of and demand for hotel rooms, occupancy levels and room rates realized by hotel owners through economic cycles. The combination of changes in economic conditions and in the supply of hotel rooms can result in significant volatility in results for owners and managers of hotel properties. The costs of running a hotel tend to be more fixed than variable. As a result of such fixed costs, in a negative economic environment, the rate of decline in earnings can be higher than the rate of decline in revenues.

Intellectual Property

In the highly competitive hospitality industry in which we operate, trademarks, service marks, trade names, logos and patents are very important to the success of our business. We have a significant number of trademarks, service marks, trade names, logos, patents and pending registrations and expend significant resources each year on surveillance, registration and protection of our trademarks, service marks, trade names, logos and patents, which we believe have become synonymous in the hospitality industry with a reputation for excellence in service and authentic hospitality.

Government Regulation

Our business is subject to various foreign and U.S. federal and state laws and regulations, including laws and regulations that govern the offer and sale of franchises, many of which impose substantive requirements on franchise contracts and require that certain materials be registered before franchises can be offered or sold in a particular jurisdiction.

In addition, a number of states regulate the activities of hospitality properties and restaurants, including safety and health standards, as well as the sale of liquor at such properties, by requiring licensing, registration, disclosure statements and compliance with specific standards of conduct. Operators of hospitality properties also are subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Our franchisees are responsible for their own compliance with laws, including with respect to their employees, minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of our properties and could otherwise adversely affect our operations.

We also manage hotels with casino gaming operations as part of or adjacent to the hotels. However, with the exception of casinos at certain of our properties in Puerto Rico and one property in Egypt, third parties manage and operate the casinos. We hold and maintain the casino gaming license and manage the casinos located in Puerto Rico and Egypt and employ third-party compliance consultants and service providers. As a result, our business operations at these facilities are subject to the licensing and regulatory control of the local regulatory agency responsible for gaming licenses and operations in those jurisdictions.

As an international manager, franchisor, owner and lessee of properties in 114 countries and territories, we also are subject to the local laws and regulations in each country in which we operate, including employment laws and practices; privacy laws; tax laws, which may provide for tax rates that exceed those of the U.S. and which may provide that our foreign earnings are subject to withholding requirements or other restrictions; unexpected changes in regulatory requirements or monetary policy; and other potentially adverse tax consequences.

In addition, our business operations in countries outside the U.S. are subject to a number of laws and regulations, including restrictions imposed by the FCPA, as well as trade sanctions administered by OFAC. The FCPA is intended to prohibit bribery of foreign officials and requires us to keep books and records that accurately and fairly reflect our transactions. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. In addition, some of our operations may be subject to additional laws and regulations of non-U.S. jurisdictions, including the U.K. Bribery Act 2010, which contains significant prohibitions on bribery and other corrupt business activities, and other local anti-corruption laws in the countries and territories in which we conduct operations. The European Union's General Data Protection Regulation, effective in 2018, has stringent requirements regarding the handling of personal data such as credit card numbers and other personally identifiable information that we collect for a variety of important business purposes, including managing our workforce, providing requested products and services and maintaining guest preferences to enhance customer service and for marketing and promotion purposes.

Environmental Matters

We are subject to certain requirements and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions; the use, storage and disposal of hazardous and toxic substances; and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines or other claims by third parties concerning environmental compliance or contamination. We use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our facilities, and we generate certain wastes in connection with our operations. Some of our properties include older buildings, and some may have, or may historically have had, laundry and dry-cleaning facilities and underground storage tanks for heating oil and back-up generators. We have from time to time been responsible for investigating and remediating contamination at some of our facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of waste that we generate, including at locations where such waste has been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management or franchise contracts, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our properties. We have implemented an ongoing operations and maintenance plan at each of our owned and managed properties that seeks to identify and remediate these conditions as appropriate. Although we have incurred, and expect that we will continue to incur, costs relating to the investigation, identification and remediation of hazardous materials known or discovered to exist at our properties, those costs have not had, and are not expected to have, a material adverse effect on our consolidated financial position, results of operations or cash flows.

Insurance

U.S. hotels that we manage are permitted to participate in certain of our insurance programs by mutual agreement with our hotel owners. If not participating in our programs, hotel owners must purchase insurance programs consistent with our requirements. U.S. franchised hotels are not permitted to participate in our insurance programs, but rather must purchase insurance programs consistent with our requirements. Foreign managed and franchised hotels are required to participate in certain of our insurance programs. In addition, our management and franchise contracts typically include provisions requiring the owner of any hotel to indemnify us against losses arising from the design, development and operation of such hotel.

Most of our insurance policies are written with self-insured retentions or deductibles that are common in the insurance market for similar risks, and we believe such risks are prudent for us to assume. Our third-party insurance policies provide coverage for claim amounts that exceed our self-insurance retentions or deductible obligations. We maintain insurance coverage for general liability, property, business interruption, terrorism and other risks with respect to our business for all of our owned and leased hotels, and we maintain workers' compensation coverage for all of our employees. In addition, through our captive insurance subsidiary, we participate in a reinsurance arrangement that provides coverage for a certain portion of our deductibles. In general, our insurance provides coverage related to any claims or losses arising out of the design, development and operation of our hotels.

History

In May 1919, our founder Conrad Hilton purchased his first hotel in Cisco, Texas, and we celebrated our 100th anniversary in 2019. Our predecessors commenced corporate operations in 1946, and Hilton Worldwide Holdings Inc. was incorporated in Delaware in March 2010.

Employees

As of June 30, 2019, we employed more than 171,000 people at our managed, owned and leased properties and at our corporate locations.

As of December 31, 2018, approximately 31 percent of our employees globally and 36 percent of our employees in the U.S. were covered by various collective bargaining agreements generally addressing pay rates, working hours, other terms and conditions of employment, certain employee benefits and orderly settlement of labor disputes.

Legal Proceedings

We are involved in various claims and lawsuits arising in the ordinary course of business, some of which include claims for substantial sums, including proceedings involving tort and other general liability claims, employee claims, consumer protection claims and claims related to our management of certain hotel properties. We recognize a liability when we believe the loss is probable and can be reasonably estimated. Most occurrences involving liability, claims of negligence and employees are covered by insurance with solvent insurance carriers. The ultimate results of claims and litigation cannot be predicted with certainty. We believe we have adequate reserves against such matters. We currently believe that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material adverse effect on our consolidated financial position, results of operations or cash flows. However, depending on the amount and timing, an unfavorable resolution of some or all of these matters could materially affect our future results of operations in a particular period.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of Hilton's directors and executive officers as of August 31, 2019:

Name	Age	Position
Christopher J. Nassetta	56	President, Chief Executive Officer and Director
Jonathan D. Gray	49	Chairman of the Board of Directors
Charlene T. Begley	52	Director
Melanie L. Healey	58	Director
Raymond E. Mabus, Jr.	70	Director
Judith A. McHale	72	Director
John G. Schreiber	72	Director
Elizabeth A. Smith	56	Director
Douglas M. Steenland	67	Director
Kristin A. Campbell	57	Executive Vice President and General Counsel
Ian R. Carter	57	Executive Vice President and President, Global Development
Kevin J. Jacobs	46	Executive Vice President and Chief Financial Officer
Matthew W. Schuyler	54	Executive Vice President and Chief Human Resources Officer
Jonathan W. Witter	50	Executive Vice President and Chief Customer Officer

Christopher J. Nassetta joined Hilton as President and Chief Executive Officer in December 2007 and has served as a director of Hilton since that time. Previously, he was President and Chief Executive Officer of Host Hotels and Resorts, Inc., a position he held from May 2000 until October 2007. He joined Host in 1995 as Executive Vice President and was elected Chief Operating Officer in 1997. Before joining Host, Mr. Nassetta co-founded Bailey Capital Corporation, a real estate investment and advisory firm, in 1991. Prior to this, he spent seven years at The Oliver Carr Company, a commercial real estate company, where he ultimately served as Chief Development Officer. Mr. Nassetta is an Advisory Board member for the McIntire School of Commerce at the University of Virginia and is Vice Chairman of the Corporate Fund for The John F. Kennedy Center for the Performing Arts. He is on the board of the Wolf Trap Foundation for the Performing Arts. He is also a member of the board of directors, nominating and corporate governance committee and compensation committee of CoStar Group, Inc. He is also a member and a past Chairman of The Real Estate Roundtable, Chairman and Executive Committee member of the World Travel & Tourism Council, a member of the Economic Club of Washington, a member of Federal City Council, and has served in various positions at the Arlington Free Clinic. Mr. Nassetta graduated from the McIntire School of Commerce at the University of Virginia with a degree in Finance.

Jonathan D. Gray is Chairman of our Board of Directors (the "Board" or "Board of Directors") and has served as a director of Hilton since 2007. Mr. Gray is President and Chief Operating Officer of Blackstone, and has served as a member of the board of directors of Blackstone since February 2012. He previously served as global head of real estate for Blackstone from January 2012 through February 2018. He also sits on Blackstone's management committee. Mr. Gray served as a senior managing director and co-head of real estate from January 2005 to December 2011. Since joining Blackstone in 1992, Mr. Gray has helped build the largest private equity real estate platform in the world with over $120 billion in investor capital under management as of September 30, 2018. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He also serves on the board of Harlem Village Academies and Trinity School. He previously served as a board member of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas), Invitation Homes Inc., Brixmor Property Group and La Quinta Holdings Inc. Mr. Gray and his wife, Mindy, have established the Basser Research Center at the University of Pennsylvania School of Medicine, which focuses on the prevention and treatment of certain genetically caused breast and ovarian cancers.

Charlene T. Begley has served as a director of Hilton since 2017. Ms. Begley served in various capacities at General Electric Company from 1988 through 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE's Home and Business Solutions business from January 2010 through December 2013. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE's Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves as a director and member of the audit committee and management compensation committee of Nasdaq, Inc. She previously served as a director of Red Hat, Inc.

Melanie L. Healey has served as a director of Hilton since 2017. Ms. Healey served as Group President of The Procter & Gamble Company from 2007 to 2015. During her tenure at Procter & Gamble, one of the leading providers of branded consumer packaged goods, Ms. Healey held several leadership roles, including Group President and advisor to the Chairman and CEO, Group President, North America, and Group President, Global Health, Feminine and Adult Care Sector. Ms. Healey has more than 30 years of strategic, branding and operating experience from leading consumer goods companies including Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons. Ms. Healey also serves as a director of PPG Industries, Inc., Verizon Communications Inc. and Target Corporation.

Raymond E. Mabus, Jr. has served as a director of Hilton since 2017. Mr. Mabus brings significant public sector experience to the Hilton Board, having served as the 75th United States Secretary of the Navy from 2009 to 2017. He was the United States Ambassador to the Kingdom of Saudi Arabia from 1994 to 1996, the 60th Governor of Mississippi from 1988 to 1992, and Auditor of the State of Mississippi from 1984 to 1988. In the private sector, Mr. Mabus served as Chairman and Chief Executive Officer of Foamex International, and a member of the board of directors of Enersys and Kroll. He currently serves on the board of directors of Dana Incorporated.

Judith A. McHale has served as a director of Hilton since 2013. Ms. McHale has served as President and Chief Executive Officer of Cane Investments, LLC since August 2011. From May 2009 to July 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to March 2009, Ms. McHale served as a Managing Partner in the formation of GEF/ Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation and Viacom, Inc. and previously served on the board of directors of Sea World Entertainment, Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.

John G. Schreiber has served as a director of Hilton since 2007. Mr. Schreiber is the President of Centaur Capital Partners, his family investment office, and a retired Partner and Co-Founder of Blackstone Real Estate Advisors (BREA). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments from 1992 to 2015. During that time, Blackstone invested over $75 billion of equity in a wide variety of real estate transactions. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, General Growth Properties, Inc., Blackstone Mortgage Trust Inc., Invitation Homes Inc. and Hudson Pacific Properties, Inc. He currently serves on the board of JMB Realty Corp. and Brixmor Property Group Inc. and is a director/trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University of Chicago. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

Elizabeth A. Smith has served as a director of Hilton since 2013. Ms. Smith is the Executive Chair of the Board of Directors of Bloomin' Brands, Inc. as of April 1, 2019. She served as Chairman since January 2012 and served as its Chief Executive Officer and a Director since November 2009. From September 2007 to October 2009, Ms. Smith was President of Avon Products, Inc., a global beauty products company, and was responsible for its worldwide product-to-market processes, infrastructure and systems, including Global Brand Marketing, Global Sales, Global Supply Chain and Global Information Technology. In January 2005, Ms. Smith joined Avon Products, Inc. as President, Global Brand, and was given the additional role of leading Avon North America in August 2005. From September 1990 to November 2004, Ms. Smith worked in various capacities at Kraft Foods Inc. Ms. Smith currently serves on the board of directors of U.S. Fund for UNICEF and Atlanta Federal Reserve Board. Ms. Smith served as a member of the board of directors and audit committee member of Staples, Inc. from September 2008 to June 2014. Ms. Smith holds a bachelor's degree, Phi Beta Kappa, from the University of Virginia and an M.B.A. from the Stanford Graduate School of Business.

Douglas M. Steenland has served as a director of Hilton since 2009. Mr. Steenland worked for Northwest Airlines Corporation from September 1991 to October 2008, serving as Chief Executive Officer from April 2004 to October 2008 and as President from February 2001 to April 2004. During his tenure at Northwest Airlines, he also served as Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to his time at Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently chairman of the board of directors of American International Group, Inc. and chairman of the board of directors of Travelport Worldwide Limited, where he also serves on the nominating and corporate governance committee. In the past five years, Mr. Steenland served as a director of

Performance Food Group Company, Digital River, Inc. and Chrysler Group LLC. Mr. Steenland received a B.A. from Calvin College and is a graduate from The George Washington University Law School.

Kristin A. Campbell joined Hilton as Executive Vice President and General Counsel in June 2011. She is responsible for leading Hilton's global legal and compliance functions. Ms. Campbell also is a director of Office Depot, Inc., chair of its corporate governance and nominating committee and a member of its compensation committee. Prior to Hilton, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., an international office products company from May 2007 to June 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at the law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell graduated summa cum laude from Arizona State University and received a J.D. from Cornell University Law School.

Ian R. Carter has served as Executive Vice President and President, Global Development for Hilton since October 2012 and previously oversaw Operations for Hilton since August 2009. He previously served as Chief Executive Officer of Hilton International Co. prior to its re-acquisition by Hilton in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as Officer and President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter is President of the Dame Maureen Thomas Foundation for Young People. He serves as Vice Chairman of the board of advisors of the Boston University School of Hospitality Administration and on the board of directors of Visit Florida. Mr. Carter is non-executive chairman of the board of Del Frisco's Restaurant Group, Inc. and Senior Independent Director of Servpro Industries Inc. Mr. Carter previously served as a non-Executive Director on the Board of Burberry Group plc. Mr. Carter is a graduate of the University of West London, School of Business and Management, and received an honorary doctorate from the university.

Kevin J. Jacobs is Executive Vice President and Chief Financial Officer of Hilton, and oversees all of the Company's finance and real estate functions. He joined Hilton in 2008 as Senior Vice President, Corporate Strategy; was elected Treasurer in 2009; was appointed Executive Vice President and Chief of Staff in 2012; and assumed his current role in 2013. Previously, he was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to joining Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance & Investor Relations, preceded by various roles at PricewaterhouseCoopers LLP and Cushman & Wakefield, Inc. Mr. Jacobs is a member of the Dean's Advisory Board of the Cornell University School of Hotel Administration, a member of the Hotel Development Council of the Urban Land Institute, a Trustee and member of the Executive Committee of the Federal City Council, and serves on the board of directors of Goodwill of Greater Washington. He is a graduate of the Cornell University School of Hotel Administration.

Matthew W. Schuyler has served as our Executive Vice President and Chief Human Resources Officer since June 2009 and leads the Company's global human resources organization. Mr. Schuyler was previously Chief Human Resources Officer at Capital One Financial Corporation from April 2002 to June 2009. Prior to Capital One, Mr. Schuyler served as Senior Vice President of Human Resources with Cisco Systems, Inc. and as a Partner with PricewaterhouseCoopers in the Global Human Resources Group. He serves as the Vice-Chair of the Penn State University Board of Trustees. Mr. Schuyler holds a B.S. from Penn State University and an M.B.A. from the University of Michigan.

Jonathan W. Witter has served as Executive Vice President and Chief Customer Officer since April 2017. From February 2012 to March 2017, Mr. Witter was President, Retail and Direct Banking of Capital One Financial Corporation. Mr. Witter joined Capital One in December 2010 as an Executive Vice President in Retail Banking. From September 2011 until February 2012, Mr. Witter served as President, Retail and Small Business Banking. Mr. Witter also was a director of ING Bank, fsb. from February 2012 to November 2012. Prior to joining Capital One, Mr. Witter held various positions, including executive vice president and head of general Bank Distribution at Wachovia (now Wells Fargo & Company), managing director and president of Morgan Stanley Private Bank NA, a global financial services firm, and Chief Operating Officer of Morgan Stanley's Retail Banking Group.

There are no family relationships among any of our directors or executive officers.

Background and Experience of Directors

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member's biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, we considered the following important characteristics:

Mr. Nassetta—his experience as an executive in the hospitality industry, extensive financial background and experience with real estate investments; his role as our President and Chief Executive Officer brings management perspective to board deliberations and provides valuable information about the status of our day-to-day operations.

Mr. Gray—his substantial experience with real estate investing and extensive financial background, including in-depth knowledge of the real estate and hospitality industries.

Ms. Begley—her extensive business and management expertise, including leading divisions of a global enterprise, significant experience in technology, finance and information security, and service as a director of several public companies.

Ms. Healey—her extensive business and management experience, including leadership roles in a global enterprise, significant experience in strategy, brands, consumer marketing and international operations, and service as a director of several public companies.

Mr. Mabus—his extensive international experience, including as U.S. ambassador to Saudi Arabia, public policy and government relations experience, including as Secretary of the Navy and governor of the State of Mississippi, and public company executive and board experience.

Ms. McHale—her extensive business and management expertise, including experience as a chief executive officer and director of several public companies, as well as prior service as a high-ranking official in the U.S. Department of State.

Mr. Schreiber—his substantial experience with real estate investing and extensive financial background, including in-depth knowledge of the real estate and hospitality industries.

Ms. Smith—her experience in strategy, brands, marketing and sales, as well as corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units.

Mr. Steenland—his experience in managing large, complex, international institutions generally and experience as a member of global public company boards and an executive in the travel and hospitality industries in particular.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and New York Stock Exchange ("NYSE") rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.

Our Board has affirmatively determined that each of Ms. Begley, Ms. Healey, Mr. Mabus, Ms. McHale, Mr. Schreiber, Ms. Smith and Mr. Steenland is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. Begley, Mr. Mabus, and Mr. Steenland is "independent" for purposes of Section 10A(m)(3) of the Exchange Act.

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors' questionnaires).

Committee Membership

Audit Committee

Ms. Begley, Mr. Mabus and Mr. Steenland are members of the Audit Committee. All members of the Audit Committee have been determined to be "independent," as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is "financially literate" within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Ms. Begley and Mr. Steenland qualifies as an audit committee financial expert as defined by applicable SEC regulations.

Compensation Committee

Ms. Healey, Ms. McHale and Mr. Schreiber are members of the Compensation Committee. All members of the Compensation Committee have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and compensation committees in particular. In addition, all members qualify as "non-employee directors" for purposes of Rule 16b-3 of the Exchange Act and as "outside directors" for purposes of Section 162(m) ("Section 162(m)") of the Code.

Nominating and Corporate Governance Committee

Ms. Begley, Ms. Smith and Mr. Steenland are members of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Section Overview

Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders. Our named executive officers ("NEOs") for 2018 were:

Name	Position
Christopher J. Nassetta	President & Chief Executive Officer ("CEO")
Kevin J. Jacobs	Executive Vice President ("EVP") & Chief Financial Officer ("CFO")
Jonathan W. Witter	EVP & Chief Customer Officer
Ian R. Carter	EVP & President, Global Development
Kristin A. Campbell	EVP & General Counsel

2018 Company Performance

2018 marks our fourth consecutive year of record-breaking growth while remaining a world's best workplace and launching bold corporate responsibility goals. We believe the success of our business is directly linked to the success of our communities—from the local owners who build our hotels, to the local talent who operate them, to the local businesses we support through the products we source and the guests we serve. Our performance against our key strategic priorities and corporate responsibility strategy, Travel with Purpose, are highlighted below.

Maximized Performance

•	Net income of $769 million exceeded expectations.

•	Grew Adjusted EBITDA to $2,101 million, nearly 103% of target.

•	Increased system-wide comparable RevPAR 3.0% year over year.

•	Returned approximately $1.9 billion total capital to stockholders, approximately 9% of our market capitalization.

Expanded Global Network

We achieved record net unit growth, approvals and construction starts. As of 2018 year-end, we had nearly 20% of hotel rooms under construction globally, nearly four times our existing market share, which is the highest multiple in the industry.

•	Opened more than one hotel per day adding over 450 hotels to surpass 5,600 total hotels across 113 countries and territories.

•	Net unit growth of approximately 7% year over year or 57,000 net new rooms. Conversions represented nearly 25% of new rooms opened.

•	Grew pipeline to 364,000 rooms, a 6% increase year over year.

•	Accelerated growth in emerging markets with 650 hotels in the pipeline, of which nearly 400 were in China.

Improved our Customer Experience

•	Established industry-leading 2030 goals for our Travel with Purpose Strategy.

•	Research showcased the positive, world-changing impact Hilton has had over the last 100 years: the Hilton Effect.

•	Launched two new brands, Motto by Hilton and LXR Hotel & Resorts (our 15th and 16th brands).

•	Announced a strategic alliance with Playa expanding our all-inclusive resort portfolio.

•	Scaled the industry-first digital key technology with 7.6 million downloads in over 4,100 hotels around the world.

•	Rolled out Connected Room to 1,800 rooms, a first-of-its-kind, high-tech room where guests control their entire stay from their Honors App.

•	Achieved the highest rated travel app, which is downloaded every 8 seconds.

•	Launched a new campaign "EXPECT BETTER. EXPECT HILTON."

•	Grew Honors members by 20% year over year to over 85 million members.

•	Introduced "Explore" a new Honors App feature enabling guests to explore local neighborhoods based on recommendations from Hilton Team Members.

Cultivated Our Purpose-Led Culture "For All"

Our exceptional workplace culture received record-breaking external recognition. Through our Team Member Value Proposition, Thrive @ Hilton, we are committed to evolving the way we work and focusing on Team Member well being.

•	Ranked #2 for World's Best Workplaces 2018 by Great Place to Work, a 7 spot improvement from 2017.

•	Won Women's Choice Award for Best Hotel Chain Mid-Market (Hilton Hotels & Resorts).

•	Recognized on People's 2018 list of 50 Companies that Care by Great Place to Work.

•	Recognized on Fortune's 2018 list of the World's Most Admired Companies.

•	Ranked #1 for Fortune's 2019 100 Best Companies to Work For in the U.S., a 32 spot improvement from 2018.

•	Recognized by Great Place to Work: Diversity (#1); Parents (#1); in Asia (#1); in Europe (#1); Women (#14); and in 14 countries.

•
Received 34 diversity and inclusion awards from DiversityInc, including ranking as a top 10 company for: Supplier Diversity; Mentoring; People with Disabilities; Employee Resource Groups; and Diversity.

Launched our 2030 Targets to Redefine Sustainable Travel

Travel with Purpose is Hilton's corporate responsibility strategy to redefine and advance sustainable travel globally. In 2018, we committed to doubling our social impact investment and cutting our environmental footprint in half by 2030 with our new Travel with Purpose goals. Consumer research reaffirms our strategy— according to a survey of 73,000 Hilton guests, social and environmental considerations are central to their purchasing decisions.

•	Social impact – Double spending on local, small and minority-owned suppliers.
Double investment in opportunity programs for all.
Advance human rights capabilities in our value chain to eradicate forced labor and trafficking.

•	Environmental impact – First major hotel company to institute science-based targets to reduce carbon emissions.
Expand existing soap recycling to all hotels and send zero soap to landfill.

•	Our 2030 Targets are aligned to the United Nations Sustainable Development Goals.

•	Launched "Big Five" to drive sustainable travel and tourism across Africa with an initial investment of $1 million.

•	Hilton CEO elected Chairman of the World Travel & Tourism Council, partnering to elevate sustainable travel and tourism.

•	Launched the International Tourism Partnership's Goals for youth, water, carbon and human rights.

Advanced our Social Impact

We use our global network of more than 5,600 hotels to advance sustainable and inclusive growth for all.

•	Connected, prepared or employed more than 900,000 young people through our Open Doors Pledge (to date).

•	Created over 28,000 new hotel jobs globally and expanded commitment to hire an additional 20,000 U.S. veterans, spouses and dependents by 2020 through Operation: Opportunity.

•	Support over 3,000 women, minority, veteran and LGBTQ-owned businesses through our award-winning Supplier Diversity Program.

•	Over 235,000 Team Member volunteer hours during the 2018 Global Week of Service.

•	Over $3 million dedicated support to disaster relief (to date).

Reduced Our Environmental Impact

We are working to reduce our environmental impact across our value chain to preserve our planet for future generations.

•	Maintaining what we believe is the largest ISO certified portfolio in the world.

•	Removing plastic straws from all hotel operations.

•	Over 9.6 million recycled soap bars distributed and over 2.4 million pounds of soap and plastic bottles diverted from waste.

•	More than $1 billion cumulative savings from sustainability projects since 2009.

Recognition for our award-winning corporate responsibility:

•	Member of Dow Jones Sustainability Indices in Collaboration with RobecoSAM.

•	Ranked #1 in our industry on the Dow Jones Sustainability Index North America.

•	Ranked #1 in our industry on America's Most Just Companies by Forbes and JUST Capital.

•	Achieved 100% rating in the Human Rights Campaign's Corporate Equality Index.

•	Ranked #2 on Forbes' Global 2000: Best Regarded Companies list.

•	Ranked in the top 50 on Fortune's Change the World List.

How We Make Pay Decisions

Executive Compensation Framework

Our executive compensation framework provides an overview of how we make pay decisions. Our compensation philosophy guides our compensation program and how we set pay levels after considering the factors outlined below.

Overall Compensation Philosophy    Our goal is to provide programs that:

•	Deliver competitive levels of compensation to attract, retain and motivate highly-qualified executives.

•	Foster a strong relationship between long-term stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive ("LTI") awards.

•	Emphasize performance-based compensation contingent upon achieving financial and business area performance goals.

•	Promote the Company's core values of Hospitality, Integrity, Leadership, Teamwork, Ownership and Now.
Compensation Program Design    Our programs are designed to:

•	Provide three main components, each designed to be consistent with our compensation philosophy: base salary, annual cash incentive and LTI awards.

•	Cultivate long-term value creation without taking unnecessary risks.

•	Combine both short- and long-term compensation to promote retention and foster our pay-for-performance environment.

•	Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements.

•	Motivate and reward for successfully executing our business strategies.

•	Avoid rigid categorical guidelines or formulas in setting the level and mix of compensation.

Compensation Process	In reviewing and establishing pay levels, we consider the following factors annually or more frequently as circumstances merit:

•	Compensation of executives serving in similar positions at peer companies.

•	Individual knowledge, experience and capabilities of the executives.

•	The executive's scope of responsibility, authority and accountability.

•	The level of pay relative to the Company's other executives ("internal equity").
Roles In Making Compensation Decisions

The Compensation Committee (the "Committee") oversees our executive compensation program with the advice of its independent compensation consultant and support from the Company's management team.

Role of the Compensation Committee

•
With input from our Board and its independent compensation consultant, the Committee oversees and approves key aspects of executive compensation, including our CEO's and other executive officers' salaries, goals and payouts under the annual cash incentive plan, the size and structure of LTI awards and any executive perquisites or other benefits.

•
In determining compensation for our NEOs, the Committee considers the factors outlined above and consults with its independent compensation consultant and the CEO (regarding the NEOs, other than himself). In determining compensation for the CEO, the Committee also reviews the CEO's self-assessment of his performance against his Board-approved Company and business area objectives.

•
In implementing the Company's executive compensation program, the Committee takes into account the cyclical nature of the hospitality business, competitive market data and the alignment of the Company's total pay opportunity and pay outcomes with performance.

Role of Management

•	The CEO and Chief Human Resources Officer work closely with the Committee in managing the executive compensation program and attend meetings of the Committee.

•	The CEO makes recommendations to the Committee regarding compensation for executive officers other than himself.

Role of the Compensation Committee's Consultant

•
The Committee's independent compensation consultant, Exequity, provides research, survey information and analysis, incentive design expertise and other analyses related to compensation levels and design. Exequity also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive pay programs and policies.

•
In 2018, Exequity's services to the Committee included, among other things, providing perspective on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. It otherwise performed no other services for the Company. The Committee evaluated whether any of the work provided by Exequity during 2018 raised any conflict of interest and determined that it did not.

Say on Pay Vote

In 2018, the Committee considered the outcome of the stockholder advisory vote on 2017 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2018 annual meeting, in a non-binding, advisory vote, on the 2017 compensation paid to our NEOs. Approximately 97% of the votes were cast in favor of the Company's 2017 compensation decisions, which is similar to prior years. Based on this level of support, the Committee decided that the Say on Pay vote result did not necessitate any substantive changes to our compensation program.

We consider the opinions expressed by stockholders through their votes, periodic meetings and other communications and believe that stockholder engagement leads to enhanced governance practices. We have a proactive investor outreach program, which includes meetings with the investment community and one-on-one meetings or meetings in small groups. We periodically engage investors to discuss specific matters of importance to stockholders. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis.

Executive Compensation Peer Group

To gain a general understanding of current compensation practices, the Committee reviews pay of executives serving in similar positions at peer companies. The external market data reviewed for 2018 included peer group proxy data and broad industry-comparative compensation surveys. The Committee reviews the composition of the peer group on an annual basis in consultation with its independent compensation consultant and considers:

•	Industries that attract and retain similar talent.

•	Global presence and brand recognition.

•	Comparable size based on annual revenue, system-wide revenue of approximately $43 billion,(1) market capitalization, Adjusted EBITDA and number of employees.

Changes to the Peer Group

The Committee adjusted the peer group in August 2017 in light of the spin-offs, our new capital-efficient business model and Marriott's acquisition of Starwood Hotels & Resorts Worldwide. To better reflect our post-spin business characteristics, the Committee reviewed a broad set of potential peers using the criteria outlined above and made the following changes:

•
Additions—Travel industry peers (Booking Holdings Inc. and Expedia Group, Inc.), a talent competitor due to their close geographic proximity to our corporate headquarters (Capital One Financial Corporation) and a global consumer brand that is also a global travel and hospitality company (The Walt Disney Company)

•
Exits—Companies with lower business model comparability (Avis Budget Group, Inc., Darden Restaurants, Inc., FedEx Corporation, General Mills, Inc. and Kellogg Company), a real estate business no longer appropriate post-spin (Host Hotels & Resorts, Inc.) and an acquisition (Starwood Hotels & Resorts Worldwide, Inc.)

2018 Peer Group Companies

In August 2018, the Committee reviewed and approved the peer group listed in the table below (the "peer group"). This is the peer group the Committee referenced when determining 2018 base salaries, annual cash incentive targets and LTI targets for our executive officers. The peer group consisted of 17 hospitality, travel and global consumer brands and restaurants that have a corporate structure and global presence comparable to the Company.

2018 Executive Compensation Peer Group Companies
Hospitality	Travel	Global Consumer Brands & Restaurants
Hyatt Hotels Corporation	Booking Holdings Inc.	Capital One Financial Corporation
Marriott International, Inc.	Carnival Corporation	McDonald's Corporation
Wyndham Worldwide Corporation(2)	Expedia Group, Inc.	NIKE, Inc.
	Las Vegas Sands Corporation	Starbucks Corporation
	MGM Resorts International	The Walt Disney Company
	Royal Caribbean Cruises, Ltd.	YUM! Brands, Inc.
United Continental Holdings, Inc.
Wynn Resorts, Limited
____________

(1)	2018 system-wide revenue reflects estimated revenues of franchised properties, in addition to revenues from properties managed, owned or leased by Hilton.

(2)
In 2018, Wyndham Worldwide Corporation was renamed Wyndham Destinations, Inc. and completed the spin-off of Wyndham Hotels & Resorts, Inc. External market data reviewed for 2018 reflected Wyndham Worldwide Corporation compensation information.

2018 NEO Pay Decisions

Executive Compensation Program Overview and Pay for Performance

In structuring our executive compensation packages, the Committee considers how each component of compensation promotes retention and motivates performance. We believe that to attract and retain senior executives, we must provide them with a competitive level of compensation that rewards their continued service. We also believe that performance-based compensation plays the most significant role in aligning management's interests with those of our stockholders. For this reason, performance-based at-risk compensation constitutes the majority of total direct compensation ("TDC"), as illustrated below.
Our executive compensation program remains consistent with last year and is summarized below, including the performance measures for our annual cash incentives and LTI. The Committee believes that these measures motivate and reward executives for successfully executing our business strategies. Hilton's key strategic priorities are to maximize performance, expand our global footprint, win on customer experience and align our culture and organization.

Pay Elements	Form		Performance Measures, Rationale & Key Characteristics				Objectives
Base Salary	Cash		Provide a competitive fixed level of pay				Align with external market and internal equity for each role, responsibility and experience

Annual Cash Incentives Maximum Payout: 2x target for CEO 1.5x for other NEOs	Cash		Financial Business Area Organizational Strength
Annual Adjusted EBITDA is the key corporate metric we use to assess performance over the short-term

Quantitative and qualitative objectives, specific to each individual and their function

Leadership results from annual employee engagement survey and talent management objectives
Align actual payout based on achievement of pre-established objectives for annual financial and strategic performance

Long-Term Incentives	Equity	50%	Performance Awards(1)(2) Maximum Payout: 2x target Vest based on a 3-year performance period	50% 50%	3-Year free cash flow ("FCF") per share compound annual growth rate ("CAGR") 3-Year Adjusted EBITDA CAGR	Generating significant FCF maximizes our performance Allows us to reinvest in our business and return capital to stockholders	Reward for long-term Company performance; align with interests of our stockholders; retain executives through vesting over multi-year periods

		25%	Restricted Stock Units ("RSUs")(2) Vest ratably over 2 years	Value at vesting is based on stock price

		25%	Stock Options Vest ratably over 3 years	Value at vesting is based on stock price appreciation
____________

(1)	Performance awards granted in 2018 were performance-vesting restricted stock units. In prior years, performance-vesting restricted stock was granted.

(2)
RSUs and performance awards accrue dividend equivalents payable in cash following vesting, to the extent the underlying award vests. No dividend equivalents are paid unless the underlying RSUs or performance awards vest.

Base Salary

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive's current compensation, tenure, performance, any change in the executive's position or responsibilities and the complexity and scope of the executive's position as compared to those of other executives within the Company and in similar positions at companies in our peer group. The Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review.

In 2018, the Committee reviewed and set the base salaries as set forth in the table below, increasing base salaries for all NEOs except for the CEO by 3% to 4%. These increases were consistent with market practices and increases for our corporate team members.

Name	2017 Base Salary	2018 Base Salary	Percent Increase 2017 to 2018
Christopher J. Nassetta	$1,250,000	$1,250,000	—
Kevin J. Jacobs	800,000	824,000	3.0%
Jonathan W. Witter	800,000	824,000	3.0%
Ian R. Carter	764,909	787,856	3.0%
Kristin A. Campbell	655,636	681,861	4.0%

Annual Cash Incentive Compensation

Our annual cash incentive program is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements.

2018 Targets for Annual Cash Incentive Program

Each NEO's target annual cash incentive opportunity is expressed as a percentage of his or her base salary in effect at the end of the performance period. Threshold, target and maximum annual incentive opportunities are approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company's overall results. For 2018, the Committee set the threshold, target and maximum payout levels as set forth in the table below, which remained the same as 2017.

Name	Threshold(1)	Target(1)	Maximum(1)
Christopher J. Nassetta	75%	150%	300%
Kevin J. Jacobs	50%	100%	150%
Jonathan W. Witter	50%	100%	150%
Ian R. Carter	50%	100%	150%
Kristin A. Campbell	50%	100%	150%
____________

(1)	As a percentage of base salary.

2018 Performance Objectives for Annual Cash Incentive Program

Each NEO's annual cash incentive award opportunity is based on pre-established performance objectives. At the beginning of each performance period, our CEO works with senior management to establish business priorities, which are then used to create the performance objectives. Each objective is given a specific weighting based on its scope, importance and strategic relevance. The weighting for each objective is expressed as a percentage of the NEO's total award opportunity. The Committee then reviews and approves the objectives recommended for each NEO.

The 2018 annual cash incentive program was based on a combination of financial, business area and organizational strength objectives. The weightings for each of the performance objectives are illustrated below and remain the same as last year:

Financial—The primary financial performance objective was our Adjusted EBITDA, the key metric we use to assess performance over the short-term.(1)

Organizational Strength—Specific to each individual and the function for which he or she is responsible, these objectives included two equally weighted components: leadership results and talent management. Leadership results were calculated based on responses to questions in our annual global employee engagement survey on leadership, engagement and trust from each business area. Talent management objectives were designed to cultivate an inclusive environment, demonstrate meaningful progress towards greater workforce diversity and achieve succession planning objectives to support talent movement and business continuity.

Business Area—Both quantitative and qualitative in nature, business area objectives were specific to each individual and the function for which he or she is responsible. The business area objectives for each NEO were as follows:

Name	Primary Business Area Performance Goals
Christopher J. Nassetta	• Compilation of the actual performance of each business area against predetermined objectives, including organizational strength goals, representing results across all areas of the Company

Kevin J. Jacobs
• Drive stockholder return through efficient capital allocation and optimizing the balance sheet
• Maximize value in our global hotel portfolio
• Continue to bolster our financial compliance and control culture

Jonathan W. Witter
• Drive integrated performance across all our categories and brands
• Drive innovation to deliver high quality, consistent and distinctive brands
• Win on customer experience and be the hotel of choice for owners

Ian R. Carter
• Drive system-wide net unit growth
• Expand our global footprint by filling strategic market gaps, expanding our luxury portfolio and achieving our international growth strategy
• Execute owner agreements and construction starts globally across all our brands

Kristin A. Campbell
• Support key business area objectives across the organization
• Enhance our governance, compliance and privacy capabilities globally
• Drive legal process and efficiency improvements across the organization

____________

(1)
For each NEO other than Mr. Witter, the financial performance measure was based solely on Adjusted EBITDA, which is calculated as set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Mr. Witter's financial measure included both Adjusted EBITDA (20% of his total award opportunity) and Franchise Fees (20% of his total award opportunity). Franchise Fees are presented in the consolidated statements of operations in our consolidated financial statements included elsewhere in this prospectus.

2018 Performance Results for Annual Cash Incentive Program

At the beginning of the fiscal year following the end of the performance period, each goal is assessed and rated based on the level of achievement. The Finance and Human Resources departments review the achievement of each performance objective against the predetermined objectives with the CEO. The CEO then reviews these results with the Committee and recommends payout amounts under the annual cash incentive plan for each of the NEOs, other than himself. The Committee reviews and assesses each NEO's achievement towards the executive's goals and determines and approves the achievement level used to calculate the actual annual cash incentive award payable to each NEO.

Financial Performance Measure Results
Adjusted EBITDA
The key corporate metric we use to assess performance over the short-term.

____________

(1)
To receive a payout, actual performance must exceed the threshold performance goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage would be adjusted on a linear basis.

(2)
As described on the previous page, for each NEO other than Mr. Witter, the financial performance measure was based solely on Adjusted EBITDA. Mr. Witter's financial measure included both Adjusted EBITDA (20% of his total award opportunity) and Franchise Fees (20% of his total award opportunity).

Franchise Fees are a fundamental component of revenue for our resilient, fee-based business model. For the 20% of Mr. Witter's total award opportunity based on Franchise Fees, the payout design is similar to his Adjusted EBITDA measure (shown above). Mr. Witter was eligible to receive a threshold payout percentage, defined as 50% of the target award, if actual achievement was 90% of the target goal ($1,498M) and was eligible to receive the maximum payout percentage, defined as 150% of the target award, if actual achievement met or exceeded 110% of the target goal. Actual achievement was $1,540M which was 102.8% of the target goal and resulted in a payout equal to 114.1% of the target payout.

Actual annual cash incentive awards were calculated by multiplying each NEO's actual base salary by his or her respective target award potential, which was then adjusted by the combined achievement of the financial, business area and organizational strength performance objectives. For the year ended December 31, 2018, the NEOs' target cash incentive opportunity and their cash incentive award earned (as reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table") were as follows:

Name	Year-End Base Salary	Target Annual Cash Incentive Opportunity as a Percentage of Base Salary	Target Annual Cash Incentive Opportunity	Actual Amount Earned as a Percentage of Target Payout	Amount Earned under Annual Cash Incentive Program
Christopher J. Nassetta	$1,250,000	150%	$1,875,000	131.4%	$2,462,813
Kevin J. Jacobs	824,000	100%	824,000	112.7%	928,730
Jonathan W. Witter	824,000	100%	824,000	112.9%	929,884
Ian R. Carter	787,856	100%	787,856	118.7%	935,501
Kristin A. Campbell	681,861	100%	681,861	115.1%	784,959

LTI Program

The LTI program is designed to reward for future Company performance, align with the long-term interests of our stockholders and retain executives. LTI compensation is awarded annually under the Incentive Plans and provides an opportunity for executive officers and other key employees to increase their ownership interest in the Company through grants of equity-based awards.

2018 LTI Targets

Each NEO's target LTI opportunity is set as a percentage of base salary and approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company's overall results. For 2018, the Committee set the target pay levels as set forth in the table below. The increases were made after considering individual performance, level of pay relative to the market and internal equity.

For the CEO, the Board considered his extensive experience in the hospitality industry and performance during his ten-plus year tenure as our CEO, as well as their desire for leadership continuity to promote Hilton's long-term growth. As a result, the Board decided to position Mr. Nassetta's pay more competitively relative to our peers by increasing his target TDC opportunity. The Board did not raise Mr. Nassetta's base salary or bonus target, but instead increased his target LTI opportunity – the pay element most aligned with stockholder value over the long term. During the past decade under Mr. Nassetta's leadership, Hilton has created significant value for our stockholders, including our initial public offering ("IPO") in 2013 and the spin-offs in 2017. The spin-offs completed Hilton's transformation into a fee-based, capital-efficient business model. In the past three years, our stockholders have seen a total stockholder return (including reinvestment of dividends) of 67%, which is more than double the S&P 500 Index for the same period. Going forward, the Board believes Mr. Nassetta's leadership is key to our continued success at the forefront of the hospitality industry.

Name	2017 Target Long-Term Incentive(1)	2018 Target Long-Term Incentive(1)	Percent Increase 2017 to 2018
Christopher J. Nassetta	$6,875,000	$15,833,000	130.3%
Kevin J. Jacobs	2,400,000	2,852,000	18.8%
Jonathan W. Witter	2,400,000	2,852,000	18.8%
Ian R. Carter	1,966,909	2,052,916	3.0%
Kristin A. Campbell	1,639,091	1,881,677	14.8%
____________

(1)
The dollar values above represent the nominal amounts used to determine the number of performance award units, RSUs and stock options granted. For the grant date fair value of the 2018 awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, see the "Summary Compensation Table" and "Grants of Plan-Based Awards Table."

2018 LTI Grants

In February 2018, the Committee granted LTI awards at 100% of target. Grants under the LTI program were delivered using a blended equity portfolio, with 50% of the total LTI award amount for each NEO delivered in performance awards, 25% in RSUs and 25% in stock options. The largest portion of the total equity award takes the form of performance awards to incentivize our NEOs to achieve our most critical long-term objectives, with the remaining portion equally split between RSUs and stock options to promote retention, serve as a linkage to stockholder value and increase NEOs' ownership interest in the Company.

Performance Awards Granted in 2018

Performance shares are intended to focus our executives on the long-term financial performance of the Company and vest based on a three-year performance period. For the performance awards granted in 2018, the Committee chose FCF per share CAGR and EBITDA CAGR as performance measures because they align management's interests with stockholders and incentivize management to achieve the Company's long-term strategy. The Committee will determine the number of performance awards earned based on the level of achievement of each of the performance goals after the three-year performance period, as illustrated below.

____________

(1)
FCF per share is calculated as: (a) net cash provided by (used in) operating activities reported in accordance with GAAP, less (b) capital expenditures as disclosed by the Company in reports filed with or furnished to the SEC, plus (c) costs and expenses, including tax payments, relating to asset purchases and disposals, including the spin-offs of Park and HGV and (d) excluding the impact on annual adjusted free cash flow resulting from any loyalty program advanced point sales; the result of which is divided by (e) the reported diluted weighted number of shares outstanding for the last calendar year being measured.

(2)
In order to receive a payout, actual performance must exceed the threshold performance goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis.

Treatment of LTI Awards Upon Termination, Change in Control or Retirement

Each equity-based award subjects the holder to restrictive covenants, including post-employment covenants not to solicit the Company's employees or customers and not to compete against the Company for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or other disposition or distributions in respect of the equity award and any shares issued in respect thereof. Further, each of these executives' equity-based awards is subject to the Company's Clawback Policy (described in the "Clawback Policy" section). Additional provisions are outlined in the table below.

Award Type	Provisions for Unvested Awards
Performance Shares
• Death or "disability" (as defined in the Incentive Plan): Prorated portion will immediately vest at target levels(1)
• "Change in control" (as defined in the Incentive Plan): Immediate vesting only if there is a qualifying termination (as described in the applicable award agreement) within 12 months following a change in control (a "double trigger")(2)
• Retirement: Prorated portion will remain outstanding and eligible to vest at the end of the performance period based on actual performance(1)(3)
• Other reasons: Forfeited(4)

Restricted Stock Units
• Death or disability: Immediately vest
• Change in control: Immediate vesting occurs only upon a double trigger(2)
• Retirement: Continue to vest according to the original vesting schedule(3)
• Other reasons: Forfeited(4)

Stock Options
• Death or disability: Immediately vest and become exercisable
• Change in control: Immediate vesting occurs only upon a double trigger(2)
• Retirement: Continue to vest according to the original vesting schedule(3)
• Other reasons: Forfeited unvested(4)

____________

(1)	Prorated based on the number of days in the applicable three-year period that have elapsed prior to termination.

(2)
Upon a change in control without a qualifying termination event, unvested awards continue to vest according to their original schedule. For performance awards, the number of units subject to each award will be based on actual performance through the most recently completed fiscal quarter prior to the change in control or at a level as determined by the Committee in its good faith discretion.

(3)
"Retirement" is defined as a termination of employment for any reason (other than for cause when grounds for cause exist or due to death or disability) after having reached age 55 and achieved at least 10 years of service, provided that the grant was made at least 6 months prior to the executive's retirement.

(4)
Termination for any other reason generally results in forfeiture of all unvested awards. However, for Mr. Witter's RSU sign-on award that vests over two years (as shown in the "Outstanding Equity Awards at 2018 Fiscal Year-End" table), if the Company terminates Mr. Witter's employment without cause prior to May 24, 2019, any unvested RSUs will immediately vest.

(5)
Upon death or disability, vested options remain exercisable for one year. Upon a double trigger following change in control, vested options remain exercisable for 90 days. Upon retirement, vested options remain exercisable until the earlier of (x) the original expiration date or (y) five years from retirement. Upon termination for cause or a violation of specified restrictive covenants, all vested and unvested options terminate and all other unvested awards are forfeited. Upon termination for other reasons, vested options remain exercisable for 90 days. In no case will options remain exercisable later than the original expiration date.

Other Benefits and Perquisites

General Benefits
• Health and Welfare Benefits—Our executives, including NEOs, are eligible for benefits including group health, dental and disability insurance and basic life insurance premiums. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the NEOs participate in these plans on the same basis as all other employees.

Retirement Savings Benefits
• 401(k) Plan—The Company maintains a tax-qualified 401(k) plan, under which the Company matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation.
• Executive Deferred Compensation Plan ("EDCP")—We have historically offered the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through Hilton's EDCP. Those eligible to participate in the EDCP could elect to defer up to 80% of their annual salary and up to 100% of their bonus. The Company did not provide a contribution or match to the EDCP. As of December 31, 2018, the EDCP was frozen, meaning no new participants may enter the plan and no compensation that is earned after December 31, 2018 may be deferred. Additional information about the EDCP is reflected under "2018 Nonqualified Deferred Compensation."

Perquisites
• Limited Program—We provide limited perquisites to our NEOs when determined to be necessary and appropriate. The value of the NEOs' perquisites and other personal benefits are reflected in the "All Other Compensation" column of the "Summary Compensation Table" and the accompanying footnote. The cost of these benefits has historically been a small percentage of the overall compensation package. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

• All NEOs—We provide our NEOs with the opportunity for an annual physical examination. We also provide NEOs complimentary rooms, food and beverage and on-site services while on personal travel at Company-branded hotels. The travel-related benefits are consistent with our peers in the hospitality industry and offered to encourage our NEOs to visit and evaluate our properties.
• CEO—We provide Mr. Nassetta with a life insurance benefit for his family and the associated taxes. In addition, Mr. Nassetta is authorized to use Company aircraft for all travel, which is the Company's preference, due to security reasons and the global nature of our business. This method of travel enables Mr. Nassetta to efficiently respond to business priorities and to use travel time in a productive manner for the Company.

Pension Benefits

In addition to our 401(k) plan and EDCP, Mr. Carter participates in two of our defined benefit pension plans, the Hilton U.K. Pension Plan (the "U.K. Pension Plan") and the Hilton U.K. Hotels Employer-Financed Retirement Benefit Scheme (the "Supplemental U.K. Plan"), because of his previous service as Chief Executive Officer of Hilton International. Mr. Carter ceased further pensionable service under both plans in 2009. See the "2018 Pension Benefits" table for a description of these defined benefit pension plans.

Severance Plan

The Committee believes that a carefully structured severance plan is necessary to attract and retain talent. Our severance plan allows executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

In August 2018, the Committee renewed the Company's existing executive severance plan, which was adopted at the time of the Company's IPO in 2013 and expired at the end of 2018. Under the terms of the 2019 Executive Severance Plan effective January 1, 2019 (the "Severance Plan"), if an eligible executive's employment is terminated by us without "cause," or if the eligible employee terminates his or her employment for "good reason" (each, a "qualifying termination"), then, subject to the eligible employee's execution and non-revocation of a release of claims against us, continued compliance with restrictive covenants related to post-employment non-solicitation and non-compete covenants for one year following termination, and indefinite covenants covering confidentiality and non-disparagement, he or she will be eligible to receive a severance payment amount based on the employee's position and then-current base salary and target bonus. Under the terms of the Severance Plan, our NEOs will be eligible to receive a severance payment equal to 2.0 times (2.99 times in the case of Mr. Nassetta) the sum of his or her annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition, upon a qualifying termination, the NEO will be entitled to certain continued health and welfare benefits, as described under "Potential Payments Upon Termination or Change in Control."

The NEOs will also be entitled to the same level of severance upon a qualifying termination in connection with a change in control except that severance may be reduced if doing so would result in the executive realizing a better after-tax result following the imposition of any applicable golden parachute excise taxes under Section 4999 of the Code.

In addition to the Severance Plan, any compensation and benefits to be made in connection with a separation are determined at the discretion of the Committee and may be based on the executive, his or her position, the nature of the separation and the respective executive's compliance with specified post-termination restrictive covenants.

Risk and Governance

Key Executive Compensation Practices

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below.

What We Do:

•	Emphasize long-term performance—Our LTI program is designed to focus executives on long-term stockholder value and emphasize achievement of strategic objectives over the next several years.

•	Engage an independent compensation consultant—The Committee's consultant does not provide any other services to the Company.

•
Apply double trigger vesting in the event of a change in control—Cash severance benefits are payable and vesting of equity awards is accelerated only upon a "double trigger," meaning when an executive's employment is terminated following a change in control. For performance awards, the Committee implemented double trigger vesting beginning with grants made in 2017 to better align with market practices and stockholder interests. As a result, all of the Company's outstanding equity awards (other than the performance awards that vested on December 31, 2018) accelerate vesting only upon a double trigger.

•	Provide limited perquisites—Our NEOs receive perquisites consistent with industry practices and participate in the same Company-wide plans and programs offered to all eligible employees.

•	Apply a clawback policy—The Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.

•	Evaluate share utilization—The Committee annually reviews share utilization, burn rate and dilution levels resulting from our compensation practices.

•	Establish caps on maximum payouts—The Committee sets maximum amounts that may be payable for annual cash incentive compensation and long-term performance awards.

What We Do Not Do:

•
Provide employment agreements or individual change in control agreements for our NEOs—The Committee has determined that employment agreements are not necessary to attract members of our executive team.

•
Allow pledging, hedging or short-sale transactions—Per our Insider Trading Policy, all covered persons are prohibited from purchasing Company securities on margin or pledging Company securities as collateral. Further, we do not permit short sales or the purchase or sale of derivative instruments based on the Company's securities.

•
Reprice or buyout underwater stock options—Our Incentive Plans do not permit the repricing or substitution of underwater stock options except with stockholder approval. Our Incentive Plans also do not permit the grant of stock options with below-market exercise prices, except in connection with certain corporate transactions.

•
Pay dividends or dividend equivalents on any unvested equity awards prior to vesting—Our Incentive Plans and associated award agreements prohibit the payment and delivery of dividends and dividend equivalents on unvested RSUs and performance awards, unless and until the underlying award vests.

Ownership Policy

We have adopted an executive stock ownership policy for our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of February 19, 2014 and the date he or she first becomes subject to the stock ownership policy:

Role	Salary Multiple
CEO	5 times base salary
Other Executive Officers	3 times base salary

Each NEO currently satisfies the stock ownership requirement above. Under this requirement, executives may not dispose of any shares of the Company they acquire, including, but not limited to, any shares of vested restricted stock, any shares underlying vested restricted stock units, net of taxes, or any shares acquired upon the exercise of any stock options, net of taxes and payment of any exercise price, in each case, received from grants made until the ownership requirements are satisfied. This restriction does not apply to any shares of our common stock received by the executive in exchange for his or her equity held prior to our IPO.

Clawback Policy

We have adopted a clawback policy for our incentive compensation. The Committee determined that it may be appropriate to recover annual and/or LTI compensation from its current or former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee in specified situations. These situations include if such employee was overpaid as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee's fraud, willful misconduct or gross negligence. If these situations occur, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

Stock Award Granting Policy

The annual grant of stock-based awards to our NEOs is approved on the date of the first regularly scheduled Committee meeting of the calendar year (typically held in the first quarter). In addition to annual awards, other grants may be awarded at other times: (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is the closing market price of our common stock on the date of grant. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Risk Considerations

The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes the following design features:

•	Balances fixed versus at-risk compensation

•	Balances short-term cash and LTI compensation

•
Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company's stock price, the Company's overall financial performance and the performance of specific business area objectives

•	Caps the executives' incentive compensation opportunities

•	Provides the Committee with discretion to reduce the annual incentive amount awarded

•	Significant stock ownership requirements

•	Provides for a clawback of the executive's compensation in specified circumstances

•	Prohibits pledging and hedging of Company stock

Compliance with IRS Code Section 162(m)

Section 162(m) of the Code generally limits the Company's federal income tax deduction for any compensation in excess of $1 million paid to NEOs (except for the CFO, in the case of tax years preceding 2018). For tax years prior to 2018, the deductibility limitation under Section 162(m) did not apply to certain "performance-based compensation" arrangements or certain awards granted or paid during the Company's post-IPO "transition period" under Section 162(m) (which ended on the date of our 2017 annual meeting of stockholders). However, due to amendments to Section 162(m), the "performance-based compensation" exception is no longer available for compensation paid with respect to fiscal 2018 and future years (unless paid pursuant to certain pre-November 2, 2017 contractual arrangements).

Accordingly, while the Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, we expect to authorize compensation payments that are not exempt under Section 162(m) when the Committee believes that such payments are appropriate to attract or retain talent.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Christopher J. Nassetta President& Chief Executive Officer	2018	$1,250,000	$—	$11,874,648	$3,958,229	$2,462,813	$—	$244,879	$19,790,569
	2017	1,242,308	—	13,156,151	1,718,737	2,604,375	—	69,127	18,790,698
	2016	1,200,000	—	6,532,917	1,319,999	1,883,905	—	64,507	11,001,328
Kevin J. Jacobs EVP & Chief Financial Officer	2018	820,308	—	2,138,959	712,996	928,730	—	11,000	4,611,993
	2017	791,808	—	5,799,912	599,999	942,080	—	10,800	8,144,599
	2016	743,404	—	2,091,147	422,295	735,927	—	24,245	4,017,018
Jonathan W. Witter EVP & Chief Customer Officer	2018	820,308	—	2,138,959	712,996	929,884	—	11,000	4,613,147
	2017	584,615	250,000	10,299,938	599,988	648,338	—	—	12,382,879
Ian R. Carter EVP & President, Global Development	2018	784,326	—	1,519,315	506,466	935,501	—	—	3,745,608
	2017	761,482	—	1,475,159	491,725	908,722	195,315	—	3,832,403
	2016	739,302	—	1,891,199	381,921	765,859	—	2,836	3,781,117
Kristin A. Campbell EVP & General Counsel	2018	677,826	—	1,411,161	470,416	784,959	—	11,000	3,355,362
	2017	652,699	—	3,229,219	409,771	780,436	—	10,800	5,082,925
	2016	633,688	—	1,575,984	318,266	643,033	—	12,963	3,183,934
____________

(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under the Company's employee benefit plans.

(2)	Represents the sign-on bonus awarded to Mr. Witter.

(3)
Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 16: "Share-Based Compensation" of the audited consolidated financial statements included in this prospectus.

(4)
In accordance with the SEC's rules, dividend equivalents that accrued on the executives' RSUs and performance awards granted in 2018 are not reported above because dividends were factored into the grant date fair value of these awards.

Of the performance awards granted in 2018, 50% vest according to three-year EBITDA CAGR and 50% vest according to three-year FCF per share CAGR. The grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance awards would have been: Mr. Nassetta—$15,832,864; Mr. Jacobs—$2,851,998; Mr. Witter—$2,851,998; Mr. Carter—$2,025,806; and Ms. Campbell—$1,881,547.

(5)
For 2018, the actual annual change in pension value was negative ($111,984) for Mr. Carter, but it is not reflected in the table pursuant to SEC regulations regarding negative amounts. Amounts reported represent the aggregate change in the actuarial present value of Mr. Carter's accumulated benefit under the defined-present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2018, 2017 and 2016. The key financial assumptions used in the calculation of the present value included discount rates of 4.65%, 4.50% and 4.65% for 2018, 2017 and 2016, respectively, CPI inflation of 2.50%, 2.45% and 2.75% for 2018, 2017 and 2016, respectively, and pension inflation of 1.60%, 1.60% and 1.80% for 2018, 2017 and 2016, respectively. The Company does not provide any of its executives with any above-market or preferential earnings on nonqualified deferred compensation.

(6)	All Other Compensation for 2018 includes:

Name	Company 401(k) Match	Insurance Premiums(a)	Personal Use of Company Aircraft(b)	Reimbursements for Taxes Incurred for Specified Perquisites(c)	Other(d)	Total
Christopher J. Nassetta	$11,000	$7,525	$93,147	$106,958	$26,249	$244,879
Kevin J. Jacobs	11,000	—	—	—	—	11,000
Jonathan W. Witter	11,000	—	—	—	—	11,000
Ian R. Carter	—	—	—	—	—	—
Kristin A. Campbell	11,000	—	—	—	—	11,000
____________

(a)	Employer-paid premiums for Mr. Nassetta's executive life insurance policy.

(b)
Mr. Nassetta is authorized to use the Company aircraft for all travel, which is the Company's preference, due to security reasons and the global nature of our business. This method of travel enables Mr. Nassetta to efficiently respond to business priorities and to use travel time in a productive manner for the Company. The amount reported reflects incremental costs for personal use of the Company aircraft by Mr. Nassetta and his accompanying guests and is determined by calculating an hourly variable rate (e.g., fuel, catering, certain maintenance costs, landing fees, crew travel and other miscellaneous variable costs) for the aircraft and then multiplying the result by the hours flown for personal use. The amount does not include the fixed costs that do not change based on usage, such as crew salaries and hangar storage costs.

(c)
Reflects $79,213 of employer-paid taxes owed with respect to Mr. Nassetta's personal use of the Company aircraft, $6,182 of employer-paid taxes owed in connection with his employer-paid executive life insurance policy and $21,563 of employer-paid taxes owed in connection with employer-paid expenses incurred at Company-branded hotels while on personal travel.

(d)	Employer-paid expenses incurred at Company-branded hotels while on personal travel.

2018 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	Annual Cash Incentive	—	$46,875	$1,875,000	$3,750,000	—	—	—	—	—	$—	$—
	Performance Awards	3/1/18	—	—	—	49,883	99,766	199,532	—	—	—	7,916,432
	RSUs	3/1/18	—	—	—	—	—	—	49,883	—	—	3,958,216
	Stock Options	3/1/18	—	—	—	—	—	—	—	166,452	79.35	3,958,229
Kevin J. Jacobs	Annual Cash Incentive	—	41,200	824,000	1,236,000	—	—	—	—	—	—	—
	Performance Awards	3/1/18	—	—	—	8,985	17,971	35,942	—	—	—	1,425,999
	RSUs	3/1/18	—	—	—	—	—	—	8,985	—	—	712,960
	Stock Options	3/1/18	—	—	—	—	—	—	—	29,983	79.35	712,996
Jonathan W. Witter	Annual Cash Incentive	—	41,200	824,000	1,236,000	—	—	—	—	—	—	—
	Performance Awards	3/1/18	—	—	—	8,985	17,971	35,942	—	—	—	1,425,999
	RSUs	3/1/18	—	—	—	—	—	—	8,985	—	—	712,960
	Stock Options	3/1/18	—	—	—	—	—	—	—	29,983	79.35	712,996
Ian R. Carter	Annual Cash Incentive	—	39,393	787,856	1,181,784	—	—	—	—	—	—	—
	Performance Awards	3/1/18	—	—	—	6,382	12,765	25,530	—	—	—	1,012,903
	RSUs	3/1/18	—	—	—	—	—	—	6,382	—	—	506,412
	Stock Options	3/1/18	—	—	—	—	—	—	—	21,298	79.35	506,466
Kristin A. Campbell	Annual Cash Incentive	—	34,093	681,861	1,022,792	—	—	—	—	—	—	—
	Performance Awards	3/1/18	—	—	—	5,928	11,856	23,712	—	—	—	940,774
	RSUs	3/1/18	—	—	—	—	—	—	5,928	—	—	470,387
	Stock Options	3/1/18	—	—	—	—	—	—	—	19,782	79.35	470,416
____________

(1)
Reflects the possible payouts under the 2018 annual cash incentive program. Amounts reported in the "Threshold" column assume that there is no payout under the Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the one business area or organizational strength performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

(2)
As described in further detail under "LTI Program," the performance awards granted have a three-year performance period ending on December 31, 2020 with 50% vesting based on FCF per share CAGR and 50% vesting based on EBITDA CAGR. Amounts reported in the "Threshold" column assume that 50% of the target performance awards will vest and amounts reported in the "Maximum" column assume that 200% of the target performance awards will vest.

(3)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 16: "Share-Based Compensation" of the audited consolidated financial statements included in this prospectus. The stock options have an exercise price per share equal to the closing price of the Company's common stock as reported on the NYSE on the date of grant.

The grant date fair value of the performance awards that are scheduled to vest according to three-year EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date and was determined to be for each of Mr. Nassetta, Mr. Jacobs, Mr. Witter, Mr. Carter and Ms. Campbell, $3,958,216, $713,039, $713,039, $506,491 and $470,387, respectively. The grant date fair value of the performance awards that are scheduled to vest based on three-year FCF per share CAGR was determined to be for each of Mr. Nassetta, Mr. Jacobs, Mr. Witter, Mr. Carter and Ms. Campbell, $3,958,216, $712,960, $712,960, $506,412 and $470,387, respectively.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)
Christopher J. Nassetta	2/19/14	74,977	—	$45.46	2/19/24	—		$—	—	$—
	2/10/15	71,125	—	57.99	2/10/25	—		—	—	—
	2/18/16	76,192	38,097	41.41	2/18/26	—		—	—	—
	2/27/17	41,335	82,672	58.02	2/27/27	14,812	(5)	1,063,502	118,492	8,507,726
	2/27/17	—	—	—	—	91,923	(6)	6,600,071	—	—
	3/1/18	—	166,452	79.35	3/1/28	49,883	(5)	3,581,599	199,532	14,326,398
Kevin J. Jacobs	2/19/14	22,493	—	45.46	2/19/24	—		—	—	—
	2/10/15	23,143	—	57.99	2/10/25	—		—	—	—
	2/18/16	24,374	12,189	41.41	2/18/26	—		—	—	—
	2/27/17	14,429	28,861	58.02	2/27/27	5,171	(5)	371,278	41,364	2,969,935
	2/27/17	—	—	—	—	45,961	(6)	3,300,000	—	—
	3/1/18	—	29,983	79.35	3/1/28	8,985	(5)	645,123	35,942	2,580,636
Jonathan W. Witter	5/24/17	12,665	25,333	65.48	5/24/27	4,582	(5)	328,988	36,652	2,631,614
	5/24/17	—	—	—	—	45,816	(7)	3,289,589	—	—
	5/24/17	—	—	—	—	34,362	(8)	2,467,192	—	—
	3/1/18	—	29,983	79.35	3/1/28	8,985	(5)	645,123	35,942	2,580,636
Ian R. Carter	2/19/14	22,493	—	45.46	2/19/24	—		—	—	—
	2/10/15	20,931	—	57.99	2/10/25	—		—	—	—
	2/18/16	22,044	11,024	41.41	2/18/26	—		—	—	—
	2/27/17	11,825	23,653	58.02	2/27/27	4,238	(5)	304,288	33,900	2,434,020
	3/1/18	—	21,298	79.35	3/1/28	6,382	(5)	458,228	25,530	1,833,054
Kristin A. Campbell	2/19/14	18,744	—	45.46	2/19/24	—		—	—	—
	2/10/15	17,442	—	57.99	2/10/25	—		—	—	—
	2/18/16	18,370	9,186	41.41	2/18/26	—		—	—	—
	2/27/17	9,854	19,711	58.02	2/27/27	3,531	(5)	253,526	28,250	2,028,350
	2/27/17	—	—	—	—	22,981	(6)	1,650,036	—	—
	3/1/18	—	19,782	79.35	3/1/28	5,928	(5)	425,630	23,712	1,702,522

____________

(1)
Stock options granted in February vest in three equal annual installments beginning on the following February 15, which is approximately the first anniversary of the grant date. Stock options granted in March vest in three equal annual installments beginning on the following March 3, which is approximately the first anniversary of the grant date.

(2)	For information on vesting upon specified termination events or a change in control, see "LTI Program" and "Potential Payments Upon Termination or Change in Control."

(3)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2018 ($71.80) multiplied by the number of outstanding shares.

(4)
Performance awards vest according to EBITDA CAGR and FCF per share CAGR at the end of a three-year performance period. In the table above, the number and market value of units reported reflect maximum achievement based on the Company's performance as of December 31, 2018. The actual number of units that will be distributed is not yet determinable.

(5)
RSUs granted in 2017 vest in two equal annual installments beginning on the following February 15, which is approximately the first anniversary of the grant date for all NEOs other than Mr. Witter, whose RSUs were granted in May 2017. RSUs granted March 2018 vest in two equal annual installments beginning on the following March 3, which is approximately the first anniversary of the grant date.

(6)
Spin-off grants awarded in February 2017 vest in three equal annual installments beginning on February 15, 2018, which is approximately the first anniversary of the grant date. The Committee awarded the spin-off grants in recognition of contributions towards the completion of the January 2017 spin-offs and to promote retention of key executives. The spin-offs completed Hilton's transformation into a fee-based, capital-efficient business model.

(7)	Sign-on RSUs granted to Mr. Witter that vest in four equal annual installments beginning on the first anniversary of the grant date.

(8)	Sign-on RSUs granted to Mr. Witter that vest in two equal annual installments beginning on the first anniversary of the grant date.

2018 Option Exercises and Stock Vested

The following table provides information regarding shares that vested during 2018 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Christopher J. Nassetta	—	$—	172,350	$13,353,562
Kevin J. Jacobs	—	—	63,845	5,008,328
Jonathan W. Witter	—	—	54,213	4,458,682
Ian R. Carter	—	—	36,520	2,735,049
Kristin A. Campbell	—	—	41,923	3,250,776
____________

(1)	Includes shares received from the vesting of RSUs granted in 2016 and 2017.
Also includes converted performance awards granted in 2016; in connection with the spin-offs effective January 2017, the NEOs' performance-vesting restricted stock awards granted in 2015 and 2016 were converted into time-vesting restricted stock ("converted performance awards"), assuming a target level of achievement. The Committee determined to convert the performance shares into time-based restricted stock, as the performance periods for the performance shares granted in 2015 and 2016 would have ended after the spin-offs and, as such, the performance measures originally established upon grant would not have been relevant or measurable as originally intended.

(2)	Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date.

2018 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Christopher J. Nassetta		—	$—	$—
Kevin J. Jacobs		—	—	—
Jonathan W. Witter		—	—	—
Ian R. Carter	Hilton U.K. Pension Plan(2)	4	519,903	—
	Supplemental U.K. Plan(3)	3	772,826	—
Kristin A. Campbell		—	—	—
____________

(1)
The present value is calculated by the trustee of the U.K. Pension Plan and represents the present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2018. The key financial assumptions used in the calculation of the present value included discount rates of 4.65% and 4.50% for 2018 and 2017, respectively, CPI inflation of 2.50% and 2.45% for 2018 and 2017, respectively, and pension inflation of 1.60% for 2018 and 2017.

(2)
The U.K. Pension Plan is a defined benefit pension plan in the U.K., for which benefit payments are payable monthly upon retiring in accordance with the terms of the plan. The pension value is determined based on years and completed months' of pensionable service, final pensionable salary (which is subject to an earnings cap) and an accrual ratio. The funds are invested through a trustee, who has full investment discretion. Mr. Carter ceased pensionable service in the U.K. Pension Plan in 2009, and he has a preserved pension based on his pensionable service and final pensionable salary at that time. Mr. Carter has not contributed to the plan since then and the only increases applied to his benefit have been annual statutory increases. The purpose of the U.K. Pension Plan is to provide a retirement benefit based on U.K. market practice. The U.K. Pension Plan does not provide special policies such as granting extra years of credited service, however, it provides tax advantages such as a tax relief on employee contributions and a tax-free cash payment at retirement.

(3)
The Supplemental U.K. Plan is supplementary to the U.K. Pension Plan and provides an additional retirement benefit to senior management of the Company whose pensionable earnings in the U.K. Pension Plan are restricted to an earnings cap. The Supplemental U.K. Plan does not have assets. While Mr. Carter was a member of the Supplemental U.K. Plan, the Company made notional contributions calculated as a percentage of his base salary in excess of an earnings cap, which applies within the U.K. Pension Plan. No notional contributions have been made for Mr. Carter since 2009, when he ceased pensionable service. Mr. Carter has a notional retirement account balance, which is notionally invested based on Mr. Carter's elected investment portfolio. The terms of the Supplemental U.K. Plan provide that funds be paid as a lump sum at the same time as Mr. Carter commences drawing his retirement benefits from the U.K. Plan. The Supplemental U.K. Plan does not provide any special tax treatment.

2018 Nonqualified Deferred Compensation

The Company offered the NEOs and other senior management the opportunity to participate in the EDCP during 2018. The table below provides information as of December 31, 2018, for those NEOs who chose to participate in the plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
Christopher J. Nassetta	$—	$—	$(151)	$—	$227,310
Kevin J. Jacobs	—	—	—	—	—
Jonathan W. Witter	—	—	—	—	—
Ian R. Carter	—	—	—	—	—
Kristin A. Campbell	—	—	—	—	—
____________

(1)
Amounts in this column are not reported as compensation for fiscal year 2018 in the "Summary Compensation Table" since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the one-year rate of return during 2018 ranged from -19.77% to 4.14%.

(2)	Mr. Nassetta made no contributions during fiscal years 2016, 2017 or 2018 and, therefore, no amounts in this column have previously been reported in the "Summary Compensation Table."

Pursuant to our EDCP, specified eligible employees, including our NEOs, were permitted to defer up to 80% of their annual salary and up to 100% of their bonus. Deferral elections were made by eligible employees in the calendar year preceding the year compensation is otherwise payable. In 2018, contributions to the EDCP consisted solely of participants' elective deferral contributions and the Company did not provide matching contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants' accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants' accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

NEOs were permitted to elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in the executive's deferred compensation account before he or she otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, 5 years in the case of termination and 5 years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee's deferred compensation account will be distributed.

As of December 31, 2018, the EDCP was frozen, meaning no new participants may enter the plan and no compensation earned after December 31, 2018 may be deferred.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans assuming a termination of employment on December 31, 2018. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the "2018 Nonqualified Deferred Compensation" table.

Because the disclosures in the table assume the occurrence of a termination as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Qualifying Termination(1)	Qualifying Termination Within 12 Months Following CIC	Death or Disability(2)
Christopher J. Nassetta
Cash Severance(1)	$9,343,750	$9,343,750	$1,875,000
Equity Awards(3)	—	32,794,684	18,763,623
Continuation of Benefits(4)	20,719	20,719	—
Outplacement Services(5)	17,000	17,000	—
Other Benefit(6)	129,808	129,808	129,808
Total Value of Benefits	$9,511,277	$42,305,961	$20,768,431
Kevin J. Jacobs
Cash Severance(1)	$3,296,000	$3,296,000	$824,000
Equity Awards(3)	—	9,989,941	6,504,221
Continuation of Benefits(4)	11,784	11,784	—
Outplacement Services(5)	17,000	17,000	—
Other Benefit(6)	85,569	85,569	85,569
Total Value of Benefits	$3,410,353	$13,400,294	$7,413,790
Jonathan W. Witter
Cash Severance(1)	$3,296,000	$3,296,000	$824,000
Equity Awards(3)(7)	—	11,458,086	8,197,914
Continuation of Benefits(4)	16,426	16,426	—
Outplacement Services(5)	17,000	17,000	—
Other Benefit(6)	79,231	79,231	79,231
Total Value of Benefits	$3,408,657	$14,866,743	$9,101,145
Ian R. Carter
Cash Severance(1)	$3,151,424	$3,151,424	$787,856
Equity Awards(3)	—	5,232,284	2,540,044
Continuation of Benefits(4)	14,246	14,246	—
Outplacement Services(5)	17,000	17,000	—
Other Benefit(6)	81,816	81,816	81,816
Total Value of Benefits	$3,264,486	$8,496,770	$3,409,716
Kristin A. Campbell
Cash Severance(1)	$2,727,444	$2,727,444	$681,861
Equity Awards(3)	—	6,185,213	3,839,583
Continuation of Benefits(4)	11,174	11,174	—
Outplacement Services(5)	17,000	17,000	—
Other Benefit(6)	65,564	65,564	65,564
Total Value of Benefits	$2,821,182	$9,006,395	$4,587,008
____________

(1)
For purposes of the cash severance amounts in the table above, a "qualifying termination" means (x) as defined under the Severance Plan, a termination of employment either by the Company without "cause" or by the executive for "good reason" and (y) as defined under the Incentive Plans, a termination by the Company without "cause." An executive is not deemed to have experienced a qualifying termination as a result of (a) his or her death or disability or (b) solely as a result of a change in control.

Under the Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to 2.0 times (2.99 in the case of Mr. Nassetta) the sum of the executive's base salary and annual cash incentive award payable at target, each as in effect at date of termination.
If the employment of the NEO was terminated due death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under "Death or Disability" for each NEO reflect each NEO's target annual bonus for the year ended December 31, 2018.

(2)
In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under our employer-paid premium life insurance plans. All of our executives are eligible for one times their regular annual eligible wages at death. In addition, the Company has provided Mr. Nassetta with additional executive life insurance with a $10,500,000 death benefit. Therefore, if such benefits were triggered for the NEOs on December 31, 2018 under our life insurance plans the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Nassetta ($13,000,000); Mr. Jacobs ($1,536,000); Mr. Witter ($800,000); Mr. Carter ($1,531,000); and Ms. Campbell ($1,299,000).

(3)
Amounts represent the value of the acceleration of any unvested equity awards, assuming the acceleration occurred on December 31, 2018 and based on the closing price of our common stock on the NYSE as of December 31, 2018 ($71.80). Provisions for unvested awards are discussed in further detail under "Treatment of Long-Term Incentive Awards Upon Termination, Change in Control or Retirement."

•
Performance awards: If the NEO's employment terminates as a result of death or disability, a prorated portion of the performance awards will immediately vest at target levels, with such proration based on the number of days in the performance period that have elapsed. Upon a double trigger following a change in control, the performance awards will immediately vest based on actual performance through the most recently completed fiscal quarter or at a level as determined by the Committee in its good faith discretion. The amounts reported in the table above for double trigger vesting are based on the Company's performance as of December 31, 2018.

•
RSUs: Upon a double trigger following a change in control or due to the executive's death or disability, all unvested RSUs will immediately vest. However, for Mr. Witter's RSU sign-on award that vests over two years, the units will immediately vest if the Company terminates employment without cause during that time (as described in footnote 7 below).

•
Stock options: Upon a double trigger following a change in control or due to the executive's death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the "spread," or difference between the exercise price and closing price as of December 31, 2018.

Amounts in the table above do not include accrued dividends on eligible outstanding equity awards. Accrued dividends as of December 31, 2018 were approximately: $325,429 for Mr. Nassetta; $119,240 for Mr. Jacobs; $132,660 for Mr. Witter; $39,456 for Mr. Carter; and $68,447 for Ms. Campbell.

(4)
Under the Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 12 months following the date of termination. In addition, upon a qualifying termination, an NEO who received life insurance coverage prior to the qualifying termination is entitled to receive a cash payment equal to the premiums required to continue such coverage for 12 months following the termination. Amounts reported assume 2018 rates.

(5)
Under the Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of 12 months following the date of termination. Amounts in the table above assume that the cost to the Company for these outplacement services would be $17,000 for each NEO.

(6)	Amounts shown represent accrued but unused vacation days.

(7)
For Mr. Witter's RSU sign-on award that vests over two years, if the Company terminates employment without cause prior to May 24, 2019, any unvested RSUs will immediately vest. The unvested value of this award as of December 31, 2018 is shown in the "Outstanding Equity Awards at 2018 Fiscal Year-End" table.

Pay Ratio

For the fiscal year ended December 31, 2018, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 542:1 based on the following:

•	The annual total compensation of our CEO was $19,803,897(1)

•	The annual total compensation of our median employee was $36,530(2)
____________

(1)
For purposes of the pay ratio disclosure, the CEO's annual total compensation includes the amount reported in the "Total" column of the "Summary Compensation Table," plus the CEO's Company-paid healthcare benefits.

(2)	The median employee's annual total compensation includes the median employee's Company-paid healthcare benefits ($4,636) and Company 401(k) match.

For 2018, annual total compensation now also includes Company-paid healthcare benefits because they are part of the total rewards that employees receive. In order for employees to tailor their benefits to individual circumstances, our benefits programs offer a variety of choices in coverage. The healthcare figures reflected above correspond to the selections each of these employees made when they enrolled in benefits.

In order to identify the median employee, we used the methodology described below:

•
As of October 1, 2017 (our "Determination Date"), we collected data for all employees globally and used base pay as our consistently applied compensation measure. For hourly workers, we calculated annual base pay based on a reasonable estimate of hours worked during 2017, and used salary levels for salaried employees. We annualized pay for permanent employees who commenced work during 2017. Consistent with SEC guidance, we used reasonable estimates to determine the base pay for a small portion of our employee population. We identified employees within a narrow range of the estimated median and then employed statistical sampling to select the median employee from within that range.

•
For 2018, we are using the same median employee identified in 2017 because we reasonably believe there has been no change in the employee population or employee compensation arrangements that would significantly affect the pay ratio disclosure.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC allows companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

During the 2018 fiscal year, the members of the Compensation Committee were Ms. Healey, Ms. McHale and Mr. Schreiber, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During 2018, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.

Compensation of Directors

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. Our employee and non-independent directors received no compensation for serving on the Board during 2018.

Annual Compensation Program

Each independent director was entitled to annual compensation for the period from our 2018 annual meeting until our 2019 annual meeting, as shown in the table below. As part of its periodic review of the annual director compensation program, the Board approved the following changes in 2018: in addition to the regular annual cash retainer for Board members, to provide the lead independent director an additional annual cash retainer of $75,000; to increase the amount of the annual equity award for Board members by $10,000; to increase the amount of the audit and compensation committee chair retainers by $5,000; to increase the amount of the audit committee member retainer by $7,500; and to increase the amount of each of the compensation and nominating and corporate governance committee member retainers by $2,500. In May 2019, the Board increased the amount of the annual equity award by $10,000 and the amount of the annual cash retainer by $5,000. The Board determined, with input from its independent outside compensation consultant, to make these adjustments to the annual equity award and cash retainers in order to better align the independent directors' compensation with the Company's peers and the market generally.

Pay Element	Retainer Amount(1)(2)
Board Annual Equity	$160,000
Board Annual Cash	95,000
Lead Independent Director	75,000
Committee Chair – Audit	30,000
Committee Chair – Compensation	25,000
Committee Chair – Nominating and Corporate Governance	20,000
Other Committee Members – Audit	15,000
Other Committee Members – Compensation; Nominating and Corporate Governance	10,000
____________

(1)
All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal hotel costs when they stay at Company-branded hotels; similar lifetime benefits are available to independent directors who retire from the Board with at least seven years of service.

(2)	Cash compensation is payable on a semi-annual basis.

Equity awards are granted to our independent directors annually upon his or her election or reelection at our annual meeting of stockholders. The 2018 annual equity award was $160,000 and delivered in the form of deferred share units ("DSUs"), where the number of DSUs awarded is equal to $160,000 divided by the closing price of our common stock on the grant date. The equity currently held by our directors was awarded under the Hilton 2017 Omnibus Incentive Plan (the "2017 Incentive Plan") and, prior to its adoption, the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the "2013 Incentive Plan" and, together with the 2017 Incentive Plan, the "Incentive Plans") and the material terms thereof are outlined in the table below.

Annual Equity	Vesting	Dividend Equivalents	Termination or Change in Control
DSUs Granted annually since 2015	Fully vested at the time of grant and settle in shares of common stock upon the earlier of termination of service for any reason or a change in control	Accrue in the form of additional DSUs in an amount equal to the fair market value of the dividend payment as of the dividend payment date, payable at settlement	Immediately settle

Special Committee

In addition to the three above-referenced standing Board committees, in 2018, the Board established a special committee to review and provide oversight of specific transactions related to the investment by HNA in the Company. The members of the special committee were Ms. Begley, Ms. McHale and Mr. Steenland. Each member earned a $10,000 cash retainer plus a $500 cash payment for each meeting attended or workday spent addressing these transactions. During 2018, the special committee met four times.

Stock Ownership Policy

We have a stock ownership policy for our non-employee directors. Each of our independent directors is required to own our stock in an amount equal to five times his or her regular annual cash retainer. Each independent director, other than the directors appointed to the Board in 2017, currently satisfies the stock ownership requirement. For purposes of this requirement, a director's holdings include shares held directly or indirectly, individually or jointly, shares underlying vested options and shares held under a deferral or similar plan. Independent directors are expected to meet this ownership requirement within five years from the later of (1) December 11, 2013 and (2) the date he or she first becomes subject to the stock ownership policy.

Director Compensation 2018

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Charlene T. Begley	$134,500	$159,975	$10,841	$305,316
Jonathan D. Gray	—	—	—	—
Melanie L. Healey	103,750	159,975	—	263,725
Raymond E. Mabus, Jr.	106,250	159,975	11,788	278,013
Judith A. McHale	127,000	159,975	—	286,975
John G. Schreiber	110,000	159,975	—	269,975
Elizabeth A. Smith	115,000	159,975	—	274,975
Douglas M. Steenland	173,250	159,975	—	333,225
Zhang Ling (3)	—	—	—	—
____________

(1)
Represents the grant date fair value of DSUs computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures, based on the closing price on the NYSE of our common stock on the grant date. Each eligible non-employee director was granted 1,933 DSUs on May 10, 2018, representing the director's annual equity award for the annual period from the 2018 annual meeting to the 2019 annual meeting. In accordance with the SEC's rules, dividend equivalents that accrued on the directors' 2018 DSU awards are not reported above because dividends were factored into the grant date fair value of these awards.

For details regarding the director's beneficial ownership of equity securities, including their outstanding DSUs, see "Security Ownership of Certain Beneficial Owners and Management."

(2)	Company-paid expenses incurred at Company-branded hotels while on personal travel.

(3)	Mr. Zhang resigned from the Board in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of August 31, 2019 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding
Principal Stockholders
The Vanguard Group(1)	21,598,591	7.6
Wellington Management Group LLP(2)	19,562,416	6.9
T. Rowe Price Associates, Inc.(3)	19,195,205	6.7
BlackRock, Inc.(4)	18,862,878	6.6
Directors and Named Executive Officers
Christopher J. Nassetta(5)(6)	3,352,666	1.2
Jonathan D. Gray	—	*
Charlene T. Begley(7)	6,144	*
Melanie L. Healey(7)	5,387	*
Raymond E. Mabus, Jr.(7)	5,186	*
Judith A. McHale(7)	13,775	*
John G. Schreiber(7)	10,271	*
Elizabeth A. Smith(7)	13,775	*
Douglas M. Steenland(7)	17,108	*
Kristin A. Campbell(6)	281,789	*
Ian R. Carter(6)	719,241	*
Kevin J. Jacobs(6)	335,463	*
Jonathan W. Witter(6)	131,729	*
Directors and Executive Officers as a group (14 persons)(8)	5,248,456	1.8
_________

*	Represents less than 1%.

(1)
As reported in a Schedule 13G filed on February 11, 2019, The Vanguard Group has sole voting power over 355,135 shares of our common stock, shared voting power over 61,058 shares of our common stock, sole dispositive power over 21,189,230 shares of our common stock and shared dispositive power over 409,361 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)
As reported in a Schedule 13G/A filed on February 12, 2019, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 7,551,767 shares of our common stock and shared dispositive power over 19,562,416 shares of our common stock. Wellington Management Company LLP has shared voting power over 6,820,954 shares of our common stock and shared dispositive power over 18,046,114 shares of our common stock. The address of each entity is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(3)
As reported in a Schedule 13G filed on February 14, 2019, T. Rowe Price Associates, Inc. has sole voting power over 7,159,290 shares of our common stock and sole dispositive power over 19,195,205 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
As reported in a Schedule 13G filed on February 8, 2019, BlackRock, Inc. has sole voting power over 16,487,615 shares of our common stock and solve dispositive power over 18,862,878 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
Includes 677,933 shares of common stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. 99% of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta's children and the remaining 1% is held by the aforementioned living trust.

(6)
Includes shares underlying vested options as follows: Mr. Nassetta: 398,545; Ms. Campbell: 90,044; Mr. Carter: 107,242; Mr. Jacobs: 121,052; and Mr. Witter: 35,325. Also includes unvested shares of performance-vesting restricted stock, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria, as follows: Mr. Nassetta: 118,492; Ms. Campbell: 28,250; Mr. Carter: 33,900; Mr. Jacobs: 41,364; and Mr. Witter: 36,652.

(7)
Includes fully vested DSUs and dividend equivalents that settle on earlier of a termination for any reason or a change in control as follows: Ms. Begley: 6,144; Ms. Healey: 5,387; Mr. Mabus: 5,186; Ms. McHale: 11,609; Mr. Schreiber: 10,271; Ms. Smith: 11,609; and Mr. Steenland: 11,609.

(8)
Includes 842,252 shares underlying vested options held by our executive officers; 61,816 fully vested DSUs and dividend equivalents held by our directors; and 286,908 unvested shares of performance-vesting restricted stock held by our executive officers, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that a "related person" (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock) must promptly disclose to our General Counsel any "related person transaction" (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below was approved in accordance with our policy on transactions with related persons.

HNA

Stockholders Agreement. Our stockholders agreement with HNA was amended on April 9, 2018 pursuant to a master amendment and option agreement (the "MAOA") that, among other things, permitted HNA to sell all of its shares of our common stock and granted us an option to repurchase shares of common stock from HNA. As of the date of execution of the MAOA, HNA held 82,500,000 shares of our common stock, representing approximately 26% of our outstanding shares and had designated two directors to our Board pursuant to the stockholders agreement. On April 13, 2018, HNA completed an underwritten public offering of 66,000,000 shares of our common stock and on April 18, 2018 completed its sale to us of its remaining 16,500,000 shares of our common stock (as described below). As a result of HNA ceasing to beneficially own any shares of our common stock, HNA's right to designate directors to our Board, and certain other rights and obligations under the stockholders agreement, terminated.

Registration Rights. During 2018, we had a registration rights agreement with HNA that provided certain "demand" and "piggyback" registration rights. The registration rights agreement required the Company to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act. The registration rights agreement was amended on April 9, 2018 pursuant to the MAOA to, among other things, permit HNA's April 2018 underwritten public offering of shares of our common stock and to require HNA to pay for certain related expenses, including the reasonable fees and expenses of our legal counsels and accounting and tax advisors. HNA reimbursed us approximately $2.8 million in aggregate in connection with the underwritten public offering. As a result of HNA ceasing to beneficially own any shares of our common stock, the registration rights agreement terminated.

Management, Franchise, Products and Services. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of HNA on terms that are consistent with our standard forms of agreement. We recognized management and franchise fee revenue of approximately $0.3 million for the portion of the year in which HNA held more than 5% of our common stock related to these hotels. During that same period, we recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of less than $0.1 million. We also entered into ordinary course transactions with affiliates of HNA for the purchase of goods and services.

Share Repurchase. In May 2018, we repurchased 16,500,000 shares of our common stock directly from HNA for aggregate cash consideration of approximately $1.2 billion (at a price per share that was 1% less than the price per share paid to HNA by the underwriters in the underwritten public offering described above).

Blackstone

Stockholders Agreement. In connection with our 2013 initial public offering, we entered into a stockholders agreement with Blackstone. This agreement required us to, among other things, nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders based on the percentage of Blackstone's beneficial ownership of our outstanding common stock. As a result of Blackstone's May 2018 sale of 15,800,000 shares of our common stock to third-party investors in privately-negotiated transactions and our repurchase of 1,250,000 shares of common stock from Blackstone (as described below), Blackstone's right to designate directors to our Board, and certain other rights and obligations under the stockholders agreement, terminated.

Registration Rights Agreement. During 2018, we were party to a registration rights agreement that provided Blackstone customary "demand" and "piggyback" registration rights. The registration rights agreement also provided that we would pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.

Management, Franchise, Products and Services. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of Blackstone on terms that are consistent with our standard forms of agreement. We recognized management and franchise fee revenue of approximately $15.6 million for the portion of the year in which Blackstone held more than 5% of our common stock related to these hotels. During that same period, we recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of approximately $113.0 million. As of May 31, 2018, we had accounts receivable due from these hotels related to these management and franchise fees and reimbursements of approximately $38.2 million.

From time to time, we have purchased products and services from entities affiliated with or owned by Blackstone. In certain negotiated instances, these arrangements may permit our hotels, as well as hotels controlled by affiliates of Blackstone, to elect whether or not to contract with such third-party providers on the terms we negotiated.

Share Repurchase. In May 2018, we repurchased 1,250,000 shares of our common stock directly from Blackstone for approximately $0.1 billion in aggregate.

2017 Spin-Off Agreements

In connection with our January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., we entered into several agreements with Park and HGV that govern our ongoing relationship. As of March 2018, we no longer consider Park or HGV to be a related person of Hilton following the respective dispositions by HNA of its entire interest in each of Park and HGV.

Other Relationships

T. Rowe Price Associates, Inc. is a beneficial holder of more than 5% of our outstanding common stock according to a Schedule 13G that it filed with the SEC on February 14, 2019. T. Rowe Price Retirement Plan Services, Inc. provides recordkeeping and management services for three of the Company's retirement savings plans and received in 2018, in the aggregate, approximately $5.6 million for investment management services and approximately $1.0 million for recordkeeping services in connection with the three plans. Mr. Schreiber, a director trustee of a number of mutual funds managed by T. Rowe Price Associates and a member of our Board, has no financial interest in the foregoing described services provided by T. Rowe Price Retirement Plan Services, Inc.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

DESCRIPTION OF OTHER INDEBTEDNESS

The following description is a summary of the material terms of our material indebtedness other than the notes as of June 30, 2019. Subsequent to completing the exchange offer, we intend to merge Parent with and into its direct subsidiary, the Issuer, with the Issuer as the surviving entity.

Senior Secured Credit Facilities

On October 25, 2013, Parent entered into a credit agreement, as amended on August 18, 2016, November 21, 2016, March 16, 2017, April 19, 2018, June 5, 2019 and June 21, 2019, with Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer and the other agents and lenders from time to time party thereto.

The Senior Secured Credit Facilities consist of:

•	a senior secured term loan facility (the "Series B-2 Term Loans" or the "Existing Term Loans"), which matures on June 21, 2026, of which $2.6 billion remains drawn and outstanding thereunder; and

•
a $1.75 billion senior secured revolving credit facility (the "Revolving Credit Facility"), $250 million of which is available in the form of letters of credit, which matures on June 5, 2024. No amounts were outstanding under the Revolving Credit Facility as of September 19, 2019.

Parent (which is referred to throughout this section as the "Borrower") is the borrower under the Senior Secured Credit Facilities. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swing line borrowings. In addition, the Senior Secured Credit Facilities provide the Borrower with the option to raise incremental credit facilities (including an uncommitted incremental facility that provides the Borrower the option to increase the amount available under the Existing Term Loans and/or the Revolving Credit Facility by an aggregate of up to $1.5 billion, subject to additional increases upon satisfaction of a first lien net leverage-based test), refinance the loans with debt incurred outside the credit agreement and extend the maturity date of the Revolving Credit Facility and Existing Term Loans, subject to certain limitations.

Interest Rate and Fees

Borrowings under the Series B-2 Term Loans bear interest, at the Borrower's option, at a per annum rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent's prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the Series B-2 Term Loans is 0.75%, in the case of base rate loans, and 1.75%, in the case of LIBOR rate loans. The Series B-2 Term Loans are subject to a LIBOR floor of 0.00%. The weighted average interest rate payable on the Series B-2 Term Loans as of June 30, 2019 was equal to 4.15%.

Borrowings under the Revolving Credit Facility bear interest, at the Borrower's option, at a per annum rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent's prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the Revolving Credit Facility is 0.00%, in the case of base rate loans, and 1.00%, in the case of LIBOR rate loans, subject to a step-up of 0.25% in the event the first lien net leverage ratio exceeds 1.00 to 1.00 but is less than or equal to 2.00 to 1.00, subject to an additional step-up of 0.25% in the event the first lien net leverage ratio exceeds 2.00 to 1.00 but is less than or equal to 3.00 to 1.00 and subject to an additional step-up of 0.25% in the event the first lien net leverage ratio exceeds 3.00 to 1.00. The Revolving Credit Facility is subject to a LIBOR floor of 0.00%.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Borrower is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.125% per annum. The Borrower is also required to pay customary letter of credit fees.

Prepayments

The Senior Secured Credit Facilities require us to prepay outstanding Existing Term Loans, subject to certain exceptions, with:

•
50% (which percentage is reduced to 25% upon a first lien net leverage ratio not exceeding 4.60 to 1.00 and 0% upon a first lien net leverage ratio not exceeding 3.85 to 1.00, as applicable) of annual excess cash flow, calculated in accordance with the credit agreement;

•
100% of the net cash proceeds (including insurance and condemnation proceeds) of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries, subject to de minimis thresholds, if those net cash proceeds are not reinvested in assets to be used in the Borrower's business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the Borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within 180 days of the date of such commitment (although in connection with any such prepayment, the Borrower may also repay other first lien debt to the extent it is so required); and

•	100% of the net proceeds of any incurrence of debt by the Borrower or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Senior Secured Credit Facilities.

Notwithstanding any of the foregoing, each lender of the Existing Term Loans has the right to reject its pro rata share of mandatory prepayments described above, in which case we may retain the amounts so rejected.

The foregoing mandatory prepayments will be applied pro rata to installments of the Existing Term Loans in direct order of maturity.

Amortization

The Borrower is required to repay the Series B-2 Term Loans on the last business day of each quarter in installments in an aggregate principal amount equal to 0.25% of the original principal amount of the Series B-2 Term Loans, with the remaining amount payable on the maturity date with respect to such Series B-2 Term Loans. Based on the prepayments made to date, we are no longer subject to such amortization requirements in respect of the Series B-2 Term Loans.

Guarantees

The obligations under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by each of HLT Parent, HWP, Hilton Worldwide Finance Corp., any subsidiary of HWP that directly or indirectly owns 100% of the issued and outstanding equity interests of the Borrower, and, subject to certain exceptions, each of the Borrower's existing and future material restricted domestic wholly owned subsidiaries (the "Subsidiary Guarantors"). In addition, the Senior Secured Credit Facilities are collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the Borrower and each of the Borrower's and Subsidiary Guarantors' material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Borrower's or any Subsidiary Guarantors' direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of HWP, the Borrower and the Subsidiary Guarantors (subject to certain exceptions and qualifications).

Certain Covenants and Events of Default

The Senior Secured Credit Facilities contain a number of significant affirmative and negative covenants and customary events of default. Such covenants, among other things, limit or restrict, subject to certain exceptions, the ability of the Borrower and its restricted subsidiaries to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	make fundamental changes;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	make changes in the nature of their business; and

•	make prepayments of subordinated debt.

In addition, the credit agreement will require the Borrower to maintain a financial maintenance covenant of a consolidated secured net leverage ratio not to exceed 5.00 to 1.00 as of the last day of any period of four consecutive quarters. The Existing Term Loans do not have the benefit of the financial maintenance covenant (including, without limitation, any rights as to amendments, modifications and waivers with respect thereto).

In the event that the loans under the Senior Secured Credit Facilities have a rating equal to or higher than Baa3 (or the equivalent) according to Moody's and BBB- (or the equivalent) according to S&P and no default has occurred and is continuing at the time such rating is given, the restrictions in the Senior Secured Credit Facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will no longer apply to the Borrower and its restricted subsidiaries at any time thereafter.

The Senior Secured Credit Facilities also contain certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the Senior Secured Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

4.250% Senior Notes due 2024

On August 18, 2016, Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp. (the "Escrow Issuers"), then indirect subsidiaries of HLT Parent, issued $1.0 billion aggregate principal amount of 4.250% Senior Notes due 2024 (the "2024 Notes") under an indenture dated as of August 18, 2016. On September 22, 2016, the Escrow Issuers merged with and into the Issuer with the Issuer continuing as the surviving entity. Interest on the 2024 Notes is payable semi-annually in cash in arrears on March 1 and September 1 of each year. The 2024 Notes are guaranteed on a senior unsecured basis by HLT Parent, HWP, Parent and each of Parent's wholly owned domestic restricted subsidiaries (other than the Issuer) that guarantees indebtedness under our Senior Secured Credit Facilities.

The Issuer may redeem the 2024 Notes, in whole or in part, at any time prior to September 1, 2019, at a price equal to 100% of the principal amount, plus an applicable make-whole premium and accrued and unpaid interest. Beginning on September 1, 2019, the Issuer may redeem some or all of the 2024 Notes at a redemption price of 102.125% of the principal amount of 2024 Notes to be redeemed, plus any accrued and unpaid interest to the date of redemption. The redemption price decreases to 101.063% and 100.000% of the principal amount of 2024 Notes to be redeemed on September 1, 2020 and 2021, respectively. In addition, at any time prior to September 1, 2019, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the 2024 Notes with the net cash proceeds from certain equity offerings at the redemption price of 104.250%, plus accrued and unpaid interest.

The indenture governing the 2024 Notes contains covenants that, among other things, limit the Issuer's ability and the ability of its restricted subsidiaries, subject to certain exceptions, to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

The indenture governing the 2024 Notes contains change of control triggering event provisions and certain customary affirmative covenants and events of default.

Subject to certain exceptions, the indenture governing 2024 Notes permits the Issuer and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

4.625% Senior Notes due 2025

On March 16, 2017, Parent and Hilton Worldwide Finance Corp. (the "Co-Issuer") issued $900 million aggregate principal amount of their 4.625% Senior Notes due 2025 (the "2025 Notes") under an indenture dated as of March 16, 2017. Interest on the 2025 Notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year. The 2025 Notes are guaranteed on a senior unsecured basis by HLT Parent and each of its wholly owned domestic restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

We may redeem the 2025 Notes, in whole or in part, at any time prior to April 1, 2020, at a price equal to 100% of the principal amount, plus an applicable make-whole premium and accrued and unpaid interest. Beginning on April 1, 2020, we may redeem some or all of the 2025 Notes at a redemption price of 102.312% of the principal amount of 2025 Notes to be redeemed, plus any accrued and unpaid interest to the date of redemption. The redemption price decreases to 101.156% and 100.000% of the principal amount of 2025 Notes to be redeemed on April 1, 2021 and 2022, respectively. In addition, at any time prior to April 1, 2020, we may, at our option, redeem up to 40% of the aggregate principal amount of the 2025 Notes with the net cash proceeds from certain equity offerings at the redemption price of 104.625%, plus accrued and unpaid interest.

The indenture governing the 2025 Notes contains covenants that, among other things, limit the co-issuers' ability and the ability of their restricted subsidiaries, subject to certain exceptions, to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the issuers;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

The indenture governing the 2025 Notes contains change of control triggering event provisions and certain customary affirmative covenants and events of default.

Subject to certain exceptions, the indenture governing 2025 Notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

5.125% Senior Notes due 2026

On April 13, 2018, the Issuer issued $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2026 (the "2026 Notes") under an indenture dated as of April 13, 2018. Interest on the 2026 Notes is payable semi-annually in cash in arrears on May 1 and November 1 of each year. The 2026 Notes are guaranteed on a senior unsecured basis by HLT Parent, HWP and each of Parent's wholly owned domestic restricted subsidiaries (other than the Issuer) that guarantees indebtedness under our Senior Secured Credit Facilities.

The Issuer may redeem the 2026 Notes, in whole or in part, at any time prior to May 1, 2021, at a price equal to 100% of the principal amount, plus an applicable make-whole premium and accrued and unpaid interest. Beginning on May 1, 2021, the Issuer may redeem some or all of the 2026 Notes at a redemption price of 102.563% of the principal amount of 2026 Notes to be redeemed, plus any accrued and unpaid interest to the date of redemption. The redemption price decreases to 101.281% and 100.000% of the principal amount of 2026 Notes to be redeemed on May 1, 2022 and 2023, respectively. In addition, at any time prior to May 1, 2021, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the 2026 Notes with the net cash proceeds from certain equity offerings at the redemption price of 105.125%, plus accrued and unpaid interest.

The indenture governing the 2026 Notes contains covenants that, among other things, limit the Issuer's ability and the ability of its restricted subsidiaries, subject to certain exceptions, to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

The indenture governing the 2026 Notes contains change of control triggering event provisions and certain customary affirmative covenants and events of default.

Subject to certain exceptions, the indenture governing 2026 Notes permits the Issuer and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

4.875% Senior Notes due 2027

On March 16, 2017, Parent and the Co-Issuer issued $600 million aggregate principal amount of their 4.875% Senior Notes due 2027 (the "2027 Notes") under an indenture dated as of March 16, 2017. Interest on the 2027 Notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year. The 2027 Notes are guaranteed on a senior unsecured basis by HLT Parent and each of its wholly owned domestic restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

We may redeem the 2027 Notes, in whole or in part, at any time prior to April 1, 2022, at a price equal to 100% of the principal amount, plus an applicable make-whole premium and accrued and unpaid interest. Beginning on April 1, 2022, we may redeem some or all of the 2027 Notes at a redemption price of 102.437% of the principal amount of 2027 Notes to be redeemed, plus any accrued and unpaid interest to the date of redemption. The redemption price decreases to 101.218%, 100.609% and 100.000% of the principal amount of 2027 Notes to be redeemed on April 1, 2023, 2024 and 2025, respectively. In addition, at any time prior to April 1, 2022, we may, at our option, redeem up to 40% of the aggregate principal amount of the 2027 Notes with the net cash proceeds from certain equity offerings at the redemption price of 104.875%, plus accrued and unpaid interest.

The indenture governing the 2027 Notes contains covenants that, among other things, limit the co-issuers' ability and the ability of their restricted subsidiaries, subject to certain exceptions, to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the issuers;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

The indenture governing the 2027 Notes contains change of control triggering event provisions and certain customary affirmative covenants and events of default.

Subject to certain exceptions, the indenture governing 2027 Notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (1) the term "Issuer" refers to Hilton Domestic Operating Company Inc., a Delaware corporation, and not to any of its Subsidiaries (2) the term "Parent" refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, the direct parent of the Issuer, and not to any of its Subsidiaries or Affiliates; (3) the term "HWP" refers to Hilton Worldwide Parent LLC, a Delaware limited liability company, the direct parent of Parent, and not to any of its Subsidiaries or Affiliates; (4) the term "HLT Parent" refers to Hilton Worldwide Holdings Inc., a Delaware corporation, the direct parent of HWP and the indirect parent of the Issuer, and not to any of its Subsidiaries or Affiliates; and (5) the terms "we," "our" and "us" each refer to Parent and its consolidated Subsidiaries.

On June 20, 2019 the Issuer issued $1,000,000,000 aggregate principal amount of 4.875% senior notes due 2030 (the "Outstanding Notes") under an indenture (the "Indenture") by and among the Issuer, the Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the "Trustee"). The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the exchange notes. In this section, we refer to the Outstanding Notes, together with the exchange notes offered hereby that are to be exchanged for the Outstanding Notes, as the "Notes". Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Subsequent to completing the exchange offer, HLT Parent intends to merge Parent with and into its direct subsidiary, the Issuer, with the Issuer as the surviving entity, in accordance with the terms of the Indenture.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under "Prospectus Summary—Corporate Information."

Brief Description of the Notes

The Notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuer;

•
are effectively subordinated to any existing and future Secured Indebtedness of the Issuer, to the extent of the value of the collateral securing such Secured Indebtedness, including the guarantee of the Issuer under the Senior Secured Credit Facilities;

•	are senior in right of payment to any future obligations of the Issuer that are expressly subordinated in right of payment to the Notes; and

•
are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Parent's Subsidiaries (other than the Issuer) that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing a supplemental indenture to the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries," each direct and indirect Wholly Owned

Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia that is a Restricted Subsidiary of Parent (other than the Issuer) that guarantees certain Indebtedness of Parent, the Issuer or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this "Description of the Exchange Notes." As of the date of this prospectus, none of our Foreign Subsidiaries, our non-Wholly Owned Subsidiaries that are Restricted Subsidiaries, our U.S. Wholly Owned Subsidiaries, substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of Section 957 of the Code, our U.S. Wholly Owned Subsidiaries that are directly or indirectly owned by Foreign Subsidiaries, or our Unrestricted Subsidiaries guarantee the Notes, and no such Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general, unsecured, senior obligation of each Guarantor;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•
is effectively subordinated to any existing and future secured Indebtedness of that Guarantor that is secured to the extent of the value of the collateral securing such secured Indebtedness, including Indebtedness under the Senior Secured Credit Facilities;

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

As of June 30, 2019:

•
Parent, the Issuer and the Guarantors had approximately $7.7 billion of total debt outstanding, excluding unamortized deferred financing costs and discount, and approximately $2,619 million of secured indebtedness outstanding; and

•	Parent had an additional $1.69 billion of availability to incur secured indebtedness under its revolving credit facility (after giving effect to $59 million of outstanding letters of credit).

Only HLT Parent, HWP and Parent's U.S. Wholly Owned Subsidiaries that are Restricted Subsidiaries (other than the Issuer) that guarantee certain Indebtedness of Parent, the Issuer or any Guarantor guarantee the Notes. None of our Foreign Subsidiaries or non-wholly owned domestic restricted subsidiaries are or will be required to guarantee the Notes. None of Parent's U.S. Wholly Owned Subsidiaries substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of Section 957 of the Internal Code, and none of Parent's U.S. Wholly Owned Subsidiaries directly or indirectly owned by Foreign Subsidiaries, are or will be required to guarantee the Notes. As of the date of this prospectus, all of Parent's Subsidiaries are Restricted Subsidiaries. Under certain circumstances, Parent is permitted to designate certain of its existing and future subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture and do not guarantee the Notes.

For the six months ended June 30, 2019, our non-guarantor subsidiaries represented $909 million or 49% of our total revenues, excluding other revenues from managed and franchised properties, and $245 million or 22% of our Adjusted EBITDA. For the year ended December 31, 2018, our non-guarantor subsidiaries represented $1,906 million or 52% of our total revenues, excluding other revenues from managed and franchised properties, and $501 million or 24% of our Adjusted EBITDA.

In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are structurally senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by Parent or its Restricted Subsidiaries, including the non-guarantor Restricted Subsidiaries.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor's obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us."

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets."

Each Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries");

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer's Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with. Notwithstanding the foregoing, neither an Officer's Certificate nor an Opinion of Counsel shall be required in the case of a merger or consolidation in accordance with clause 1(d) above.

The respective Guarantee by each of Parent, HWP and HLT Parent, as the case may be, provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) in the case of HWP or HLT Parent, the release or discharge of the guarantee of HWP or HLT Parent, as applicable, under the Senior Secured Credit Facilities (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); or

(b) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture; and

(2) Parent, HWP or HLT Parent, as applicable, delivering to the Trustee an Officer's Certificate of Parent, HWP or HLT Parent, as applicable, and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with.

Neither HWP nor HLT Parent is subject to any restrictive covenants under the Indenture.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $1,000,000,000 of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on January 15, 2030.

Subject to compliance with the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" the Issuer may issue additional Notes ("Additional Notes") from time to time under the Indenture; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN from the Notes. All Notes including any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture, the Guarantees and this "Description of the Exchange Notes" include any Additional Notes that are actually issued.

The Notes were issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Interest on the Notes accrues at the rate of 4.875% per annum. Interest on the Notes is payable semiannually in arrears on each January 15 and July 15, commencing January 15, 2020 to the Holders of Notes of record on the immediately preceding January 1 and July 1, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes are payable at the office or agency of the Issuer maintained for such purpose (the "paying agent") or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company ("DTC") or its nominee are made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuer, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. Parent or any of its Subsidiaries may act as a paying agent, registrar or transfer agent upon prior written notice to the Trustee.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer and the registrar are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer and the transfer agent are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a record date and payment date while Notes are in definitive form. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the Securities Act. Until such time as the exchange notes have been registered under the Securities Act, the Notes will not be subject to Section 316(b) of the Trust Indenture Act and the provisions set forth under "—Amendment, Supplement and Waiver" do not conform to the express provisions in Section 316(b) of the Trust Indenture Act.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "—Repurchase at the Option of Holders." The Issuer and its Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market, pursuant to tender offers or otherwise. As market conditions warrant, we and our equity holders, their respective affiliates and members of our management, may from time to time seek to purchase our outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the Indenture, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt, including borrowings under our credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases made at prices below the "adjusted issue price" (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and in related adverse tax consequences to us.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to January 15, 2025. At any time prior to January 15, 2025, the Issuer may, at its option, and on one or more occasions, redeem all or a part of the Notes, upon notice as described under "—Selection and Notice," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

On and after January 15, 2025, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described under "—Selection and Notice," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2025	102.4375%
2026	101.6250%
2027	100.8125%
2028 and thereafter	100.0000%

In addition, prior to July 15, 2022, the Issuer may, at its option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 104.875% of the aggregate principal amount of the Notes redeemed, with an amount not to exceed the net cash proceeds received by the Issuer from one or more Equity Offerings or a contribution to the Issuer's common equity capital made with the net cash proceeds of an Equity Offering, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date; provided, that (a) at least 50% of (A) the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date and (B) the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption (unless all such Notes are redeemed substantially concurrently); and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including without limitation any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days' prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. The Issuer may redeem the Notes pursuant to one or more of the relevant provisions in the Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different Redemption Dates. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer's obligations with respect to such redemption may be performed by another Person. The Issuer and its Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with applicable procedures of DTC in minimum denominations of $2,000 and increments of $1,000 in excess thereof. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 days but (except as set forth in the fifth paragraph under "—Optional Redemption") not more than 60 days before the redemption date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

The Indenture provides that if a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under "—Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise delivered in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control Triggering Event," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the "Change of Control Payment Date"), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission, letter or other communication in accordance with the procedures of DTC setting forth the name of the Holder of such Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and shall describe each such condition, and, if applicable, shall state that, in the Issuer's discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any such condition shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) any other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which either Parent or the Issuer becomes a party may provide, that certain change of control events with respect to Parent or the Issuer would constitute a default thereunder (including a Change of Control Triggering Event under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities or any such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of all the then outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Parent and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Asset Sales

The Indenture provides that Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Parent at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by Parent or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on Parent's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on Parent's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by Parent) of Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies Parent or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days (450 days in the case of any securities, notes or other obligations or assets received in respect of any Asset Sale of the Specified Real Property Assets) following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by Parent or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause I that is at that time outstanding, not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, Parent or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under the Notes or any other Senior Indebtedness of Parent or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if Parent or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuer will either (A) reduce Obligations under the Notes on a pro rata basis by, at its option, (i) redeeming Notes as described under "—Optional Redemption" or (ii) purchasing Notes through open-market purchases or in privately negotiated transactions at market prices (which may be below par), or (B) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(d) if the assets that are the subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not the Issuer or a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not the Issuer or a Guarantor, other than Indebtedness owed to Parent or any Restricted Subsidiary, or (ii) Parent, the Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Parent or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Parent or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures, (c) properties or (d) acquisitions of other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided, that a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Parent, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of such 450th day and 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, Parent or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding any other provisions of this covenant, (i) to the extent that the application of any or all of the Net Proceeds of any Asset Sale by Parent or a Foreign Subsidiary (a "Foreign Disposition") is (x) prohibited or materially delayed by applicable local law or (y) prohibited or materially delayed by applicable organizational documents or any agreement from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amount may be retained by Parent or the applicable Foreign Subsidiary; provided that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law or the applicable organizational document or agreement, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant and (ii) to the extent that Parent has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition could have a material adverse tax consequence with respect to such Net Proceeds (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so Parent, any Restricted Subsidiary or any of their respective Affiliates and/or their equityholders would incur a material tax liability, including as a result of a tax dividend, a deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by Parent or the applicable Foreign Subsidiary and an amount equal to such Net Proceeds will not be required to be applied in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in the Indenture shall be construed to require Parent or any Subsidiary to repatriate cash.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer (an "Asset Sale Offer") to all Holders of the Notes and, if required by the terms of any Indebtedness that ranks pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture and the agreement(s) governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $200.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall purchase the Notes and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Additionally, the Issuer may, at its option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Asset Sale Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Our future credit agreements or other similar agreements to which the Issuer becomes party may contain restrictions on the Issuer's ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture and apply to Parent and its Restricted Subsidiaries. Neither HWP nor HLT Parent are subject to any restrictive covenants under the Indenture.

If on any date following the Issue Date(i) the Notes have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this "Description of the Exchange Notes" section of this prospectus will no longer be applicable to the Notes:

(1) "—Repurchase at the Option of Holders—Asset Sales";

(2) "—Limitation on Restricted Payments";

(3) "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(4) clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

(5) "—Transactions with Affiliates";

(6) "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; and

(7) "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries."

If Parent and its Restricted Subsidiaries are no longer subject to the Covenants listed above, the Notes will be entitled to substantially less covenant protection.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Rating.

Financial Calculations for Limited Condition Transactions
When calculating the availability under any basket or ratio under the Indenture or compliance with any provision of the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Issuer (the Issuer's election to exercise such option, an "LCT Election"), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under the Indenture shall be deemed to be the date (the "LCT Test Date") the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, Parent or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, Parent may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (c) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by Parent in good faith.
For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of Parent or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Certain Compliance Calculations
Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio) on the same date. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio test.

Limitation on Restricted Payments

Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of Parent's, or any of its Restricted Subsidiaries', Equity Interests (in each case, solely to a holder of Equity Interests in such Person's capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by Parent payable solely in Equity Interests (other than Disqualified Stock) of Parent or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent company of Parent, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, Parent could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Fixed Charge Coverage Test"); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after the 2021 Notes Issue Date (including Restricted Payments permitted by clauses (1), 6(c) and (9) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period and including the predecessor of Parent) beginning on July 1, 2013 to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by Parent or its Restricted Subsidiaries since the 2021 Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

(i) (A) Equity Interests of Parent, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any direct or indirect parent company of Parent or any of Parent's Subsidiaries after the 2021 Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are (or have been) actually contributed to Parent or any of its Restricted Subsidiaries, Equity Interests of Parent or any of Parent's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) Indebtedness of Parent or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of Parent or a direct or indirect parent company of Parent; provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of Parent sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of Parent or a Restricted Subsidiary or that becomes part of the capital of Parent or a Restricted Subsidiary through consolidation or merger, in each case since the 2021 Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) contributions by Parent or a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by Parent or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to Parent or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by Parent or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Parent or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Parent or its Restricted Subsidiaries, in each case after the 2021 Notes Issue Date; or

(ii) the sale (other than to Parent or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution (other than an Excluded Contribution) from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted

Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after the 2021 Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Parent or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent or a Restricted Subsidiary after the 2021 Notes Issue Date, the fair market value (as determined by Parent in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon ("Treasury Capital Stock") or Subordinated Indebtedness of Parent or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of Parent, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of Parent or any direct or indirect parent company of Parent to the extent contributed to Parent (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of Parent or to an employee stock ownership plan or any trust established by Parent or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Parent) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of Parent, the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent, the Issuer or a Guarantor or Disqualified Stock of Parent, the Issuer or a Guarantor or (b) Disqualified Stock of Parent, the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of Parent, the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:
(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent or any direct or indirect parent company of Parent held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness incurred or issued by Parent or any direct or indirect parent company of Parent in connection with such repurchase, retirement or other acquisition); provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year an amount equal to $150.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $400.0 million in any calendar year); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent and, to the extent contributed to Parent, the cash proceeds from the sale of Equity Interests of any of Parent's direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the 2021 Notes Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Parent) after the 2021 Notes Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4); and provided, further, that (i) cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any of Parent's direct or indirect parent companies or any of Parent's Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represent all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Parent or any of its Restricted Subsidiaries after the 2021 Notes Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the 2021 Notes Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to Parent from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Parent and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $1,000.0 million and (ii) 8.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by Parent or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent or any Restricted Subsidiary or any direct or indirect parent company of Parent and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on, or the purchase, redemption, defeasance or other acquisition or retirement for value of, Parent's common shares (or the payment of dividends to any direct or indirect parent company of Parent to fund a payment of dividends on such company's common stock or to fund such company's purchase, redemption, defeasance or other acquisition or retirement for value of such company's common stock), in an amount not to exceed the sum of (A) up to 6.0% per annum of the amount of net cash proceeds received by or contributed to Parent since the 2021 Notes Issue Date from any public offering of Parent's common shares or the common stock of any direct or indirect parent company of Parent, other than public offerings with respect to Parent's common shares or the common stock of any direct or indirect parent company of Parent registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution; and (B) an aggregate amount per annum not to exceed 6.0% of Market Capitalization;

(10) Restricted Payments, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10), that are made (a) in an amount equal to the amount of Excluded Contributions received since the 2021 Notes Issue Date or (b) without duplication with clause (a), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the 2021 Notes Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11)(i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (A) $430.0 million and (B) 3.0% of Total Assets at such time; and (ii) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be no greater than 4.00 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of Parent to permit payment by such parent company of such amounts), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Repurchase at the Option of Holders—Asset Sales"; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by Parent to, or the making of loans to, any direct or indirect parent company of Parent in amounts required for any direct or indirect parent company of Parent to pay, in each case without duplication:

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes Parent and/or its Subsidiaries and whose common parent is a direct or indirect parent of Parent, to the extent such income or similar taxes are attributable to the income of Parent and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that Parent and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had Parent, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, (A) paid such taxes separately from any such parent company or (B) if Parent is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period, were Parent a taxpayer and parent of a consolidated group and had paid such taxes for Parent, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above);

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Parent and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses and listing fees and other costs and expenses attributable to being a publicly traded company of Parent or any direct or indirect parent company of Parent;

(e) fees and expenses other than to Affiliates of Parent related to any unsuccessful equity or debt offering of such parent entity;

(f) [Reserved];

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent or any direct or indirect parent company of Parent;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by Parent; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of Parent or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into Parent or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption "—Merger, Consolidation or Sale of All or Substantially All Assets" below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than Parent or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent Parent or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by Parent shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by Parent or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of "Permitted Investments" (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by Parent under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under "—Transactions with Affiliates"; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of Parent to the extent, if any, that such payment would have reduced Consolidated Net Income of Parent if such payment had been made directly by Parent and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by Parent, in each case, in the period such payment is made; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11)(ii) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (16) above and/or one or more of the clauses contained in the definition of "Permitted Investments," or is entitled to be made pursuant to the first paragraph of this covenant, Parent will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (16) and such first paragraph and/or one or more of the clauses contained in the definition of "Permitted Investments," in any manner that otherwise complies with this covenant.

As of the date of this prospectus, almost all of Parent's Subsidiaries are Restricted Subsidiaries. Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any "AHYDO catch up payment" with respect to, and required by the terms of, any Indebtedness of Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

For the purposes of this covenant, any payment made on or after the 2021 Notes Issue Date, but prior to the Issue Date, shall be deemed to be a "Restricted Payment" to the extent that such payment would have been a Restricted Payment had the Indenture been in effect at the time of such payment (and, to the extent that such Restricted Payment was permitted by the first paragraph or clauses (1) through (16) above or as a Permitted Investment, such Restricted Payment may be deemed by Parent to have been made pursuant to such clause).

As of June 30, 2019, the Issuer would have been able to make Restricted Payments in an amount not less than approximately $2.5 billion pursuant to the first paragraph of this covenant, and would have been able to make Restricted Payments in the amount of approximately $1.7 billion pursuant to clause (10) of the second paragraph of this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Parent will not, and will not permit any of its Restricted Subsidiaries (including the Issuer) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not the Issuer or a Guarantor to issue Preferred Stock; provided, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and any Restricted Subsidiary that is not the Issuer or a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of Parent and its Restricted Subsidiaries' for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not the Issuer or Guarantors shall not exceed the greater of (i) $605.0 million and (ii) 4.25% of Total Assets (determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by Parent or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $6,725 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof, but excluding any Additional Notes);

(3) Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof) not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets (in each case, determined at the date of incurrence or issuance); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(5) Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker's acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in favor of suppliers or trade creditors or in respect of workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 Business Days following such drawing or incurrence;

(6) Indebtedness arising from (a) Permitted Intercompany Activities and (b) agreements of Parent or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of Parent, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of Parent to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor is subordinated in right of payment to Parent's Guarantee of the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor shall be deemed to be expressly subordinated in right of payment to Parent's Guarantee of the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided, that if the Issuer or a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee of the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee of the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Parent or another Restricted

Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Parent or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12) (a) Indebtedness or Disqualified Stock of Parent and Indebtedness, Disqualified Stock or Preferred Stock of Parent or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds received by Parent since the 2021 Notes Issue Date from the issue or sale of Equity Interests of Parent or any direct or indirect parent company of Parent or cash contributed to the capital of Parent (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to Parent or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments specified in clauses (8), (11), (13), (28) or (29) of the definition thereof, and

(b) Indebtedness or Disqualified Stock of Parent and Indebtedness, Disqualified Stock or Preferred Stock of Parent or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $800.0 million and (ii) 4.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Parent or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Parent that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of Parent;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Parent that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of Parent or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to (x) any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities, Secured Indebtedness or Indebtedness incurred pursuant to clause (4) above or (y) an aggregate amount of Indebtedness not to exceed $1,000.0 million at any time outstanding that otherwise qualifies as "Refinancing Indebtedness;"

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of Parent or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by Parent or any Restricted Subsidiary or merged into or consolidated with Parent or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, (1) the aggregate amount of such Indebtedness does not exceed $100.0 million at any time outstanding or (2) either (x) Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture, and

(b) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of Parent so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture;

(18) (a) Indebtedness consisting of Indebtedness issued by Parent or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Parent or any direct or indirect parent company of Parent to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments" and

(b) Indebtedness representing deferred compensation to employees of Parent (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Parent and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Parent and its Restricted Subsidiaries and

(b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers' acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm's length commercial terms;

(22) Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of Parent that are not the Issuer or Subsidiary Guarantors in an amount at any one time outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (i) $285.0 million and (ii) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Parent or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of Parent or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(25) Indebtedness of Foreign Subsidiaries of Parent in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on Parent's most recent balance sheet (it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Parent or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)); and

(26) Indebtedness incurred by Parent or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Notes or exercise the Issuer's legal defeasance or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance," in each case, in accordance with the Indenture.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (26) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) Parent will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness permitted to be incurred under the Indenture to refinance Indebtedness incurred pursuant to clauses (1) and (12)(b) above shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that Parent will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of Parent, the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Parent, the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

Parent will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of Parent, the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Parent and the Issuer. Neither Parent nor the Issuer may consolidate or merge with or into or wind up into (whether or not Parent or the Issuer, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) Parent or the Issuer, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Parent or the Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of Parent or the Issuer, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than Parent or the Issuer, as the case may be, expressly assumes all the obligations of Parent or the Issuer, as the case may be, under the Indenture, the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) Parent or the Issuer, as the case may be, or, if applicable, the Successor Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, Parent or the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable, and Parent or the Issuer, as the case may be, will automatically be released and discharged from its obligations under the Indenture, the Guarantees and the Notes.

Notwithstanding the immediately preceding clauses (3) and (4):

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to Parent, the Issuer or a Subsidiary Guarantor; and

(2) Parent or the Issuer, as the case may be, may merge with an Affiliate of Parent or the Issuer, as applicable, solely for the purpose of reincorporating Parent or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing the release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the "Successor Person");

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales"; or

(3) in the case of assets consisting of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, Parent or the Issuer, (2) merge with an Affiliate of Parent solely for the purpose of reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if Parent determines in good faith that such action is in the best interests of Parent, in each case, without regard to the requirements set forth in the preceding paragraph. Each of HWP and HLT Parent may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing HWP or HLT Parent, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof.

Notwithstanding anything to the contrary in this "Merger, Consolidation or Sale of All or Substantially All Assets" covenant, the Issuer may contribute or transfer the Capital Stock of any or all of its Subsidiaries to any Subsidiary Guarantor.

Transactions with Affiliates

Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(2) Parent delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a resolution adopted by the majority of the board of directors of Parent approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among Parent or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

(3) transactions pursuant to the Transaction Agreements, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of Parent to the Holders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement;

(4) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of Parent, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of Parent to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of Parent) is a party as of the Issue Date and any similar agreements which it (or any parent company of Parent) may enter into thereafter; provided, that the existence of, or the performance by Parent or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of Parent to the Holders when taken as a whole;

(8) the Spin-Off Transaction and the payment of all fees and expenses related thereto;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates (including hotel management or franchise agreements entered into with any of the foregoing), in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of the Indenture which are fair to Parent and its Restricted Subsidiaries, in the reasonable determination of Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent to any direct or indirect parent company of Parent or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Affiliates or Immediate Family Members) of Parent, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) [reserved];

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of Parent and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by Parent in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by Parent in good faith;

(14) (i) investments by Permitted Holders in securities or loans of Parent or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by Parent or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of Parent or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than Parent and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(16) payments by Parent (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among Parent (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption "—Limitation on Restricted Payments";

(17) any lease entered into between Parent or any Restricted Subsidiary, as lessee, and any Affiliate of Parent, as lessor, which is approved by Parent in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to HLT Parent otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of Parent or any direct or indirect parent thereof pursuant to the stockholders, registration rights or similar agreements;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(22) Permitted Intercompany Activities and related transactions; and

(23) any transactions with any Subsidiary or a joint venture or similar entity which would constitute an Affiliate Transaction solely because Parent or its Restricted Subsidiary owns an equity interest or otherwise controls such Subsidiary, joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Parent will not, and will not permit any of its Restricted Subsidiaries that is not the Issuer or a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries that is the Issuer or a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries that is the Issuer or a Guarantor;

(2) make loans or advances to Parent or any of its Restricted Subsidiaries that is the Issuer or a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries that is the Issuer or a Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to Hedging Obligations and the related documentation, and contractual encumbrances or restrictions in effect on the Issue Date pursuant to the Senior Secured Credit Facilities, the Existing Senior Notes, the Existing Senior Notes Indentures and the guarantees thereof;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and finance or capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) (i) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Parent or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary in existence at the time of such redesignation (but, in any such case, not created in contemplation thereof) and (ii) any agreement or other instrument of a Person acquired by or merged or consolidated with or into Parent or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into Parent or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Parent pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not the Issuer or Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(j) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Parent or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of Parent or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Parent or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant "—Liens";

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by Parent) or as otherwise in effect on the Issue Date and (B) either (x) Parent determines that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of Parent are necessary or advisable to effect such Qualified Securitization Facility; and

(r) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

Parent will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of Parent, the Issuer or any Subsidiary Guarantor), other than the Issuer, a Subsidiary Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of (i) any Credit Facility permitted under clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (ii) capital markets debt securities of Parent, the Issuer or any Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 60 days after the guarantee of such Indebtedness executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of Parent, the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires Parent to file with the SEC (with a copy to the Trustee unless filed and available on the SEC's EDGAR website) from and after the Issue Date:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form (if Parent had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all the information that would be required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q or any successor or comparable form (if Parent had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form (if Parent had been a reporting company under Section 15(d) of the Exchange Act), a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information included or incorporated by reference in the Offering Memorandum); provided, however, that if at any time Parent shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC or if the SEC does not permit such filing, then Parent will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 10 days after the time Parent would be required to file such information with the SEC if it were subject to Section 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture permits Parent to satisfy its obligations in this covenant with respect to financial information relating to Parent by furnishing financial information relating to HWP or HLT Parent (or any parent entity of HWP or HLT Parent) as long as HWP or HLT Parent, as applicable (or any such parent entity of HWP or HLT Parent) provides a Guarantee of the Notes.

If with respect to any reporting period(s) covered in the applicable report, Parent's Unrestricted Subsidiaries would, individually or in the aggregate, constitute a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act (as such regulation is in effect on the Issue Date)), then the applicable annual and quarterly financial information required by clauses (1) and (2) above shall include a supplemental section in "Management's Discussion and Analysis of Financial Condition and Results of Operations" presenting (in a manner consistent with the Issuer's historical practice) selected financial measures of such Unrestricted Subsidiaries in the aggregate (separate from the financial information of the Issuer and its Restricted Subsidiaries).

Notwithstanding anything herein to the contrary, Parent will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under "—Events of Default and Remedies" until 120 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section "—Reports and Other Information" and such information is subsequently provided, Parent will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default and Remedies

The Indenture provides that each of the following is an "Event of Default":

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 consecutive days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $225.0 million or more outstanding;

(5) failure by Parent, the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of Parent for a fiscal quarter end provided as required under "—Reports and Other Information") would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $225.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to Parent, the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under "—Reports and Other Information") would constitute a Significant Subsidiary); and

(7) the Guarantee of HLT Parent, HWP, Parent or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of Parent for a fiscal quarter end provided as required under "—Reports and Other Information") would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of HLT Parent, HWP, Parent or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of Parent for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of all the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of all the then outstanding Notes, by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 30% in the aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of all the then outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of all the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that Parent is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Parent is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and any actions taken to rectify such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of Parent, the Issuer or any Guarantor (other than in their respective capacity as Issuer or Guarantor) or of any of their respective direct or indirect parent companies shall have any liability, for any obligations of Parent, the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the "Applicable Premium Deficit") only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S.

dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of all the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption "—Repurchase at the Option of Holders");

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of, premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of a majority in principal amount of all the then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture, the Notes or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of, premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) amend the contractual right expressly set forth in the Indenture or the Notes of any Holder to receive payments of principal of, premium, if any, or interest on such Notes or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

(9) make any change to or modify the ranking of such Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of such Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or a successor paying agent thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of the exchange Notes or private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(11) to add an obligor or a Guarantor under the Indenture or to release an obligor or a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, Guarantees or the Notes to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in the "Description of the Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes as provided in an Officer's Certificate;

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to secure the Notes and/or the related Guarantees or to add collateral thereto; or

(15) to make any other modifications to the Notes or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders in any material respect.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting. Notice otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of all the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries.

"2021 Notes Issue Date" means October 4, 2013.

"2024 Senior Notes" means the aggregate principal amount of the Issuer's 4.250% Senior Notes due 2024 outstanding on the Issue Date.

"2024 Senior Notes Indenture" means the Indenture for the 2024 Senior Notes, dated as of August 18, 2016, as supplemented, among the Issuer, as issuer, Parent, as parent guarantor, HLT Parent, the other guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

"2025 Senior Notes" means the aggregate principal amount of Hilton Worldwide Finance Corp. and Parent's 4.625% Senior Notes due 2025 outstanding on the Issue Date.

"2026 Senior Notes" means the aggregate principal amount of the Issuer's 5.125% Senior Notes due 2026 outstanding on the Issue Date.

"2025 and 2027 Senior Notes Indenture" means the Indenture for the 2025 Senior Notes and 2027 Senior Notes, dated March 16, 2017, as supplemented, among Parent, Hilton Worldwide Finance Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

"2026 Senior Notes Indenture" means the Indenture for the 2026 Senior Notes, dated April 13, 2018, as supplemented, among the Issuer, as issuer, Parent, HLT Parent, the other guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

"2027 Senior Notes" means the aggregate principal amount of the Hilton Worldwide Finance Corp. and Parent's 4.875% Senior Notes due 2027 outstanding on the Issue Date.

"Acquired Indebtedness" means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Applicable Premium" means, with respect to any Note on any Redemption Date as calculated by the Issuer, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at January 15, 2025 (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required remaining scheduled interest payments due on such Note through January 15, 2025 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

Calculation of any Applicable Premium is a responsibility of the Issuer, and the Trustee shall not be responsible to calculate or verify any calculation related to the Applicable Premium.

"Applicable Treasury Rate" means, with respect to any Note on any Redemption Date, the yield to maturity, as determined by the Issuer, as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2025; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Asset Sale" means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Parent or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment, inventory or other property in the ordinary course of business or any disposition of inventory or goods (or other assets, including timeshare and residential assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Parent in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control Triggering Event pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments" or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no material assets other than the Equity Interests of such Unrestricted Subsidiary);

(i) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by Parent or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Parent are not material to the conduct of the business of Parent and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(s) the granting of a Lien that is permitted under the covenant described above under "—Certain Covenants—Liens";

(t) the issuance of directors' qualifying shares and shares issued to foreign nationals as required by applicable law;

(u) any conversions of hotel properties into timeshare or residential properties and the sale or other disposition of assets created in such conversions;

(v) Permitted Intercompany Activities and related transactions; and

(w) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided that any Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales".

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, Parent, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

"Bank Products" means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, automatic clearinghouse transfer transactions, controlled disbursements, foreign exchange facilities, stored value cards, merchant services, electronic funds transfer and other cash management arrangements.

"Business Day" means each day which is not a Legal Holiday.

"Capital Stock" means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of Parent or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of Parent as financing or capital lease obligations and (ii) that are or have been subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment since July 1, 2013 or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income, the Consolidated Total Debt Ratio, the Consolidated Secured Debt Ratio, EBITDA and Fixed Charges) not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

"Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

"Captive Insurance Subsidiary" means (i) any Subsidiary established by Parent for the primary purpose of insuring the businesses or properties owned or operated by Parent or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

"Cash Equivalents" means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) such local currencies held by Parent or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody's or at least A-2 by S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody's or S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposed under the indenture regardless of the treatment of such items under GAAP.

"Casualty Event" means any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

"Change of Control" means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder, Parent Company, the Issuer or any Subsidiary Guarantor; or

(2) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of Parent directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which Parent shall become the Wholly Owned Subsidiary of a Parent Company.

"Change of Control Triggering Event" means the occurrence of a Change of Control, unless (A) a Ratings Improvement has occurred prior to the date of the completion of the transaction constituting the Change of Control or (B) pro forma for the Change of Control, the Consolidated Total Debt Ratio is less than 5.00 to 1.00.

"Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (p) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (q) costs associated with obtaining Hedging Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (s) penalties and interest relating to taxes, (t) any Additional Interest and any "additional interest" or "liquidated damages" with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (v) any expensing of bridge, commitment and other financing fees and any other fees related to the Spin-Off Transaction or any acquisitions after the Issue Date, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (x) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty), (y) interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expense in connection with a straight-line or operating lease; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Spin-Off Transaction or any multi-year strategic initiatives), restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any

Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs ("equity incentives"), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of Parent, the Issuer or any of their respective direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer, Parent or any of Parent's direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests of Parent or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that were established or adjusted within twelve months after the Spin-Off Date that are so required to be established or adjusted as a result of the Spin-Off Transaction (or within twenty four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(16) reserves established for the benefit of landlords of leased hotel properties for the acquisition of capitalized assets and equipment at such properties shall be excluded; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) under "—Certain Covenants—Limitation on Restricted Payments" shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Parent and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Parent and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Parent or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

"Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries that is secured by Liens on the property of Parent and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of Parent as of the end of such most recent fiscal quarter to (2) EBITDA of Parent and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

"Consolidated Total Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of Parent as of the end of such most recent fiscal quarter to (2) EBITDA of Parent and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

"Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Qualified Securitization Facilities and straight-line or operating leases) and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit; provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until three Business Days after such amount is drawn and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Parent. The U.S. Dollar Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Indebtedness.

"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Controlled Investment Affiliate" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Parent and/or other companies.

"Credit Agreement" means that certain Credit Agreement dated as of October 25, 2013, by and among Parent, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, as amended by Amendment No. 1 thereto dated as of August 18, 2016, by and among Parent, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, Amendment No. 2 thereto dated as of November 21, 2016, by and among Parent, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, Amendment No. 3 thereto dated as of March 16, 2017, by and among Parent, HLT

Parent, HWP, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties thereto, Amendment No. 4 thereto dated as of April 19, 2018, by and among Parent, HLT Parent, HWP, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties thereto and Amendment No. 5 thereto dated as of June 5, 2019, by and among Parent, HLT Parent, HWP, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties thereto.

"Credit Facilities" means, with respect to Parent or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Designated Non-cash Consideration" means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

"Designated Preferred Stock" means Preferred Stock of Parent or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Parent or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of Parent or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments."

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which Parent or a Restricted Subsidiary has an Investment and is designated in good faith as an "affiliate" by the board of directors of Parent (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders' agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

"Distribution Agreement" means the Distribution Agreement dated January 2, 2017 by and among HLT Parent, the Issuer, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Distribution Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) under "—Certain Covenants—Limitation on Restricted Payments" and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of "Consolidated Net Income"; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business, integration costs or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Parent may elect not to add back such non-cash charge in the current period and (B) to the extent Parent elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) [Reserved]; plus

(h) the amount of "run-rate" cost savings, operating expense reductions and synergies projected by Parent in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twenty four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that "run-rate" means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by Parent or a parent entity of Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or net cash proceeds of an issuance of Equity Interest of Parent (other than

Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

"Employee Matters Agreement" means the Employee Matters Agreement, dated January 2, 2017, by and among HLT Parent, the Issuer, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Employee Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"EMU" means economic and monetary union as contemplated in the Treaty on European Union.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

"Equity Offering" means any public or private sale or issuance of common stock or Preferred Stock (excluding Disqualified Stock), of Parent or any of its direct or indirect parent companies other than:

(1) public offerings with respect to Parent's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of Parent; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

"euro" means the single currency of participating member states of the EMU.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by Parent since the 2021 Notes Issue Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from Unrestricted Subsidiaries and any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Parent,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of Parent, which are (or were) excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain

Covenants—Limitation on Restricted Payments." Notwithstanding the foregoing, an amount equal to the aggregate amount that has been designated prior to the Issue Date as an "Excluded Contribution" for purposes of the Existing Senior Notes pursuant to the Existing Senior Notes Indentures, shall automatically be deemed to be an Excluded Contribution under the Indenture, and such amount shall be excluded from the from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

"Existing Senior Notes" means (i) the 2024 Senior Notes, (ii) the 2025 Senior Notes, (iii) the 2026 Senior Notes and (iv) the 2027 Senior Notes.

"Existing Senior Notes Indentures" means (i) the 2024 Senior Notes Indenture, (ii) the 2025 and 2027 Senior Notes Indenture and (iii) the 2026 Senior Notes Indenture.

"fair market value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Parent in good faith.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges for purposes of the first paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (and for the purposes of other provisions of the Indenture that refer to such first paragraph) shall not give effect to any Indebtedness being incurred on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such incurrence) pursuant to the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock."

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by Parent or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent may designate.

"Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

"Foreign Subsidiary" means, with respect to any Person, (1) (A) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) any Restricted Subsidiary of such Foreign Subsidiary, and (2) any FSHCO Subsidiary of such Person.

"FSHCO Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person substantially all of whose assets consist, directly or indirectly, of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries, and any other assets incidental thereto.

"GAAP" means (1) generally accepted accounting principles in the United States of America, as in effect from time to time, it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under GAAP or (2) if elected by Parent by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations ("IFRS") adopted by the International Accounting Standard Board, as in effect on the first date of the period for which Parent is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the first date of the period in which Parent is making such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs or has occurred since July 1, 2013 change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in a covenant under "—Certain Covenants" (an "Accounting Change") or a comparable provision in any Existing Notes Indenture, then Parent may elect, as evidenced by a written notice of Parent to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

"Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Notes.

"Guarantor" means, with respect to the Notes, (i) HLT Parent, (ii) HWP, (iii) Parent and (iv) each Subsidiary of Parent (other than the Issuer), if any, that Guarantees the Notes in accordance with the terms of the Indenture. As of the date of this prospectus, HLT Parent, HWP, Parent and each Restricted Subsidiary (other than the Issuer) that guarantees any Indebtedness of Parent under the Senior Secured Credit Facilities are a Guarantor.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

"HGVI" means Hilton Grand Vacations Inc., a Delaware corporation.

"Holder" means the Person in whose name a Note is registered on the registrar's books.

"Immediate Family Members" means with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

"Indebtedness" means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade or similar business creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of Parent appearing upon the balance sheet of Parent solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, that the amount of any such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such third Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, straight-line or operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

"Initial Purchasers" means the initial purchasers of the Notes on the Issue Date.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody's or S&P an equivalent rating by any other Rating Agency.

"Investment Grade Securities" means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

(1) "Investments" shall include the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by Parent or a Restricted Subsidiary in respect of such Investment.

"Issue Date" means June 20, 2019.

"Issuer" means Hilton Domestic Operating Company Inc., a Delaware corporation (and not any of its Subsidiaries), and its successors.

"Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment in respect of the Notes. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

"License Agreement" means the License Agreement, dated January 2, 2017, by and between HLT Parent and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the License Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

"Limited Condition Transaction" means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof, (4) any Asset Sale or a disposition excluded from the definition of "Asset Sale" and (5) any Change of Control that does not constitute a Change of Control Triggering Event.

"Management and Franchise Agreements" means, collectively, each hotel management agreement and/or franchise agreement entered into on or prior to the Issuer Date by and between HLT Parent and PHRI and/or one or more Subsidiaries of HLT Parent or PHRI, pursuant to which HLT Parent and/or its Subsidiaries provides management and/or franchise services or licenses in respect of hotels owned or leased by PHRI and/or its Subsidiaries as set forth therein, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to such hotel management agreement and/or franchise agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"Management Stockholders" means the current and former employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of Parent (or its direct or indirect parent entities) who are holders of Equity Interests of any direct or indirect parent companies of Parent on the Issue Date.

"Market Capitalization" means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Parent (or, as the case may be, of a direct or indirect parent entity whose Equity Interests are traded on a securities exchange) on the date of the declaration of a Restricted Payment permitted pursuant to clause (9) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

"Net Proceeds" means the aggregate Cash Equivalents proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Obligations" means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing

(other than principal and interest) shall no longer constitute "Obligations" after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

"Offering Memorandum" means the confidential offering memorandum, dated June 10, 2019, relating to the initial sale of the Outstanding Notes.

"Officer" means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Parent or any other officer of Parent designated by any such individuals.

"Officer's Certificate" means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Parent or the Trustee.

"Ownership Business" has the meaning assigned to such term in the Distribution Agreement.

"Parent Company" means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of Parent, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than a Parent Company or any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

"Permitted Asset Swap" means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

"Permitted Holders" means any of the Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

"Permitted Intercompany Activities" means any transactions between or among Parent and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) that are entered into in the ordinary course of business of Parent and its Subsidiaries and, in the good faith judgment of Parent are necessary or advisable in connection with the ownership or operation of the business of Parent and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) Hilton Honors and similar customer loyalty and rewards programs.

"Permitted Investments" means:

(1) any Investment in Parent or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by Parent or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, Parent or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the 2021 Notes Issue Date or made pursuant to binding commitments in effect on the 2021 Notes Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the 2021 Notes Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the 2021 Notes Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by Parent or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(8) any Investment in a Similar Business having an aggregate fair market value taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of Parent, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitation on Restricted Payments";

(10) guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of Parent or any Restricted Subsidiary in compliance with the covenant described under "—Certain Covenants—Liens";

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5), (9) and (23) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of Parent are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person's purchase of Equity Interests of Parent or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by Parent or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(20) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(22) repurchases of Notes or Existing Senior Notes;

(23) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by Parent, the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of Parent or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary;

(27) Investments made in connection with Permitted Intercompany Activities and related transactions;

(28) Investments in joint ventures of Parent or any of its Restricted Subsidiaries existing on the 2021 Notes Issue Date;

(29) Investments in joint ventures of Parent or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (29) that are at that time outstanding, not to exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(30) Investments made from casualty insurance proceeds in connection with the replacements, substituion, restoration or repair of assets on account of a Casualty Event; and

(31) Investments in an Unrestricted Subsidiary consisting of Equity Interests issued by, or property or assets of, another Unrestricted Subsidiary.

"Permitted Liens" means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords', carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 45 days or, if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (14), (23) or (25) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so purchased, leased or improved (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided, further, that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on all or a portion of the same assets as the assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4) or (12) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into Parent or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (d) Liens securing Indebtedness permitted to be incurred pursuant to clauses (23) and (25) shall only be permitted if such Liens extend only to the assets of Restricted Subsidiaries of Parent that are not the Issuer or Guarantors (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof);

(7) Liens existing on the Issue Date (excluding Liens securing the Credit Agreement), including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by Parent or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time Parent or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's accounts payable or similar trade obligations in respect of bankers' acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by Parent and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of Parent, the Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of Parent or any of its Restricted Subsidiaries granted in the ordinary course of business to Parent's or a Restricted Subsidiary's customers or clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof; provided, that (a) such new Lien shall be limited to all or part of the same assets that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "—Events of Default and Remedies";

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by Parent or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by Parent or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor's, sub-lessor's, licensor's or sub-licensor's interest under leases or licenses entered into by Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(38) (A) deposits of cash with the owner or lessor of premises leased and operated by Parent or any of its Subsidiaries in the ordinary course of business of Parent and such Subsidiary to secure the performance of Parent's or such Subsidiary's obligations under the terms of the lease for such premises and (B) Liens with respect to property or assets of Parent and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager's obligations in respect of hotel collection accounts, operating accounts and reserve accounts;

(39) [Reserved];

(40) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after giving pro forma effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of Parent and its Restricted Subsidiaries shall be equal to or less than 5.20 to 1.00 for Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred;

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (y) obligations of Parent or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into); and

(42) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by Parent or any of its Restricted Subsidiaries issued after the Issue Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 180 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

"Person" means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PHRI" means Park Hotels & Resorts Inc., a Delaware corporation.

"Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

"Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the purchase, acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

"Qualified Proceeds" means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

"Qualified Securitization Facility" means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of Parent shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to Parent and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by Parent) or (b) constituting a receivables or payables financing or factoring facility.

"Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent which shall be substituted for Moody's or S&P or both, as the case may be.

"Rating Categories" means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

"Ratings Improvement" means, with respect to a Change of Control, the obtaining of a rating of the Notes, taking into account the applicable transaction, representing an increase in the rating of the Notes by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories, but not including ratings outlook changes) over such rating as of the Issue Date. In determining whether the rating of the Notes has increased by one or more gradations, gradations within Ratings Categories, namely + or – for S&P, and 1, 2, and 3 for Moody's, will be taken into account; for example, in the case of S&P, a rating change either from BB to BB+ or from B+ to BB- will constitute an increase of one gradation.

"Registration Rights Agreement" means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the representatives of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

"Related Business Assets" means assets (other than Cash Equivalents) used or useful in a Similar Business or any securities of a Person received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary; provided that any such securities shall not be deemed to be Related Business Assets, unless (i) upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or (ii) such securities are received in respect of a transfer of the Specified Real Property Assets.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of Parent (including the Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

"S&P" means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

"Sale and Lease-Back Transaction" means any arrangement providing for the leasing by Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to a third Person in contemplation of such leasing.

"SEC" means the U.S. Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Securitization Assets" means the loans, accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any other assets subject to a Qualified Securitization Facility and the proceeds thereof.

"Securitization Facility" means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Parent or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which Parent or any of its Restricted Subsidiaries sells or grants a security interest in Securitization Assets to, or for the benefit of, either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells or grants a security interest in Securitization Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

"Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

"Securitization Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

"Senior Indebtedness" means:

(1) all Indebtedness of Parent, the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the Existing Senior Notes and the related Guarantees and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of Parent, the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of Parent, the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of Parent, the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to Parent, the Issuer or any of Parent's Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

"Senior Secured Credit Facilities" means the revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Similar Business" means (1) any business conducted or proposed to be conducted by Parent or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Parent and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

"Specified Real Property Assets" means any real property or assets of Parent or its Restricted Subsidiaries with an aggregate book value not to exceed 7.5% of Total Assets of Parent and its Restricted Subsidiaries.

"Spin-Off Date" means January 3, 2017.

"Spin-Off Transaction" means, collectively, the transactions which resulted in (a) PHRI holding directly or indirectly all or substantially of the Ownership Business and (b) HGVI holding directly or indirectly all or substantially all of the Timeshare Business, and which was completed on January 3, 2017 by the distribution by HLT Parent to its stockholders of shares of each of PHRI and HGVI on a pro rata basis, and all related transactions.

"Subordinated Indebtedness" means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

"Subsidiary" means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a "Subsidiary" for any purpose under the Indenture, regardless of whether such entity is consolidated on Parent's or any Restricted Subsidiary's financial statements.

"Subsidiary Guarantor" means each Guarantor other than HLT Parent, HWP and Parent.

"Tax Matters Agreement" means the Tax Matters Agreement dated January 2, 2017 by and among HLT Parent, Parent, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Tax Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"Tax Stockholders Agreement" means the Tax Stockholders Agreement, dated January 2, 2017, by and among HLT Parent, HGVI, the Blackstone Holders (as defined therein) and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"Timeshare Business" has the meaning assigned to such term in the Distribution Agreement.

"Total Assets" means the total assets of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Parent or such other Person.

"Transaction Agreements" means, collectively, the Distribution Agreement, the Employee Matters Agreement, the License Agreement, the Management and Franchise Agreements, the Tax Stockholders Agreement, the Tax Matters Agreement, the Transition Services Agreement and each other instrument or agreement entered into in connection with the Spin-Off Transaction.

"Transition Services Agreement" means the Master Transition Services Agreement, dated January 2, 2017, by and among HLT Parent, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Transition Services Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

"Uniform Commercial Code" means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

"Unrestricted Subsidiary" means:

(1) any Subsidiary of Parent (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by Parent, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

Parent may designate any Subsidiary of Parent (other than the Issuer, but including any other existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by Parent;

(2) such designation complies with the covenants described under "—Certain Covenants—Limitation on Restricted Payments"; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary, in each case, except any Permitted Intercompany Activities.

Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries would be equal to or greater than such ratio for Parent and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by Parent shall be notified by Parent to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of Parent or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

"U.S. Government Securities" means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the "Applicable Indebtedness"), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding notes and the initial purchasers entered into a registration rights agreement pursuant to which the Issuer and the guarantors of the outstanding notes have agreed that it will, at its expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the 4.875% Senior Notes due 2030 are outstanding, and the outstanding notes were issued on June 20, 2019.

Under the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•
if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreement, if (A) we have neither (i) exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer nor (ii) had a shelf registration statement declared effective under the Securities Act, in either case on or prior to the 450th day after June 20, 2019, or (B) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clauses (A) and (B), a "Registration Default"), then additional interest ("Additional Interest") shall accrue on the principal amount of the notes then outstanding at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the 451st day after June 20, 2019 (in the case of clause (A) above), or (y) the day such shelf registration statement ceases to be effective (in the case of clause (B) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above) or if the notes otherwise no longer constitute transfer restricted securities (as such term is defined in the registration rights agreement), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•
you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•
in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see "Description of the Exchange Notes."

The exchange offer are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuer and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on  , 2019, which is the 21st business day after the date of this prospectus. However, if the Issuer, in its sole discretion, extend the period of time for which the exchange offer are open, the term "expiration date" will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer are open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuer amends or extends the exchange offer);

•
to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuer may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

•	the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution;" or

•
any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer are open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•
complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

•	comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•
the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuer that, among other things:

•	you are not an affiliate of the Issuer or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

The Issuer will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel's judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determines. Neither the Issuer, the trustee, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, we anticipate that the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent's message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•
prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within two NYSE trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within two NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent;" or

•	you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
Wilmington Trust, National Association
c/o Wilmington Trust Company Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626
Attn: Workflow Management—5th Floor
(302) 636-4145 Attn: Workflow Management
Wilmington Trust, National Association
c/o Wilmington Trust Company Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626
Attn: Workflow Management—5th Floor

To Confirm by Email:
DTC2@wilmingtontrust.com
Attn: Workflow Management

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of these exchange offer. We have capitalized expenses relating to the offering of the outstanding notes, and we will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•
as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes (and the exchange of outstanding notes for exchange notes) by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and (iii) entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a "Plan").

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a "Covered Plan") and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Any Plan fiduciary that proposes to cause a Plan to acquire or hold the notes (including pursuant to an exchange of outstanding notes for exchange notes) should consult with its counsel regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code to such an investment, and to confirm that such acquisition and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or whether an exemption would be applicable to any such acquisition or holding of notes. In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by a Covered Plan with respect to which the Issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. There can be no assurance that all of the conditions of any such exemptions will be satisfied. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, the fiduciary of a Covered Plan that is considering acquiring and/or holding the notes with the assets of a Covered Plan in reliance on any of these, or any other, PTCEs should carefully review the PTCE and consult with its counsel to confirm that it is applicable.

Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition (and the exchange of outstanding notes for exchange notes) and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including in connection with an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the acquisition (including an exchange of outstanding notes for exchange notes) and holding of the notes or any interest therein by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

Prospective investors of the notes have the exclusive responsibility for ensuring that their purchase (including an exchange of outstanding notes for exchange notes) and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the notes to a Plan is in no respect a representation by the Issuer, a guarantor or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Each Plan fiduciary should consult with its legal advisor concerning the potential consequences to the Plan under Section 406 of ERISA, Section 4975 of the Code or such Similar Laws of an investment in the notes. Neither this discussion or anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan or at Plans generally and such purchasers and holders of any notes should consult and rely on their own counsel and advisers as to whether an investment in notes is suitable for the Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in either exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Dentons US LLP as to all matters governed by the laws of the states of Arizona, Kansas, Missouri and Texas, the opinion of Hill, Ward & Henderson, P.A. as to all matters governed by the laws of the state of Florida, the opinion of Jones Walker LLP as to all matters governed by the laws of the state of Louisiana, and the opinion of Rice Reuther Sullivan & Carroll LLP as to all matters governed by the laws of the state of Nevada.

EXPERTS

The consolidated financial statements of Hilton Worldwide Holdings Inc. at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, our guarantors and the exchange notes, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement. Anyone may inspect the registration statement and its exhibits and schedules without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov. Our SEC filings are also available on our website at newsroom.hilton.com as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website and the information contained or connected to that site are not incorporated into this prospectus.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Hilton Worldwide Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hilton Worldwide Holdings Inc. (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, cash flows, and stockholders' equity, for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with US generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated February 13, 2019 expressed an unqualified opinion thereon.

Adoption of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606)

As discussed in Note 2 to the financial statements, the Company changed its method for recognizing revenue from contracts with customers due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and the amendments in ASUs 2015-14, 2016-08, 2016-10 and 2016-12, on January 1, 2018 using the full retrospective adoption method.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company's auditor since 2002.

Tysons, Virginia
February 13, 2019

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$403	$570
Restricted cash and cash equivalents	81	100
Accounts receivable, net of allowance for doubtful accounts of $42 and $29	1,150	1,005
Prepaid expenses	160	127
Income taxes receivable	20	36
Other	169	169
Total current assets (variable interest entities – $90 and $93)	1,983	2,007
Intangibles and Other Assets:
Goodwill	5,160	5,190
Brands	4,869	4,890
Management and franchise contracts, net	872	953
Other intangible assets, net	415	433
Property and equipment, net	367	353
Deferred income tax assets	90	111
Other	239	291
Total intangibles and other assets (variable interest entities – $178 and $171)	12,012	12,221
TOTAL ASSETS	$13,995	$14,228
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$1,530	$1,416
Current portion of deferred revenues	350	366
Current maturities of long-term debt	16	46
Income taxes payable	19	12
Current portion of liability for guest loyalty program	700	622
Total current liabilities (variable interest entities – $56 and $58)	2,615	2,462
Long-term debt	7,266	6,556
Deferred revenues	826	829
Deferred income tax liabilities	898	931
Liability for guest loyalty program	969	839
Other	863	920
Total liabilities (variable interest entities – $263 and $271)	13,437	12,537
Commitments and contingencies – see Note 20
Equity:
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of December 31, 2018 and 2017	—	—
Common stock, $0.01 par value; 10,000,000,000 authorized shares, 332,105,163 issued and 294,815,890 outstanding as of December 31, 2018 and 331,054,014 issued and 317,420,933 outstanding as of December 31, 2017	3	3
Treasury stock, at cost; 37,289,273 shares as of December 31, 2018 and 13,633,081 shares as of December 31, 2017	(2,625)	(891)
Additional paid-in capital	10,372	10,298
Accumulated deficit	(6,417)	(6,981)
Accumulated other comprehensive loss	(782)	(741)
Total Hilton stockholders' equity	551	1,688
Noncontrolling interests	7	3
Total equity	558	1,691
TOTAL LIABILITIES AND EQUITY	$13,995	$14,228

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Year Ended December 31,
	2018	2017	2016
Revenues
Franchise and licensing fees	$1,530	$1,321	$1,091
Base and other management fees	321	324	230
Incentive management fees	235	222	142
Owned and leased hotels	1,484	1,432	1,434
Other revenues	98	105	82
	3,668	3,404	2,979
Other revenues from managed and franchised properties	5,238	4,727	3,597
Total revenues	8,906	8,131	6,576

Expenses
Owned and leased hotels	1,332	1,269	1,279
Depreciation and amortization	325	336	353
General and administrative	443	439	409
Other expenses	51	56	66
	2,151	2,100	2,107
Other expenses from managed and franchised properties	5,323	4,899	3,609
Total expenses	7,474	6,999	5,716

Gain on sales of assets, net	—	—	8

Operating income	1,432	1,132	868

Interest expense	(371)	(351)	(334)
Gain (loss) on foreign currency transactions	(11)	3	(16)
Loss on debt extinguishment	—	(60)	—
Other non-operating income, net	28	29	22

Income from continuing operations before income taxes	1,078	753	540

Income tax benefit (expense)	(309)	336	(557)

Income (loss) from continuing operations, net of taxes	769	1,089	(17)
Income from discontinued operations, net of taxes	—	—	371
Net income	769	1,089	354
Net income attributable to noncontrolling interests	(5)	(5)	(16)
Net income attributable to Hilton stockholders	$764	$1,084	$338

Earnings (loss) per share:
Basic:
Net income (loss) from continuing operations per share	$2.53	$3.34	$(0.08)
Net income from discontinued operations per share	—	—	1.11
Net income per share	$2.53	$3.34	$1.03
Diluted:
Net income (loss) from continuing operations per share	$2.50	$3.32	$(0.08)
Net income from discontinued operations per share	—	—	1.11
Net income per share	$2.50	$3.32	$1.03

Cash dividends declared per share	$0.60	$0.60	$0.84

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)

	Year Ended December 31,
	2018	2017	2016
Net income	$769	$1,089	$354
Other comprehensive income (loss), net of tax benefit (expense):
Currency translation adjustment, net of tax of $6, $32 and $19	(70)	162	(159)
Pension liability adjustment, net of tax of $3, $(8) and $(2)	(9)	22	(57)
Cash flow hedge adjustment, net of tax of $(8), $(7) and $2	22	13	(2)
Total other comprehensive income (loss)	(57)	197	(218)

Comprehensive income	712	1,286	136
Comprehensive income attributable to noncontrolling interests	(5)	(5)	(15)
Comprehensive income attributable to Hilton stockholders	$707	$1,281	$121

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2018	2017	2016
Operating Activities:
Net income	$769	$1,089	$354
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of contract acquisition costs	27	17	16
Depreciation and amortization	325	336	673
Gain on sales of assets, net	—	—	(9)
Loss (gain) on foreign currency transactions	11	(3)	13
Loss on debt extinguishment	—	60	—
Share-based compensation	127	121	91
Amortization of deferred financing costs and other	16	15	32
Distributions from unconsolidated affiliates	4	1	22
Deferred income taxes	(14)	(729)	(85)
Contract acquisition costs	(103)	(75)	(55)
Changes in operating assets and liabilities:
Accounts receivable, net	(161)	(204)	(156)
Prepaid expenses	(39)	(11)	(20)
Income taxes receivable	17	(24)	84
Other current assets	(4)	—	(2)
Accounts payable, accrued expenses and other	139	25	248
Income taxes payable	9	(42)	28
Change in timeshare financing receivables	—	—	(54)
Change in deferred revenues	(18)	334	534
Change in liability for guest loyalty program	207	29	154
Change in other liabilities	(53)	(95)	(247)
Other	(4)	5	(311)
Net cash provided by operating activities	1,255	849	1,310
Investing Activities:
Capital expenditures for property and equipment	(72)	(58)	(317)
Payments received on other financing receivables	50	7	3
Capitalized software costs	(87)	(75)	(81)
Other	(22)	(21)	(28)
Net cash used in investing activities	(131)	(147)	(423)
Financing Activities:
Borrowings	1,676	1,824	4,715
Repayment of debt	(1,005)	(1,860)	(4,359)
Debt issuance costs and redemption premium	(21)	(69)	(76)
Dividends paid	(181)	(195)	(277)
Cash transferred in spin-offs of Park and HGV	—	(501)	—
Repurchases of common stock	(1,721)	(891)	—
Distributions to noncontrolling interests	(1)	(1)	(32)
Tax withholdings on share-based compensation	(44)	(31)	(15)
Acquisition of noncontrolling interest	(3)	—	—
Net cash used in financing activities	(1,300)	(1,724)	(44)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	(10)	8	(15)
Net increase (decrease) in cash, restricted cash and cash equivalents	(186)	(1,014)	828
Cash, restricted cash and cash equivalents from continuing operations, beginning of period	670	1,183	633
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	501	223
Cash, restricted cash and cash equivalents, beginning of period	670	1,684	856
Cash, restricted cash and cash equivalents from continuing operations, end of period	484	670	1,183
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	501
Cash, restricted cash and cash equivalents, end of period	$484	$670	$1,684

See notes to consolidated financial statements. For supplemental disclosures, see Note 22: "Supplemental Disclosures of Cash Flow Information."

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(in millions)

	Equity Attributable to Hilton Stockholders
				Additional Paid-in Capital		Accumulated Other Comprehensive Loss
	Common Stock		Treasury Stock		Accumulated Deficit		Noncontrolling Interests	Total
	Shares	Amount
Balance as of December 31, 2015	329	$3	$—	$10,158	$(3,392)	$(784)	$(34)	$5,951
Net income	—	—	—	—	338	—	16	354
Other comprehensive loss, net of tax:
Currency translation adjustment	—	—	—	—	—	(158)	(1)	(159)
Pension liability adjustment	—	—	—	—	—	(57)	—	(57)
Cash flow hedge adjustment	—	—	—	—	—	(2)	—	(2)
Other comprehensive loss	—	—	—	—	—	(217)	(1)	(218)
Dividends	—	—	—	—	(279)	—	—	(279)
Share-based compensation	—	—	—	62	—	—	—	62
Distributions	—	—	—	—	—	—	(32)	(32)
Deconsolidation of a variable interest entity	—	—	—	—	—	—	(4)	(4)
Cumulative effect of the adoption of ASU 2014-09	—	—	—	—	(212)	—	—	(212)
Cumulative effect of the adoption of ASU 2015-02	—	—	—	—	—	—	5	5
Balance as of December 31, 2016	329	3	—	10,220	(3,545)	(1,001)	(50)	5,627
Net income	—	—	—	—	1,084	—	5	1,089
Other comprehensive income, net of tax:
Currency translation adjustment	—	—	—	—	—	162	—	162
Pension liability adjustment	—	—	—	—	—	22	—	22
Cash flow hedge adjustment	—	—	—	—	—	13	—	13
Other comprehensive income	—	—	—	—	—	197	—	197
Dividends	—	—	—	—	(196)	—	—	(196)
Repurchases of common stock	(14)	—	(891)	—	—	—	—	(891)
Share-based compensation	2	—	—	77	—	—	—	77
Distributions	—	—	—	—	—	—	(1)	(1)
Spin-offs of Park and HGV	—	—	—	—	(4,323)	63	49	(4,211)
Cumulative effect of the adoption of ASU 2016-09	—	—	—	1	(1)	—	—	—
Balance as of December 31, 2017	317	3	(891)	10,298	(6,981)	(741)	3	1,691
Net income	—	—	—	—	764	—	5	769
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	—	(70)	—	(70)
Pension liability adjustment	—	—	—	—	—	(9)	—	(9)
Cash flow hedge adjustment	—	—	—	—	—	22	—	22
Other comprehensive loss	—	—	—	—	—	(57)	—	(57)
Dividends	—	—	—	—	(184)	—	—	(184)
Repurchases of common stock	(23)	—	(1,721)	—	—	—	—	(1,721)
Share-based compensation	1	—	(13)	77	—	—	—	64
Distributions	—	—	—	—	—	—	(1)	(1)
Acquisition of noncontrolling interest	—	—	—	(3)	—	—	—	(3)
Cumulative effect of the adoption of ASU 2018-02	—	—	—	—	(16)	16	—	—
Balance as of December 31, 2018	295	$3	$(2,625)	$10,372	$(6,417)	$(782)	$7	$558
See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Organization

Organization

Hilton Worldwide Holdings Inc. (the "Parent," or together with its subsidiaries, "Hilton," "we," "us," "our" or the
"Company"), a Delaware corporation, is one of the largest hospitality companies in the world and is engaged in managing, franchising, owning and leasing hotels and resorts, including timeshare properties. As of December 31, 2018, we managed, franchised, owned or leased 5,685 hotels and resorts, totaling 912,960 rooms in 113 countries and territories.

In March 2017, HNA Tourism Group Co., Ltd and certain affiliates ("HNA") acquired 82.5 million shares of Hilton common stock from affiliates of The Blackstone Group L.P. ("Blackstone"), resulting in a 25 percent equity interest of our common stock. In April and May 2018, HNA and Blackstone, respectively, fully divested of their investments in Hilton.

Spin-offs

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV"), respectively, (the "spin-offs"). See Note 3: "Discontinued Operations" for additional information.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements present the consolidated financial position and results of operations of Hilton as of and for the years ended December 31, 2018, 2017 and 2016, with the combined historical financial results of Park and HGV for the year ended December 31, 2016 reflected as discontinued operations. Unless otherwise indicated, the information in the notes to the consolidated financial statements refer only to Hilton's continuing operations and do not include discussion of balances or activity of Park or HGV.

Principles of Consolidation

Our consolidated financial statements include the accounts of our wholly owned subsidiaries and entities in which we have a controlling financial interest, including variable interest entities ("VIEs") for which we are the primary beneficiary. Entities in which we have a controlling financial interest generally comprise majority owned real estate ownership and management enterprises.

The determination of a controlling financial interest is based upon the terms of the governing agreements of the respective entities, including the evaluation of rights held by other ownership interests. If the entity is considered to be a VIE, we determine whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interests in the entity. We consolidate entities when we own more than 50 percent of the voting shares of a company or otherwise have a controlling financial interest.

All material intercompany transactions and balances have been eliminated in consolidation. References in these financial statements to net income (loss) attributable to Hilton stockholders and Hilton stockholders' equity (deficit) do not include noncontrolling interests, which represent the outside ownership interests of our consolidated, non-wholly owned entities and are reported separately.

Use of Estimates

The preparation of financial statements in conformity with United States ("U.S") generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates.

Reclassifications

On January 1, 2018, we adopted the requirements of Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09") using the full retrospective approach as of January 1, 2016. All amounts and disclosures set forth in this prospectus reflect the necessary adjustments required for the adoption of this standard, including the reclassification of prior period balances to conform to current year presentation. See "Summary of Significant Accounting Policies" below for additional information.

Summary of Significant Accounting Policies

Revenue Recognition

Revenues are primarily derived from management and franchise contracts with third-party hotel and resort owners, as well as from our owned and leased hotels. The majority of our performance obligations are a series of distinct goods or services, for which we receive variable consideration through our management and franchise fees or fixed consideration through our owned and leased hotels. We allocate the variable fees to the distinct services to which they relate applying the prescribed variable consideration allocation guidance, and we allocate fixed consideration to the related performance obligations based on their estimated standalone selling prices.

We do not adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised good or service to a customer and when the customer pays for that good or service will be one year or less, which it is in substantially all cases. Additionally, we do not typically include extended payment terms in our contracts with customers.

Management and franchise revenues

We identified the following performance obligations in connection with our management and franchise contracts:

•	Intellectual Property ("IP") licenses grant the right to access our hotel system IP, including brand IP, reservations systems and property management systems.

•	Hotel management services include providing day-to-day management services of the hotels for the property owners.

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Development services include providing consultative services (e.g., design assistance and contractor selection) to the property owner to assist with the construction of the hotel prior to the hotel opening.

•	Pre-opening services include providing services (e.g., advertising, budgeting, e-commerce strategies, food and beverage testing) to the property owner to assist in preparing for the hotel opening.

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Substantive rights for free or discounted goods or services to hotel guests are satisfied at the earlier point in time of either when the substantive right expires or the underlying free or discounted good or service is provided to the hotel guest.

Each of the identified performance obligations is considered to be a series of distinct services transferred over time. While the underlying activities may vary from day to day, the nature of the commitments are the same each day, and the property owner can independently benefit from each day's services. Management and franchise fees are typically based on the sales or usage of the underlying hotel, with the exception of fixed upfront fees, which usually represent an insignificant portion of the transaction price.

Franchise and licensing fees represent fees earned in connection with the licensing of one of our brands, usually under long-term contracts with the property owner, and include the following:

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Royalty fees are generally based on a percentage of the hotel's monthly gross room revenue and, in some cases, may also include a percentage of gross food and beverage revenues and other revenues, as applicable. These fees are typically billed and collected monthly, and revenue is generally recognized as services are provided.

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Application, initiation and other fees are charged when: (i) new hotels enter our system; (ii) there is a change of ownership of a hotel; or (iii) contracts with properties already in our system are extended. These fees are typically fixed and collected upfront and are recognized as revenue over the term of the franchise contract. We do not consider this advance consideration to include a significant financing component, since it is used to protect us from the property owner failing to adequately complete some or all of its obligations under the contract.

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Licensing fees are earned from: (i) a license agreement with HGV to use certain Hilton marks and IP in its timeshare business, which are typically billed and collected monthly, and revenue is generally recognized at the same time the fees are billed and (ii) co-brand credit card arrangements, which are recognized as revenue when points for our guest loyalty program, Hilton Honors, are issued, generally as spend on the co-branded credit card occurs; see further discussion below under "Hilton Honors."

Consideration paid or anticipated to be paid to incentivize hotel owners to enter into franchise contracts with us is amortized over the life of the applicable contract as a reduction to franchise and licensing fees.

Management fees represent fees earned from hotels that we manage, usually under long-term contracts with the property owner, and include the following:

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Base management fees are generally based on a percentage of the hotel's monthly gross revenue. Base fees are typically billed and collected monthly, and revenue is generally recognized as services are provided.

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Incentive management fees are generally based on a percentage of the hotel's operating profits and in some cases may be subject to a stated return threshold to the property owner, normally over a one-calendar year period (the "incentive period"). Incentive fee revenue is recognized on a monthly basis, but only to the extent the cumulative fee earned does not exceed the probable fee for the incentive period. Incentive fee payment terms vary, but they are generally billed and collected monthly or annually upon completion of the incentive period.

Consideration paid or anticipated to be paid to incentivize hotel owners to enter into management contracts with us is amortized over the life of the applicable contract as a reduction to base and other management fees.

We do not estimate revenues expected to be recognized related to our unsatisfied performance obligations for our: (i) royalty fees, since they are considered sales-based royalty fees recognized as hotel room sales occur in exchange for licenses of our brand names over the terms of the franchise contracts and (ii) base management fees and incentive management fees, since they are allocated entirely to the wholly unsatisfied promise to transfer management services, which form part of a single performance obligation in a series, over the term of the individual management contract.

Other revenues from managed and franchised properties represent amounts that are contractually reimbursed to us by property owners, either directly as costs are incurred or indirectly through fees that are billed and collected in advance related to certain costs and expenses of the related properties, and include the following:

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Direct reimbursements include payroll and related costs and certain other operating costs of the managed and franchised properties' operations, which are contractually reimbursed to us by the property owners as expenses are incurred. Revenue is recognized based on the amount of expenses incurred by Hilton, which are presented as other expenses from managed and franchised properties in our consolidated statements of operations, that are then reimbursed to us by the property owner typically on a monthly basis, which results in no net effect on operating income (loss) or net income (loss).

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Indirect reimbursements include marketing expenses and other expenses associated with our brands and shared services, which are paid from fees collected by Hilton from the managed and franchised properties. Indirect reimbursements are typically billed and collected monthly, based on the underlying hotel's sales or usage (such as gross room revenue and number of reservations processed), and revenue is generally recognized as services are provided. System implementation fees charged to property owners are deferred and recognized as revenue over the term of the management or franchise contract. The corresponding expenses are expensed as incurred and are presented as other expenses from managed and franchised properties in our consolidated statements of operations and are expected to equal the revenues earned from indirect reimbursements over time.

The management and franchise fees and reimbursements from third-party hotel owners are allocated to the performance obligations and the distinct services to which they relate using their estimated standalone selling prices. The terms of the fees earned under the contract relate to a specific outcome of providing the services (e.g., hotel room sales) or to Hilton's efforts (e.g., costs) to satisfy the performance obligations. Using time as the measure of progress, we recognize fee revenue and indirect reimbursements in the period earned per the terms of the contract and revenue related to direct reimbursements in the period in which the cost is incurred.

Owned and leased hotel revenues

We identified the following performance obligations in connection with our owned and leased hotel revenues, for which revenue is recognized as the respective performance obligations are satisfied, which results in recognizing the amount we expect to be entitled to for providing the goods or services:

•	Cancellable room reservations or ancillary services are typically satisfied as the good or service is transferred to the hotel guest, which is generally when the room stay occurs.

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Noncancellable room reservations and banquet or conference reservations represent a series of distinct goods or services provided over time and satisfied as each distinct good or service is provided, which is reflected by the duration of the reservation.

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Substantive rights for free or discounted goods or services are satisfied at the earlier of when: (i) the substantive right expires or (ii) the underlying free or discounted good or service is provided to the hotel guest.

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Other ancillary goods and services are purchased independently of the room reservation at standalone selling prices and are considered separate performance obligations, which are satisfied when the related good or service is provided to the hotel guest.

•	Components of package reservations for which each component could be sold separately to other hotel guests are considered separate performance obligations and are satisfied as set forth above.

Owned and leased hotel revenues primarily consist of hotel room sales, revenue from accommodations sold in conjunction with other services (e.g., package reservations), food and beverage sales and other ancillary goods and services (e.g., parking) related to owned, leased and consolidated non-wholly owned hotel properties. Revenue is recognized when rooms are occupied or goods and services have been delivered or rendered, respectively. Payment terms typically align with when the goods and services are provided. Owned and leased hotel revenues are reduced upon issuance of Hilton Honors points for Hilton Honors members' paid stay transactions and are recognized when Hilton Honors points are redeemed for a free stay at an owned or leased hotel (see the "Hilton Honors" section below for additional information).

Although the transaction prices of hotel room sales, goods and other services are generally fixed and based on the respective room reservation or other agreement, an estimate to reduce the transaction price is required if a discount is expected to be provided to the customer. For package reservations, the transaction price is allocated to the performance obligations within the package based on the estimated standalone selling prices of each component. On occasion, the hotel may also provide the customer with a substantive right to a free or discounted good or service in conjunction with a room reservation or banquet contract (e.g., free breakfast and free room night for every four nights booked). These substantive rights are considered separate performance obligations to which a portion of the transaction price is allocated based on the estimated standalone selling prices of the good or service, adjusted for the likelihood the hotel guest will exercise the right.

Other revenues

Other revenues include revenues generated by the incidental support of hotel operations for owned, leased, managed and franchised hotels, including purchasing operations, and other operating income. Purchasing revenues include any amounts received for vendor rebate arrangements that we participate in as a manager of hotels.

Taxes and fees collected on behalf of governmental agencies

We are required to collect certain taxes and fees from customers on behalf of governmental agencies and remit these back to the applicable governmental agencies on a periodic basis. We have a legal obligation to act as a collection agent. We do not retain these taxes and fees and, therefore, they are not included in our measurement of transaction prices. We have elected to present revenue net of sales taxes and other similar taxes. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable taxing authority or other appropriate governmental agency.

Discontinued Operations

In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyze whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we consider whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results. The historical results and financial position of discontinued operations are separately presented in our consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents include cash balances established as security for certain guarantees, ground rent and property tax escrows, insurance, including self-insurance collateral, and furniture, fixtures and equipment replacement reserves required under certain lease agreements.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided on accounts receivable when losses are probable based on historical collection activity and current business conditions.

Contract Assets

Contract assets relate to incentive management fees for which the period of service has passed, but for which our right to consideration is conditional upon completing the requirements of the incentive fee period. Contract assets are included in other current assets in our consolidated balance sheets and are reclassified to accounts receivable when our right to consideration becomes unconditional.

Goodwill

Goodwill represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. We do not amortize goodwill, but rather evaluate goodwill for potential impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is below the carrying amount.

In connection with the October 24, 2007 transaction whereby we became a wholly owned subsidiary of affiliates of Blackstone (the "Merger"), we recorded goodwill representing the excess purchase price over the fair value of the other identified assets and liabilities. We evaluate goodwill for potential impairment by comparing the carrying values of our reporting units to their fair values. Our reporting units are the same as our operating segments as described in Note 19: "Business Segments." In any year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is in excess of its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or if we decide to bypass the qualitative assessment, we perform a quantitative analysis. The quantitative analysis is used to identify both the existence of impairment and the amount of the impairment loss by comparing the estimated fair value of a reporting unit to its carrying value, including goodwill. The estimated fair value is based on internal projections of expected future cash flows and operating plans, as well as market conditions relative to the operations of our reporting units. If the estimated fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired; otherwise, an impairment loss would be recognized in our consolidated statements of operations in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Brands

We manage, franchise, own and lease hotels under our portfolio of brands. There are no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of these brands and, accordingly, the useful lives of these brands are considered to be indefinite. As of December 31, 2018, our brand portfolio included Waldorf Astoria Hotels & Resorts, LXR Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Hilton Hotels & Resorts, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Motto by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and our timeshare brand, Hilton Grand Vacations.

At the time of the Merger, our brands were assigned a fair value based on a common valuation technique known as the relief from royalty approach. LXR Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, Tapestry Collection by Hilton, Motto by Hilton, Tru by Hilton, and Home2 Suites by Hilton were launched post-Merger and, as such, they were not assigned fair values, and we do not have any intangible assets for these brands recorded in our consolidated balances sheets. We evaluate our brands intangible assets for impairment on an annual basis or at other times during the year if indicators of impairment exist. In any year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is in excess of its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or if we decide to bypass the qualitative assessment, we perform a quantitative analysis. The estimated fair value is based on internal projections of expected future cash flows. If a brand intangible asset's estimated current fair value is less than its respective carrying value, the excess of the carrying value over the estimated fair value is recognized in our consolidated statements of operations as an impairment loss.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of the Merger. These intangible assets consist of management contracts, franchise contracts, leases, certain proprietary technologies and our Hilton Honors guest loyalty program. Additionally, we capitalize cash consideration paid to incentivize hotel owners to enter into management and franchise contracts with us as contract acquisition costs and the incremental costs to obtain or fulfill the contracts as development commissions, which are generally fixed. We also capitalize costs incurred to develop internal-use computer software and costs to acquire software licenses, as well as internal and external costs incurred in connection with the development of upgrades or enhancements that result in additional information technology functionality.

Intangible assets with finite useful lives are amortized using the straight-line method over their respective estimated useful lives, which for contract acquisition costs and development commissions is the contract term, including any renewal periods that are at our sole option. These estimated useful lives are generally as follows: management contracts recorded at the Merger (13 to 16 years); management contract acquisition costs and development commissions (20 to 30 years); franchise contracts recorded at the Merger (12 to 13 years); franchise contract acquisition costs and development commissions (10 to 20 years); leases (12 to 35 years); Hilton Honors (16 years); and capitalized software development costs (3 years). In our consolidated statements of operations, the amortization of these intangible assets, excluding contract acquisition costs, is included in depreciation and amortization expense, and the amortization of contract acquisition costs is recognized as a reduction to franchise and licensing fees and base and other management fees, based on contract type. Costs incurred prior to the acquisition of a contract, such as external legal costs, are expensed as incurred and included in general and administrative expenses in our consolidated statements of operations. Cash flows for contract acquisition costs and development commissions are included as operating activities in our consolidated statements of cash flows, and cash flows for software development costs are included as investing activities.

We review all finite lived intangible assets for impairment when indicators of impairment exist. We perform an analysis to determine the recoverability of the asset group carrying value by comparing the expected undiscounted future cash flows to the net book value of the asset group. If the carrying value of the asset group is not recoverable, we recognize an impairment loss for the excess carrying value over the estimated fair value in our consolidated statements of operations.

Property and Equipment

Property and equipment are recorded at cost. Costs of improvements that extend the economic life or improve service potential are also capitalized. Capitalized costs are depreciated over their estimated useful lives. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation is recorded using the straight-line method over the assets' estimated useful lives, which are generally as follows: buildings and improvements (8 to 40 years), furniture and equipment (3 to 8 years) and computer equipment (3 to 5 years). Leasehold improvements are depreciated over the shorter of the estimated useful life, based on the estimates above, or the lease term.

We evaluate the carrying value of our property and equipment if there are indicators of impairment. We perform an analysis to determine the recoverability of the asset group carrying value by comparing the expected undiscounted future cash flows to the net book value of the asset group. If it is determined that the expected undiscounted future cash flows are less than the net carrying value of the asset group, the excess of the net carrying value over the estimated fair value is recorded in our consolidated statements of operations within impairment loss. Fair value is generally estimated using valuation techniques that consider the discounted cash flows of the asset group using discount and capitalization rates deemed reasonable for the type of assets, as well as prevailing market conditions, appraisals, recent similar transactions in the market and, if appropriate and available, current estimated net sales proceeds from pending offers.

If sufficient information exists to reasonably estimate the fair value of a conditional asset retirement obligation, including environmental remediation liabilities, we recognize the fair value of the obligation when the obligation is incurred, which is generally upon acquisition, construction or development or through the normal operation of the asset.

Contract Liabilities

Contract liabilities relate to: (i) advance consideration received from hotel owners at contract inception for services considered to be part of the contract performance obligations, such as application, initiation and other fees; (ii) advance consideration received for certain indirect reimbursements, such as system implementation fees; and (iii) amounts received when points are issued under Hilton Honors, but for which revenue is not yet recognized, since the related points are not yet redeemed. Contract liabilities related to advance consideration received for fees and certain indirect reimbursements are recognized as revenue over the term of the related contract. Contract liabilities related to amounts received for Hilton Honors are recognized as revenue when the points are redeemed for a free good or service by the Hilton Honors member, which, on average, occurs within two years of points issuance. Contract liabilities are included in deferred revenues in our consolidated balance sheets.

Hilton Honors

Hilton Honors is our guest loyalty and marketing program provided to our hotel and resort properties. Nearly all of our managed, franchised, owned and leased properties participate in the Hilton Honors program. Hilton Honors members earn points based on their spending at our participating properties and through participation in affiliated partner programs. When points are earned by Hilton Honors members, they are provided with a substantive right to free or discounted goods or services in the future upon accumulation of the required level of Hilton Honors points. Points may be redeemed for the right to stay at participating properties, as well as for other goods and services from third parties, including, but not limited to, airlines, car rentals, cruises, vacation packages, shopping and dining.

As points are issued to a Hilton Honors member, the property or program partner pays Hilton Honors based on an estimated cost per point for the costs of operating the program, which include marketing, promotion, communication and administrative expenses, as well as the estimated cost of award redemptions. When these payments are received we record amounts equal to the estimated cost per point of the future redemption obligation within the liability for guest loyalty program and any amounts received in excess of the estimated cost per point within deferred revenues in our consolidated balance sheets. We engage outside actuaries to assist in determining the fair value of the future redemption obligation using statistical formulas that project future point redemptions based on factors that include historical experience, an estimate of points that will eventually be redeemed, which includes an estimate of "breakage" for points that will never be redeemed, and the cost of reimbursing properties and other third parties with respect to other redemption opportunities available to Hilton Honors members. When points are issued as a result of a stay at an owned or leased hotel, we recognize a reduction in owned and leased hotel revenues, since we are also the guest loyalty program sponsor. For the Hilton Honors fees that are charged to the participating properties, we allocate the fees to the substantive right created by the Hilton Honors points that are issued using the variable consideration allocation guidance, since the fees are directly related to the issuance of Hilton Honors points to the Hilton Honors member and Hilton's efforts to satisfy the future redemption of those Hilton Honors points.

The transaction prices for the Hilton Honors points are reduced by the expected payments to the third parties that will provide the free or discounted room or service using the actuarial projection of the cost per point. The remaining transaction price is then further allocated to the points that are expected to be redeemed, adjusting the points that are issued for estimated breakage, and recognized when those points are redeemed. While the points are outstanding, both the estimate of the expected payments to third parties (cost per point) and the estimated breakage are reevaluated, and the amount of revenue recognized when each point is redeemed is adjusted so that the final amount allocated to the substantive right of the customer to use the point is reflective of the amount retained for providing the free or discounted goods and services, net of the payments to third parties and points not redeemed.

We also earn licensing fees from co-brand credit card arrangements (see "Management and franchise revenues" within the "Revenue Recognition" section above). The co-brand license fee is allocated between two performance obligations based on their estimated standalone selling prices: (i) an IP license using the relief-from-royalty method and (ii) substantive rights for free or discounted goods or services to the credit card customers using a cost plus method based on an evaluation of other third-party administrators.

We satisfy our performance obligation related to points issued under Hilton Honors when points are redeemed for a free or discounted good or service by the Hilton Honors member, and we satisfy our remaining performance obligations over time as the customer simultaneously receives and consumes the benefits of the goods or services provided. Hilton Honors reimburses participating properties and applicable third parties when points are redeemed by members, at which time the redemption obligation is reduced and the related deferred revenue is recognized in other revenues from managed and franchised properties in our consolidated statements of operations. Additionally, when Hilton Honors members redeem award certificates at our owned and leased hotels, we recognize room revenue, included in owned and leased hotel revenues in our consolidated statements of operations.

Fair Value Measurements – Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (i.e., an exit price). We use the three-level valuation hierarchy for classification of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our own assumptions about the data market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized below:

•	Level 1 – Valuation is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets.

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Level 2 – Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

•	Level 3 – Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety. Proper classification of fair value measurements within the valuation hierarchy is considered each reporting period. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

Derivative Instruments

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. We regularly monitor the financial stability and credit standing of the counterparties to our derivative instruments. We do not enter into derivative financial instruments for trading or speculative purposes.

We record all derivatives at fair value. On the date the derivative contract is entered into, we may designate the derivative as one of the following: a hedge of a forecasted transaction or the variability of cash flows to be paid ("cash flow hedge"), a hedge of the fair value of a recognized asset or liability ("fair value hedge") or a hedge of our investment in a foreign operation ("net investment hedge"). Changes in the fair value of a derivative that is qualified, designated and highly effective as a cash flow hedge or net investment hedge are recorded in other comprehensive income (loss) in our consolidated statements of comprehensive income (loss) until they are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a derivative that is qualified, designated and highly effective as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. If we do not specifically designate a derivative as one of the above, changes in the fair value of the undesignated derivative instrument are reported in current period earnings. Likewise, the ineffective portion of designated derivative instruments is reported in current period earnings. Cash flows from designated derivative financial instruments are classified within the same category as the item being hedged in the consolidated statements of cash flows, while cash flows from undesignated derivative financial instruments are included as an investing activity.

If we determine that we qualify for and will designate a derivative as a hedging instrument, at the designation date we formally document all relationships between hedging activities, including the risk management objective and strategy for undertaking various hedge transactions. This process includes matching all derivatives that are designated as cash flow hedges to specific forecasted transactions, linking all derivatives designated as fair value hedges to specific assets and liabilities in the consolidated balance sheets and determining the foreign currency exposure of the net investment of the foreign operation for a net investment hedge.

On a quarterly basis, we assess the effectiveness of our designated hedges in offsetting the variability in the cash flows or fair values of the hedged assets or obligations using the Hypothetical Derivative Method. This method compares the cumulative change in fair value of each hedging instrument to the cumulative change in fair value of a hypothetical hedging instrument, which has terms that identically match the critical terms of the respective hedged transactions. Thus, the hypothetical hedging instrument is presumed to perfectly offset the hedged cash flows. Ineffectiveness results when the cumulative change in the fair value of the hedging instrument exceeds the cumulative change in the fair value of the hypothetical hedging instrument. We discontinue hedge accounting prospectively when the derivative is no longer highly effective as a hedge, the underlying hedged transaction is no longer probable or the hedging instrument expires, is sold, terminated or exercised.

Currency Translation

The United States dollar ("USD") is our reporting currency and is the functional currency of our consolidated and unconsolidated entities operating in the U.S. The functional currency for our consolidated and unconsolidated entities operating outside of the U.S. is the currency of the primary economic environment in which the respective entity operates. Assets and liabilities measured in foreign currencies are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive income (loss) in our consolidated balance sheets. Income and expense accounts are translated at the average exchange rate for the period. Gains and losses from foreign currency exchange rate changes related to transactions denominated in a currency other than an entity's functional currency or intercompany receivables and payables denominated in a currency other than an entity's functional currency that are not of a long-term investment nature are recognized as gain (loss) on foreign currency transactions in our consolidated statements of operations. Where certain specific evidence indicates intercompany receivables and payables will not be settled in the foreseeable future and are of a long-term nature, gains and losses from foreign currency exchange rate changes are recognized as other comprehensive income (loss) in our consolidated statements of comprehensive income (loss).

Insurance

We are self-insured for losses up to our third-party insurance deductibles for general liability, auto liability and workers' compensation at our owned, leased and managed properties that participate in our programs. We purchase insurance coverage for claim amounts that exceed our deductible obligations. In addition, through our captive insurance subsidiary, we participate in reinsurance arrangements that provide coverage for a certain portion of our deductibles and/or acts as a financial intermediary for claim payments on our self-insurance program, along with property and casualty insurance for certain international hotels that are reinsured by other third parties. These obligations and reinsurance arrangements can cause timing differences in the recognition of assets, liabilities, gains and losses between reporting periods, although these amounts ultimately offset when the related claims are settled. Our insurance reserves are accrued based on our deductibles related to the estimated ultimate cost of claims that occurred during the covered period, which includes claims incurred but not reported, for which we will be responsible. These estimates are prepared with the assistance of outside actuaries and consultants. The ultimate cost of claims for a covered period may differ from our original estimates.

Share-based Compensation

As part of our 2013 and 2017 Omnibus Incentive Plans, we award time-vesting restricted stock units and restricted stock ("RSUs"), nonqualified stock options ("options") and performance-vesting restricted stock units and restricted stock (collectively, "performance shares") to our eligible employees and deferred share units ("DSUs") to members of our board of directors.

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RSUs generally vest in equal annual installments over two or three years from the date of grant. Vested RSUs generally will be settled for the Company's common stock, with the exception of certain awards that will be settled in cash. The grant date fair value per share is equal to the closing stock price on the grant date.

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Options vest over three years in equal annual installments from the grant date and terminate 10 years from the grant date or earlier if the individual's service terminates under certain circumstances. The exercise price is equal to the closing stock price on the grant date. The grant date fair value per share is estimated using the Black-Scholes-Merton option-pricing model.

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Performance shares are settled at the end of a three-year performance period with 50 percent of the awards subject to achievement based on the compound annual growth rate ("CAGR") of the Company's adjusted earnings before interest expense, a provision for income taxes and depreciation and amortization ("Adjusted EBITDA"), referred to as EBITDA CAGR, and the other 50 percent of the awards subject to achievement based on the Company's free cash flow ("FCF") per share CAGR, referred to as FCF CAGR. The total number of performance shares that vest related to each performance measure is based on an achievement factor that, in both cases, ranges from a zero percent to 200 percent payout. The grant date fair value per share for these awards is equal to the closing stock price on the grant date.

•
DSUs are issued to our independent directors and are fully vested and non-forfeitable on the grant date. DSUs are settled for shares of the Company's common stock, which are deliverable upon the earlier of termination of the individual's service on our board of directors or a change in control. The grant date fair value per share is equal to the closing stock price on the grant date.

We recognize these share-based payment transactions when services from the employees are received and recognize either a corresponding increase in additional paid-in capital or accounts payable, accrued expenses and other in our consolidated balance sheets, depending on whether the instruments granted satisfy the equity or liability classification criteria. The measurement objective for these equity awards is the estimated fair value at the grant date of the equity instruments that we are obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. The compensation expense for an award classified as an equity instrument is recognized ratably over the requisite service period, which is the period during which an employee is required to provide service in exchange for an award. Liability awards are measured based on the award's fair value and the fair value is remeasured at each reporting date until the date of settlement. Compensation expense for each period until settlement is based on the change (or a portion of the change, depending on the percentage of the requisite service that has been rendered at the reporting date) in the fair value of the instrument for each reporting period for such liability awards. Compensation expense for awards with performance conditions is recognized over the requisite service period if it is probable that the performance condition will be satisfied. If such performance conditions are not considered probable until they occur, no compensation expense for these awards is recognized.

Income Taxes

We account for income taxes using the asset and liability method. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and to recognize the deferred tax assets and liabilities that relate to tax consequences in future years, which result from differences between the respective tax basis of assets and liabilities and their financial reporting amounts and tax attribute carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which the respective temporary differences or operating loss or tax credit carryforwards are expected to be recovered or settled. The realization of deferred tax assets and tax loss and tax credit carryforwards is contingent upon the generation of future taxable income and other restrictions that may exist under the tax laws of the jurisdiction in which a deferred tax asset exists. Valuation allowances are provided to reduce such deferred tax assets to amounts more likely than not to be ultimately realized.

On December 22, 2017, H.R.1, known as the Tax Cuts and Jobs Act of 2017 (the "TCJ Act") was signed into law and included widespread changes to the Internal Revenue Code including, among other items, the creation of new taxes on certain foreign earnings. The TCJ Act subjects a U.S. stockholder to current tax on global intangible low-taxed income ("GILTI") earned by certain foreign subsidiaries. In addition, the TCJ Act provides for foreign derived intangible income ("FDII") to be taxed at a lower effective rate than the statutory rate by allowing a tax deduction against the income. Interpretive guidance on the accounting for GILTI states that an entity can make an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI in the year the tax is incurred as a period expense only. We have elected to recognize the current tax on GILTI as an expense in the period the tax is incurred. We include the current tax impact of both GILTI and the FDII deduction in our effective tax rate. See Note 14: "Income Taxes" for additional information on the effects of the TCJ Act on our consolidated financial statements.

We use a prescribed recognition threshold for the financial statement recognition and measurement of a tax position taken in a tax return. For all income tax positions, we first determine whether it is "more-likely-than-not" that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is determined that a position meets the more-likely-than-not recognition threshold, the benefit recognized in the financial statements is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

Recently Issued Accounting Pronouncements

Adopted Accounting Standards

In February 2018, the Financial Accounting Standards Board ("FASB") issued ASU No. 2018-02 ("ASU 2018-02"), Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. This ASU permits a reclassification from accumulated other comprehensive income (loss) to retained earnings (deficit) for stranded tax effects that do not reflect the appropriate tax rates as a result of the TCJ Act. We early adopted, as permitted by the standard, the provisions of ASU 2018-02 during the fourth quarter of 2018 and reclassified $16 million from accumulated other comprehensive loss to accumulated deficit as of January 1, 2018.

In March 2017, the FASB issued ASU No. 2017-07 ("ASU 2017-07"), Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU requires employers to report the service cost component of net periodic pension cost in the same line item or items of the statement of operations as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net periodic pension cost must be presented separately from the service cost component and outside of a subtotal of income (loss) from operations. We adopted ASU 2017-07 on January 1, 2018 on a retrospective basis in our consolidated statements of operations, which includes presenting: (i) the service cost component of net periodic pension cost in owned and leased hotel expenses and general and administrative expenses and (ii) the other components of net periodic pension cost in other non-operating income (loss), net. Prior to adoption, all net periodic pension costs were presented in owned and leased hotel expenses and general and administrative expenses. We have applied the practical expedient permitting us to use the amounts disclosed in Note 15: "Employee Benefit Plans" for the prior comparative periods as the estimation basis for applying the retrospective presentation requirements. See the "Prior Period Financial Information" below for the effect of the adoption of ASU 2017-07 on our consolidated statements of operations for the years ended December 31, 2017 and 2016.

In May 2014, the FASB issued ASU 2014-09. This ASU supersedes the revenue recognition requirements in Revenue Recognition (Topic 605) and requires entities to recognize revenue when a customer obtains control of promised goods or services and in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. Subsequent to ASU 2014-09, the FASB issued several related ASUs to clarify the application of the new revenue recognition standard, collectively referred to herein as ASU 2014-09. We adopted the requirements of ASU 2014-09 on January 1, 2018 using the full retrospective approach, as permitted by the standard, resulting in a cumulative adjustment to accumulated deficit of $212 million as of January 1, 2016.

The provisions of ASU 2014-09 affected our revenue recognition as follows:

•
Application, initiation and other fees are recognized over the term of the franchise contract, rather than upon execution of the contract and the unamortized portion of these fees is included in deferred revenues in our consolidated balance sheets.

•
Contract acquisition costs related to our management and franchise contracts are recognized over the term of the contracts as a reduction to revenue, instead of as amortization expense. This change does not affect net income (loss).

•
Incentive management fees are recognized to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows, as opposed to recognizing amounts that would be due if the management contract was terminated at the end of the reporting period. This change does not affect net income (loss) for any full year period.

•
Revenue related to our Hilton Honors guest loyalty program is recognized upon point redemption, net of any reward reimbursement paid to a third party, as opposed to recognized on a gross basis at the time points are issued in conjunction with the accrual of the expected future cost of the reward reimbursement. Additionally, points issued at owned and leased hotels are accounted for as a reduction of owned and leased hotel revenues, as opposed to owned and leased hotel expenses. Fees received in excess of the estimated liability for guest loyalty program are included in deferred revenues in our consolidated balance sheets.

•
Reimbursable fees related to our management and franchise contracts are recognized as they are billed, as opposed to when we incur the related expenses. Timing differences related to the receipt and spend of these fees will no longer be recorded in other assets and other liabilities in our consolidated balance sheets.

We have not retrospectively restated for contract modifications of management and franchise contracts that occurred before January 1, 2016. Instead, we have reflected the aggregate effect of all contract modifications when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price. The estimated effect of applying this practical expedient is to use a longer period over which to recognize on a straight line basis any fixed consideration either received from the customer or paid to the customer, since all fees will be amortized over the full contract term beginning on the date of initial execution, rather than amortizing fees received upon contract modifications prospectively from the contract modification date. We do not anticipate that this effect is material given the insignificance of the fixed consideration compared to the overall consideration we expect to earn over the term of the contract. We also elected not to disclose the amount of the transaction price and timing of revenue recognition related to our remaining performance obligations as of December 31, 2017.

See the "Prior Period Financial Information" below for the effect of the adoption of ASU 2014-09 on our consolidated balance sheet as of December 31, 2017 and our consolidated statements of operations for the years ended December 31, 2017 and 2016.

Prior Period Financial Information

The following table presents the effect of the adoption of ASU 2014-09 for the line items affected in our consolidated balance sheet:

	December 31, 2017
	As Previously Reported	Adoption of ASU 2014-09	As Adjusted
	(in millions)
ASSETS
Accounts receivable, net	$998	$7	$1,005
Prepaid expenses	111	16	127
Other current assets	171	(2)	169
Management and franchise contracts, net	909	44	953
Deferred income tax assets	113	(2)	111
Other non-current assets	434	(143)	291
TOTAL ASSETS	14,308	(80)	14,228

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued expenses and other(1)	1,487	(71)	1,416
Current portion of deferred revenues(1)	41	325	366
Current portion of liability for guest loyalty program(1)	622	—	622
Deferred revenues	97	732	829
Deferred income tax liabilities	1,063	(132)	931
Other long-term liabilities	1,470	(550)	920
Total liabilities	12,233	304	12,537
Equity:
Accumulated deficit	(6,596)	(385)	(6,981)
Accumulated other comprehensive loss	(742)	1	(741)
Total equity	2,075	(384)	1,691
TOTAL LIABILITIES AND EQUITY	14,308	(80)	14,228
____________

(1)
The current portion of deferred revenues and current portion of liability for guest loyalty program have been separated from accounts payable, accrued expenses and other in the "As Previously Reported" column to conform with current presentation.

The following tables present the effect of the adoption of ASU 2014-09 and ASU 2017-07 on our consolidated statements of operations:

	Year Ended December 31, 2017
	As Previously Reported	Adoption of ASU 2014-09	Adoption of ASU 2017-07	As Adjusted
	(in millions)
Revenues
Franchise and licensing fees	$1,382	$(61)	$—	$1,321
Base and other management fees	336	(12)	—	324
Incentive management fees	222	—	—	222
Owned and leased hotels	1,450	(18)	—	1,432
Other revenues	105	—	—	105
	3,495	(91)	—	3,404
Other revenues from managed and franchised properties	5,645	(918)	—	4,727
Total revenues	9,140	(1,009)	—	8,131

Expenses
Owned and leased hotels	1,286	(18)	1	1,269
Depreciation and amortization	347	(11)	—	336
General and administrative	434	—	5	439
Other expenses	56	—	—	56
	2,123	(29)	6	2,100
Other expenses from managed and franchised properties	5,645	(746)	—	4,899
Total expenses	7,768	(775)	6	6,999

Operating income	1,372	(234)	(6)	1,132

Interest expense	(408)	57	—	(351)
Gain on foreign currency transactions	3	—	—	3
Loss on debt extinguishment	(60)	—	—	(60)
Other non-operating income, net	23	—	6	29

Income before income taxes	930	(177)	—	753

Income tax benefit	334	2	—	336

Net income	1,264	(175)	—	1,089
Net income attributable to noncontrolling interests	(5)	—	—	(5)
Net income attributable to Hilton stockholders	$1,259	$(175)	$—	$1,084

Earnings per share:
Basic	$3.88			$3.34
Diluted	$3.85			$3.32

	Year Ended December 31, 2016
	As Previously Reported	Adoption of ASU 2014-09	Adoption of ASU 2017-07	As Adjusted
	(in millions)
Revenues
Franchise and licensing fees	$1,154	$(63)	$—	$1,091
Base and other management fees	242	(12)	—	230
Incentive management fees	142	—	—	142
Owned and leased hotels	1,452	(18)	—	1,434
Other revenues	82	—	—	82
	3,072	(93)	—	2,979
Other revenues from managed and franchised properties	4,310	(713)	—	3,597
Total revenues	7,382	(806)	—	6,576

Expenses
Owned and leased hotels	1,295	(18)	2	1,279
Depreciation and amortization	364	(11)	—	353
General and administrative	403	—	6	409
Other expenses	66	—	—	66
	2,128	(29)	8	2,107
Other expenses from managed and franchised properties	4,310	(701)	—	3,609
Total expenses	6,438	(730)	8	5,716

Gain on sales of assets, net	8	—	—	8

Operating income	952	(76)	(8)	868

Interest expense	(394)	60	—	(334)
Loss on foreign currency transactions	(16)	—	—	(16)
Other non-operating income, net	14	—	8	22

Income from continuing operations before income taxes	556	(16)	—	540

Income tax expense	(564)	7	—	(557)

Loss from continuing operations, net of taxes	(8)	(9)	—	(17)
Income from discontinued operations, net of taxes	372	(1)	—	371
Net income	364	(10)	—	354
Net income attributable to noncontrolling interests	(16)	—	—	(16)
Net income attributable to Hilton stockholders	$348	$(10)	$—	$338

Earnings (loss) per share:
Basic:
Net loss from continuing operations per share	$(0.05)			$(0.08)
Net income from discontinued operations per share	1.11			1.11
Net income per share	$1.06			$1.03
Diluted:
Net loss from continuing operations per share	$(0.05)			$(0.08)
Net income from discontinued operations per share	1.11			1.11
Net income per share	$1.06			$1.03

Accounting Standards Not Yet Adopted

In August 2018, the FASB issued ASU No. 2018-15 ("ASU 2018-15"), Intangibles – Goodwill and Other – Internal-use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU aligns guidance for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with guidance for capitalizing implementation costs to develop or obtain internal-use software. Capitalized implementation costs will be amortized over the term of the arrangement and presented in the same line item in the statement of operations as the fees associated with the service contract. The provisions of ASU 2018-15 are effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years; early adoption is permitted. We intend to adopt ASU 2018-15 on January 1, 2019 on a prospective basis, and we do not expect it to have a material effect on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02 ("ASU 2016-02"), Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position of lessees as right-of-use ("ROU") assets and lease liabilities, with certain practical expedients available. Subsequent to ASU 2016-02, the FASB issued related ASUs, including ASU No. 2018-11 ("ASU 2018-11"), Leases (Topic 842): Targeted Improvements, which provides for another transition method in addition to the modified retrospective approach required by ASU 2016-02. This option allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative adjustment to the opening balance of retained earnings in the period of adoption.

We will adopt ASU 2016-02 on January 1, 2019 and apply the package of practical expedients included therein, as well as utilize the transition method included in ASU 2018-11. By applying ASU 2016-02 at the adoption date, as opposed to at the beginning of the earliest period presented, the presentation of financial information for periods prior to January 1, 2019 will remain unchanged and in accordance with Leases (Topic 840). On January 1, 2019, we expect to recognize additional ROU assets of between $0.9 billion and $1.1 billion and lease liabilities of between $1.2 billion and $1.4 billion in our consolidated balance sheet, with the difference recognized in accumulated deficit as a result of the impairment of ROU assets that occurred in periods prior to the adoption date. In preparation for the adoption, we have designed internal controls and information system functionality to enable the preparation of the necessary financial information and have reached conclusions on key accounting assessments.

Note 3: Discontinued Operations

On January 3, 2017, we completed the spin-offs of Park and HGV via a pro rata distribution to each of Hilton's stockholders of record, as of close of business on December 15, 2016, of 100 percent of the outstanding common stock of each of Park and HGV (the "Spin-Off Distribution"). Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Following the spin-offs, Hilton did not retain any ownership interest in Park or HGV. Both Park and HGV have their common stock listed on the New York Stock Exchange under the symbols "PK" and "HGV," respectively.

In connection with the spin-offs, on January 2, 2017, Hilton entered into several agreements with Park and HGV that govern Hilton's relationship with them following the Spin-Off Distribution, including: (i) a Distribution Agreement; (ii) an Employee Matters Agreement; (iii) a Tax Matters Agreement; (iv) a Transition Services Agreement ("TSA"); (v) a license agreement with HGV; (vi) a Tax Stockholders Agreement; and (vii) management and franchise contracts with Park.

Under the TSA with Park and HGV, Hilton or one of its affiliates provided Park and HGV certain services for a period of up to two years from the date of the TSA to facilitate an orderly transition following the Spin-Off Distribution. The services that Hilton provided under the TSA included: finance; information technology; human resources and compensation; facilities; legal and compliance; and other services. The entity that provided the services was compensated for such services at agreed amounts as set forth in the TSA.

The license agreement with HGV grants HGV the exclusive right, for an initial term of 100 years, to use certain Hilton marks and IP in its timeshare business, subject to the terms and conditions of the agreement. HGV pays a royalty fee of five percent of gross revenues, as defined in the agreement, to Hilton, as well as specified additional fees and reimbursements. Additionally, during the term of the agreement, HGV will participate in Hilton's guest loyalty program, Hilton Honors.

Under the management and franchise contracts with Park, Park pays management fees for various services that Hilton provides to support the operations of their hotels, as well as royalty fees for the licensing of Hilton's hotel brands. Additionally, payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services are reimbursed to Hilton by Park pursuant to the terms of the management and franchise contracts.

Financial Information

During the years ended December 31, 2018 and 2017, we recognized $154 million and $157 million, respectively, of management and franchise fees and $1,167 million and $1,197 million, respectively, of other revenues from managed and franchised properties under our management and franchise contracts with Park. We also recognized franchise and licensing fees under our license agreement with HGV of $98 million and $87 million, respectively.

Prior to the spin-offs, the results of Park were reported in our ownership segment and the results of HGV were reported in our timeshare segment. Following the spin-offs, we do not report a timeshare segment, as we no longer have timeshare operations.

The following table presents the results of operations of Park and HGV that were included in discontinued operations in our consolidated statement of operations for the year ended December 31, 2016:

(in millions)
Total revenues from discontinued operations	$4,236

Expenses
Owned and leased hotels	1,770
Timeshare	942
Depreciation and amortization	320
Other	298
Total expenses from discontinued operations	3,330

Gain on sales of assets, net	1

Operating income from discontinued operations	907

Non-operating loss, net	(210)

Income from discontinued operations before income taxes	697

Income tax expense	(326)

Income from discontinued operations, net of taxes	371
Income from discontinued operations attributable to noncontrolling interests, net of taxes	(6)
Income from discontinued operations attributable to Hilton stockholders, net of taxes	$365

The following table presents selected financial information of Park and HGV that was included in our consolidated statement of cash flows for the year ended December 31, 2016:

(in millions)
Non-cash items included in net income:
Depreciation and amortization	$320
Gain on sales of assets, net	(1)

Investing activities:
Capital expenditures for property and equipment	$(255)

Note 4: Revenues from Contracts with Customers

Contract Liabilities

The following table summarizes the activity of our contract liabilities during the year ended December 31, 2018:

in millions
Balance as of December 31, 2017	$1,087
Cash received in advance and not recognized as revenue(1)	377
Revenue recognized(1)	(229)
Other(2)	(175)
Balance as of December 31, 2018	$1,060
____________

(1)	Primarily related to Hilton Honors.

(2)	Primarily the result of changes in estimated transaction prices for our performance obligations related to points issued under Hilton Honors, which had no effect on revenues.

We recognized revenues that were previously deferred as contract liabilities of $132 million and $211 million during the years ended December 31, 2017 and 2016, respectively.

Performance Obligations

As of December 31, 2018, we had $471 million of deferred revenues related to unsatisfied performance obligations under Hilton Honors that will be recognized as revenues when the points are redeemed, which we estimate will occur over the next two years. Additionally, we had $589 million of deferred revenues related to application, initiation and licensing fees, which are expected to be recognized as revenues in future periods over the terms of the related contracts.

Note 5: Consolidated Variable Interest Entities

As of December 31, 2018 and 2017, we consolidated three VIEs: two entities that lease hotel properties and one management company. We consolidated these VIEs, since we are the primary beneficiaries of them as we have the power to direct the activities that most significantly affect their economic performance. Additionally, we have the obligation to absorb their losses and the right to receive benefits that could be significant to them. The assets of our consolidated VIEs are only available to settle the obligations of the respective entities. Our consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised the following:

	December 31,
	2018	2017
	(in millions)
Cash and cash equivalents	$71	$73
Accounts receivable, net	15	16
Property and equipment, net	68	57
Deferred income tax assets	53	56
Other non-current assets	58	57
Accounts payable, accrued expenses and other	41	43
Long-term debt(1)	205	212
Other long-term liabilities	15	13
____________

(1)	Includes capital lease obligations of $187 million and $191 million as of December 31, 2018 and 2017, respectively.

During the years ended December 31, 2018, 2017 and 2016 we did not provide any financial or other support to any VIEs that we were not previously contractually required to provide, nor do we intend to provide such support in the future.

Note 6: Goodwill and Intangible Assets

Goodwill

Our goodwill balances, by reporting unit, were as follows:

	Ownership(1)	Management and Franchise(2)	Total
	(in millions)
Balance as of December 31, 2016	$184	$5,034	$5,218
Spin-off of Park	(91)	—	(91)
Foreign currency translation	11	52	63
Balance as of December 31, 2017	104	5,086	5,190
Foreign currency translation	(5)	(25)	(30)
Balance as of December 31, 2018	$99	$5,061	$5,160
____________

(1)	Amounts for the ownership reporting unit include the following gross carrying values and accumulated impairment losses for the periods presented:

	Gross Carrying Value	Accumulated Impairment Losses	Net Carrying Value
	(in millions)
Balance as of December 31, 2016	$856	$(672)	$184
Spin-off of Park	(423)	332	(91)
Foreign currency translation	11	—	11
Balance as of December 31, 2017	444	(340)	104
Foreign currency translation	(5)	—	(5)
Balance as of December 31, 2018	$439	$(340)	$99

(2)	There were no accumulated impairment losses for the management and franchise reporting unit as of December 31, 2018, 2017 and 2016.

Intangible Assets

Changes to our brands intangible assets from December 31, 2017 to December 31, 2018 were due to foreign currency translations.

Amortizing intangible assets were as follows:

	December 31, 2018
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,228	$(1,873)	$355
Contract acquisition costs	525	(101)	424
Development commissions	108	(15)	93
	$2,861	$(1,989)	$872

Other intangible assets:
Leases(1)	$288	$(161)	$127
Capitalized software costs	503	(321)	182
Hilton Honors(1)	338	(236)	102
Other(1)	38	(34)	4
	$1,167	$(752)	$415

	December 31, 2017
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,242	$(1,716)	$526
Contract acquisition costs	416	(74)	342
Development commissions	97	(12)	85
	$2,755	$(1,802)	$953

Other intangible assets:
Leases(1)	$301	$(153)	$148
Capitalized software costs	585	(428)	157
Hilton Honors(1)	341	(217)	124
Other(1)	38	(34)	4
	$1,265	$(832)	$433
____________

(1)	Includes intangible assets that were initially recorded at their fair value at the time of the Merger.

Amortization of our amortizing intangible assets was as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Recognized in depreciation and amortization expense(1)	$271	$277	$301
Recognized as a reduction of franchise and licensing fees and base and other management fees	27	17	16
____________

(1)
Includes amortization expense that was associated with assets recorded at their fair value at the time of the Merger of $204 million, $206 million and $208 million for the years ended December 31, 2018, 2017 and 2016, respectively, and amortization expense on capitalized software costs of $62 million, $67 million and $87 million, respectively.

We estimate future amortization of our amortizing intangible assets as of December 31, 2018 to be as follows:

	Recognized in Depreciation and Amortization Expense	Recognized as a Reduction of Franchise and Licensing Fees and Base and Other Management Fees
Year	(in millions)
2019	$279	$27
2020	236	25
2021	97	24
2022	66	22
2023	48	22
Thereafter	137	304
	$863	$424

Note 7: Property and Equipment

Property and equipment were as follows:

	December 31,
	2018	2017
	(in millions)
Land	$12	$12
Buildings and leasehold improvements(1)	456	428
Furniture and equipment	356	346
Construction-in-progress	24	17
	848	803
Accumulated depreciation(1)	(481)	(450)
	$367	$353
____________

(1)
Buildings and leasehold improvements included $65 million and $68 million of capital lease assets as of December 31, 2018 and 2017, respectively, with associated accumulated amortization of $45 million and $43 million, respectively.

Depreciation expense on property and equipment was $54 million, $59 million and $52 million during the years ended December 31, 2018, 2017 and 2016, respectively.

Note 8: Accounts Payable, Accrued Expenses and Other

Accounts payable, accrued expenses and other were as follows:

	December 31,
	2018	2017
	(in millions)
Accrued employee compensation and benefits	$532	$502
Accounts payable	283	282
Insurance reserves, current	199	189
Other accrued expenses(1)	516	443
	$1,530	$1,416
____________

(1)	Includes deposit liabilities related to hotel operations and application fees, taxes, interest and other accrued balances.

Note 9: Debt

Long-term Debt

Long-term debt balances, including obligations for capital leases, and associated interest rates as of December 31, 2018 were as follows:

	December 31,
	2018	2017
	(in millions)
Senior notes with a rate of 4.250%, due 2024	$1,000	$1,000
Senior notes with a rate of 4.625%, due 2025	900	900
Senior notes with a rate of 5.125%, due 2026	1,500	—
Senior notes with a rate of 4.875%, due 2027	600	600
Senior secured term loan facility with a rate of 4.26%, due 2023	3,119	3,929
Capital lease obligations with an average rate of 6.43%, due 2021 to 2030	225	233
Other debt with an average rate of 3.08%, due 2026	17	21
	7,361	6,683
Less: unamortized deferred financing costs and discount	(79)	(81)
Less: current maturities of long-term debt(1)	(16)	(46)
	$7,266	$6,556
____________

(1)	Balance as of December 31, 2017 is net of unamortized deferred financing costs and discount attributable to current maturities of long-term debt.

Senior Notes

In April 2018, we issued $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2026 (the "2026 Senior Notes"), and incurred $21 million of debt issuance costs. Interest on the 2026 Senior Notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning November 2018. We used a portion of the net proceeds from the issuance of the 2026 Senior Notes, together with borrowings under our senior secured revolving credit facility (the "Revolving Credit Facility") and available cash, to repurchase 16.5 million shares of our common stock from HNA for $1,171 million and repay $500 million outstanding under our senior secured term loan facility (the "Term Loans"). See "Senior Secured Credit Facilities" below for additional information.

In March 2017, we used the proceeds from issuances of the 4.625% Senior Notes due 2025 (the "2025 Senior Notes") and the 4.875% Senior Notes due 2027 (the "2027 Senior Notes"), to redeem in full $1.5 billion of Senior Notes due 2021 (the "2021 Senior Notes"). In connection with the repayment, we paid a redemption premium of $42 million and accelerated the recognition of $18 million of unamortized deferred financing costs, which were included in loss on debt extinguishment in our consolidated statement of operations for the year ended December 31, 2017.

The 4.250% Senior Notes due 2024 (the "2024 Senior Notes"), the 2025 Senior Notes, the 2026 Senior Notes and the 2027 Senior Notes are guaranteed on a senior unsecured basis by the Parent and substantially all of its direct and indirect wholly owned domestic subsidiaries. See Note 23: "Condensed Consolidating Guarantor Financial Information" for additional information.

Senior Secured Credit Facilities

Our senior secured credit facility consists of a $1.0 billion Revolving Credit Facility and the Term Loans. The obligations of our senior secured credit facility are unconditionally and irrevocably guaranteed by the Parent and substantially all of its direct and indirect wholly owned domestic subsidiaries. During the year ended December 31, 2018, we borrowed $150 million under the Revolving Credit Facility, and all amounts borrowed were repaid in the same period. Subsequent to December 31, 2018, we drew a net $100 million under the Revolving Credit Facility.

In December 2018, we repaid an additional $300 million outstanding under our Term Loans, and as a result of the repayments made during the year ended December 31, 2018, we accelerated the recognition of $8 million of unamortized deferred financing costs and discount, which were included in other non-operating income, net in our consolidated statement of operations. Additionally, the interest rate on the remaining balance of the Term Loans was reduced by 25 basis points to LIBOR plus 175 basis points.

As of December 31, 2018, we had $63 million of letters of credit outstanding under our Revolving Credit Facility and a borrowing capacity of $937 million. We are required to pay a commitment fee of 0.125 percent per annum under the Revolving Credit Facility in respect of the unused commitments thereunder.

Debt Maturities

The contractual maturities of long-term debt as of December 31, 2018, were as follows:

Year	(in millions)
2019	$16
2020	17
2021	18
2022	19
2023	3,139
Thereafter	4,152
$7,361

Note 10: Other Liabilities

Other long-term liabilities were as follows:

	December 31,
	2018	2017
	(in millions)
Pension obligations	$145	$165
Other long-term tax liabilities	395	397
Deferred employee compensation and benefits	113	117
Insurance reserves(1)	146	162
Other	64	79
	$863	$920
____________

(1)	Obligations related to insurance claims are expected to be satisfied, on average, over the next three years.

Note 11: Derivative Instruments and Hedging Activities

Cash Flow Hedges

In May 2017, we began hedging foreign exchange-based cash flow variability in certain of our foreign currency denominated management and franchise fees using forward contracts (the "Fee Forward Contracts"). We elected to designate these Fee Forward Contracts as cash flow hedges for accounting purposes. As of December 31, 2018, the Fee Forward Contracts had an aggregate notional amount of $98 million and maturities of 24 months or less.

In March 2017, we entered into two interest rate swap agreements with notional amounts of $1.6 billion and $750 million to swap one-month LIBOR on the Term Loans to fixed rates of 1.98 percent and 2.02 percent, respectively, through March 2022. In May 2018, we settled the interest rate swap with a notional amount of $750 million and received $18 million from the counterparty. Concurrently, we entered into an interest rate swap agreement with a notional amount of $1.6 billion, which swaps one-month LIBOR on the Term Loans to a fixed rate of 3.03 percent, for a term from March 2022 to March 2023. We elected to designate these interest rate swaps as cash flow hedges for accounting purposes.

Non-designated Hedges

As of December 31, 2018, we held short-term forward contracts with an aggregate notional amount of $412 million to offset exposure to fluctuations in certain of our foreign currency denominated cash balances. We elected not to designate these forward contracts as hedging instruments. Depending on the fair value of each contract, we classify it as an asset or liability.

In 2016, we dedesignated four interest rate swaps that were previously designated as cash flow hedges as they no longer met the criteria for hedge accounting. These interest rate swaps, which had an aggregate notional amount of $1.45 billion and swapped three-month LIBOR on the Term Loans to a fixed rate of 1.87 percent, were settled in 2017.

Fair Value of Derivative Instruments

We measure our derivative instruments at fair value, which is estimated using a discounted cash flow analysis, and we consider the inputs used to measure the fair value as Level 2 within the fair value hierarchy. The discounted cash flow analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs of similar instruments, including interest rate curves and spot and forward rates, as applicable, as well as option volatility. The fair values of our derivative instruments in our consolidated balance sheets were as follows:

		December 31,
	Balance Sheet Classification	2018	2017
		(in millions)
Cash Flow Hedges:
Interest rate swaps	Other non-current assets	$16	$11
Forward contracts	Other current assets	1	—
Forward contracts	Accounts payable, accrued expenses and other	—	1

Non-designated Hedges:
Forward contracts	Other current assets	1	4
Forward contracts	Accounts payable, accrued expenses and other	2	1

Earnings Effect of Derivative Instruments

The gains and losses recognized in our consolidated statements of operations and consolidated statements of comprehensive income before any effect for income taxes were as follows:

		Year Ended December 31,
	Classification of Gain (Loss) Recognized	2018	2017	2016
		(in millions)
Cash Flow Hedges(1)(2):
Interest rate swaps	Other comprehensive income (loss)	$22	$(5)	$(15)
Interest rate swaps	Interest expense	(1)	(16)	(8)
Forward contracts	Other comprehensive income (loss)	2	(1)	N/A

Non-designated Hedges:
Interest rate swaps(3)	Other non-operating income, net	N/A	2	4
Interest rate swaps(3)	Interest expense	(5)	(10)	(4)
Forward contracts	Gain (loss) on foreign currency transactions	(9)	12	7
____________

(1)	There were no amounts recognized in earnings related to hedge ineffectiveness or amounts excluded from hedge effectiveness testing during the years ended December 31, 2018, 2017 and 2016.

(2)	The earnings effect of the Fee Forward Contracts on fee revenues for the years ended December 31, 2018 and 2017 was less than $1 million.

(3)
These amounts relate to the interest rate swaps that we have dedesignated and settled. The amounts recognized in interest expense were reclassified from accumulated other comprehensive loss as the underlying transactions occurred.

Note 12: Fair Value Measurements

We did not elect the fair value measurement option for any of our financial assets or liabilities. The fair values of certain financial instruments and the hierarchy level we used to estimate the fair values are shown below; see Note 11: "Derivative Instruments and Hedging Activities" for the fair value information of our derivatives and Note 15: "Employee Benefit Plans" for fair value information of our pension assets:

	December 31, 2018
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$87	$—	$87	$—
Restricted cash equivalents	18	—	18	—
Liabilities:
Long-term debt(1)	7,040	3,809	—	3,039

	December 31, 2017
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$284	$—	$284	$—
Restricted cash equivalents	12	—	12	—
Liabilities:
Long-term debt(1)	6,348	2,575	—	3,954
____________

(1)	The carrying values include unamortized deferred financing costs and discount. The carrying values and fair values exclude capital lease obligations and other debt.

The fair values of financial instruments not included in these tables are estimated to be equal to their carrying values as of December 31, 2018 and 2017. Our estimates of the fair values were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop the estimated fair values.

Cash equivalents and restricted cash equivalents primarily consisted of short-term interest-bearing money market funds with maturities of less than 90 days and time deposits. The estimated fair values were based on available market pricing information of similar financial instruments.

The estimated fair values of our Level 1 long-term debt were based on prices in active debt markets. The estimated fair values of our Level 3 long-term debt were based on indicative quotes received for similar issuances.

Note 13: Leases

We lease hotel properties, land, corporate office space and equipment used at hotels and corporate offices. As of December 31, 2018 and 2017, we leased 58 hotels and 59 hotels, respectively, under operating leases, and four hotels under capital leases, two of which were the liabilities of consolidated VIEs and were non-recourse to us. Our hotel leases expire at various dates from 2019 through 2067, with varying renewal and termination options, and the majority expire before 2029.

Our operating leases require: (i) fixed lease payments, or minimum payments, as contractually stated in the lease agreement; (ii) variable lease payments, or contingent rentals, which are generally based on a percentage of the underlying asset's revenues or are dependent on changes in an index; or (iii) lease payments equal to the greater of the fixed or variable rent. In addition, we may be required to pay some, or all, of the capital costs for furniture, equipment and leasehold improvements in the hotel during the term of the lease. For operating leases, lease expense relating to fixed or minimum payments is recognized on a straight-line basis over the lease term and lease expense relating to variable payments is expensed as incurred, with amounts recognized in owned and leased hotel expenses and general and administrative expenses in our consolidated statements of operations. For capital leases, the amortization of the asset is recognized in depreciation and amortization expense in our consolidated statements of operations and is recognized over the shorter of the lease term or useful life of the underlying asset. The interest on the capital lease obligation is recognized in interest expense in our consolidated statements of operations.

The future minimum rent payments as of December 31, 2018, were as follows:

	Operating Leases	Capital Leases
Year	(in millions)
2019	$206	$30
2020	191	30
2021	166	30
2022	134	29
2023	119	29
Thereafter	865	164
Total minimum lease payments	$1,681	312
Less: amount representing interest		(87)
Present value of minimum lease payments		$225

Lease expense for operating leases was as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Fixed	$225	$183	$224
Contingent	142	101	98
	$367	$284	$322

Note 14: Income Taxes

Income Tax Provision

Our tax provision includes federal, state and foreign income taxes payable. The domestic and foreign components of income from continuing operations before income taxes were as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
U.S. income before tax	$881	$632	$906
Foreign income (loss) before tax	197	121	(366)
Income from continuing operations before income taxes	$1,078	$753	$540

The components of our provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Current:
Federal	$210	$239	$441
State	53	59	143
Foreign	60	95	70
Total current	323	393	654
Deferred:
Federal	(52)	(667)	(123)
State	(14)	(35)	45
Foreign	52	(27)	(19)
Total deferred	(14)	(729)	(97)
Total provision (benefit) for income taxes	$309	$(336)	$557

Reconciliations of our tax provision at the U.S. statutory rate to the provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Statutory U.S. federal income tax provision	$226	$264	$189
State income taxes, net of U.S. federal tax benefit	37	19	22
Impact of foreign operations	26	4	34
Effects of the TCJ Act	13	(600)	—
Corporate restructuring	9	—	477
Change in deferred tax asset valuation allowance	(6)	(48)	(20)
Provision (benefit) for uncertain tax positions	16	38	(139)
Other, net	(12)	(13)	(6)
Provision (benefit) for income taxes	$309	$(336)	$557

Restructuring

During the year ended December 31, 2018, our controlled foreign corporations ("CFC") distributed the stock of certain subsidiaries (the "Distributions"). Subsequent to the Distributions, the distributed subsidiaries will now be includible in our U.S. federal and state income tax filings. As a result of the Distributions, we incurred deferred income tax expense of $9 million, including: (i) recording U.S. deferred tax liabilities related to the distributed subsidiaries of $12 million and (ii) remeasuring our existing deferred tax assets and liabilities and other tax liabilities at the effective tax rates at which they will reverse in future periods, resulting in a reduction of liabilities of $3 million.

During the year ended December 31, 2016, we effected two corporate structuring transactions that included: (i) the organization of Hilton's assets and subsidiaries in preparation for the spin-offs and (ii) a restructuring of Hilton's international assets and subsidiaries (the "international restructuring"). The international restructuring involved a transfer of certain assets, including IP used in the international business, from U.S. subsidiaries to foreign subsidiaries, and became effective in December 2016. The transfer of the IP resulted in the recognition of tax expense representing the estimated U.S. tax expected to be paid in future years on income generated from the IP transferred to foreign subsidiaries. Due to the changes in the footprint of the Company and the expected applicable tax rates at which our domestic deferred tax assets and liabilities will reverse in future periods as a result of the described structuring activities, our estimated deferred effective tax rate increased for the year ended December 31, 2016. In total, these structuring transactions, which became effective in December 2016, resulted in additional income tax expense of $477 million in the period.

Tax Cuts and Jobs Act of 2017

We recognized a provisional benefit as of December 31, 2017 of $600 million, of which $569 million was the result of the remeasurement of U.S. deferred tax assets and liabilities and other tax liabilities. As of December 31, 2018, we made adjustments to the provisional amounts recorded as of December 31, 2017, as described below.

•
Deferred tax assets and liabilities and other tax liabilities. We remeasured deferred tax assets and liabilities and other tax liabilities based on the rates at which they are expected to reverse in the future, which is generally 21 percent. The provisional amounts recorded as of December 31, 2017 related to the remeasurement of our deferred tax assets and liabilities, uncertain tax position reserves and other tax liabilities were income tax benefits of $452 million, $33 million and $84 million, respectively. However, this remeasurement was based on estimates as of the enactment date of the TCJ Act and our existing analysis of the numerous complex tax law changes in the TCJ Act. Upon completing our analysis of the TCJ Act and associated regulations, we adjusted our provisional amount by recording an additional tax benefit of $10 million during the year ended December 31, 2018, which was included in income tax expense in our consolidated statements of operations.

•
Foreign taxation changes. A one-time transition tax is applied to foreign earnings previously not subjected to U.S. tax. The one-time transition tax is based on our total post-1986 earnings and profits ("E&P") that were previously deferred from U.S. income taxes, but is assessed at a lower tax rate than the federal corporate tax rate of 35 percent. We recorded a provisional amount for our one-time transition tax liability for our foreign subsidiaries based on estimates, as of the enactment date of the TCJ Act, for our controlled foreign subsidiaries and estimates of the total post-1986 E&P for noncontrolled foreign subsidiaries. We previously recorded a federal deferred tax liability for our deferred earnings at the statutory 35 percent rate, and the application of the transition tax results in these earnings being subjected to a lower rate, resulting in a provisional income tax benefit as of December 31, 2017 of $15 million. As a result of additional guidance issued by the U.S. Treasury Department, we refined our calculations and recorded an additional tax benefit of $2 million during the year ended December 31, 2018. Additionally, we had not recorded certain deferred tax assets, primarily related to E&P deficits, for some foreign subsidiaries based upon an expectation that no tax benefit from such assets would be realized within the foreseeable future. The recognition of tax benefits from the deferred tax assets previously not recorded resulted in an income tax benefit of $16 million during the year ended December 31, 2017.

•
Outside basis differences. With the changes made to the U.S. taxation of foreign entities, including the change to a territorial system of taxation, the introduction of a dividend participation exemption and the changes to the current taxation of GILTI, we determined our current method of calculating CFC outside basis should be revised to incorporate the TCJ Act changes. As a result, we recorded additional deferred tax liabilities of $31 million during the year ended December 31, 2018 within income tax expense (benefit) in our consolidated statement of operations.

Our accounting for the effects of the TCJ Act was complete as of December 31, 2018.

Deferred Income Taxes

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities plus carryforward items. The tax effects of the temporary differences and carryforwards that give rise to our net deferred taxes were as follows:

	December 31,
	2018	2017
	(in millions)
Deferred tax assets:
Net operating loss carryforwards	$389	$395
Compensation	118	113
Reserves	18	39
Capital lease obligations	75	78
Deferred income	258	210
Other	42	52
Total gross deferred tax assets	900	887
Less: valuation allowance	(399)	(408)
Deferred tax assets	501	479
Deferred tax liabilities:
Brands	(1,123)	(1,122)
Amortizing intangible assets	(157)	(177)
Investment in foreign subsidiaries	(29)	—
Deferred tax liabilities	(1,309)	(1,299)
Net deferred taxes	$(808)	$(820)

As of December 31, 2018, we had foreign net operating loss carryforwards of $1.5 billion, which resulted in deferred tax assets of $389 million for foreign jurisdictions. Approximately $11 million of our deferred tax assets as of December 31, 2018 related to net operating loss carryforwards that will expire between 2019 and 2038 with less than $1 million of that amount expiring in 2019. Approximately $378 million of our deferred tax assets as of December 31, 2018 resulted from net operating loss carryforwards that are not subject to expiration. We believe that it is more likely than not that the benefit from certain foreign net operating loss carryforwards will not be realized. In recognition of this assessment, we provided a valuation allowance of $379 million as of December 31, 2018 on the deferred tax assets relating to the foreign net operating loss carryforwards. Our total valuation allowance relating to these net operating loss carryforwards and other deferred tax assets decreased $9 million during the year ended December 31, 2018. Based on our consideration of all available positive and negative evidence, we determined that it was more likely than not that we would be able to realize the benefit of certain foreign deferred tax assets and released valuation allowances of $6 million against our foreign deferred tax assets. Additionally, other factors that did not have any impact on income tax expense, including revaluations of certain foreign deferred tax assets and their associated valuation allowances, resulted in a $3 million reduction of total valuation allowances.

Tax Uncertainties

We classify reserves for tax uncertainties within current income taxes payable and other long-term liabilities in our consolidated balance sheets. Reconciliations of the beginning and ending amounts of unrecognized tax benefits were as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Balance at beginning of year	$283	$174	$315
Additions for tax positions related to prior years	37	3	77
Additions for tax positions related to the current year	16	126	9
Reductions for tax positions related to prior years	(15)	(10)	(204)
Settlements	—	(9)	(21)
Lapse of statute of limitations	(3)	(2)	(2)
Currency translation adjustment	—	1	—
Balance at end of year	$318	$283	$174

The changes to our unrecognized tax benefits during the year ended December 31, 2018 were primarily related to uncertainty regarding the calculations of tax deductions claimed in recently filed tax returns, as well as the addition of current year reserves related to our Hilton Honors guest loyalty program. The changes to our unrecognized tax benefits during the year ended December 31, 2017 were primarily related to uncertainty regarding the valuation of certain tax assets in the U.S. and the United Kingdom. The changes to our unrecognized tax benefits during the year ended December 31, 2016 were primarily the result of items identified, resolved and settled as part of our ongoing U.S. federal audit. We recognize interest and penalties accrued related to uncertain tax positions in income tax expense (benefit) in our consolidated statements of operations. As of December 31, 2018 and 2017, we had accrued approximately $40 million and $33 million, respectively, for interest and penalties related to our unrecognized tax benefits in our consolidated balance sheets. Included in the balances of unrecognized tax benefits as of December 31, 2018 and 2017 were $310 million and $285 million, respectively, associated with positions that, if favorably resolved, would provide a benefit to our effective income tax rate.

In April 2014, we received 30-day Letters from the Internal Revenue Service ("IRS") and the Revenue Agents Report ("RAR") for the 2006 and October 2007 tax years. We disagreed with several of the proposed adjustments in the RAR, filed a formal appeals protest with the IRS and did not make any tax payments related to this audit. The issues being protested in appeals relate to assertions by the IRS that: (i) certain foreign currency denominated intercompany loans from our foreign subsidiaries to certain U.S. subsidiaries should be recharacterized as equity for U.S. federal income tax purposes and constitute deemed dividends from such foreign subsidiaries to our U.S. subsidiaries; (ii) in calculating the amount of U.S. taxable income resulting from our Hilton Honors guest loyalty program, we should not reduce gross income by the estimated costs of future redemptions, but rather such costs would be deductible at the time the points are redeemed; and (iii) certain foreign currency denominated loans issued by one of our Luxembourg subsidiaries whose functional currency is USD, should instead be treated as issued by one of our Belgian subsidiaries whose functional currency is the euro, and thus foreign currency gains and losses with respect to such loans should have been measured in euros, instead of USD. In January 2016, we received a 30-day Letter from the IRS and the RAR for the December 2007 through 2010 tax years, which included proposed adjustments that reflect the carryover effect of the three protested issues from 2006 through October 2007. These proposed adjustments are also being protested in appeals, and formal appeals protests have been submitted. In April 2016, we requested a Technical Advice Memorandum ("TAM") from the IRS with respect to the treatment of the foreign currency gains and losses on loans issued by our Luxembourg subsidiary. We received a taxpayer favorable TAM in October 2018, and this issue is no longer being pursued by IRS Appeals for any of the open tax years. In September 2018, we received a 30-day Letter from the IRS and the RAR for the 2011 through 2013 tax years, which reflects proposed adjustments for the carryover effect of the two remaining protested issues from 2006 through October 2007. The adjustments for tax years 2011 through 2013 will also be protested in appeals, and formal protests have been submitted. After receipt of the TAM relating to the Luxembourg subsidiary, in total, the two remaining proposed adjustments sought by the IRS for the tax years with open audits would result in additional U.S. federal tax owed of approximately $817 million, excluding interest and penalties and potential state income taxes. The portion of this amount related to Hilton Honors would result in a decrease to our future tax liability when the points are redeemed. We disagree with the IRS's position on each of these assertions and intend to vigorously contest them. However, based on continuing appeals process discussions with the IRS, we believe that it is more likely than not that we will not recognize the full benefit related to certain of the issues being appealed. Accordingly, we have recorded $52 million of unrecognized tax benefits related to these issues.

We file income tax returns, including returns for our subsidiaries, with federal, state, local and foreign tax jurisdictions. We are under regular and recurring audit by the IRS and other taxing authorities on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in federal, state, local and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. We are no longer subject to U.S. federal income tax examination for years through 2004. As of December 31, 2018, we remain subject to federal examinations from 2005 through 2017, state examinations from 2005 through 2017 and foreign examinations of our income tax returns for the years 1996 through 2017.

Note 15: Employee Benefit Plans

We sponsor multiple domestic and international employee benefit plans. Benefits are based upon years of service and compensation. We have both a noncontributory retirement plan and multiple employee benefit plans (the "pension plans").

The noncontributory retirement plan is in the U.S. (the "Domestic Plan"), and it covers certain employees not earning union benefits. This plan was frozen for participant benefit accruals in 1996; therefore, the projected benefit obligation is equal to the accumulated benefit obligation. The plan assets will be used to pay benefits due to employees for service through December 31, 1996. Since employees have not accrued additional benefits from that time, we do not utilize salary or pension inflation assumptions in calculating our benefit obligation for the Domestic Plan. The annual measurement date for the Domestic Plan is December 31.

The multiple employee benefit plans cover many of our international employees. These include: (i) a plan that covers workers in the United Kingdom (the "U.K. Plan"), which was frozen to further service accruals on November 30, 2013 and (ii) a number of smaller plans that cover workers in various countries around the world (the "International Plans"). The annual measurement date for all of these plans is December 31.

We are required to recognize the funded status of our pension plans, which is the difference between the fair value of plan assets and the projected benefit obligations, in our consolidated balance sheets and make corresponding adjustments for changes in the value through accumulated other comprehensive income (loss), net of taxes.

The following table presents the projected benefit obligation, fair value of plan assets, funded status and accumulated benefit obligation for the Domestic Plan, the U.K. Plan and the International Plans:

	Domestic Plan		U.K. Plan		International Plans
	2018	2017	2018	2017	2018	2017
	(in millions)
Change in Projected Benefit Obligation:
Benefit obligation at beginning of year	$384	$381	$443	$404	$86	$81
Service cost	—	—	3	2	2	1
Interest cost	12	12	9	10	2	1
Prior service cost(1)	—	—	4	—	—	—
Actuarial loss (gain)	(14)	16	(39)	4	—	3
Settlements and curtailments	(2)	(1)	—	—	(1)	—
Effect of foreign exchange rates	—	—	(25)	40	(1)	4
Benefits paid	(23)	(24)	(20)	(17)	(5)	(4)
Benefit obligation at end of year	$357	$384	$375	$443	$83	$86

Change in Plan Assets:
Fair value of plan assets at beginning of year	$306	$267	$386	$336	$65	$58
Actual return on plan assets, net of expenses	(23)	43	(14)	24	(1)	6
Employer contributions	16	21	10	9	4	4
Settlements	(2)	(1)	—	—	—	—
Effect of foreign exchange rates	—	—	(22)	34	—	1
Benefits paid	(23)	(24)	(20)	(17)	(5)	(4)
Fair value of plan assets at end of year	274	306	340	386	63	65
Funded status at end of year (underfunded)	(83)	(78)	(35)	(57)	(20)	(21)
Accumulated benefit obligation	$357	$384	$375	$443	$83	$86
____________

(1)	Relates to U.K. pension equalization requirements.

Amounts recognized in the consolidated balance sheets consisted of the following:

	Domestic Plan		U.K. Plan		International Plans
	2018	2017	2018	2017	2018	2017
	(in millions)
Other non-current assets	$—	$—	$—	$—	$7	$9
Other liabilities	(83)	(78)	(35)	(57)	(27)	(30)
Net amount recognized	$(83)	$(78)	$(35)	$(57)	$(20)	$(21)

Amounts recognized in accumulated other comprehensive loss consisted of the following:

	Domestic Plan			U.K. Plan			International Plans
	2018	2017	2016	2018	2017	2016	2018	2017	2016
	(in millions)
Net actuarial loss (gain)	$22	$(15)	$—	$(14)	$13	$41	$3	$—	$3
Prior service cost (credit)	(4)	(3)	(3)	4	—	—	—	—	—
Amortization of net loss	(3)	(3)	(3)	(4)	(4)	(2)	(1)	—	(1)
Net amount recognized	$15	$(21)	$(6)	$(14)	$9	$39	$2	$—	$2

The estimated unrecognized prior service cost and net loss that will be amortized into net periodic pension cost (credit) during the year ended December 31, 2019 are as follows:

	Domestic Plan	U.K. Plan	International Plans
	(in millions)
Unrecognized prior service cost(1)	$3	$—	$—
Unrecognized net loss(1)	3	4	—
Amount unrecognized	$6	$4	$—

____________

(1)	Unrecognized prior service cost amounts for the U.K. Plan and International Plans are less than $1 million and unrecognized net loss amounts for the International Plans are less than $1 million.

The net periodic pension cost (credit) was as follows:

	Domestic Plan			U.K. Plan			International Plans
	2018	2017	2016	2018	2017	2016	2018	2017	2016
	(in millions)
Service cost	$6	$8	$8	$3	$2	$2	$2	$2	$3
Interest cost	12	12	13	9	10	12	2	2	2
Expected return on plan assets	(19)	(19)	(19)	(21)	(19)	(22)	(3)	(3)	(3)
Amortization of prior service cost	3	3	4	—	—	—	—	—	—
Amortization of net loss	3	3	3	4	4	2	1	—	—
Net periodic pension cost (credit)	$5	$7	$9	$(5)	$(3)	$(6)	$2	$1	$2

The weighted-average assumptions used to determine benefit obligations were as follows:

	Domestic Plan		U.K. Plan		International Plans
	2018	2017	2018	2017	2018	2017
Discount rate	4.3%	3.6%	3.1%	2.6%	3.3%	2.4%
Salary inflation	N/A	N/A	1.8	1.8	2.2	2.2
Pension inflation	N/A	N/A	3.0	3.0	1.8	1.8

The weighted-average assumptions used to determine net periodic pension cost (credit) were as follows:

	Domestic Plan			U.K. Plan			International Plans
	2018	2017	2016	2018	2017	2016	2018	2017	2016
Discount rate	3.6%	4.0%	4.2%	2.6%	2.8%	3.9%	2.9%	3.0%	3.5%
Expected return on plan assets	7.0	7.0	7.3	5.5	5.5	6.5	4.6	4.3	5.4
Salary inflation	N/A	N/A	N/A	1.8	1.9	1.7	2.2	2.1	2.1
Pension inflation	N/A	N/A	N/A	3.0	3.1	2.8	1.8	1.7	1.6

The investment objectives for the various plans are preservation of capital, current income and long-term growth of capital. All plan assets are managed by outside investment managers and do not include investments in Hilton stock. Asset allocations are reviewed periodically by the investment managers.

Expected long-term returns on plan assets are determined using historical performance for debt and equity securities held by our plans, actual performance of plan assets and current and expected market conditions. Expected returns are formulated based on the target asset allocation. The target asset allocation for the Domestic Plan, as a percentage of total plan assets, as of December 31, 2018 and 2017, was 80 percent in funds that invest in equity securities and 20 percent in funds that invest in debt securities. The target asset allocation for the U.K. Plan and the International Plans, as a percentage of total plan assets, as of December 31, 2018 and 2017, was 75 percent in funds that invest in equity and debt securities and 25 percent in bond funds.

The following tables present the fair value hierarchy of total plan assets measured at fair value by asset category:

	December 31, 2018
	Domestic Plan	U.K. Plan	International Plans
	(in millions)
Level 1
Cash and cash equivalents	$—	$34	$11
Equity funds	—	33	2
Bond funds	—	39	—
Alternative investments	—	140	—
Level 2
Equity funds	—	—	4
Bond funds	—	—	6
Net asset value(1)
Bond funds	—	44	—
Common collective trusts	274	—	40
Other	—	50	—
	$274	$340	$63

	December 31, 2017
	Domestic Plan	U.K. Plan	International Plans
	(in millions)
Level 1
Cash and cash equivalents	$—	$—	$11
Level 2
Equity funds	—	—	6
Bond funds	—	—	5
Net asset value(1)
Common collective trusts	306	386	43
	$306	$386	$65
____________

(1)	Certain investments are measured at net asset value per share as a practical expedient and, therefore, have not been classified in the fair value hierarchy.

We expect to contribute approximately $8 million, $9 million and $4 million to the Domestic Plan, the U.K. Plan and the International Plans, respectively, in 2019.

As of December 31, 2018, the benefits expected to be paid in the next five years and in the aggregate for the five years thereafter were as follows:

	Domestic Plan	U.K. Plan	International Plans
Year	(in millions)
2019	$35	$19	$11
2020	27	19	6
2021	27	20	5
2022	26	20	5
2023	26	20	5
2024-2028	121	107	24
	$262	$205	$56

In January 2007, the Domestic Plan and plans maintained for certain domestic hotels currently or formerly managed by us were merged into a multiple employer plan. As of December 31, 2018 and 2017, the multiple employer plan had combined plan assets of $297 million and $331 million, respectively, and a projected benefit obligation of $380 million and $409 million, respectively.

We have various employee defined contribution investment plans whereby we contribute matching percentages of employee contributions. The aggregate expense under these plans totaled $16 million, $15 million and $17 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Note 16: Share-Based Compensation

We recognized share-based compensation expense of $127 million, $121 million and $81 million during the years ended December 31, 2018, 2017 and 2016, respectively, which included amounts reimbursed by hotel owners. The total tax benefit recognized related to share-based compensation expense was $42 million, $49 million and $31 million for the years ended December 31, 2018, 2017 and 2016, respectively. As of December 31, 2018 and 2017, we accrued $15 million in accounts payable, accrued expenses and other in our consolidated balance sheets for certain awards settled in cash.

As of December 31, 2018, unrecognized compensation costs for unvested awards was approximately $121 million, which is expected to be recognized over a weighted-average period of 1.7 years on a straight-line basis. As of December 31, 2018, there were 16.1 million shares of common stock available for future issuance under the Hilton 2017 Omnibus Incentive Plan, plus any shares subject to awards outstanding under our 2013 Omnibus Incentive Plan, which will become available for issuance under our 2017 Omnibus Incentive Plan as a result of such outstanding awards expiring or terminating or being canceled or forfeited.

RSUs

The following table provides information about our RSU grants for the last three fiscal years:

	Year Ended December 31,
	2018	2017	2016
	(in millions, except per share data)
Number of shares granted	0.9	1.5	1.2
Weighted average grant date fair value per share	$79.31	$58.80	$59.73
Aggregate intrinsic value of shares vested	$123	$78	$40

The following table summarizes the activity of our RSUs during the year ended December 31, 2018:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
	(in millions)
Outstanding as of December 31, 2017	2.8	$51.44
Granted	0.9	79.31
Vested	(1.5)	49.56
Forfeited	(0.2)	56.09
Outstanding as of December 31, 2018	2.0	64.88

Options

The following table provides information about our option grants for the last three fiscal years:

	Year Ended December 31,
	2018	2017	2016
	(in millions, except per share data)
Number of options granted	0.6	0.7	0.5
Weighted average exercise price per share	$79.36	$58.40	$58.83
Weighted average grant date fair value per share	$23.72	$13.96	$16.41

The weighted average grant date fair value per share of each of these option grants was determined using the Black-Scholes-Merton option-pricing model with the following assumptions:

	Year Ended December 31,
	2018	2017	2016
Expected volatility(1)	27.91%	24.00%	32.00%
Dividend yield(2)	0.74%	0.92% - 1.03%	1.43%
Risk-free rate(3)	2.73%	1.93% - 2.03%	1.36%
Expected term (in years)(4)	6.0	6.0	6.0
____________

(1)	Estimated using historical movement of Hilton's stock price.

(2)
For the year ended December 31, 2018, estimated based on the quarterly dividend and the three-month average stock price at the grant date; for the years ended December 31, 2017 and 2016, estimated based on the expected annualized dividend payment at the grant date.

(3)	Based on the yields of U.S. Department of Treasury instruments with similar expected lives.

(4)	Estimated using the average of the vesting periods and the contractual term of the options.

The following table summarizes the activity of our options during the year ended December 31, 2018:

	Number of Shares	Weighted Average Exercise Price per Share
	(in millions)
Outstanding as of December 31, 2017	2.0	$51.24
Granted	0.6	79.36
Exercised	(0.2)	50.15
Outstanding as of December 31, 2018(1)	2.4	58.50
Exercisable as of December 31, 2018(2)	1.1	50.07
____________

(1)	The aggregate intrinsic value was $36 million and the weighted average remaining contractual term was 8 years.

(2)	The aggregate intrinsic value was $25 million and the weighted average remaining contractual term was 7 years.

Performance Shares

During the years ended December 31, 2018 and 2017, we issued performance shares with 50 percent of the shares subject to achievement based on the Company's EBITDA CAGR and the other 50 percent of the shares subject to achievement based on the Company's FCF CAGR. The performance shares are settled at the end of the three-year performance period.

In 2016, we modified the performance shares that were outstanding as of December 31, 2016, which were based on a measure of the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group and the Company’s EBITDA CAGR, such that, upon completion of the spin-offs, they were converted to RSUs. We recognized $2.3 million, $3.3 million, and $0.3 million of incremental expense related to the modification of these awards during the years ended December 31, 2018, 2017 and 2016, respectively.

We determined that the performance conditions for performance shares issued in 2018 and 2017 are probable of achievement and, as of December 31, 2018, we recognized compensation expense related to these awards based on the following anticipated achievement percentages:

	EBITDA CAGR	FCF CAGR
2017 performance shares	200%	200%
2018 performance shares	150%	150%

The following table provides information about our performance share grants for the last three fiscal years:

	Year Ended December 31,
	2018	2017	2016
	(in millions, except per share data)
EBITDA CAGR:
Number of shares granted	0.2	0.2	0.3
Weighted average grant date fair value per share	$79.36	$58.40	$58.83
Aggregate intrinsic value of shares vested	$—	$—	$12

FCF CAGR:
Number of shares granted	0.2	0.2	N/A
Weighted average grant date fair value per share	$79.36	$58.40	N/A
Aggregate intrinsic value of shares vested	$—	$—	N/A

Relative Shareholder Return:
Number of shares granted	N/A	N/A	0.3
Weighted average grant date fair value per share	N/A	N/A	$62.43
Aggregate intrinsic value of shares vested	N/A	N/A	$16

The following table summarizes the activity of our performance shares during the year ended December 31, 2018:

	EBITDA CAGR		FCF CAGR
	Number of Shares	Weighted Average Grant Date Fair Value per Share	Number of Shares	Weighted Average Grant Date Fair Value per Share
	(in millions)		(in millions)
Outstanding as of December 31, 2017	0.2	$58.41	0.2	$58.41
Granted	0.2	79.36	0.2	79.36
Outstanding as of December 31, 2018	0.4	69.53	0.4	69.53

Note 17: Earnings (Loss) Per Share

The following table presents the calculation of basic and diluted earnings (loss) per share ("EPS").

	Year Ended December 31,
	2018	2017	2016
	(in millions, except per share amounts)
Basic EPS:
Numerator:
Net income (loss) from continuing operations attributable to Hilton stockholders	$764	$1,084	$(27)
Denominator:
Weighted average shares outstanding	302	324	329
Basic EPS	$2.53	$3.34	$(0.08)

Diluted EPS:
Numerator:
Net income (loss) from continuing operations attributable to Hilton stockholders	$764	$1,084	$(27)
Denominator:
Weighted average shares outstanding	305	327	329
Diluted EPS	$2.50	$3.32	$(0.08)

Approximately 1 million, 1 million and 2 million share-based compensation awards were excluded from the weighted average shares outstanding used in the computation of diluted EPS for the years ended December 31, 2018, 2017 and 2016, respectively, because their effect would have been anti-dilutive under the treasury stock method.

Note 18: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2015	$(580)	$(194)	$(10)	$(784)
Other comprehensive loss before reclassifications	(157)	(63)	(9)	(229)
Amounts reclassified from accumulated other comprehensive loss	(1)	6	7	12
Net current period other comprehensive loss	(158)	(57)	(2)	(217)
Balance as of December 31, 2016	(738)	(251)	(12)	(1,001)
Other comprehensive income (loss) before reclassifications	161	15	(4)	172
Amounts reclassified from accumulated other comprehensive loss	1	7	17	25
Net current period other comprehensive income	162	22	13	197
Spin-offs of Park and HGV	63	—	—	63
Balance as of December 31, 2017	(513)	(229)	1	(741)
Other comprehensive income (loss) before reclassifications	(70)	(18)	17	(71)
Amounts reclassified from accumulated other comprehensive loss	—	9	5	14
Net current period other comprehensive income (loss)	(70)	(9)	22	(57)
Cumulative effect of the adoption of ASU 2018-02	38	(22)	—	16
Balance as of December 31, 2018	$(545)	$(260)	$23	$(782)
____________

(1)	Includes net investment hedges and intra-entity foreign currency transactions that are of a long-term investment nature.

The following table presents additional information about reclassifications out of accumulated other comprehensive loss (amounts in parentheses indicate a loss in our consolidated statements of operations):

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Currency translation adjustment:
Sale or liquidation of investment in foreign entity(1)	$—	$(2)	$—
Gains on net investment hedges(1)	—	1	1
Total currency translation adjustment reclassifications for the period, net of taxes	—	(1)	1
Pension liability adjustment:
Amortization of prior service cost(2)	(3)	(3)	(4)
Amortization of net loss(2)	(8)	(7)	(5)
Tax benefit(3)	2	3	3
Total pension liability adjustment reclassifications for the period, net of taxes	(9)	(7)	(6)
Cash flow hedge adjustment:
Dedesignated interest rate swaps(4)	(6)	(26)	(12)
Tax benefit(3)	1	9	5
Total cash flow hedge adjustment reclassifications for the period, net of taxes	(5)	(17)	(7)
Total reclassifications for the period, net of taxes	$(14)	$(25)	$(12)
____________

(1)
Reclassified out of accumulated other comprehensive loss to gain (loss) on foreign currency transactions in our consolidated statements of operations. The related tax benefits for the years ended December 31, 2017 and 2016 were less than $1 million and were reclassified out of accumulated other comprehensive loss to income tax benefit (expense) in our consolidated statements of operations.

(2)
Reclassified out of accumulated other comprehensive loss to other non-operating income, net in our consolidated statements of operations. These amounts were included in the computation of net periodic pension cost (credit). See Note 15: "Employee Benefit Plans" for additional information.

(3)	Reclassified out of accumulated other comprehensive loss to income tax benefit (expense) in our consolidated statements of operations.

(4)
Reclassified out of accumulated other comprehensive loss to interest expense in our consolidated statements of operations. See Note 11: "Derivative Instruments and Hedging Activities" for additional information.

Note 19: Business Segments

We are a hospitality company with operations organized in two distinct operating segments: (i) management and franchise and (ii) ownership. These segments are managed and reported separately because of their distinct economic characteristics.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. As of December 31, 2018, this segment included 689 managed hotels and 4,874 franchised hotels consisting of 882,873 total rooms. This segment also earns licensing fees from HGV and co-brand credit card arrangements, as well as fees for managing properties in our ownership segment.

As of December 31, 2018, the ownership segment included 71 properties totaling 21,720 rooms, comprising 62 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and six hotels owned or leased by unconsolidated affiliates.

The performance of our operating segments is evaluated primarily on operating income, without allocating other revenues and expenses or general and administrative expenses.

The following table presents revenues for our reportable segments, reconciled to consolidated amounts:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Franchise and licensing fees	$1,537	$1,326	$1,095
Base and other management fees(1)	385	379	284
Incentive management fees	235	222	142
Management and franchise	2,157	1,927	1,521
Ownership	1,484	1,432	1,434
Segment revenues	3,641	3,359	2,955
Amortization of contract acquisition costs	(27)	(17)	(16)
Other revenues	98	105	82
Direct reimbursements from managed and franchised properties(2)	2,881	2,572	1,644
Indirect reimbursements from managed and franchised properties(2)	2,357	2,155	1,953
Intersegment fees elimination(1)	(44)	(43)	(42)
Total revenues	$8,906	$8,131	$6,576
____________

(1)	Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated statements of operations.

(2)	Included in other revenues from managed and franchised properties in our consolidated statements of operations.

The following table presents operating income for our reportable segments, reconciled to consolidated income from continuing operations before income taxes:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Management and franchise(1)	$2,157	$1,927	$1,521
Ownership(1)	108	120	113
Segment operating income	2,265	2,047	1,634
Amortization of contract acquisition costs	(27)	(17)	(16)
Other revenues, less other expenses	47	49	16
Net other expenses from managed and franchised properties	(85)	(172)	(12)
Depreciation and amortization	(325)	(336)	(353)
General and administrative	(443)	(439)	(409)
Gain on sales of assets, net	—	—	8
Operating income	1,432	1,132	868
Interest expense	(371)	(351)	(334)
Gain (loss) on foreign currency transactions	(11)	3	(16)
Loss on debt extinguishment	—	(60)	—
Other non-operating income, net	28	29	22
Income from continuing operations before income taxes	$1,078	$753	$540
____________

(1)	Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated statements of operations.

The following table presents total assets for our reportable segments, reconciled to consolidated amounts:

	December 31,
	2018	2017
	(in millions)
Management and franchise	$11,362	$11,505
Ownership	927	964
Corporate and other	1,706	1,759
	$13,995	$14,228

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated capital expenditures of continuing operations:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
Ownership	$42	$32	$45
Corporate and other	30	26	17
	$72	$58	$62

Total revenues by country were as follows:

	Year Ended December 31,
	2018	2017	2016
	(in millions)
U.S.	$6,848	$6,046	$4,524
United Kingdom	545	544	942
All other	1,513	1,541	1,110
	$8,906	$8,131	$6,576

Other than the countries included above, there were no countries that individually represented more than 10 percent of total revenues for the years ended December 31, 2018, 2017 and 2016.

Property and equipment, net by country was as follows:

	December 31,
	2018	2017
	(in millions)
U.S.	$109	$105
Japan	106	94
United Kingdom	75	82
Germany	40	36
All other	37	36
	$367	$353

Other than the countries included above, there were no countries that individually represented more than 10 percent of total property and equipment, net as of December 31, 2018 and 2017.

Note 20: Commitments and Contingencies

We provide performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified operating performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of December 31, 2018, we had five performance guarantees, with expirations ranging from 2019 to 2030, and possible cash outlays totaling approximately $36 million. Our obligations under these guarantees in future periods are dependent on the operating performance level of the related hotel over the remaining term of the performance guarantee. We do not have any letters of credit pledged as collateral against these guarantees. As of December 31, 2018 and 2017, we accrued liabilities of $12 million and $21 million, respectively, for our performance guarantees, which were related to one hotel and two hotels, respectively, of VIEs for which we were not the primary beneficiary. We may enter into new contracts containing performance guarantees in the future, which could increase our possible cash outlays.

We have entered into agreements with owners of certain hotels that we operate or will operate under a management or franchise contract to finance capital expenditures at the hotels for approximately $29 million. As of December 31, 2018, we had not funded any of these commitments and expect to fund $19 million in 2019 and $10 million in 2020.

We receive fees from managed and franchised properties to operate our marketing, sales and brand programs on behalf of hotel owners. As of December 31, 2018 and 2017, we had collected an aggregate of $375 million and $402 million in excess of amounts expended, respectively, across all programs.

We are involved in various claims and lawsuits arising in the ordinary course of business, some of which include claims for substantial sums. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of December 31, 2018 will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Note 21: Related Party Transactions

Equity Investments

We hold equity investments in entities that own or lease properties that we manage. Amounts included in our consolidated balance sheets related to these management contracts as of December 31, 2018 and 2017 primarily included $19 million and $20 million, respectively, of management and franchise contracts, net. Amounts included in our consolidated statements of operations for the years ended December 31, 2018, 2017 and 2016 primarily included: (i) management and franchise fees of $10 million, $10 million and $12 million, respectively; (ii) other revenues from managed and franchised properties of $22 million, $22 million and $21 million, respectively; and (iii) other expenses from managed and franchised properties of $22 million, $22 million and $21 million, respectively.

Blackstone

Blackstone directly and indirectly owns or controls hotels that we manage or franchise and for which we receive fees in connection with the related management and franchise contracts. Our maximum exposure to loss related to these hotels is limited to the amounts discussed below; therefore, our involvement with these hotels does not expose us to additional variability or risk of loss. Due to sales of the Company's common stock, Blackstone was no longer considered a related party of the Company as of October 1, 2017. Amounts included in our consolidated statements of operations related to these management and franchise contracts, for the period of time Blackstone was considered a related party, for the years ended December 31, 2017 and 2016 primarily included: (i) management and franchise fees of $24 million and $42 million, respectively; (ii) other revenues from managed and franchised properties of $113 million and $144 million, respectively; and (iii) other expenses from managed and franchised properties of $113 million and $144 million, respectively. Additionally, our consolidated statements of cash flows included $11 million of contract acquisition costs related to these management and franchise contracts for the year ended December 31, 2017.

Note 22: Supplemental Disclosures of Cash Flow Information

Interest paid during the years ended December 31, 2018, 2017 and 2016, was $330 million, $314 million and $478 million, respectively.

Income taxes, net of refunds, paid during the years ended December 31, 2018, 2017 and 2016 were $288 million, $526 million and $677 million, respectively.

The following non-cash investing and financing activities were excluded from the consolidated statements of cash flows:

•	In 2017, we had non-cash financing activities of $25 million in connection with the spin-offs.

•	In 2016, we transferred $116 million of Park's property and equipment to HGV's timeshare inventory for conversion into timeshare units.

Note 23: Condensed Consolidating Guarantor Financial Information

In April 2018, Hilton Domestic Operating Company Inc. ("HOC"), which is 100 percent owned by Hilton Worldwide Finance LLC, issued the 2026 Senior Notes. In March 2017, Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (the "HWF Issuers"), entities that are 100 percent owned by Hilton Worldwide Parent LLC ("HWP"), which is 100 percent owned by the Parent, issued the 2025 Senior Notes and 2027 Senior Notes. In September 2016, HOC assumed the 2024 Senior Notes that were issued in August 2016 by escrow issuers. In October 2013, the HWF Issuers issued the 2021 Senior Notes, which were redeemed in full in March 2017. See Note 9: "Debt" for additional information.

The HWF Issuers are guarantors of the 2026 Senior Notes and the 2024 Senior Notes. HOC is a guarantor of the 2025 Senior Notes and the 2027 Senior Notes and was a guarantor of the 2021 Senior Notes prior to their redemption. The 2024 Senior Notes, 2025 Senior Notes, 2026 Senior Notes and 2027 Senior Notes are collectively referred to as the Senior Notes. The HWF Issuers and HOC are collectively referred to as the Subsidiary Issuers.

The Senior Notes are guaranteed jointly and severally on a senior unsecured basis by HWP, the Parent and certain of the Parent's 100 percent owned domestic restricted subsidiaries that are themselves not issuers of the applicable series of Senior Notes (together, the "Guarantors''). The indentures that govern the Senior Notes provide that any subsidiary of the Company that provides a guarantee of our senior secured credit facility will guarantee the Senior Notes. As of December 31, 2018, none of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations or our non-wholly owned subsidiaries guaranteed the Senior Notes (collectively, the "Non-Guarantors").

The guarantees are full and unconditional, subject to certain customary release provisions. The indentures that govern the Senior Notes provide that any Guarantor may be released from its guarantee so long as: (i) the subsidiary is sold or sells all of its assets; (ii) the subsidiary is released from its guaranty under our senior secured credit facility; (iii) the subsidiary is declared "unrestricted" for covenant purposes; (iv) the subsidiary is merged with or into the applicable Subsidiary Issuers or another Guarantor or the Guarantor liquidates after transferring all of its assets to the applicable Subsidiary Issuers or another Guarantor; or (v) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied, in each case in compliance with applicable provisions of the indentures.

The following tables present the condensed consolidating financial information as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, for the Parent, HWF Issuers, HOC, Guarantors and Non-Guarantors.

	December 31, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$17	$383	$—	$403
Restricted cash and cash equivalents	—	—	34	15	32	—	81
Accounts receivable, net	—	—	10	735	405	—	1,150
Intercompany receivables	—	—	—	—	40	(40)	—
Prepaid expenses	—	—	52	37	80	(9)	160
Income taxes receivable	—	—	—	23	—	(3)	20
Other	—	1	1	13	154	—	169
Total current assets	—	1	100	840	1,094	(52)	1,983
Intangibles and Other Assets:
Investments in subsidiaries	557	5,131	7,930	557	—	(14,175)	—
Goodwill	—	—	—	3,824	1,336	—	5,160
Brands	—	—	—	4,404	465	—	4,869
Management and franchise contracts, net	—	—	—	556	316	—	872
Other intangible assets, net	—	—	—	287	128	—	415
Property and equipment, net	—	—	27	65	275	—	367
Deferred income tax assets	4	—	94	—	90	(98)	90
Other	—	23	33	22	161	—	239
Total intangibles and other assets	561	5,154	8,084	9,715	2,771	(14,273)	12,012
TOTAL ASSETS	$561	$5,155	$8,184	$10,555	$3,865	$(14,325)	$13,995
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$10	$19	$229	$529	$743	$—	$1,530
Current portion of deferred revenues	—	—	106	239	14	(9)	350
Intercompany payables	—	—	40	—	—	(40)	—
Current maturities of long-term debt	—	—	—	—	16	—	16
Income taxes payable	—	—	—	—	22	(3)	19
Current portion of liability for guest loyalty program	—	—	—	700	—	—	700
Total current liabilities	10	19	375	1,468	795	(52)	2,615
Long-term debt	—	4,573	2,467	—	226	—	7,266
Deferred revenues	—	—	—	762	64	—	826
Deferred income tax liabilities	—	6	—	962	28	(98)	898
Liability for guest loyalty program	—	—	—	969	—	—	969
Other	—	—	211	93	559	—	863
Total liabilities	10	4,598	3,053	4,254	1,672	(150)	13,437
Equity:
Total Hilton stockholders' equity	551	557	5,131	6,301	2,186	(14,175)	551
Noncontrolling interests	—	—	—	—	7	—	7
Total equity	551	557	5,131	6,301	2,193	(14,175)	558
TOTAL LIABILITIES AND EQUITY	$561	$5,155	$8,184	$10,555	$3,865	$(14,325)	$13,995

	December 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$2	$18	$550	$—	$570
Restricted cash and cash equivalents	—	—	61	10	29	—	100
Accounts receivable, net	—	—	18	712	275	—	1,005
Intercompany receivables	—	—	—	—	40	(40)	—
Prepaid expenses	—	—	25	24	84	(6)	127
Income taxes receivable	—	—	—	60	—	(24)	36
Other	—	—	1	13	155	—	169
Total current assets	—	—	107	837	1,133	(70)	2,007
Intangibles and Other Assets:
Investments in subsidiaries	1,697	7,067	8,326	1,697	—	(18,787)	—
Goodwill	—	—	—	3,824	1,366	—	5,190
Brands	—	—	—	4,405	485	—	4,890
Management and franchise contracts, net	—	—	2	645	306	—	953
Other intangible assets, net	—	—	1	283	149	—	433
Property and equipment, net	—	—	20	67	266	—	353
Deferred income tax assets	6	—	104	—	127	(126)	111
Other	—	20	32	67	172	—	291
Total intangibles and other assets	1,703	7,087	8,485	10,988	2,871	(18,913)	12,221
TOTAL ASSETS	$1,703	$7,087	$8,592	$11,825	$4,004	$(18,983)	$14,228
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$15	$20	$184	$576	$624	$(3)	$1,416
Current portion of deferred revenues	—	—	90	266	13	(3)	366
Intercompany payables	—	—	40	—	—	(40)	—
Current maturities of long-term debt	—	32	—	—	14	—	46
Income taxes payable	—	—	—	—	36	(24)	12
Current portion of liability for guest loyalty program	—	—	—	622	—	—	622
Total current liabilities	15	52	314	1,464	687	(70)	2,462
Long-term debt	—	5,333	983	—	240	—	6,556
Deferred revenues	—	—	—	770	59	—	829
Deferred income tax liabilities	—	5	—	1,052	—	(126)	931
Liability for guest loyalty program	—	—	—	839	—	—	839
Other	—	—	228	64	628	—	920
Total liabilities	15	5,390	1,525	4,189	1,614	(196)	12,537
Equity:
Total Hilton stockholders' equity	1,688	1,697	7,067	7,636	2,387	(18,787)	1,688
Noncontrolling interests	—	—	—	—	3	—	3
Total equity	1,688	1,697	7,067	7,636	2,390	(18,787)	1,691
TOTAL LIABILITIES AND EQUITY	$1,703	$7,087	$8,592	$11,825	$4,004	$(18,983)	$14,228

	Year Ended December 31, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$227	$1,182	$139	$(18)	$1,530
Base and other management fees	—	—	1	205	115	—	321
Incentive management fees	—	—	—	78	157	—	235
Owned and leased hotels	—	—	—	—	1,484	—	1,484
Other revenues	—	—	6	81	11	—	98
	—	—	234	1,546	1,906	(18)	3,668
Other revenues from managed and franchised properties	—	—	245	4,376	617	—	5,238
Total revenues	—	—	479	5,922	2,523	(18)	8,906

Expenses
Owned and leased hotels	—	—	—	—	1,332	—	1,332
Depreciation and amortization	—	—	6	237	82	—	325
General and administrative	—	—	323	—	130	(10)	443
Other expenses	—	—	7	22	30	(8)	51
	—	—	336	259	1,574	(18)	2,151
Other expenses from managed and franchised properties	—	—	236	4,466	621	—	5,323
Total expenses	—	—	572	4,725	2,195	(18)	7,474

Operating income (loss)	—	—	(93)	1,197	328	—	1,432

Interest expense	—	(227)	(106)	—	(38)	—	(371)
Gain (loss) on foreign currency transactions	—	—	4	84	(99)	—	(11)
Other non-operating income (loss), net	—	(9)	3	16	18	—	28

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(236)	(192)	1,297	209	—	1,078

Income tax benefit (expense)	—	57	39	(309)	(96)	—	(309)

Income (loss) before equity in earnings from subsidiaries	—	(179)	(153)	988	113	—	769

Equity in earnings from subsidiaries	764	943	1,096	764	—	(3,567)	—

Net income	764	764	943	1,752	113	(3,567)	769
Net income attributable to noncontrolling interests	—	—	—	—	(5)	—	(5)
Net income attributable to Hilton stockholders	$764	$764	$943	$1,752	$108	$(3,567)	$764

Comprehensive income	$707	$784	$932	$1,751	$48	$(3,510)	$712
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(5)	—	(5)
Comprehensive income attributable to Hilton stockholders	$707	$784	$932	$1,751	$43	$(3,510)	$707

	Year Ended December 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$143	$1,077	$118	$(17)	$1,321
Base and other management fees	—	—	1	195	128	—	324
Incentive management fees	—	—	—	76	146	—	222
Owned and leased hotels	—	—	—	—	1,432	—	1,432
Other revenues	—	—	31	70	11	(7)	105
	—	—	175	1,418	1,835	(24)	3,404
Other revenues from managed and franchised properties	—	—	159	3,986	582	—	4,727
Total revenues	—	—	334	5,404	2,417	(24)	8,131

Expenses
Owned and leased hotels	—	—	—	—	1,269	—	1,269
Depreciation and amortization	—	—	5	242	89	—	336
General and administrative	—	—	327	—	118	(6)	439
Other expenses	—	—	17	29	27	(17)	56
	—	—	349	271	1,503	(23)	2,100
Other expenses from managed and franchised properties	—	—	147	4,147	605	—	4,899
Total expenses	—	—	496	4,418	2,108	(23)	6,999

Gain (loss) on sales of assets, net	—	—	—	(1)	1	—	—

Operating income (loss)	—	—	(162)	985	310	(1)	1,132

Interest expense	—	(244)	(61)	—	(47)	1	(351)
Gain (loss) on foreign currency transactions	—	—	10	124	(131)	—	3
Loss on debt extinguishment	—	(60)	—	—	—	—	(60)
Other non-operating income (loss), net	—	(3)	4	7	21	—	29

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(307)	(209)	1,116	153	—	753

Income tax benefit (expense)	(3)	122	26	89	102	—	336

Income (loss) before equity in earnings from subsidiaries	(3)	(185)	(183)	1,205	255	—	1,089

Equity in earnings from subsidiaries	1,087	1,272	1,455	1,087	—	(4,901)	—

Net income	1,084	1,087	1,272	2,292	255	(4,901)	1,089
Net income attributable to noncontrolling interests	—	—	—	—	(5)	—	(5)
Net income attributable to Hilton stockholders	$1,084	$1,087	$1,272	$2,292	$250	$(4,901)	$1,084

Comprehensive income	$1,281	$1,101	$1,288	$2,295	$419	$(5,098)	$1,286
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(5)	—	(5)
Comprehensive income attributable to Hilton stockholders	$1,281	$1,101	$1,288	$2,295	$414	$(5,098)	$1,281

	Year Ended December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$21	$974	$106	$(10)	$1,091
Base and other management fees	—	—	—	122	108	—	230
Incentive management fees	—	—	—	16	126	—	142
Owned and leased hotels	—	—	—	—	1,434	—	1,434
Other revenues	—	—	10	61	11	—	82
	—	—	31	1,173	1,785	(10)	2,979
Other revenues from managed and franchised properties	—	—	32	3,053	512	—	3,597
Total revenues	—	—	63	4,226	2,297	(10)	6,576

Expenses
Owned and leased hotels	—	—	—	—	1,279	—	1,279
Depreciation and amortization	—	—	1	266	86	—	353
General and administrative	—	—	90	203	116	—	409
Other expenses	—	—	1	31	44	(10)	66
	—	—	92	500	1,525	(10)	2,107
Other expenses from managed and franchised properties	—	—	32	3,083	494	—	3,609
Total expenses	—	—	124	3,583	2,019	(10)	5,716

Gain on sales of assets, net	—	—	—	—	8	—	8

Operating income (loss)	—	—	(61)	643	286	—	868

Interest expense	—	(261)	(14)	(12)	(47)	—	(334)
Gain (loss) on foreign currency transactions	—	—	11	(150)	123	—	(16)
Other non-operating income, net	—	1	1	7	13	—	22

Income (loss) from continuing operations before income taxes and equity in losses from subsidiaries	—	(260)	(63)	488	375	—	540

Income tax benefit (expense)	193	100	26	(297)	(579)	—	(557)

Income (loss) from continuing operations before equity in losses from subsidiaries	193	(160)	(37)	191	(204)	—	(17)

Equity in losses from subsidiaries	(220)	(60)	(23)	(220)	—	523	—

Loss from continuing operations, net of taxes	(27)	(220)	(60)	(29)	(204)	523	(17)
Income from discontinued operations, net of taxes	365	365	365	426	375	(1,525)	371
Net income	338	145	305	397	171	(1,002)	354
Net income attributable to noncontrolling interests	—	—	—	—	(16)	—	(16)
Net income attributable to Hilton stockholders	$338	$145	$305	$397	$155	$(1,002)	$338

Comprehensive income	$121	$143	$310	$326	$21	$(785)	$136
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(15)	—	(15)
Comprehensive income attributable to Hilton stockholders	$121	$143	$310	$326	$6	$(785)	$121

	Year Ended December 31, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(185)	$(8)	$1,267	$181	$—	$1,255
Investing Activities:
Capital expenditures for property and equipment	—	—	(9)	(7)	(56)	—	(72)
Payments received on other financing receivables	—	—	—	49	1	—	50
Capitalized software costs	—	—	—	(87)	—	—	(87)
Other	—	—	—	(6)	(16)	—	(22)
Net cash used in investing activities	—	—	(9)	(51)	(71)	—	(131)
Financing Activities:
Borrowings	—	175	1,500	—	1	—	1,676
Repayment of debt	—	(985)	—	—	(20)	—	(1,005)
Debt issuance costs	—	—	(21)	—	—	—	(21)
Intercompany transfers	1,902	995	(1,444)	(1,209)	(244)	—	—
Dividends paid	(181)	—	—	—	—	—	(181)
Repurchases of common stock	(1,721)	—	—	—	—	—	(1,721)
Distributions to noncontrolling interests	—	—	—	—	(1)	—	(1)
Tax withholdings on share-based compensation	—	—	(44)	—	—	—	(44)
Acquisition of noncontrolling interest	—	—	—	(3)	—	—	(3)
Net cash provided by (used in) financing activities	—	185	(9)	(1,212)	(264)	—	(1,300)
Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	(10)	—	(10)
Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	(26)	4	(164)	—	(186)
Cash, restricted cash and cash equivalents, beginning of period	—	—	63	28	579	—	670
Cash, restricted cash and cash equivalents, end of period	$—	$—	$37	$32	$415	$—	$484

	Year Ended December 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(113)	$(103)	$950	$285	$(170)	$849
Investing Activities:
Capital expenditures for property and equipment	—	—	(12)	(12)	(34)	—	(58)
Payments received on other financing receivables	—	—	—	7	—	—	7
Capitalized software costs	—	—	—	(75)	—	—	(75)
Other	—	(13)	—	(8)	3	(3)	(21)
Net cash used in investing activities	—	(13)	(12)	(88)	(31)	(3)	(147)
Financing Activities:
Borrowings	—	1,822	—	—	2	—	1,824
Repayment of debt	—	(1,852)	—	—	(8)	—	(1,860)
Debt issuance costs and redemption premium	—	(69)	—	—	—	—	(69)
Repayment of intercompany borrowings	—	—	(3)	—	—	3	—
Intercompany transfers	1,086	225	122	(865)	(568)	—	—
Dividends paid	(195)	—	—	—	—	—	(195)
Intercompany dividends	—	—	—	—	(170)	170	—
Cash transferred in spin-offs of Park and HGV	—	—	—	—	(501)	—	(501)
Repurchases of common stock	(891)	—	—	—	—	—	(891)
Distributions to noncontrolling interests	—	—	—	—	(1)	—	(1)
Tax withholdings on share-based compensation	—	—	(31)	—	—	—	(31)
Net cash provided by (used in) financing activities	—	126	88	(865)	(1,246)	173	(1,724)
Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	8	—	8
Net decrease in cash, restricted cash and cash equivalents	—	—	(27)	(3)	(984)	—	(1,014)
Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	90	31	1,062	—	1,183
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	—	—	501	—	501
Cash, restricted cash and cash equivalents, beginning of period	—	—	90	31	1,563	—	1,684
Cash, restricted cash and cash equivalents, end of period	$—	$—	$63	$28	$579	$—	$670

	Year Ended December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(37)	$—	$866	$1,086	$(605)	$1,310
Investing Activities:
Capital expenditures for property and equipment	—	—	—	(9)	(308)	—	(317)
Payments received on other financing receivables	—	—	—	2	1	—	3
Issuance of intercompany receivables	—	—	—	(192)	(42)	234	—
Payments received on intercompany receivables	—	—	—	192	—	(192)	—
Capitalized software costs	—	—	—	(73)	(8)	—	(81)
Other	—	(6)	—	(37)	15	—	(28)
Net cash used in investing activities	—	(6)	—	(117)	(342)	42	(423)
Financing Activities:
Borrowings	—	—	1,000	—	3,715	—	4,715
Repayment of debt	—	(266)	—	—	(4,093)	—	(4,359)
Debt issuance costs	—	(17)	(20)	—	(39)	—	(76)
Intercompany borrowings	—	—	—	42	192	(234)	—
Repayment of intercompany borrowings	—	—	—	—	(192)	192	—
Intercompany transfers	277	326	(890)	(854)	1,141	—	—
Dividends paid	(277)	—	—	—	—	—	(277)
Intercompany dividends	—	—	—	—	(605)	605	—
Distributions to noncontrolling interests	—	—	—	—	(32)	—	(32)
Tax withholdings on share-based compensation	—	—	—	(15)	—	—	(15)
Net cash provided by (used in) financing activities	—	43	90	(827)	87	563	(44)
Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	(15)	—	(15)
Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	90	(78)	816	—	828
Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	—	109	524	—	633
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	—	—	223	—	223
Cash, restricted cash and cash equivalents, beginning of period	—	—	—	109	747	—	856
Cash, restricted cash and cash equivalents from continuing operations, end of period	—	—	90	31	1,062	—	1,183
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	—	—	501	—	501
Cash, restricted cash and cash equivalents, end of period	$—	$—	$90	$31	$1,563	$—	$1,684

Note 24: Selected Quarterly Financial Information

The following table sets forth the historical unaudited quarterly financial data for the periods indicated. The information for each of these periods has been prepared on the same basis as the audited consolidated financial statements and, in our opinion, reflects all adjustments necessary to fairly present our financial results. Operating results for previous periods do not necessarily indicate results that may be achieved in any future period.

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$2,074	$2,291	$2,253	$2,288	$8,906
Operating income	279	406	385	362	1,432
Net income	163	217	164	225	769
Net income attributable to Hilton stockholders	161	217	162	224	764
Basic earnings per share(1)	$0.51	$0.72	$0.55	$0.76	$2.53
Diluted earnings per share(1)	$0.51	$0.71	$0.54	$0.75	$2.50

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$1,896	$2,076	$2,091	$2,068	$8,131
Operating income	217	324	332	259	1,132
Net income	48	151	160	730	1,089
Net income attributable to Hilton stockholders	47	150	158	729	1,084
Basic earnings per share(1)	$0.14	$0.46	$0.49	$2.29	$3.34
Diluted earnings per share(1)	$0.14	$0.46	$0.49	$2.27	$3.32
____________

(1)	The sum of the earnings per share for the four quarters differs from annual earnings per share due to the required method of computing the weighted average shares outstanding in interim periods.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$635	$403
Restricted cash and cash equivalents	83	81
Accounts receivable, net of allowance for doubtful accounts of $44 and $42	1,190	1,150
Prepaid expenses	117	160
Other	190	189
Total current assets (variable interest entities – $92 and $90)	2,215	1,983
Intangibles and Other Assets:
Goodwill	5,157	5,160
Brands	4,874	4,869
Management and franchise contracts, net	817	872
Other intangible assets, net	400	415
Operating lease right-of-use assets	891	—
Property and equipment, net	418	367
Deferred income tax assets	146	90
Other	222	239
Total intangibles and other assets (variable interest entities – $186 and $178)	12,925	12,012
TOTAL ASSETS	$15,140	$13,995
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued expenses and other	$1,657	$1,549
Current maturities of long-term debt	37	16
Current portion of deferred revenues	298	350
Current portion of liability for guest loyalty program	788	700
Total current liabilities (variable interest entities – $68 and $56)	2,780	2,615
Long-term debt	7,772	7,266
Operating lease liabilities	1,066	—
Deferred revenues	822	826
Deferred income tax liabilities	861	898
Liability for guest loyalty program	986	969
Other	876	863
Total liabilities (variable interest entities – $272 and $263)	15,163	13,437
Commitments and contingencies - see Note 14
Equity (Deficit):
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 10,000,000,000 authorized shares, 333,019,440 issued and 287,693,211 outstanding as of June 30, 2019 and 332,105,163 issued and 294,815,890 outstanding as of December 31, 2018	3	3
Treasury stock, at cost; 45,326,229 shares as of June 30, 2019 and 37,289,273 shares as of December 31, 2018	(3,304)	(2,625)
Additional paid-in capital	10,419	10,372
Accumulated deficit	(6,342)	(6,417)
Accumulated other comprehensive loss	(806)	(782)
Total Hilton stockholders' equity (deficit)	(30)	551
Noncontrolling interests	7	7
Total equity (deficit)	(23)	558
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$15,140	$13,995

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Franchise and licensing fees	$444	$404	$826	$735
Base and other management fees	89	84	169	161
Incentive management fees	58	59	113	114
Owned and leased hotels	387	392	699	726
Other revenues	26	22	52	45
	1,004	961	1,859	1,781
Other revenues from managed and franchised properties	1,480	1,330	2,829	2,584
Total revenues	2,484	2,291	4,688	4,365

Expenses
Owned and leased hotels	334	352	632	672
Depreciation and amortization	86	79	170	161
General and administrative	113	115	220	219
Other expenses	15	12	35	26
	548	558	1,057	1,078
Other expenses from managed and franchised properties	1,458	1,327	2,841	2,602
Total expenses	2,006	1,885	3,898	3,680

Operating income	478	406	790	685

Interest expense	(101)	(95)	(199)	(178)
Loss on foreign currency transactions	(3)	(12)	(3)	(1)
Other non-operating income (loss), net	(12)	(1)	(8)	13

Income before income taxes	362	298	580	519

Income tax expense	(101)	(81)	(160)	(139)

Net income	261	217	420	380
Net income attributable to noncontrolling interests	(1)	—	(2)	(2)
Net income attributable to Hilton stockholders	$260	$217	$418	$378

Earnings per share:
Basic	$0.90	$0.72	$1.43	$1.22
Diluted	$0.89	$0.71	$1.42	$1.21

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.30

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$261	$217	$420	$380
Other comprehensive income (loss), net of tax benefit (expense):
Currency translation adjustment, net of tax of $9, $—, $1 and $1	15	(77)	12	(45)
Pension liability adjustment, net of tax of $—, $(1), $(1) and $(1)	2	2	4	3
Cash flow hedge adjustment, net of tax of $8, $(4), $13 and $(14)	(25)	13	(40)	41
Total other comprehensive loss	(8)	(62)	(24)	(1)

Comprehensive income	253	155	396	379
Comprehensive income attributable to noncontrolling interests	(1)	—	(2)	(2)
Comprehensive income attributable to Hilton stockholders	$252	$155	$394	$377

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 30,
	2019	2018
Operating Activities:
Net income	$420	$380
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of contract acquisition costs	14	14
Depreciation and amortization	170	161
Loss on foreign currency transactions	3	1
Share-based compensation	81	68
Deferred income taxes	1	(39)
Contract acquisition costs	(43)	(38)
Working capital changes and other	4	(15)
Net cash provided by operating activities	650	532
Investing Activities:
Capital expenditures for property and equipment	(46)	(28)
Capitalized software costs	(44)	(38)
Other	(5)	(9)
Net cash used in investing activities	(95)	(75)
Financing Activities:
Borrowings	1,795	1,650
Repayment of debt	(1,317)	(672)
Debt issuance costs	(27)	(21)
Dividends paid	(87)	(92)
Repurchases of common stock	(653)	(1,439)
Share-based compensation tax withholdings and other	(34)	(42)
Net cash used in financing activities	(323)	(616)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	2	(6)
Net increase (decrease) in cash, restricted cash and cash equivalents	234	(165)
Cash, restricted cash and cash equivalents, beginning of period	484	670
Cash, restricted cash and cash equivalents, end of period	$718	$505

Supplemental Disclosures:
Cash paid during the year:
Interest	$190	$149
Income taxes, net of refunds	157	149

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Note 1: Organization

Hilton Worldwide Holdings Inc. (the "Parent," or together with its subsidiaries, "Hilton," "we," "us," "our" or the "Company"), a Delaware corporation, is one of the largest hospitality companies in the world and is engaged in managing, franchising, owning and leasing hotels and resorts and licensing its brands and intellectual property ("IP"). As of June 30, 2019, we managed, franchised, owned or leased 5,872 hotels and resorts, including timeshare properties, totaling 939,297 rooms in 114 countries and territories.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements for the three and six months ended June 30, 2019 and 2018 have been prepared in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP") and are unaudited. We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP. Although we believe the disclosures made are adequate to prevent the information presented from being misleading, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto in our consolidated financial statements for the fiscal year ended December 31, 2018 included elsewhere in this prospectus. Certain prior year amounts in our condensed consolidated balance sheets have been reclassified to conform to current year presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates. Additionally, interim results are not necessarily indicative of full year performance. In our opinion, the accompanying condensed consolidated financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. All material intercompany transactions have been eliminated in consolidation.

Summary of Significant Accounting Policies

Our significant accounting policies are detailed in Note 2: "Basis of Presentation and Summary of Significant Accounting Policies" in our consolidated financial statements for the fiscal year ended December 31, 2018 included elsewhere in this prospectus. On January 1, 2019, we adopted the requirements of Accounting Standards Update ("ASU") No. 2016-02 ("ASU 2016-02"), Leases (Topic 842), and the significant accounting policies that changed as a result of the adoption are set forth below.

Leases

We determine if a contract is or contains a lease at the inception of the contract, and we classify that lease as a finance lease if it meets certain criteria or as an operating lease when it does not. We reassess if a contract is or contains a leasing arrangement upon modification of the contract. For a contract, in which we are a lessee, that contains fixed payments for both lease and non-lease components, we have elected to account for the components as a single lease component, as permitted.

At the commencement date of a lease, we recognize a lease liability for future fixed lease payments and a right-of-use ("ROU") asset representing our right to use the underlying asset during the lease term. The lease liability is initially measured as the present value of the future fixed lease payments that will be made over the lease term. The lease term includes lessee options to extend the lease and periods occurring after a lessee early termination option, only to the extent it is reasonably certain that we will exercise such extension options and not exercise such early termination options, respectively. The future fixed lease payments are discounted using the rate implicit in the lease, if available, or our incremental borrowing rate. Our incremental borrowing rate is estimated on a portfolio basis and incorporates lease term, currency risk, credit risk and an adjustment for collateral. Upon adoption of ASU 2016-02, we elected to use the remaining lease term as of January 1, 2019 in our estimation of the applicable discount rate for leases that were in place at adoption. For the initial measurement of the lease liability for leases commencing after January 1, 2019, we use the discount rate as of the commencement date of the lease, incorporating the entire lease term. Additionally, we elected not to recognize leases with lease terms of 12 months or less at the commencement date in our consolidated balance sheets. Current maturities and long-term portions of operating lease liabilities are classified as accounts payable, accrued expenses and other and operating lease liabilities, respectively, and current maturities and long-term portions of finance lease liabilities are classified as current maturities of long-term debt and long-term debt, respectively, in our consolidated balance sheets.

The ROU asset is measured at the amount of the lease liability with adjustments, if applicable, for lease prepayments made prior to or at lease commencement, initial direct costs incurred by us and lease incentives. We evaluate the carrying value of ROU assets if there are indicators of impairment and review the recoverability of the related asset group. If the carrying value of the asset group is determined to not be recoverable and is in excess of the estimated fair value, we record an impairment loss in our consolidated statements of operations. ROU assets of operating leases are classified as operating lease right-of-use assets and ROU assets of finance leases are classified as property and equipment, net in our consolidated balance sheets.

Our operating leases require: (i) fixed lease payments, or minimum payments, as contractually stated in the lease agreement; (ii) variable lease payments, which, for our hotels, are generally based on a percentage of the underlying asset's revenues or profits, or are dependent on changes in an index; or (iii) lease payments equal to the greater of the fixed or variable lease payments. In addition, we may be required to pay some, or all, of the capital costs for furniture, equipment and leasehold improvements in a hotel property that we lease during the term of the lease. For operating leases, lease expense relating to fixed payments is recognized on a straight-line basis over the lease term, and lease expense relating to variable payments is expensed as incurred, with amounts recognized in owned and leased hotel expenses, general and administrative expenses and other expenses from managed and franchised properties in our consolidated statements of operations. For finance leases, the amortization of the asset is recognized over the shorter of the lease term or useful life of the underlying asset within depreciation and amortization expense and other expenses from managed and franchised properties in our consolidated statements of operations. The interest expense related to finance leases, including any variable lease payments, is recognized in interest expense in our consolidated statements of operations.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board ("FASB") issued ASU No. 2018-15 ("ASU 2018-15"), Intangibles – Goodwill and Other – Internal-use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU aligns guidance for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with guidance for capitalizing implementation costs to develop or obtain internal-use software. Capitalized implementation costs will be amortized over the term of the arrangement and presented in the same line item in the statement of operations as the fees associated with the service contract. We elected, as permitted by the standard, to early adopt ASU 2018-05 on a prospective basis as of January 1, 2019. The adoption did not have a material effect on our condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position of lessees as ROU assets and lease liabilities, with certain practical expedients available. Subsequent to ASU 2016-02, the FASB issued related ASUs, including ASU No. 2018-11 ("ASU 2018-11"), Leases (Topic 842): Targeted Improvements, which provides for another transition method in addition to the modified retrospective approach required by ASU 2016-02. This option allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative adjustment to the opening balance of retained earnings in the period of adoption.

As described above, we adopted ASU 2016-02 on January 1, 2019 and applied the package of practical expedients included therein, as well as utilized the transition method included in ASU 2018-11. By applying ASU 2016-02 at the adoption date, as opposed to at the beginning of the earliest period presented, the presentation of financial information for periods prior to January 1, 2019 remain unchanged and in accordance with Leases (Topic 840). On January 1, 2019, we recognized a $256 million cumulative adjustment to accumulated deficit, net of taxes of $81 million related to a decrease to our deferred tax liability, as a result of the impairment of ROU assets that occurred in periods prior to the adoption date.

Note 3: Revenues from Contracts with Customers

Contract Liabilities

The following table summarizes the activity of our contract liabilities, which are classified as a component of current and long-term deferred revenues, during the six months ended June 30, 2019:

(in millions)
Balance as of December 31, 2018	$1,060
Cash received in advance and not recognized as revenue(1)	220
Revenue recognized(1)	(135)
Other(2)	(92)
Balance as of June 30, 2019	$1,053
____________

(1)	Primarily related to Hilton Honors, our guest loyalty program.

(2)	Primarily the result of changes in estimated transaction prices for our performance obligations related to points issued under Hilton Honors, which had no effect on revenues.

We recognized revenues that were previously deferred as contract liabilities of $78 million and $56 million during the three months ended June 30, 2019 and 2018, respectively, and $116 million during the six months ended June 30, 2018.

Performance Obligations

As of June 30, 2019, we had $438 million of deferred revenues related to unsatisfied performance obligations related to Hilton Honors that will be recognized as revenues when the points are redeemed, which we estimate will occur over the next two years. Additionally, we had $615 million of deferred revenues related to application, initiation and licensing fees, which are expected to be recognized as revenues in future periods over the terms of the related contracts.

Note 4: Consolidated Variable Interest Entities

As of June 30, 2019 and December 31, 2018, we consolidated two variable interest entities ("VIEs") that lease hotel properties and, as of December 31, 2018, we also consolidated one VIE that is a management company. We consolidated these VIEs, since we are the primary beneficiary, having the power to direct the activities that most significantly affect their economic performance. Additionally, we have the obligation to absorb their losses and the right to receive benefits that could be significant to them. The assets of our consolidated VIEs are only available to settle the obligations of the respective entities.

In June 2019, the VIE that is a management company, which we had previously consolidated, sold its assets. As a result of the sale, we deconsolidated $7 million of total assets and $3 million of total liabilities, as we no longer had the power to direct the activities that most significantly affect the VIE's economic performance. See Note 12: "Stockholders' Equity (Deficit) and Accumulated Other Comprehensive Loss" for additional information.

Our condensed consolidated balance sheets included the assets and liabilities of the VIEs that we consolidated as of the respective periods, which primarily comprised the following:

	June 30,	December 31,
	2019	2018
	(in millions)
Cash and cash equivalents	$72	$71
Property and equipment, net	73	68
Deferred income tax assets	51	53
Other non-current assets	61	58
Accounts payable, accrued expenses and other	52	41
Long-term debt(1)	204	205
Other long-term liabilities	15	15
____________

(1)	Includes finance lease liabilities of $186 million and $187 million as of June 30, 2019 and December 31, 2018, respectively.

We did not provide any financial or other support to any VIEs that we were not previously contractually required to provide during the six months ended June 30, 2019 and 2018.

Note 5: Amortizing Intangible Assets

Amortizing intangible assets were as follows:

	June 30, 2019
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,232	$(1,960)	$272
Contract acquisition costs	548	(108)	440
Development commissions and other	122	(17)	105
	$2,902	$(2,085)	$817

Other intangible assets:
Leases(1)	$287	$(167)	$120
Capitalized software costs	547	(358)	189
Hilton Honors(1)	338	(247)	91
Other(1)	34	(34)	—
	$1,206	$(806)	$400

	December 31, 2018
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,228	$(1,873)	$355
Contract acquisition costs	525	(101)	424
Development commissions and other	108	(15)	93
	$2,861	$(1,989)	$872

Other intangible assets:
Leases(1)	$288	$(161)	$127
Capitalized software costs	503	(321)	182
Hilton Honors(1)	338	(236)	102
Other(1)	38	(34)	4
	$1,167	$(752)	$415
____________

(1)
Represents intangible assets that were initially recorded at their fair value as part of the October 24, 2007 transaction whereby we became a wholly owned subsidiary of affiliates of The Blackstone Group L.P (the "Merger").

Amortization of our amortizing intangible assets was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions)
Recognized in depreciation and amortization expense(1)	$71	$66	$141	$135
Recognized as a reduction of franchise and licensing fees and base and other management fees	7	7	14	14
____________

(1)
Includes amortization expense of $51 million and $52 million for the three months ended June 30, 2019 and 2018, respectively, and $102 million and $103 million for the six months ended June 30, 2019 and 2018, respectively, associated with assets that were initially recorded at their fair value at the time of the Merger.

We estimate future amortization of our amortizing intangible assets as of June 30, 2019 to be as follows:

	Recognized in Depreciation and Amortization Expense	Recognized as a Reduction of Franchise and Licensing Fees and Base and Other Management Fees
Year	(in millions)
2019 (remaining)	$141	$13
2020	250	26
2021	110	25
2022	81	23
2023	51	23
Thereafter	144	330
	$777	$440

Note 6: Debt

Long-term debt balances, including obligations for finance leases, and associated interest rates and maturities as of June 30, 2019, were as follows:

	June 30,	December 31,
	2019	2018
	(in millions)
Senior secured term loan facility with a rate of 4.15%, due 2026	$2,619	$3,119
Senior notes with a rate of 4.250%, due 2024	1,000	1,000
Senior notes with a rate of 4.625%, due 2025	900	900
Senior notes with a rate of 5.125%, due 2026	1,500	1,500
Senior notes with a rate of 4.875%, due 2027	600	600
Senior notes with a rate of 4.875%, due 2030	1,000	—
Finance lease liabilities with an average rate of 5.80%, due 2019 to 2030	260	225
Other debt with a rate of 3.08% due 2026	18	17
	7,897	7,361
Less: unamortized deferred financing costs and discount	(88)	(79)
Less: current maturities of long-term debt(1)	(37)	(16)
	$7,772	$7,266
____________

(1)	Represents current maturities of finance lease liabilities.

Our senior secured credit facilities consist of a senior secured revolving credit facility (the "Revolving Credit Facility") and a senior secured term loan facility (the "Term Loans"). The obligations of our senior secured credit facilities are unconditionally and irrevocably guaranteed by the Parent and substantially all of its direct and indirect wholly owned domestic subsidiaries.

In June 2019, we amended the Term Loans to extend the maturity date to June 2026 with a discount of 0.25 percent and also incurred $2 million of debt issuance costs. We also amended the Revolving Credit Facility to increase the borrowing capacity to $1.75 billion, $250 million of which is available in the form of letters of credit, and extended the maturity date to June 2024. In connection with this amendment, we incurred $7 million of debt issuance costs, which were included in other non-current assets in our condensed consolidated balance sheet as of June 30, 2019. As of June 30, 2019, we had $59 million of outstanding letters of credit, resulting in an available borrowing capacity under the Revolving Credit Facility of $1.69 billion. We are required to pay a commitment fee of 0.125 percent per annum under the Revolving Credit Facility in respect of the unused commitments thereunder.

In June 2019, we issued $1.0 billion aggregate principal amount of 4.875% Senior Notes due 2030 (the "2030 Senior Notes"), and incurred $13 million of debt issuance costs. Interest on the 2030 Senior Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 2020. We used a portion of the net proceeds from the issuance of the 2030 Senior Notes to repay $500 million outstanding on our Term Loans and to repay $225 million outstanding under our

Revolving Credit Facility. In connection with the repayment of the Term Loans, we recognized $8 million of fees and unamortized deferred financing costs and discount, which were included in other non-operating income (loss), net, in our condensed consolidated statements of operations for the three and six months ended June 30, 2019.

The 4.250% Senior Notes due 2024 (the "2024 Senior Notes"), the 4.625% Senior Notes due 2025 (the "2025 Senior Notes"), the 5.125% Senior Notes due 2026 (the "2026 Senior Notes"), the 4.875% Senior Notes due 2027 (the "2027 Senior Notes") and the 2030 Senior Notes are guaranteed on a senior unsecured basis by the Parent and substantially all of its direct and indirect wholly owned domestic subsidiaries that are themselves not issuers of the applicable series of senior notes. See Note 15: "Condensed Consolidating Guarantor Financial Information" for additional information.

The contractual maturities of our long-term debt as of June 30, 2019 were as follows:

Year	(in millions)
2019 (remaining)	$19
2020	35
2021	28
2022	20
2023	21
Thereafter	7,774
$7,897

Note 7: Fair Value Measurements

We did not elect the fair value measurement option for any of our financial assets or liabilities. The fair values of certain financial instruments and the hierarchy level we used to estimate the fair values are shown below; the fair values of financial instruments not included in these tables are estimated to be equal to their carrying values as of June 30, 2019 and December 31, 2018:

	June 30, 2019
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$265	$—	$265	$—
Restricted cash equivalents	19	—	19	—
Liabilities:
Long-term debt(1)	7,531	5,149	—	2,624
Interest rate swaps	35	—	35	—

	December 31, 2018
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$87	$—	$87	$—
Restricted cash equivalents	18	—	18	—
Interest rate swaps	16	—	16	—
Liabilities:
Long-term debt(1)	7,040	3,809	—	3,039
____________

(1)	The carrying values include unamortized deferred financing costs and discount. The carrying values and fair values exclude finance lease liabilities and other debt.

We measure our interest rate swaps at fair value, which were estimated using a discounted cash flow analysis that reflects the contractual terms of the interest rate swaps, including the period to maturity, and uses observable market-based inputs of similar instruments, including interest rate curves, as applicable. Our interest rate swaps are included in other non-current assets or other long-term liabilities in our condensed consolidated balance sheets depending on their fair value.

Note 8: Leases

We lease hotel properties, land, corporate office space and equipment used at hotels and corporate offices, with our most significant lease liabilities related to hotel properties. As of June 30, 2019, we leased 53 hotels under operating leases and six hotels under finance leases, two of which were the liabilities of consolidated VIEs and were non-recourse to us. Our hotel leases expire at various dates, with varying renewal and termination options.

Supplemental balance sheet information related to leases as of June 30, 2019 was as follows:

(dollars in millions)
Operating leases:
Operating lease right-of-use assets	$891
Accounts payable, accrued expenses and other	131
Operating lease liabilities	1,066
Finance leases:
Property and equipment, net	$57
Current maturities of long-term debt	37
Long-term debt	223

Weighted average remaining lease term:
Operating leases	13.0 years
Finance leases	8.9 years

Weighted average discount rate:
Operating leases	3.74%
Finance leases	5.80%

The components of lease expense were as follows:

	Three Months Ended	Six Months Ended
	June 30, 2019	June 30, 2019
	(in millions)
Operating lease expense for fixed payments	$36	$73
Finance lease expense:
Amortization of ROU assets	8	16
Interest on lease liabilities	3	7
Variable lease expense(1)	52	82
____________

(1)	Includes amounts related to operating leases and interest payments on finance leases.

Lease expense for our operating leases for the year ended December 31, 2018 included $225 million of fixed lease expense and $142 million of variable lease expense.

Supplemental cash flow information related to leases for the six months ended June 30, 2019 was as follows:

(in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$90
Financing cash flows from finance leases	21
ROU assets obtained in exchange for lease liabilities in non-cash transactions:
Operating leases	21
Finance leases	52

Our future minimum lease payments as of June 30, 2019 were as follows:

	Operating Leases	Finance Leases
Year	(in millions)
2019 (remaining)	$89	$26
2020	175	49
2021	161	40
2022	137	31
2023	122	30
Thereafter	872	166
Total minimum lease payments	1,556	342
Less: imputed interest	(359)	(82)
Total lease liabilities	$1,197	$260
Note 9: Income Taxes

At the end of each quarter, we estimate the effective income tax rate expected to be applied for the full year. The effective income tax rate is determined by the level and composition of income (loss) before income taxes, which is subject to federal, state, local and foreign income taxes.

We file income tax returns, including returns for our subsidiaries, with federal, state, local and foreign tax jurisdictions. We are under regular and recurring audit by the Internal Revenue Service ("IRS") and other taxing authorities on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in federal, state, local and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. As of June 30, 2019, we remain subject to federal and state examinations of our income tax returns for tax years from 2005 through 2017 and foreign examinations of our income tax returns for tax years from 1996 through 2018.

Our total unrecognized tax benefits as of June 30, 2019 and December 31, 2018 were $323 million and $318 million, respectively. As of June 30, 2019 and December 31, 2018, we had accrued approximately $44 million and $40 million, respectively, for interest and penalties related to our unrecognized tax benefits in our condensed consolidated balance sheets. Included in the balances of unrecognized tax benefits as of June 30, 2019 and December 31, 2018 was $312 million and $310 million, respectively, associated with positions that, if favorably resolved, would provide a benefit to our effective income tax rate.

In April 2014, we received 30-day Letters from the IRS and the Revenue Agents Report ("RAR") for the 2006 and October 2007 tax years. We disagreed with several of the proposed adjustments in the RAR, filed a formal appeals protest with the IRS and did not make any tax payments related to this audit. The issues being protested in appeals relate to assertions by the IRS that: (i) certain foreign currency denominated intercompany loans from our foreign subsidiaries to certain U.S. subsidiaries should be recharacterized as equity for U.S. federal income tax purposes and constitute deemed dividends from such foreign subsidiaries to our U.S. subsidiaries; (ii) in calculating the amount of U.S. taxable income resulting from Hilton Honors, we should not reduce gross income by the estimated costs of future redemptions, but rather such costs would be deductible at the time the points are redeemed; and (iii) certain foreign currency denominated loans issued by one of our Luxembourg subsidiaries whose functional currency is the U.S. dollar ("USD"), should instead be treated as issued by one of our Belgian subsidiaries whose functional currency is the euro ("EUR"), and thus foreign currency gains and losses with respect to such loans should have been measured in EUR, instead of USD. In January 2016, we received a 30-day Letter from the IRS and the RAR for the December 2007 through 2010 tax years, which included proposed adjustments that reflect the carryover effect of the three protested issues from the 2006 through October 2007 tax years. These proposed adjustments are also being protested in appeals and formal appeals protests have been submitted. In April 2016, we requested a Technical Advice Memorandum ("TAM") from the IRS with respect to the treatment of the gains and losses recognized as a result of changes in foreign currency exchange rates on loans issued by our Luxembourg subsidiary. We received a taxpayer favorable TAM in October 2018 and this issue is no longer being pursued by the IRS for any of the open tax years. In September 2018, we received a 30-day Letter from the IRS and the RAR for the 2011 through 2013 tax years, which reflects proposed adjustments for the carryover effect of the two remaining protested issues from the 2006 through October 2007 tax years. The adjustments for the 2011 through 2013 tax years will also be protested in appeals and formal protests have been submitted. After receipt of the TAM relating to the Luxembourg subsidiary, the two remaining proposed adjustments sought by the IRS would result in additional U.S. federal tax owed of approximately $817 million, excluding interest and penalties and potential state income taxes. The portion of this amount related to Hilton Honors would result in a decrease to our future tax liability when the points are redeemed. We disagree with the IRS's position on each of these assertions and intend to vigorously contest them. However, based on continuing appeals process discussions with the IRS, we believe that it is more likely than not that we will not recognize the full benefit related to certain of the issues being appealed. Accordingly, as of June 30, 2019, we had recorded $55 million of unrecognized tax benefits related to these issues.

Note 10: Share-Based Compensation

We grant time-vesting restricted stock units and restricted stock (collectively, "RSUs"), nonqualified stock options ("options") and performance-vesting RSUs ("performance shares") to our employees and deferred share units ("DSUs") to members of our board of directors. We recognized share-based compensation expense of $47 million and $40 million during the three months ended June 30, 2019 and 2018, respectively, and $81 million and $68 million during the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, unrecognized compensation costs for unvested awards was approximately $190 million, which are expected to be recognized over a weighted-average period of 1.9 years on a straight-line basis. As of June 30, 2019, there were 14.2 million shares of common stock available for future issuance under the Hilton 2017 Omnibus Incentive Plan, plus any shares subject to awards outstanding under our 2013 Omnibus Incentive Plan, which will become available for issuance under the Hilton 2017 Omnibus Incentive Plan if such outstanding awards expire or are terminated or are canceled or forfeited.

RSUs

During the six months ended June 30, 2019, we granted 1.0 million RSUs with a weighted average grant date fair value per share of $83.38, which generally vest in equal annual installments over two or three years from the date of grant.

Options

During the six months ended June 30, 2019, we granted 0.8 million options with a weighted average exercise price per share of $83.11, which vest over three years from the date of grant in equal annual installments and terminate 10 years from the date of grant or earlier if the individual's service terminates under certain circumstances.

The weighted average grant date fair value per share of the options granted during the six months ended June 30, 2019 was $21.08, which was determined using the Black-Scholes-Merton option-pricing model with the following assumptions:

Expected volatility(1)	23.51%
Dividend yield(2)	0.81%
Risk-free rate(3)	2.47%
Expected term (in years)(4)	6.0
____________

(1)	Estimated using historical movement of Hilton's stock price.

(2)	Estimated based on the quarterly dividend and the three-month average stock price at the date of grant.

(3)	Based on the yields of U.S. Department of Treasury instruments with similar expected lives.

(4)	Estimated using the average of the vesting periods and the contractual term of the options.

As of June 30, 2019, 1.6 million options were exercisable.

Performance Shares

During the six months ended June 30, 2019, we granted 0.4 million performance shares with a weighted average grant date fair value per share of $83.11. The performance shares are settled at the end of the three-year performance period with: (i) 50 percent of the awards subject to achievement based on the compound annual growth rate ("CAGR") of the Company's earnings before interest expense, a provision for income taxes and depreciation and amortization ("EBITDA"), adjusted to exclude certain items ("Adjusted EBITDA"), referred to as EBITDA CAGR and (ii) 50 percent of the awards subject to achievement based on the Company's free cash flow ("FCF") per share CAGR, referred to as FCF CAGR. The total number of performance shares that vest related to each performance measure is based on an achievement factor that ranges from a zero percent to 200 percent payout, with 100 percent being the target. As of June 30, 2019, we determined that the performance conditions for the performance shares are probable of achievement and we recognized compensation expense, for both our outstanding EBITDA CAGR and FCF CAGR performance shares, at the maximum achievement percentage for the 2017 grants, between target and maximum for the 2018 grants and at target for the 2019 grants.

Note 11: Earnings Per Share

The following table presents the calculation of basic and diluted earnings per share ("EPS"):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Basic EPS:
Numerator:
Net income attributable to Hilton stockholders	$260	$217	$418	$378
Denominator:
Weighted average shares outstanding	290	301	291	308
Basic EPS	$0.90	$0.72	$1.43	$1.22

Diluted EPS:
Numerator:
Net income attributable to Hilton stockholders	$260	$217	$418	$378
Denominator:
Weighted average shares outstanding	292	303	294	311
Diluted EPS	$0.89	$0.71	$1.42	$1.21

Less than 1 million share-based compensation awards were excluded from the computation of diluted EPS for the three and six months ended June 30, 2019 and 2018 because their effect would have been anti-dilutive under the treasury stock method.

Note 12: Stockholders' Equity (Deficit) and Accumulated Other Comprehensive Loss

The following tables present the changes in the components of stockholders' equity (deficit) for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019
	Equity (Deficit) Attributable to Hilton Stockholders
			Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Common Stock						Noncontrolling Interests
	Shares	Amount						Total
	(in millions)
Balance as of March 31, 2019	292	$3	$(2,921)	$10,374	$(6,558)	$(798)	$8	$108
Net income	—	—	—	—	260	—	1	261
Other comprehensive loss	—	—	—	—	—	(8)	—	(8)
Dividends	—	—	—	—	(44)	—	—	(44)
Repurchases of common stock	(4)	—	(383)	—	—	—	—	(383)
Share-based compensation	—	—	—	45	—	—	—	45
Deconsolidation of a VIE	—	—	—	—	—	—	(2)	(2)
Balance as of June 30, 2019	288	$3	$(3,304)	$10,419	$(6,342)	$(806)	$7	$(23)

	Three Months Ended June 30, 2018
	Equity (Deficit) Attributable to Hilton Stockholders
			Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Common Stock						Noncontrolling Interests
	Shares	Amount						Total
	(in millions)
Balance as of March 31, 2018	317	$3	$(1,001)	$10,288	$(6,868)	$(680)	$5	$1,747
Net income	—	—	—	—	217	—	—	217
Other comprehensive loss	—	—	—	—	—	(62)	—	(62)
Dividends	—	—	—	—	(46)	—	—	(46)
Repurchases of common stock	(19)	—	(1,329)	—	—	—	—	(1,329)
Share-based compensation	—	—	—	33	—	—	—	33
Balance as of June 30, 2018	298	$3	$(2,330)	$10,321	$(6,697)	$(742)	$5	$560

	Six Months Ended June 30, 2019
	Equity (Deficit) Attributable to Hilton Stockholders
			Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Common Stock						Noncontrolling Interests
	Shares	Amount						Total
	(in millions)
Balance as of December 31, 2018	295	$3	$(2,625)	$10,372	$(6,417)	$(782)	$7	$558
Net income	—	—	—	—	418	—	2	420
Other comprehensive loss	—	—	—	—	—	(24)	—	(24)
Dividends	—	—	—	—	(87)	—	—	(87)
Repurchases of common stock	(8)	—	(679)	—	—	—	—	(679)
Share-based compensation	1	—	—	47	—	—	—	47
Cumulative effect of the adoption of ASU 2016-02	—	—	—	—	(256)	—	—	(256)
Deconsolidation of a VIE	—	—	—	—	—	—	(2)	(2)
Balance as of June 30, 2019	288	$3	$(3,304)	$10,419	$(6,342)	$(806)	$7	$(23)

	Six Months Ended June 30, 2018
	Equity (Deficit) Attributable to Hilton Stockholders
			Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Common Stock						Noncontrolling Interests
	Shares	Amount						Total
	(in millions)
Balance as of December 31, 2017	317	$3	$(891)	$10,298	$(6,981)	$(741)	$3	$1,691
Net income	—	—	—	—	378	—	2	380
Other comprehensive loss	—	—	—	—	—	(1)	—	(1)
Dividends	—	—	—	—	(94)	—	—	(94)
Repurchases of common stock	(20)	—	(1,439)	—	—	—	—	(1,439)
Share-based compensation	1	—	—	23	—	—	—	23
Balance as of June 30, 2018	298	$3	$(2,330)	$10,321	$(6,697)	$(742)	$5	$560

The changes in the components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2018	$(545)	$(260)	$23	$(782)
Other comprehensive income (loss) before reclassifications	11	—	(35)	(24)
Amounts reclassified from accumulated other comprehensive loss	1	4	(5)	—
Net current period other comprehensive income (loss)	12	4	(40)	(24)
Balance as of June 30, 2019	$(533)	$(256)	$(17)	$(806)

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2017	$(513)	$(229)	$1	$(741)
Other comprehensive income (loss) before reclassifications	(45)	—	36	(9)
Amounts reclassified from accumulated other comprehensive loss	—	3	5	8
Net current period other comprehensive income (loss)	(45)	3	41	(1)
Balance as of June 30, 2018	$(558)	$(226)	$42	$(742)
____________

(1)	Includes net investment hedges and intra-entity foreign currency transactions that are of a long-term investment nature.

The following table presents additional information about reclassifications out of accumulated other comprehensive loss; amounts in parentheses indicate a loss in our condensed consolidated statements of operations:

	Three Months Ended	Six Months Ended
	June 30, 2019	June 30, 2019
	(in millions)
Currency translation adjustment:
Liquidation of investment in a foreign entity(1)	$(1)	$(1)
Total currency translation adjustment reclassifications for the period, net of taxes	(1)	(1)

Pension liability adjustment:
Amortization of prior service cost(3)	(1)	(2)
Amortization of net loss(3)	(1)	(3)
Tax benefit(2)	—	1
Total pension liability adjustment reclassifications for the period, net of taxes	(2)	(4)

Cash flow hedge adjustment:
Dedesignated interest rate swaps(4)	3	6
Tax expense(2)	—	(1)
Total cash flow hedge adjustment reclassifications for the period, net of taxes	3	5
Total reclassifications for the period, net of taxes	$—	$—
____________

(1)
Includes a gain on the related net investment hedge. Reclassified to loss on foreign currency transactions in our condensed consolidated statements of operations. The related tax benefit reclassified to income tax expense in our condensed consolidated statements of operations was less than $1 million.

(2)	Reclassified to income tax expense in our condensed consolidated statements of operations.

(3)	Reclassified to other non-operating income (loss), net in our condensed consolidated statements of operations.

(4)	Reclassified to interest expense in our condensed consolidated statements of operations.

As of June 30, 2019, approximately $1.4 billion remained available for share repurchases under our $3.5 billion stock repurchase program.

Note 13: Business Segments

We are a hospitality company with operations organized in two distinct operating segments: (i) management and franchise and (ii) ownership. These segments are managed and reported separately because of their distinct economic characteristics.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. As of June 30, 2019, this segment included 691 managed hotels and 5,059 franchised hotels consisting of 909,453 total rooms. This segment also earns licensing fees from Hilton Grand Vacations and co-brand credit card arrangements for the exclusive right to use certain Hilton marks and IP, as well as fees for managing properties in our ownership segment.

As of June 30, 2019, the ownership segment included 67 properties totaling 20,928 rooms, comprising 59 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and five hotels owned or leased by unconsolidated affiliates.

The performance of our operating segments is evaluated primarily on operating income, without allocating other revenues and expenses or general and administrative expenses.

The following table presents revenues for our reportable segments, reconciled to consolidated amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions)
Franchise and licensing fees	$445	$405	$830	$738
Base and other management fees(1)	106	101	198	191
Incentive management fees	58	59	113	114
Management and franchise	609	565	1,141	1,043
Ownership	387	392	699	726
Segment revenues	996	957	1,840	1,769
Amortization of contract acquisition costs	(7)	(7)	(14)	(14)
Other revenues	26	22	52	45
Direct reimbursements from managed and franchised properties(2)	789	730	1,564	1,429
Indirect reimbursements from managed and franchised properties(2)	691	600	1,265	1,155
Intersegment fees elimination(1)	(11)	(11)	(19)	(19)
Total revenues	$2,484	$2,291	$4,688	$4,365
____________

(1)	Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our condensed consolidated statements of operations.

(2)	Included in other revenues from managed and franchised properties in our condensed consolidated statements of operations.

The following table presents operating income for our reportable segments, reconciled to consolidated income before income taxes:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions)
Management and franchise(1)	$609	$565	$1,141	$1,043
Ownership(1)	42	29	48	35
Segment operating income	651	594	1,189	1,078
Amortization of contract acquisition costs	(7)	(7)	(14)	(14)
Other revenues, less other expenses	11	10	17	19
Net other revenues (expenses) from managed and franchised properties	22	3	(12)	(18)
Depreciation and amortization	(86)	(79)	(170)	(161)
General and administrative	(113)	(115)	(220)	(219)
Operating income	478	406	790	685
Interest expense	(101)	(95)	(199)	(178)
Loss on foreign currency transactions	(3)	(12)	(3)	(1)
Other non-operating income (loss), net	(12)	(1)	(8)	13
Income before income taxes	$362	$298	$580	$519
____________

(1)	Includes management, royalty and IP fees charged to our ownership segment by our management and franchise segment, which were eliminated in our condensed consolidated statements of operations.

The following table presents total assets for our reportable segments, reconciled to consolidated amounts:

	June 30,	December 31,
	2019	2018
	(in millions)
Management and franchise	$11,399	$11,362
Ownership	1,731	927
Corporate and other	2,010	1,706
	$15,140	$13,995

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated amounts:

	Six Months Ended
	June 30,
	2019	2018
	(in millions)
Ownership	$25	$19
Corporate and other	21	9
	$46	$28

Note 14: Commitments and Contingencies

We provide performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified operating performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of June 30, 2019, we had six performance guarantees, with expirations ranging from December 2019 to 2039, and possible cash outlays totaling approximately $39 million. Our obligations under these guarantees in future periods are dependent on the operating performance level of the related hotel over the remaining term of the performance guarantee. As of June 30, 2019 and December 31, 2018, we accrued current liabilities of $7 million and $12 million, respectively, for one performance guarantee related to a hotel owned by a VIE for which we were not the primary beneficiary. We may enter into new contracts containing performance guarantees in the future, which could increase our possible cash outlays.

As of June 30, 2019, we had a $20 million guarantee for debt of a hotel that we franchise, which has an initial maturity date of February 2022 with two one-year extension options. Although we believe it is unlikely that material payments will be required under this guarantee, there can be no assurance that this will be the case. We do not have any letters of credit pledged as collateral against this guarantee or our performance guarantees.

We hold interests in VIEs, for which we are not the primary beneficiary, that have entered into loan agreements with third parties. Under the terms of our contractual arrangements with certain of these VIEs, we may provide financial support to such entities under specified circumstances, including default of such a VIE under a third-party loan agreement, and may have the option to acquire a controlling financial interest in such an entity at a predetermined amount. In a circumstance that we provide financial support or exercise our option to acquire an additional interest in a VIE, we may be required to reassess whether we are the primary beneficiary of the VIE. If we determine that we are the primary beneficiary of the VIE, we would be required to consolidate the total assets, liabilities and results of operations of the VIE, which may be material upon consolidation.

We have entered into agreements with owners of certain hotels that we currently manage or will franchise to finance capital expenditures at the hotels for approximately $29 million. As of June 30, 2019, we expect to fund $19 million of these commitments in the remainder of 2019 and $10 million in 2020.

We receive fees from managed and franchised properties to operate our marketing, sales and brand programs on behalf of hotel owners. As of June 30, 2019 and December 31, 2018, we had collected an aggregate of $392 million and $375 million in excess of amounts expended, respectively, across all programs.

We are involved in various claims and lawsuits arising in the ordinary course of business, some of which include claims for substantial sums. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of June 30, 2019 will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Note 15: Condensed Consolidating Guarantor Financial Information

Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (together, the "HWF Issuers"), which are 100 percent owned by Hilton Worldwide Parent LLC ("HWP"), which is 100 percent owned by the Parent, issued the 2025 Senior Notes and the 2027 Senior Notes. Hilton Domestic Operating Company Inc. ("HOC"), which is 100 percent owned by Hilton Worldwide Finance LLC, assumed the 2024 Senior Notes, issued the 2026 Senior Notes and, in June 2019, issued the 2030 Senior Notes. The 2024 Senior Notes, 2025 Senior Notes, 2026 Senior Notes, 2027 Senior Notes and 2030 Senior Notes are collectively referred to as the Senior Notes. The HWF Issuers and HOC are collectively referred to as the Subsidiary Issuers.

The Senior Notes are guaranteed jointly and severally on a senior unsecured basis by HWP, the Parent and certain of the Parent's wholly owned domestic restricted subsidiaries that are themselves not issuers of the applicable series of Senior Notes (together, the "Guarantors''). The indentures that govern the Senior Notes provide that any subsidiary of the Company that provides a guarantee of our senior secured credit facilities will guarantee the Senior Notes. Additionally, the HWF Issuers are guarantors of the 2024 Senior Notes, the 2026 Senior Notes and the 2030 Senior Notes and HOC is a guarantor of the 2025 Senior Notes and the 2027 Senior Notes. As of June 30, 2019, none of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations or our non-wholly owned subsidiaries guarantee the Senior Notes (collectively, the "Non-Guarantors").

The guarantees are full and unconditional, subject to certain customary release provisions. The indentures that govern the Senior Notes provide that any Guarantor may be released from its guarantee so long as: (i) the subsidiary is sold or sells all of its assets; (ii) the subsidiary is released from its guaranty under our senior secured credit facilities; (iii) the subsidiary is declared "unrestricted" for covenant purposes; (iv) the subsidiary is merged with or into the applicable Subsidiary Issuers or another Guarantor or the Guarantor liquidates after transferring all of its assets to the applicable Subsidiary Issuers or another Guarantor; or (v) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied, in each case in compliance with applicable provisions of the indentures.

The following tables present the condensed consolidating financial information as of June 30, 2019 and December 31, 2018, and for the three and six months ended June 30, 2019 and 2018, for the Parent, HWF Issuers, HOC, Guarantors and Non-Guarantors. The condensed consolidating financial information presents the financial information for all periods based on the composition of the Guarantors and Non-Guarantors as of June 30, 2019.

	June 30, 2019
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$23	$609	$—	$635
Restricted cash and cash equivalents	—	—	34	16	33	—	83
Accounts receivable, net	—	—	14	852	324	—	1,190
Intercompany receivables	—	—	—	—	40	(40)	—
Prepaid expenses	—	—	16	48	55	(2)	117
Other	—	1	1	48	147	(7)	190
Total current assets	—	1	68	987	1,208	(49)	2,215
Intangibles and Other Assets:
Investments in subsidiaries	2	4,113	7,850	2	—	(11,967)	—
Goodwill	—	—	—	3,824	1,333	—	5,157
Brands	—	—	—	4,405	469	—	4,874
Management and franchise contracts, net	—	—	1	502	314	—	817
Other intangible assets, net	—	—	—	279	121	—	400
Operating lease right-of-use assets	—	—	36	10	845	—	891
Property and equipment, net	—	—	61	67	290	—	418
Deferred income tax assets	4	7	86	—	146	(97)	146
Other	—	12	31	17	162	—	222
Total intangibles and other assets	6	4,132	8,065	9,106	3,680	(12,064)	12,925
TOTAL ASSETS	$6	$4,133	$8,133	$10,093	$4,888	$(12,113)	$15,140
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued expenses and other	$36	$20	$201	$664	$743	$(7)	$1,657
Current maturities of long-term debt	—	—	20	—	17	—	37
Current portion of deferred revenues	—	—	47	241	12	(2)	298
Intercompany payables	—	—	40	—	—	(40)	—
Current portion of liability for guest loyalty program	—	—	—	788	—	—	788
Total current liabilities	36	20	308	1,693	772	(49)	2,780
Long-term debt	—	4,076	3,473	—	223	—	7,772
Operating lease liabilities	—	—	43	8	1,015	—	1,066
Deferred revenues	—	—	—	754	68	—	822
Deferred income tax liabilities	—	—	—	958	—	(97)	861
Liability for guest loyalty program	—	—	—	986	—	—	986
Other	—	35	196	94	551	—	876
Total liabilities	36	4,131	4,020	4,493	2,629	(146)	15,163
Equity (Deficit):
Total Hilton stockholders' equity (deficit)	(30)	2	4,113	5,600	2,252	(11,967)	(30)
Noncontrolling interests	—	—	—	—	7	—	7
Total equity (deficit)	(30)	2	4,113	5,600	2,259	(11,967)	(23)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$6	$4,133	$8,133	$10,093	$4,888	$(12,113)	$15,140

	December 31, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$17	$383	$—	$403
Restricted cash and cash equivalents	—	—	34	15	32	—	81
Accounts receivable, net	—	—	10	735	405	—	1,150
Intercompany receivables	—	—	—	—	40	(40)	—
Prepaid expenses	—	—	52	37	80	(9)	160
Other	—	1	1	36	154	(3)	189
Total current assets	—	1	100	840	1,094	(52)	1,983
Intangibles and Other Assets:
Investments in subsidiaries	557	5,131	7,930	557	—	(14,175)	—
Goodwill	—	—	—	3,824	1,336	—	5,160
Brands	—	—	—	4,404	465	—	4,869
Management and franchise contracts, net	—	—	—	556	316	—	872
Other intangible assets, net	—	—	—	287	128	—	415
Property and equipment, net	—	—	27	65	275	—	367
Deferred income tax assets	4	—	94	—	90	(98)	90
Other	—	23	33	22	161	—	239
Total intangibles and other assets	561	5,154	8,084	9,715	2,771	(14,273)	12,012
TOTAL ASSETS	$561	$5,155	$8,184	$10,555	$3,865	$(14,325)	$13,995
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$10	$19	$229	$529	$765	$(3)	$1,549
Current maturities of long-term debt	—	—	—	—	16	—	16
Current portion of deferred revenues	—	—	106	239	14	(9)	350
Intercompany payables	—	—	40	—	—	(40)	—
Current portion of liability for guest loyalty program	—	—	—	700	—	—	700
Total current liabilities	10	19	375	1,468	795	(52)	2,615
Long-term debt	—	4,573	2,467	—	226	—	7,266
Deferred revenues	—	—	—	762	64	—	826
Deferred income tax liabilities	—	6	—	962	28	(98)	898
Liability for guest loyalty program	—	—	—	969	—	—	969
Other	—	—	211	93	559	—	863
Total liabilities	10	4,598	3,053	4,254	1,672	(150)	13,437
Equity:
Total Hilton stockholders' equity	551	557	5,131	6,301	2,186	(14,175)	551
Noncontrolling interests	—	—	—	—	7	—	7
Total equity	551	557	5,131	6,301	2,193	(14,175)	558
TOTAL LIABILITIES AND EQUITY	$561	$5,155	$8,184	$10,555	$3,865	$(14,325)	$13,995

	Three Months Ended June 30, 2019
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$69	$338	$41	$(4)	$444
Base and other management fees	—	—	—	57	32	—	89
Incentive management fees	—	—	—	21	37	—	58
Owned and leased hotels	—	—	—	—	387	—	387
Other revenues	—	—	1	20	5	—	26
	—	—	70	436	502	(4)	1,004
Other revenues from managed and franchised properties	—	—	81	1,247	152	—	1,480
Total revenues	—	—	151	1,683	654	(4)	2,484

Expenses
Owned and leased hotels	—	—	—	—	334	—	334
Depreciation and amortization	—	—	1	63	22	—	86
General and administrative	—	—	89	—	31	(7)	113
Other expenses	—	—	3	2	7	3	15
	—	—	93	65	394	(4)	548
Other expenses from managed and franchised properties	—	—	87	1,224	147	—	1,458
Total expenses	—	—	180	1,289	541	(4)	2,006

Operating income (loss)	—	—	(29)	394	113	—	478

Interest expense	—	(52)	(33)	—	(16)	—	(101)
Gain (loss) on foreign currency transactions	—	—	(1)	(9)	7	—	(3)
Other non-operating income (loss), net	—	(9)	—	(5)	2	—	(12)

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(61)	(63)	380	106	—	362

Income tax benefit (expense)	—	15	14	(94)	(36)	—	(101)

Income (loss) before equity in earnings from subsidiaries	—	(46)	(49)	286	70	—	261

Equity in earnings from subsidiaries	260	306	355	260	—	(1,181)	—

Net income	260	260	306	546	70	(1,181)	261
Net income attributable to noncontrolling interests	—	—	—	—	(1)	—	(1)
Net income attributable to Hilton stockholders	$260	$260	$306	$546	$69	$(1,181)	$260

Comprehensive income	$252	$235	$308	$546	$85	$(1,173)	$253
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(1)	—	(1)
Comprehensive income attributable to Hilton stockholders	$252	$235	$308	$546	$84	$(1,173)	$252

	Three Months Ended June 30, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$50	$322	$36	$(4)	$404
Base and other management fees	—	—	1	55	28	—	84
Incentive management fees	—	—	—	22	37	—	59
Owned and leased hotels	—	—	—	—	392	—	392
Other revenues	—	—	1	17	3	1	22
	—	—	52	416	496	(3)	961
Other revenues from managed and franchised properties	—	—	62	1,110	158	—	1,330
Total revenues	—	—	114	1,526	654	(3)	2,291

Expenses
Owned and leased hotels	—	—	—	—	352	—	352
Depreciation and amortization	—	—	2	58	19	—	79
General and administrative	—	—	83	—	32	—	115
Other expenses	—	—	2	8	6	(4)	12
	—	—	87	66	409	(4)	558
Other expenses from managed and franchised properties	—	—	62	1,114	151	—	1,327
Total expenses	—	—	149	1,180	560	(4)	1,885

Operating income (loss)	—	—	(35)	346	94	1	406

Interest expense	—	(57)	(31)	—	(9)	2	(95)
Gain (loss) on foreign currency transactions	—	—	6	(89)	71	—	(12)
Other non-operating income (loss), net	—	(7)	1	4	4	(3)	(1)

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(64)	(59)	261	160	—	298

Income tax benefit (expense)	—	16	14	(61)	(50)	—	(81)

Income (loss) before equity in earnings from subsidiaries	—	(48)	(45)	200	110	—	217

Equity in earnings from subsidiaries	217	265	310	217	—	(1,009)	—

Net income	217	217	265	417	110	(1,009)	217
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—
Net income attributable to Hilton stockholders	$217	$217	$265	$417	$110	$(1,009)	$217

Comprehensive income	$155	$227	$266	$416	$38	$(947)	$155
Comprehensive income attributable to noncontrolling interests	—	—	—	—	—	—	—
Comprehensive income attributable to Hilton stockholders	$155	$227	$266	$416	$38	$(947)	$155

	Six Months Ended June 30, 2019
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$130	$632	$73	$(9)	$826
Base and other management fees	—	—	—	109	60	—	169
Incentive management fees	—	—	—	44	69	—	113
Owned and leased hotels	—	—	—	—	699	—	699
Other revenues	—	—	1	43	8	—	52
	—	—	131	828	909	(9)	1,859
Other revenues from managed and franchised properties	—	—	156	2,386	287	—	2,829
Total revenues	—	—	287	3,214	1,196	(9)	4,688

Expenses
Owned and leased hotels	—	—	—	—	632	—	632
Depreciation and amortization	—	—	3	125	42	—	170
General and administrative	—	—	171	—	62	(13)	220
Other expenses	—	—	4	10	17	4	35
	—	—	178	135	753	(9)	1,057
Other expenses from managed and franchised properties	—	—	159	2,402	280	—	2,841
Total expenses	—	—	337	2,537	1,033	(9)	3,898

Operating income (loss)	—	—	(50)	677	163	—	790

Interest expense	—	(103)	(68)	—	(28)	—	(199)
Gain (loss) on foreign currency transactions	—	—	1	(27)	23	—	(3)
Other non-operating income (loss), net	—	(9)	—	(5)	6	—	(8)

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(112)	(117)	645	164	—	580

Income tax benefit (expense)	—	27	27	(159)	(55)	—	(160)

Income (loss) before equity in earnings from subsidiaries	—	(85)	(90)	486	109	—	420

Equity in earnings from subsidiaries	418	503	593	418	—	(1,932)	—

Net income	418	418	503	904	109	(1,932)	420
Net income attributable to noncontrolling interests	—	—	—	—	(2)	—	(2)
Net income attributable to Hilton stockholders	$418	$418	$503	$904	$107	$(1,932)	$418

Comprehensive income	$394	$378	$506	$904	$122	$(1,908)	$396
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(2)	—	(2)
Comprehensive income attributable to Hilton stockholders	$394	$378	$506	$904	$120	$(1,908)	$394

	Six Months Ended June 30, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise and licensing fees	$—	$—	$94	$584	$65	$(8)	$735
Base and other management fees	—	—	1	106	54	—	161
Incentive management fees	—	—	—	43	71	—	114
Owned and leased hotels	—	—	—	—	726	—	726
Other revenues	—	—	3	41	5	(4)	45
	—	—	98	774	921	(12)	1,781
Other revenues from managed and franchised properties	—	—	106	2,180	298	—	2,584
Total revenues	—	—	204	2,954	1,219	(12)	4,365

Expenses
Owned and leased hotels	—	—	—	—	672	—	672
Depreciation and amortization	—	—	3	118	40	—	161
General and administrative	—	—	156	—	67	(4)	219
Other expenses	—	—	4	15	15	(8)	26
	—	—	163	133	794	(12)	1,078
Other expenses from managed and franchised properties	—	—	108	2,198	296	—	2,602
Total expenses	—	—	271	2,331	1,090	(12)	3,680

Operating income (loss)	—	—	(67)	623	129	—	685

Interest expense	—	(118)	(44)	—	(19)	3	(178)
Gain (loss) on foreign currency transactions	—	—	3	(81)	77	—	(1)
Other non-operating income (loss), net	—	(7)	4	12	7	(3)	13

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(125)	(104)	554	194	—	519

Income tax benefit (expense)	—	31	27	(134)	(63)	—	(139)

Income (loss) before equity in earnings from subsidiaries	—	(94)	(77)	420	131	—	380

Equity in earnings from subsidiaries	378	472	549	378	—	(1,777)	—

Net income	378	378	472	798	131	(1,777)	380
Net income attributable to noncontrolling interests	—	—	—	—	(2)	—	(2)
Net income attributable to Hilton stockholders	$378	$378	$472	$798	$129	$(1,777)	$378

Comprehensive income	$377	$417	$473	$798	$90	$(1,776)	$379
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(2)	—	(2)
Comprehensive income attributable to Hilton stockholders	$377	$417	$473	$798	$88	$(1,776)	$377

	Six Months Ended June 30, 2019
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(85)	$—	$675	$75	$(15)	$650
Investing Activities:
Capital expenditures for property and equipment	—	—	(5)	(3)	(38)	—	(46)
Capitalized software costs	—	—	—	(44)	—	—	(44)
Other	—	—	—	1	(6)	—	(5)
Net cash used in investing activities	—	—	(5)	(46)	(44)	—	(95)
Financing Activities:
Borrowings	—	795	1,000	—	—	—	1,795
Repayment of debt	—	(1,295)	(14)	—	(8)	—	(1,317)
Debt issuance costs	—	(13)	(14)	—	—	—	(27)
Intercompany transfers	740	598	(933)	(622)	217	—	—
Dividends paid	(87)	—	—	—	—	—	(87)
Repurchases of common stock	(653)	—	—	—	—	—	(653)
Intercompany dividends	—	—	—	—	(15)	15	—
Share-based compensation tax withholdings and other	—	—	(34)	—	—	—	(34)
Net cash provided by (used in) financing activities	—	85	5	(622)	194	15	(323)
Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	2	—	2
Net increase in cash, restricted cash and cash equivalents	—	—	—	7	227	—	234
Cash, restricted cash and cash equivalents, beginning of period	—	—	37	32	415	—	484
Cash, restricted cash and cash equivalents, end of period	$—	$—	$37	$39	$642	$—	$718

	Six Months Ended June 30, 2018
	Parent	HWF Issuers	HOC	Guarantors	Non-Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(102)	$(8)	$494	$148	$—	$532
Investing Activities:
Capital expenditures for property and equipment	—	—	(4)	(1)	(23)	—	(28)
Capitalized software costs	—	—	—	(38)	—	—	(38)
Other	—	—	—	(3)	(6)	—	(9)
Net cash used in investing activities	—	—	(4)	(42)	(29)	—	(75)
Financing Activities:
Borrowings	—	150	1,500	—	—	—	1,650
Repayment of debt	—	(660)	—	—	(12)	—	(672)
Debt issuance costs	—	—	(21)	—	—	—	(21)
Intercompany transfers	1,531	612	(1,451)	(450)	(242)	—	—
Dividends paid	(92)	—	—	—	—	—	(92)
Repurchases of common stock	(1,439)	—	—	—	—	—	(1,439)
Share-based compensation tax withholdings and other	—	—	(42)	—	—	—	(42)
Net cash provided by (used in) financing activities	—	102	(14)	(450)	(254)	—	(616)
Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	(6)	—	(6)
Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	(26)	2	(141)	—	(165)
Cash, restricted cash and cash equivalents, beginning of period	—	—	63	28	579	—	670
Cash, restricted cash and cash equivalents, end of period	$—	$—	$37	$30	$438	$—	$505

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
(a) The following entities are incorporated under the laws of the State of Arizona: DTM Atlanta/Legacy, Inc. and DTR FCH Holdings, Inc. (collectively, the "Arizona Corporations").
Arizona Revised Statutes
Section 10-851 of the Arizona Revised Statutes, as amended (the "Arizona Revised Statutes"), authorizes a corporation to indemnify a present or past director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2. Section 10-851 of the Arizona Revised Statutes also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.
Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.
Organizational Documents of the Arizona Corporations
The articles of incorporation of DTM Atlanta/Legacy, Inc. and DTR FCH Holdings, Inc. do not contain any provisions on indemnification of directors and officers of the corporations.
The bylaws of DTM Atlanta/Legacy, Inc. and DTR FCH Holdings, Inc. both provide that the corporation may indemnify any and all of its directors and officers or former directors and officers against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his or her employment as a director or officer of the corporation, provided that the board of directors of the corporation determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

(b) Destination Resorts LLC, Doubletree Hotel Systems LLC, Doubletree Hotels LLC, DT Management LLC and DT Real Estate, LLC are limited liability companies organized under the laws of the State of Arizona (collectively, the "Arizona Limited Liability Companies").
Arizona Limited Liability Company Act
For domestic limited liability companies formed prior to September 1, 2019, Section 29-610 of the Arizona Limited Liability Company Act, as amended (the "Arizona Limited Liability Company Act"), permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person. For domestic limited liability companies formed on or after September 1, 2019, Sections 29-3105 and 29-3408 of the Arizona Limited Liability Company Act permit a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.
Organizational Documents of the Arizona Limited Liability Companies
The operating agreements of each of the Arizona Limited Liability Companies provide that the limited liability company shall indemnify and hold harmless its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.
(c) The following entities are incorporated under the laws of the State of Delaware: Hilton Domestic Operating Company Inc., Hilton Hawaii Corporation, Hilton NUS HHS, Inc., Hilton Worldwide Finance Corp., Hilton Worldwide Holdings Inc., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation, HLT Lifestyle International Management Corporation, Hotels Statler Company, Inc. and Promus Hotel Services, Inc. (collectively, the "Delaware Corporations").
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Organizational Documents of Delaware Corporations
The articles of incorporation of Hilton Worldwide Finance Corp., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation and HLT Lifestyle International Management Corporation provide that the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Delaware General Corporation Law, and the corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees and disbursements) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation against such expenses as authorized by the relevant sections of the Delaware General Corporation Law, and the corporation may adopt Bylaws or enter into agreements with such persons for the purpose of providing for such advances.
The articles of incorporation of Hilton Hawaii Corporation provide that each director and officer of the corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified by the corporation against all expenses that may be reasonably incurred or paid by him in connection with any claim, or actual and threatened action, suit or proceeding in which he may be involved by reason of his being or having been such a director or officer or by reason of any action or omission or alleged action or omission by him in any such capacity and against any amount or amounts which may be paid by him (other than to the corporation) in reasonable settlement of any claim, action, suit or proceeding where it is in the interest of the corporation that such settlement be made.
The articles of incorporation of Hotels Statler Company, Inc. provide that the corporation shall indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director, officer or person shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty.
The bylaws of Hilton Worldwide Finance Corp. provide that, to the fullest extent permitted by the Delaware General Corporation Law, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The bylaws of Promus Hotel Services, Inc. and Hilton Domestic Operating Company, Inc. provide that the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation, or while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.
The bylaws of Hilton Worldwide Holdings Inc. ("HLT Parent") and Hilton NUS HSS, Inc. provide that HLT Parent shall indemnify and hold harmless to the fullest extent permitted by Delaware law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the corporation’s bylaws with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
The bylaws of HLT Parent further provide that an indemnitee shall also have the right to be paid by HLT Parent the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the bylaws; provided, however, that, if (x) the Delaware General Corporation Law requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to Holdings of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to indemnification under the bylaws or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The provision of indemnification to or the advancement of expenses and costs to any indemnitee under the bylaws of HLT Parent, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under the bylaws, shall not limit or restrict in any way the power of HLT Parent to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of HLT Parent and as to action in any other capacity.
HLT Parent maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to HLT Parent with respect to indemnification payments that Holdings may make to such directors and officers.
HLT Parent is a party to indemnification agreements with its directors and executive officers. These agreements require Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.
The bylaws of Hilton NUS HHS, Inc. further provide that the corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by the indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that the indemnitee is not entitled to be indemnified under the bylaws or otherwise.
(f) 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC, 90210 Grand Wailea Management Co., LLC, 90210 LLC, 90210 Management Company, LLC, Andiamo’s O’Hare, LLC, Blue Bonnet Security, LLC, Canopy Brand Management LLC, Conrad International Manage (CIS) LLC, Conrad Management LLC, Curio Brand Management LLC, Curio Management LLC, Doubletree LLC, Doubletree Management LLC, Embassy Development LLC, Embassy Suites Management LLC, Hampton Inns Management LLC, Hilton Beverage LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton Domestic Franchise LLC, Hilton Domestic Management LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Franchise Holding LLC, Hilton Garden Inns Management LLC, Hilton Honors Worldwide LLC, Hilton Illinois Holdings LLC, Hilton Management LLC, Hilton San Diego LLC, Hilton Supply Management LLC, Hilton Systems Solutions, LLC, Hilton Worldwide Finance LLC, Hilton Worldwide Parent LLC, HLT Audubon LLC, HLT Conrad Domestic LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT Existing Franchise Holding LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Palmer LLC, Home2 Brand Management LLC, Home2 Management LLC, Homewood Suites Management LLC, HPP Hotels USA LLC, HPP International LLC, Innvision, LLC, LXR Management LLC, Motto Management LLC, Potter’s Bar Palmer House, LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Signia Hotel Management LLC, Tapestry Management LLC, Tru Brand Management LLC, WA Collection International, LLC and Waldorf=Astoria Management LLC are limited liability companies organized under the laws of the State of Delaware (collectively, the "Delaware Limited Liability Companies").

Delaware Limited Liability Company Act
Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Organizational Documents of Delaware Limited Liability Companies
The limited liability company agreements of 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC and 90210 Grand Wailea Management Co., LLC provide that to the extent permitted by law, the company shall indemnify, defend and hold harmless the member and such officers, employees and agents of the company as the member identifies in writing as being entitled to indemnification from and against any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent), including, without limitation, those arising out of any lawsuit, action or proceeding, together with any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, acting or proceeding) incurred in connection with the foregoing suffered or sustained by such indemnified person by reason of any act, omission or alleged act or omission by such indemnified person arising out of such person’s activities taken primarily on behalf of the company, or at the request or with the approval of the company, or primarily in furtherance of the interests of the company, provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based did not constitute willful misconduct or gross negligence.
The limited liability company agreements of 90210 LLC, Andiamo’s O’Hare, LLC, Blue Bonnet Security, LLC, Canopy Brand Management LLC, Conrad Management LLC, Curio Brand Management LLC, Curio Management LLC, Doubletree LLC, Doubletree Management LLC, Embassy Suites Management LLC, Hampton Inns LLC, Hampton Inns Management LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton Domestic Franchise LLC, Hilton Domestic Management LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Franchise Holding LLC, Hilton Garden Inns Management LLC, Hilton Illinois Holdings LLC, Hilton Management LLC, Hilton Supply Management LLC, Hilton Systems Solutions, LLC, Hilton Worldwide Finance LLC, Hilton Worldwide Parent LLC, HLT Audubon LLC, HLT Conrad Domestic LLC, HLT Domestic JV Holdings LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Palmer LLC, Home2 Brand Management LLC, Home2 Management LLC, Homewood Suites Management LLC, Innvision, LLC, LXR Management LLC, Motto Management LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Signia Hotel Management LLC, Tapestry Management LLC, Tru Brand Management LLC, WA Collection International, LLC and Waldorf=Astoria Management LLC provide that the company shall indemnify and hold harmless the members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnified person for, on behalf of, or otherwise in connection with, the company.

The limited liability company agreement of 90210 Management Company, LLC provides that the company shall indemnify the officers, directors, employees, agents and controlling persons, on request by the indemnified party, and hold each of them harmless to the full extent permitted by law from and against all losses, costs, damages, liabilities, and expenses (including reasonable costs of suit and attorney’s fees), any indemnified person may incur as an officer or member of the company or as a controlling person of such member, in performing the obligations of an officer or member with respect to the company, as the case may be, including any matter arising out of or resulting from the indemnified person’s own simple, partial, or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to the indemnified person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct, or fraud.
The limited liability company agreement of Hilton Beverage LLC provides that to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each member, director and officer, in each case in his or its capacity as such, any affiliate of a member, manager, or officer, and any person of which a director or officer is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any affiliate, officer, director, shareholder, partner, member, manager, employee, representative, or agent of any of the foregoing from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such indemnified person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against such indemnified person in connection with the business or affairs of the company or its controlled affiliates or the activities of such indemnified person on behalf of the company.
The limited liability company agreement of Conrad International Manage (CIS) LLC, Hilton International Holding LLC, HPP Hotels USA LLC and HPP International LLC state that the company shall indemnify the member, director or officer against any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, except that such person will be liable for any such loss damage or claim incurred by reason of such person’s gross negligence or willful misconduct.
The limited liability company agreement of Potter’s Bar Palmer House, LLC states that the company shall indemnify and hold harmless all officers of the company and the members of the management committee to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company, if (i) the indemnified person acted in a manner it believed to be in, or not contrary to, the best interests of the company, and (ii) the indemnified person’s conduct did not constitute gross negligence or willful misconduct.
(g) The following entity is incorporated under the laws of the State of Florida: Florida Conrad International Corp. (the "Florida Corporation").
Florida Business Corporation Act
Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 607.0850(2) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under that subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 607.0850(3) of the Florida Business Corporation Act provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection

(1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
Section 607.0850(4) of the Florida Business Corporation Act provides that any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel (i) selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b), or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.
Section 607.0850(5) of the Florida Business Corporation Act provides that evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection (4)(c) above shall evaluate the reasonableness of expenses and may authorize indemnification.

Unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if the conditions in Section 607.0850(9) are met. Florida law allows expenses incurred by an officer or director in defending a proceeding to be advanced by a corporation before the final disposition of the proceeding, provided that the officer or director undertakes to repay such advance if it is ultimately determined that indemnification is not permitted. Florida law allows expenses incurred by other employees and agents in defending a proceeding to be advanced upon such terms or conditions that the board of directors deems appropriate.
The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification and advancement of expenses may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions or omissions to act of a director, officer, employee or agent constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for unlawful distributions) are applicable.
The Florida Business Corporation Act provides that the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or someone who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.
Organizational Documents of the Florida Corporation
The articles of incorporation of the Florida Corporation provide that the corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, which indemnification is not exclusive of any other rights to which the indemnitee may be entitled under the corporation’s bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action of the indemnitee in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.
The bylaws of the Florida Corporation provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or preceding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
The bylaws also provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. The indemnitee must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.
To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. The corporation must cause such determination to be made if so requested by any person indemnifiable under the bylaws of the corporation.
Expenses (including attorneys’ fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation under the bylaws of the corporation. The indemnification and advancement of expenses provided by or pursuant to the bylaws, will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity, and as to action in another capacity while holding such office.
The indemnification and advancement of expenses provided by or granted pursuant to the bylaws, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.
The corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation.

(h) The following entities are incorporated under the laws of the State of Kansas: Embassy Suites Club No. 1, Inc. and Hotel Clubs of Corporate Woods, Inc. (collectively, the "Kansas Corporations").

Kansas General Corporation Code
The Kansas General Corporation Code, as amended (the "Kansas General Corporation Code"), Chapter 17, Articles 60 to 74 of the Kansas Statutes Annotated, provides in K.S.A. 17-6305(a) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney fees judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
The Kansas General Corporation Code provides in K.S.A. 17-6305(b) that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorney fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the district court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the district court or the court shall deem proper.
The Kansas General Corporation Code provides in K.S.A. 17-6305(c) that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of K.S.A. 17-6305, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.
The Kansas General Corporation Code provides in K.S.A. 17-6305(d) that any indemnification under subsections (a) and (b) of K.S.A. 17-6305, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of K.S.A. 17-6305. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.
The Kansas General Corporation Code provides in K.S.A. 17-6305(e) that expenses, including attorney fees, incurred by a director or officer of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in K.S.A. 17-6305. Such expenses, including attorney fees, incurred by former directors and officers or other employees and agents of the corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The Kansas General Corporation Code provides in K.S.A. 17-6305(f) that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of K.S.A. 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to articles of incorporation or bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
The Kansas General Corporation Code provides in K.S.A. 17-6305(g) that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of K.S.A. 17-6305.
Organizational Documents of the Kansas Corporations
Neither the articles of incorporation nor the by-laws of Embassy Suites Club No. 1, Inc. provide for indemnification of its directors or officers. The articles of incorporation of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit is brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.
Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
The board of directors of the corporation may authorize the corporation to pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the corporation as authorized under the articles of incorporation of the corporation.

The corporation’s indemnification obligation under the articles of incorporation is not exclusive of any other rights to which the indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action of the indemnitee in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.
The bylaws of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, limited liability company, partnership, joint venture, trust or employee benefit plan ("Other Enterprise"), to the full extent permitted by Kansas laws.
The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, fines, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation using the determination procedures described below, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding). Such person must have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. However, the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person or persons (including, without limitation, any cross-claim or counterclaim initiated by such person or persons) unless the initiation of such action, suit or proceeding was authorized by the board of directors of the corporation. The termination of any such action, suit, or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.
The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under this paragraph in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which the action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.
Notwithstanding the other requirements of the bylaws, to the extent a person who is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Prior to indemnifying a person pursuant to the bylaws, unless ordered by a court and except as otherwise provided in the foregoing paragraph, the corporation shall determine that such person has met the applicable standard of conduct entitling such person to indemnification. Such determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Such determination shall be final and binding upon the corporation. However, if such determination is adverse to the person or persons to be indemnified under the bylaws, such person or persons have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification under the bylaws. If such court action is successful and the person or persons are determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).
Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification under the bylaws in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation. No advance shall be made by the corporation if a determination is reasonably and promptly made, according to the procedures set forth in the foregoing paragraph, that, based upon the facts known to the board of directors, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no even shall any advancement of expenses be made in instances where the board of directors, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person’s duty to the corporation or its stockholders.

The indemnification and advancement of expenses provided by or granted pursuant to the bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the articles of incorporation, the bylaws, agreement, vote of stockholder or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The corporation’s indemnification obligation continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.
(i) Embassy Suites Club No. Three, Inc. (the "Louisiana Corporation") is a corporation incorporated under the law of the State of Louisiana.
Louisiana Business Corporation Act
Sections 1-851 and 1-856(A) of the Louisiana Business Corporation Act ("LBCA") give Louisiana corporations broad powers to indemnify their present and former directors and officers against judgments, settlements, penalties, fines, or reasonable expenses incurred in the defense of any lawsuit to which they are a party if (1) the director or officer acted in good faith and reasonably believed either (a)(i) in the case of conduct in an official capacity, that the director or officer’s conduct was in the best interests of the corporation or (ii) in all other cases, that the director or officer’s conduct was at least not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe their conduct was unlawful, and if (2) the director or officer engaged in conduct for which broader indemnification has been made permissible or mandatory under a provision of the articles of incorporation and under which monetary liability to the corporation or its shareholders has been eliminated. Section 1-852 of the LBCA require Louisiana corporations to indemnify directors and officers who were wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she was a director or officer of the corporation against expenses incurred by the director or officer in connection with the proceeding. Section 1-857 of the LBCA authorizes Louisiana corporations to purchase and maintain insurance on behalf of any current or former director or officer to protect against liability asserted against or incurred by the director or officer in that capacity or arising from their status as a director or officer. Section 1-858(F) of the LBCA also gives Louisiana corporations broad powers to indemnify or maintain insurance on behalf of an employee or agent of the corporation.
Organizational Documents of the Louisiana Corporation
The bylaws of the Louisiana Corporation provide that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for in the bylaws shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director or officer is proper in the circumstances.

To the full extent permitted by law, the indemnification provided under the bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The corporation’s indemnification obligation is in addition to any other rights to which an indemnitee may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(j) International Rivercenter Lessee, L.L.C. is a limited liability company organized under the laws of the State of Louisiana (the "Louisiana Limited Liability Company").
Louisiana Limited Liability Company Act
Section 1315 of the Louisiana Limited Liability Company Act states that the articles of organization or a written operating agreement of a Louisiana limited liability company may provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he or she is or was a member or manager.
Organizational Documents of the Louisiana Limited Liability Company
The limited liability company agreement of the Louisiana Limited Liability Company provides that the limited liability company shall indemnify and hold harmless its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.
(k) Chesterfield Village Hotel, LLC is a limited liability company organized under the laws of the State of Missouri (the "Missouri Limited Liability Company").
Missouri Limited Liability Company Act
The Missouri Limited Liability Company Act (the "Missouri Limited Liability Company Act"), Sections 347.010 to 347.187 of the Revised Statutes of Missouri, provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.
The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.
The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.
The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement.

Organizational Documents of the Missouri Limited Liability Company
The limited liability company agreement of the Missouri Limited Liability Company provides that the limited liability company shall indemnify and hold harmless its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.
(m) The following entities are incorporated under the laws of the State of Nevada: Conrad International (Egypt) Resorts Corporation and Conrad International (Indonesia) Corporation (collectively, the "Nevada Corporations").
Nevada Revised Statutes
Pursuant to subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the "NVGCL"), corporations have authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he or she is not liable pursuant to Section 78.138 of the NVGCL or if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NVGCL or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.
Pursuant to subsection 2 of Section 78.7502 of the NVGCL, corporations also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses, including amounts paid in settlement, and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she is not liable pursuant to Section 78.138 of the NVGCL or if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, pursuant to subsection 2 of Section 78.7502 of the NVGCL, for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.751 of the NVGCL requires Nevada corporations to obtain a determination that any discretionary indemnification of the director, officer, employee or agent is proper under the circumstances. Such a determination must be made (i) by the corporation’s stockholders; (ii) by its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (iii) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of those directors who are entitled to vote on the matter so orders, or if a quorum consisting of those directors who are entitled to vote on the matter cannot be obtained.
Organizational Documents of the Nevada Corporations
The articles of incorporation of the Nevada Corporations provide that the corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for in the articles will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The bylaws of each of the Nevada Corporations provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
The bylaws of each of the Nevada Corporations also provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. The indemnitee must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination must be made (i) by the stockholders, (ii) by the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding, or (iii) if such a quorum of disinterested directors cannot be obtained or if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion.
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the corporation under the bylaws of the corporation. The indemnification provided by the bylaws of the corporation shall continue as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators. Additionally, the indemnification provided by the bylaws of the corporation does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterred directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
(n) Bally’s Grand Property Sub I, LLC, Conrad International (Belgium) LLC, Hilton Holdings, LLC, Hilton Hospitality, LLC and Hilton Illinois, LLC are limited liability companies organized under the laws of the State of Nevada (collectively, the "Nevada Limited Liability Companies").

Nevada Revised Statutes
Under Section 86.411 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he or she is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
Under Section 86.421 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Pursuant to Section 86.431 of Nevada’s Limited Liability Company Act, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraph or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under the foregoing two paragraphs, unless ordered by a court or advanced pursuant to Section 86.441 of Nevada’s Limited Liability Company Act, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (i) by the members or managers as provided in the articles of organization or the operating agreement; (ii) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding; or (iii) if a majority in interest of the members who are not parties to the action, suit or proceeding so order or if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Organizational Documents of the Nevada Limited Liability Companies
The articles of organization of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provide that the limited liability company may indemnify any member, manager, officer, employee or agent of the limited liability company to the fullest extent allowed by law.
The operating agreement of each of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provides that the managing member of the limited liability company shall be entitled to indemnification pursuant to the articles of organization.
The limited liability company agreement of Conrad International (Belgium) LLC provides that the limited liability company shall indemnify and hold harmless the members, their affiliates and subsidiaries, and all officers, directors, partners, employees and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, or on behalf of, or otherwise in connection with, the company.

The limited liability company agreement of each of Hilton Holdings, LLC, and Hilton Hospitality, LLC provides that the limited liability company shall indemnify and hold harmless the members of the limited liability company, their affiliates and subsidiaries, and all the officers, directors, partners, employees and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from or in connection with the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with the limited liability company. The limited liability company shall pay the expenses of the managers and members of the limited liability company incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the managers or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the limited liability company.
(o) Peacock Alley Service Company, LLC and Washington Hilton, L.L.C. are limited liability companies organized under the laws of the State of New York (collectively, the "New York Limited Liability Companies").
New York Limited Liability Company Law
Section 420 of the New York Limited Liability Company Law provides that a limited liability company may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
Organizational Documents of the New York Limited Liability Companies
The limited liability company agreement of Peacock Alley Service Company, LLC indemnifies any person who was or is a party defendant or is threatened to be made a party defendant to any pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a member of the company, manager, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action proceeding, has no reasonable cause to believe his or her conduct was unlawful.
The limited liability company agreement of Washington Hilton, L.L.C. provides that the company shall indemnify and hold harmless the member, its affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the company.
(p) Embassy Suites Club No. Two, Inc. and SALC, Inc. are corporations incorporated under the laws of the State of Texas (collectively, the "Texas Corporations").
Texas Business Organizations Code
Under the provisions of Chapter 8 of the Texas Business Organizations Code (the "Texas Business Organizations Code"), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.
Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with a proceeding, in which he or she was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) he or she acted in good faith, (ii) he or she reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he or she did not have a reasonable cause to believe that his conduct was unlawful. However, if the person is found liable to the enterprise, or if the person is found liable on the basis that he improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.
Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested and independent members of the governing authority of the enterprise, (ii) a majority vote of a committee of the governing authority of the enterprise if the committee is designated by a majority vote of the disinterested and independent members of the governing authority or if such committee is composed solely of disinterested and independent members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof by vote in accordance with clauses (i) or (ii) of this paragraph, (iv) the owners of the enterprise (excluding ownership interests held by each governing person who is not disinterested and independent), or (v) a unanimous vote of the owners of the enterprise.
If a prospective indemnitee is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines, in suit for indemnification, that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the Texas Business Organizations Code. In connection with any proceeding in which a prospective indemnitee that makes application to a court for indemnification under Section 8.052 of the Texas Business Organizations Code is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification ordered by the court is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax.
Organizational Documents of the Texas Corporations
The articles of incorporation of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify any director, officer or employee or former director, officer or employee of the corporation or any person who may have served at its request as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him or her in any action, suit or proceeding, whether civil or criminal in nature, in which he or she is made party by reason of being or having been such a director, officer or employee (whether or not a director, officer or employee at the time such costs or expenses were incurred by or imposed upon him or her), except in relation to the matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct. The corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of the committee of the directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct. Such rights of indemnification and reimbursement are not exclusive of any other rights to which such director, officer or employee may be entitled by law or under any bylaw, agreement, vote of shareholders or otherwise.
The bylaws of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify (i) any present or former director or officer of the corporation and (ii) any person who may have served at the corporation’s request as a director or officer of another corporation in which the corporation owns or has owned stock or of which it is or has been a creditor, against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he or she is made a party by reason of being or having been a director or officer (whether or not such at the time the costs or expenses are incurred by or imposed on him or her) except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.
The corporation may also reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the board of directors not involved in the matter (whether or not a quorum) that (i) it was in the interests of the corporation to make such settlement and (ii) such person was not guilty of gross negligence or willful misconduct. The rights of indemnification and reimbursement are not exclusive of any other rights to which such person may be entitled by law, bylaw, agreement, shareholders’ vote or otherwise.

The bylaws of SALC, Inc. provide that the corporation elects to indemnify all of its present and former directors and officers to the fullest extent permitted by or required by law, promptly upon the request of any such indemnitee making a request for such indemnity. Further, the corporation shall pay or reimburse the reasonable expenses of such persons in advance of the final disposition of any proceeding to the fullest extent permitted by law and subject to the conditions thereof.
Item 21. Exhibits and Financial Statement Schedules.
(a) See Page F-1 for an index of the financial statements that are being filed as part of this registration statement on Form S-4.
(b) See Page II-27 for a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-4.
Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.
Item 22. Undertakings.
(a) Each of the undersigned registrants hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1
Distribution Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

3.1
Certificate of Incorporation of Hilton Domestic Operating Company Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on June 23, 2017).

3.2
Bylaws of Hilton Domestic Operating Company Inc. (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.3
Articles of Organization of Destination Resorts LLC, as amended (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.4
Operating Agreement of Destination Resorts LLC (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.5
Articles of Organization of Doubletree Hotel Systems LLC, as amended (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.6
Amended and Restated Limited Liability Company Agreement of Doubletree Hotel Systems LLC (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.7
Articles of Organization of Doubletree Hotels LLC, as amended (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.8
Operating Agreement of Doubletree Hotels LLC (incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.9
Articles of Organization of DT Management LLC, as amended (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.10
Second Amended and Restated Limited Liability Company Agreement of DT Management LLC (incorporated by reference to Exhibit 3.14 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.11
Articles of Incorporation of DT Real Estate, Inc., as amended (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.11.1
Statement of Conversion of DT Real Estate, LLC (incorporated by reference to Exhibit 3.15.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on June 23, 2017).

3.11.2
Articles of Organization of DT Real Estate, LLC (incorporated by reference to Exhibit 3.15.2 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on June 23, 2017).

3.12
Amended and Restated Limited Liability Company Agreement of DT Real Estate, LLC (incorporated by reference to Exhibit 3.12 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.13
Articles of Incorporation of DTM Atlanta/Legacy, Inc., as amended (incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.14
Bylaws of DTM Atlanta/Legacy, Inc. (incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.15
Articles of Incorporation of DTR FCH Holdings, Inc., as amended (incorporated by reference to Exhibit 3.27 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.16
Amended and Restated Bylaws of DTR FCH Holdings, Inc. (incorporated by reference to Exhibit 3.28 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.17
Certificate of Formation of 90210 Biltmore Management, LLC, as amended (incorporated by reference to Exhibit 3.43 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.18
Operating Agreement of 90210 Biltmore Management, LLC (incorporated by reference to Exhibit 3.44 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.19
Certificate of Formation of 90210 Desert Resorts Management Co., LLC, as amended (incorporated by reference to Exhibit 3.45 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.20
Limited Liability Company Operating Agreement of 90210 Desert Resorts Management Co., LLC (incorporated by reference to Exhibit 3.46 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.21
Certificate of Formation of 90210 Grand Wailea Management Co., LLC, as amended (incorporated by reference to Exhibit 3.47 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.22
Operating Agreement of 90210 Grand Wailea Management Co., LLC (incorporated by reference to Exhibit 3.48 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.23
Certificate of Formation of 90210 LLC (incorporated by reference to Exhibit 3.49 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.24
Limited Liability Company Agreement of 90210 LLC (incorporated by reference to Exhibit 3.50 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.25
Certificate of Formation of 90210 Management Company, LLC, as amended (incorporated by reference to Exhibit 3.51 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.26
Amended and Restated Operating Agreement of 90210 Management Company, LLC (incorporated by reference to Exhibit 3.26 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.27
Certificate of Formation of Andiamo’s O’Hare, LLC (incorporated by reference to Exhibit 3.53 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.28
Amended and Restated Limited Liability Company Agreement of Andiamo’s O’Hare, LLC (incorporated by reference to Exhibit 3.54 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.29
Certificate of Formation of Blue Bonnet Security, LLC (incorporated by reference to Exhibit 3.55 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.30
Amended and Restated Limited Liability Company Agreement of Blue Bonnet Security, LLC (incorporated by reference to Exhibit 3.56 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.31
Certificate of Formation of Canopy Brand Management LLC (incorporated by reference to Exhibit 3.31 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.32
Limited Liability Company Agreement of Canopy Brand Management LLC (incorporated by reference to Exhibit 3.32 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.33
Certificate of Formation of Conrad International Manage (CIS) LLC (incorporated by reference to Exhibit 3.61 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.34
Second Amended and Restated Limited Liability Company Agreement of Conrad International Manage (CIS) LLC (incorporated by reference to Exhibit 3.60 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.35
Certificate of Formation of Conrad Management LLC (incorporated by reference to Exhibit 3.63 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.36
Third Amended and Restated Limited Liability Company Agreement of Conrad Management LLC (incorporated by reference to Exhibit 3.62 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.37
Certificate of Formation of Curio Brand Management LLC (incorporated by reference to Exhibit 3.63 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed June 23, 2017).

3.38
Limited Liability Company Agreement of Curio Brand Management LLC (incorporated by reference to Exhibit 3.64 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.39
Certificate of Formation of Curio Management LLC (incorporated by reference to Exhibit 3.39 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.40
Limited Liability Company Agreement of Curio Management LLC (incorporated by reference to Exhibit 3.40 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.41
Certificate of Formation of Doubletree LLC (incorporated by reference to Exhibit 3.69 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.42
Limited Liability Company Agreement of Doubletree LLC (incorporated by reference to Exhibit 3.70 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.43
Certificate of Formation of Doubletree Management LLC (incorporated by reference to Exhibit 3.71 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.44
Third Amended and Restated Limited Liability Company Agreement of Doubletree Management LLC (incorporated by reference to Exhibit 3.68 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.45
Certificate of Formation of Embassy Development LLC (incorporated by reference to Exhibit 3.77 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.46
Limited Liability Company Agreement of Embassy Development LLC (incorporated by reference to Exhibit 3.78 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.47
Certificate of Formation of Embassy Suites Management LLC (incorporated by reference to Exhibit 3.77 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.48
Third Amended and Restated Limited Liability Company Agreement of Embassy Suites Management LLC (incorporated by reference to Exhibit 3.78 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.49
Certificate of Formation of Hampton Inns Management LLC (incorporated by reference to Exhibit 3.99 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.50
Third Amended and Restated Limited Liability Company Agreement of Hampton Inns Management LLC (incorporated by reference to Exhibit 3.50 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.51
Certificate of Formation of Hilton Beverage LLC (incorporated by reference to Exhibit 3.115 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.52*	Amended and Restated Limited Liability Company Agreement of Hilton Beverage LLC.

3.53
Certificate of Formation of Hilton Chicago Beverage I LLC (incorporated by reference to Exhibit 3.117 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.54
Limited Liability Company Agreement of Hilton Chicago Beverage I LLC (incorporated by reference to Exhibit 3.118 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.55
Certificate of Formation of Hilton Chicago Beverage II LLC (incorporated by reference to Exhibit 3.119 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.56
Limited Liability Company Agreement of Hilton Chicago Beverage II LLC (incorporated by reference to Exhibit 3.120 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.57
Certificate of Formation of Hilton Chicago Beverage III LLC (incorporated by reference to Exhibit 3.121 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.58
Limited Liability Company Agreement of Hilton Chicago Beverage III LLC (incorporated by reference to Exhibit 3.122 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.59
Certificate of Formation of Hilton Chicago Beverage IV LLC (incorporated by reference to Exhibit 3.123 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.60
Limited Liability Company Agreement of Hilton Chicago Beverage IV LLC (incorporated by reference to Exhibit 3.124 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.61
Certificate of Formation of Hilton Corporate Director LLC (incorporated by reference to Exhibit 3.125 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.62
Amended and Restated Limited Liability Company Agreement of Hilton Corporate Director LLC (incorporated by reference to Exhibit 3.126 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.63
Certificate of Formation of Hilton Domestic Franchise LLC (incorporated by reference to Exhibit 3.111 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.64
Amended and Restated Limited Liability Company Agreement of Hilton Domestic Franchise LLC (incorporated by reference to Exhibit 3.112 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.65
Certificate of Formation of Hilton Domestic Management LLC (incorporated by reference to Exhibit 3.113 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.66
Amended and Restated Limited Liability Company Agreement of Hilton Domestic Management LLC (incorporated by reference to Exhibit 3.114 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.67
Certificate of Formation of Hilton El Con Management LLC, as amended (incorporated by reference to Exhibit 3.127 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.68
Amended and Restated Limited Liability Company Agreement of Hilton El Con Management LLC (incorporated by reference to Exhibit 3.128 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.69
Certificate of Formation of Hilton El Con Operator LLC, as amended (incorporated by reference to Exhibit 3.129 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.70*	Amended and Restated Limited Liability Company Agreement of Hilton El Con Operator LLC.

3.71
Certificate of Formation of Hilton Franchise Holding LLC (incorporated by reference to Exhibit 3.135 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.71.1
Certificate of Merger of Hilton Franchise LLC, Doubletree Franchise LLC, Hampton Inns Franchise LLC, Embassy Suites Franchise LLC, Hilton Garden Inns Franchise LLC, Conrad Franchise LLC, Waldorf Astoria Franchise LLC and HLT ESP Franchise LLC, with and into Hilton Franchise Holding LLC (incorporated by reference to Exhibit 3.121.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.72
Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise Holding LLC (incorporated by reference to Exhibit 3.136 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.73
Certificate of Formation of Hilton Garden Inns Management LLC (incorporated by reference to Exhibit 3.141 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.74
Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Management LLC (incorporated by reference to Exhibit 3.142 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.75
Certificate of Incorporation of Hilton Hawaii Corporation, as amended (incorporated by reference to Exhibit 3.149 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein filed on September 11, 2014 (File Number: 333-198693) filed on September 11, 2014).

3.76
Bylaws of Hilton Hawaii Corporation (incorporated by reference to Exhibit 3.150 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein filed on September 11, 2014 (File Number: 333-198693) filed on September 11, 2014).

3.77
Certificate of Formation of Hilton HHonors Worldwide, L.L.C. (incorporated by reference to Exhibit 3.151 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.77.1
Certificate of Amendment of Hilton HHonors Worldwide, L.L.C. changing its name to Hilton Honors Worldwide LLC (incorporated by reference to Exhibit 3.127.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on June 23, 2017).

3.78
Fifth Amended and Restated Limited Liability Company Agreement of Hilton Honors Worldwide LLC (incorporated by reference to Exhibit 3.128 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on June 23, 2017).

3.79
Certificate of Formation of Hilton Illinois Holdings LLC (incorporated by reference to Exhibit 3.153 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.80
Limited Liability Company Agreement of Hilton Illinois Holdings LLC (incorporated by reference to Exhibit 3.154 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.81
Certificate of Formation of Hilton Management LLC (incorporated by reference to Exhibit 3.161 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.82
Third Amended and Restated Limited Liability Company Agreement of Hilton Management LLC (incorporated by reference to Exhibit 3.136 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.83
Certificate of Incorporation of Hilton NUS HHS, Inc. (incorporated by reference to Exhibit 3.81 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.84
Bylaws of Hilton NUS HHS, Inc. (incorporated by reference to Exhibit 3.82 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.85
Certificate of Formation of Hilton San Diego LLC (incorporated by reference to Exhibit 3.141 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.86*	Amended and Restated Limited Liability Company Agreement of Hilton San Diego LLC.

3.87
Certificate of Formation of Hilton Supply Management LLC (incorporated by reference to Exhibit 3.179 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.88
Limited Liability Company Agreement of Hilton Supply Management LLC (incorporated by reference to Exhibit 3.180 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.89
Certificate of Formation of Hilton Systems Solutions, LLC (incorporated by reference to Exhibit 3.181 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.90
Second Amended and Restated Limited Liability Company Agreement of Hilton Systems Solutions, LLC (incorporated by reference to Exhibit 3.88 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.91
Certificate of Incorporation of Hilton Worldwide Finance Corp. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.92
Bylaws of Hilton Worldwide Finance Corp. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.93
Certificate of Formation of Hilton Worldwide Finance LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.94*	Second Amended and Restated Limited Liability Company Agreement of Hilton Worldwide Finance LLC.

3.95
Amended and Restated Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013).

3.95.1
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on January 4, 2017).

3.96
Amended and Restated By-Laws of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on August 2, 2019).

3.97
Certificate of Formation of Hilton Worldwide Parent LLC (incorporated by reference to Exhibit 3.153 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.98
Limited Liability Company Agreement of Hilton Worldwide Parent LLC (incorporated by reference to Exhibit 3.154 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.99
Certificate of Formation of HLT Audubon LLC (incorporated by reference to Exhibit 3.189 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.100
Third Amended and Restated Limited Liability Company Agreement of HLT Audubon LLC (incorporated by reference to Exhibit 3.156 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.101
Certificate of Formation of HLT Conrad Domestic LLC (incorporated by reference to Exhibit 3.193 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.102
Second Amended and Restated Limited Liability Company Agreement of HLT Conrad Domestic LLC (incorporated by reference to Exhibit 3.194 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.103
Certificate of Formation of HLT ESP International Franchise LLC (incorporated by reference to Exhibit 3.203 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.104
Amended and Restated Limited Liability Company Agreement of HLT ESP International Franchise LLC (incorporated by reference to Exhibit 3.204 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.105
Amended and Restated Certificate of Incorporation of HLT ESP International Franchisor Corporation (incorporated by reference to Exhibit 3.205 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.106
Bylaws of HLT ESP International Franchisor Corporation (incorporated by reference to Exhibit 3.206 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.107
Certificate of Formation of HLT ESP International Manage LLC (incorporated by reference to Exhibit 3.207 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.108
Amended and Restated Limited Liability Company Agreement of HLT ESP International Manage LLC (incorporated by reference to Exhibit 3.208 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.109
Amended and Restated Certificate of Incorporation of HLT ESP International Management Corporation (incorporated by reference to Exhibit 3.209 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.110
Bylaws of HLT ESP International Management Corporation (incorporated by reference to Exhibit 3.210 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.111
Certificate of Formation of HLT ESP Manage LLC (incorporated by reference to Exhibit 3.211 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.112
Amended and Restated Limited Liability Company Agreement of HLT ESP Manage LLC (incorporated by reference to Exhibit 3.212 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.113
Certificate of Formation of HLT Existing Franchise Holding LLC (incorporated by reference to Exhibit 3.171 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on June 23, 2017).

3.114*	Third Amended and Restated Limited Liability Company Agreement of HLT Existing Franchise Holding LLC.

3.115
Certificate of Formation of HLT HSM Holding LLC (incorporated by reference to Exhibit 3.217 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.116
Second Amended and Restated Limited Liability Company Agreement of HLT HSM Holding LLC (incorporated by reference to Exhibit 3.218 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.117
Certificate of Formation of HLT HSS Holding LLC (incorporated by reference to Exhibit 3.219 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.118
Second Amended and Restated Limited Liability Company Agreement of HLT HSS Holding LLC (incorporated by reference to Exhibit 3.220 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.119
Certificate of Formation of HLT JV Acquisition LLC (incorporated by reference to Exhibit 3.221 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.119.1
Certificate of Merger of New Orleans International Hotel with and into HLT JV Acquisition LLC (incorporated by reference to Exhibit 3.181.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.120*	Third Amended and Restated Limited Liability Company Agreement of HLT JV Acquisition LLC.

3.121
Certificate of Formation of HLT Lifestyle International Franchise LLC (incorporated by reference to Exhibit 3.227 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.122
Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Franchise LLC (incorporated by reference to Exhibit 3.228 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.123
Amended and Restated Certificate of Incorporation of HLT Lifestyle International Franchisor Corporation (incorporated by reference to Exhibit 3.229 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.124
Bylaws of HLT Lifestyle International Franchisor Corporation (incorporated by reference to Exhibit 3.230 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.125
Certificate of Formation of HLT Lifestyle International Manage LLC (incorporated by reference to Exhibit 3.231 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.126
Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Manage LLC (incorporated by reference to Exhibit 3.232 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.127
Amended and Restated Certificate of Incorporation of HLT Lifestyle International Management Corporation (incorporated by reference to Exhibit 3.233 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.128
Bylaws of HLT Lifestyle International Management Corporation (incorporated by reference to Exhibit 3.234 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.129
Certificate of Formation of HLT Lifestyle Manage LLC (incorporated by reference to Exhibit 3.235 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.130
Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Manage LLC (incorporated by reference to Exhibit 3.236 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.131
Certificate of Formation of HLT Palmer LLC (incorporated by reference to Exhibit 3.247 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.132*	Third Amended and Restated Limited Liability Company Agreement of HLT Palmer LLC.

3.133
Certificate of Formation of Home2 Brand Management LLC (incorporated by reference to Exhibit 3.201 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.134
Amended and Restated Limited Liability Company Agreement of Home2 Brand Management LLC (incorporated by reference to Exhibit 3.202 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.135
Certificate of Formation of Home2 Management LLC (incorporated by reference to Exhibit 3.131 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.136
Limited Liability Company Agreement of Home2 Management LLC (incorporated by reference to Exhibit 3.132 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.137
Certificate of Formation of Homewood Suites Management LLC (incorporated by reference to Exhibit 3.255 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.138
Third Amended and Restated Limited Liability Company Agreement of Homewood Suites Management LLC (incorporated by reference to Exhibit 3.204 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.139
Certificate of Incorporation of Hotels Statler Company, Inc. (incorporated by reference to Exhibit 3.257 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.140
Bylaws of Hotels Statler Company, Inc. (incorporated by reference to Exhibit 3.258 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.141
Certificate of Incorporation of HPP Hotels USA, Inc., as amended (incorporated by reference to Exhibit 3.259 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.141.1
Certificate of Conversion of HPP Hotels USA, Inc. to HPP Hotels USA LLC (incorporated by reference to Exhibit 3.207.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.141.2
Certificate of Formation of HPP Hotels USA LLC (incorporated by reference to Exhibit 3.207.2 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.142*	Amended and Restated Limited Liability Company Agreement of HPP Hotels USA LLC.

3.143
Certificate of Incorporation of HPP International Corporation, as amended (incorporated by reference to Exhibit 3.261 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.143.1
Certificate of Conversion of HPP International Corporation to HPP International LLC (incorporated by reference to Exhibit 3.209.1 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.143.2
Certificate of Formation of HPP International LLC (incorporated by reference to Exhibit 3.209.2 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.144*	Amended and Restated Limited Liability Company Agreement of HPP International LLC.

3.145
Certificate of Formation of Innvision, LLC (incorporated by reference to Exhibit 3.265 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.146
Amended and Restated Limited Liability Company Agreement of Innvision, LLC (incorporated by reference to Exhibit 3.266 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.147
Certificate of Formation of LXR Management LLC (incorporated by reference to Exhibit 3.143 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.148
Limited Liability Company Agreement of LXR Management LLC (incorporated by reference to Exhibit 3.144 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.149
Certificate of Formation of Motto Management LLC (incorporated by reference to Exhibit 3.145 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.150
Limited Liability Company Agreement of Motto Management LLC (incorporated by reference to Exhibit 3.146 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.151
Certificate of Formation of Potter’s Bar Palmer House, LLC, as amended (incorporated by reference to Exhibit 3.271 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.152
Limited Liability Company Operating Agreement of Potter’s Bar Palmer House, LLC (incorporated by reference to Exhibit 3.272 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.153
Certificate of Incorporation of Promus Hotel Services, Inc. (incorporated by reference to Exhibit 3.273 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.154
Bylaws of Promus Hotel Services, Inc. (incorporated by reference to Exhibit 3.274 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.155
Certificate of Formation of Promus Hotels Florida LLC (incorporated by reference to Exhibit 3.275 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.156
Limited Liability Company Agreement of Promus Hotels Florida LLC (incorporated by reference to Exhibit 3.276 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.157
Certificate of Formation of Promus Hotels LLC (incorporated by reference to Exhibit 3.277 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.158
Amended and Restated Limited Liability Company Agreement of Promus Hotels LLC (incorporated by reference to Exhibit 3.154 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.159
Certificate of Formation of Promus Hotels Parent LLC (incorporated by reference to Exhibit 3.281 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.160
Amended and Restated Limited Liability Company Agreement of Promus Hotels Parent LLC (incorporated by reference to Exhibit 3.156 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.161
Certificate of Formation of Signia Hotel Management LLC (incorporated by reference to Exhibit 3.157 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.162
Limited Liability Company Agreement of Signia Hotel Management LLC (incorporated by reference to Exhibit 3.158 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.163
Certificate of Formation of Tapestry Management LLC (incorporated by reference to Exhibit 3.159 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.164
Limited Liability Company Agreement of Tapestry Management LLC (incorporated by reference to Exhibit 3.160 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.165
Certificate of Formation of Tru Brand Management LLC (incorporated by reference to Exhibit 3.235 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.166
Limited Liability Company Agreement of Tru Brand Management LLC (incorporated by reference to Exhibit 3.236 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.167
Certificate of Formation of WA Collection International, LLC (incorporated by reference to Exhibit 3.293 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.168
Amended and Restated Limited Liability Company Agreement of WA Collection International, LLC (incorporated by reference to Exhibit 3.294 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.169
Certificate of Formation of Waldorf=Astoria Management LLC (incorporated by reference to Exhibit 3.297 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.170
Third Amended and Restated Limited Liability Company Agreement of Waldorf=Astoria Management LLC (incorporated by reference to Exhibit 3.240 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.171
Articles of Incorporation of Florida Conrad International Corp. (incorporated by reference to Exhibit 3.299 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.172
Bylaws of Florida Conrad International Corp., as amended (incorporated by reference to Exhibit 3.300 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.173
Articles of Incorporation of Embassy Suites Club No. 1, Inc., as amended (incorporated by reference to Exhibit 3.305 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.174
Bylaws of Embassy Suites Club No. 1, Inc. (incorporated by reference to Exhibit 3.306 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.175
Articles of Incorporation of Hotel Clubs of Corporate Woods, Inc. (incorporated by reference to Exhibit 3.307 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.176
Amended and Restated Bylaws of Hotel Clubs of Corporate Woods, Inc. (incorporated by reference to Exhibit 3.308 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.177
Articles of Incorporation of Embassy Suites Club No. Three, Inc. (incorporated by reference to Exhibit 3.309 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.178
Amended and Restated Bylaws of Embassy Suites Club No. Three, Inc. (incorporated by reference to Exhibit 3.310 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.179
Articles of Organization of International Rivercenter Lessee, L.L.C. (incorporated by reference to Exhibit 3.311 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.180
Amended and Restated Limited Liability Company Agreement of International Rivercenter Lessee, L.L.C. (incorporated by reference to Exhibit 3.312 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.181
Articles of Organization of Chesterfield Village Hotel, LLC (incorporated by reference to Exhibit 3.315 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.182
Amended and Restated Limited Liability Company Agreement of Chesterfield Village Hotel, LLC (incorporated by reference to Exhibit 3.316 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.183
Articles of Conversion and Organization of Bally’s Grand Property Sub I, LLC (incorporated by reference to Exhibit 3.317 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.184
Operating Agreement of Bally’s Grand Property Sub I, LLC (incorporated by reference to Exhibit 3.318 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.185
Articles of Organization of Conrad International (Belgium) LLC (incorporated by reference to Exhibit 3.319 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.186
Second Amended and Restated Limited Liability Company Agreement of Conrad International (Belgium) LLC (incorporated by reference to Exhibit 3.182 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (Filed Number: 333-230625) filed on March 29, 2019).

3.187
Articles of Incorporation of Conrad International (Egypt) Resorts Corporation (incorporated by reference to Exhibit 3.321 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.188
Bylaws of Conrad International (Egypt) Resorts Corporation (incorporated by reference to Exhibit 3.322 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.189
Articles of Incorporation of Conrad International (Indonesia) Corporation, as amended (incorporated by reference to Exhibit 3.323 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.190
Bylaws of Conrad International (Indonesia) Corporation (incorporated by reference to Exhibit 3.324 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.191
Articles of Organization of Hilton Holdings, LLC (incorporated by reference to Exhibit 3.329 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.192
Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Holdings, LLC (incorporated by reference to Exhibit 3.330 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.193
Articles of Organization of Hilton Hospitality, LLC (incorporated by reference to Exhibit 3.331 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.194
Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Hospitality, LLC (incorporated by reference to Exhibit 3.332 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.195
Articles of Conversion and Organization of Hilton Illinois, LLC (incorporated by reference to Exhibit 3.333 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.196
Operating Agreement of Hilton Illinois, LLC (incorporated by reference to Exhibit 3.334 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.197
Articles of Organization of Peacock Alley Service Company, LLC, as amended (incorporated by reference to Exhibit 3.337 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.198*	Amended and Restated Limited Liability Company Operating Agreement of Peacock Alley Service Company, LLC.

3.199
Certificate of Conversion of Washington Hilton, L.L.C., as amended (incorporated by reference to Exhibit 3.339 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.200
Amended and Restated Limited Liability Company Agreement of Washington Hilton, L.L.C. (incorporated by reference to Exhibit 3.340 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.201
Articles of Incorporation of Embassy Suites Club No. Two, Inc. (incorporated by reference to Exhibit 3.343 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.202
Bylaws of Embassy Suites Club No. Two, Inc. (incorporated by reference to Exhibit 3.344 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.203
Articles of Incorporation of SALC, Inc. (incorporated by reference to Exhibit 3.279 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

3.204
Bylaws of SALC, Inc., as amended (incorporated by reference to Exhibit 3.280 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-218943) filed on June 23, 2017).

4.1
Indenture, dated as of August 18, 2016, by and among Hilton Domestic Operating Company Inc., Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 001-36243) filed on August 18, 2016).

4.2	Form of 4.250% Senior Note due 2024 (included in Exhibit 4.1).

4.3
First Supplemental Indenture with respect to the 2024 Notes, dated as of September 22, 2016, among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., Hilton Domestic Operating Company Inc., Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended September 30, 2016).

4.4
Second Supplemental Indenture with respect to the 2024 Notes, dated as of September 22, 2016, among Hilton Domestic Operating Company Inc., Hilton Worldwide Parent LLC, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.7 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended September 30, 2016).

4.5
Third Supplemental Indenture with respect to the 2024 Notes, dated as of October 20, 2016, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.14 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2016).

4.6
Fourth Supplemental Indenture with respect to the 2024 Notes, dated as of December 12, 2016, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.15 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2016).

4.7
Fifth Supplemental Indenture with respect to the 2024 Notes, dated as of December 6, 2017, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.11 to the Company’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2017).

4.8
Sixth Supplemental Indenture with respect to the 2024 Notes, dated as of March 8, 2019, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (File No.: 333-230624) filed on March 29, 2019).

4.9
Indenture, dated as of March 16, 2017, by and among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on March 22, 2017).

4.10	Form of 4.625% Senior Note due 2025 (included in Exhibit 4.9).

4.11	Form of 4.875% Senior Note due 2027 (included in Exhibit 4.9).

4.12
First Supplemental Indenture with respect to the 2025 Notes and the 2027 Notes, dated as of December 6, 2017, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2017).

4.13
Second Supplemental Indenture with respect to the 2025 Notes and the 2027 Notes, dated as of March 8, 2019, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (File No.: 333-230624) filed on March 29, 2019).

4.14
Indenture, dated as of April 13, 2018, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on April 13, 2018).

4.15	Form of 5.125% Senior Note due 2026 (included in Exhibit 4.14).

4.16
First Supplemental Indenture with respect to the 2026 Notes, dated as of March 8, 2019, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-4 of Hilton Domestic Operating Company Inc. and the other registrants listed therein (File No.: 333-230624) filed on March 29, 2019).

4.17
Indenture, dated as of June 20, 2019, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.'s Current Report on Form 8-K (File No.: 001-36243 ) filed on June 24, 2019).

4.18	Form of 4.875% Senior Note due 2030 (included in Exhibit 4.17).

4.19
Registration Rights Agreement, dated as of June 20, 2019, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and BofA Securities, Inc., on behalf of the initial purchasers (incorporated by reference to Exhibit 4.3 to Hilton Worldwide Holdings Inc.'s Current Report on Form 8-K (File No.: 001-36243 ) filed on June 24, 2019).

4.20*	First Supplemental Indenture with respect to the 2030 Notes, dated as of September 12, 2019, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Dentons US LLP.

5.3*	Opinion of Hill, Ward & Henderson, P.A.

5.4*	Opinion of Jones Walker LLP.

5.5*	Opinion of Rice Reuther Sullivan & Carroll LLP.

10.1
Credit Agreement, dated as of October 25, 2013, among Hilton Worldwide Holdings Inc., as parent, Hilton Worldwide Finance LLC, as borrower, the other guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.2
Amendment No. 1, dated as of August 18, 2016, to the Credit Agreement, dated as of October 25, 2013, by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on August 18, 2016).

10.3
Amendment No. 2, dated as of November 21, 2016, to the Credit Agreement, dated as of October 25, 2013 (as amended), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on November 23, 2016).

10.4
Amendment No. 3, dated as of March 16, 2017, to the Credit Agreement, dated as of October 25, 2013 (as amended), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on March 22, 2017).

10.5
Amendment No. 4, dated as of April 18, 2019, to the Credit Agreement, dated as of October 25, 2013 (as amended), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on April 19, 2018).

10.6
Amendment No. 5, dated as of June 5, 2019, to the Credit Agreement, dated as of October 25, 2013 (as amended by Amendment No. 1 to the Credit Agreement dated as of August 18, 2016, as further amended by Amendment No. 2 to the Credit Agreement dated as of November 21, 2016, as further amended by Amendment No. 3 to the Credit Agreement dated as of March 16, 2017 and as further amended by Amendment No. 4 to the Credit Agreement dated as of April 19, 2018), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.'s Current Report on Form 8-K (File No.: 001-36243) filed on June 7, 2019).

10.7
Amendment No. 6, dated as of June 21, 2019, to the Credit Agreement, dated as of October 25, 2013 (as amended by Amendment No. 1 to the Credit Agreement dated as of August 18, 2016, as further amended by Amendment No. 2 to the Credit Agreement dated as of November 21, 2016, as further amended by Amendment No. 3 to the Credit Agreement dated as of March 16, 2017, as further amended by Amendment No. 4 to the Credit Agreement dated as of April 19, 2018 and as further amended by Amendment No. 5 to the Credit Agreement dated as of June 5, 2019), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.'s Current Report on Form 8-K (File No.: 001-36243) filed on June 24, 2019).

10.8
Security Agreement, dated as of October 25, 2013, among the grantors identified therein and Deutsche Bank AG New York Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.9
Loan Agreement, dated as of October 25, 2013, among the subsidiaries party thereto, collectively, as borrower and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.10
Guaranty Agreement, dated as of October 25, 2013, among the guarantors named therein and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.11†
Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 27, 2013).

10.12†
Hilton Worldwide Holdings Inc. 2019 Executive Severance Plan (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holding Inc.’s Quarterly Report on form 10-Q (File No. 001-36243) for the quarter ended September 30, 2018).

10.13†
2005 Executive Deferred Compensation Plan (as Amended and Restated Effective as of January 1, 2018) (incorporated by reference to Exhibit 10.12 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2017).

10.14†
Form of 2014 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2014).

10.15†
Form of 2015 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2015).

10.16†
Form of Deferred Share Unit Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended June 30, 2015).

10.17†
Form of Restricted Stock Agreement – Conversion of 2016 Performance Shares (incorporated by reference to Exhibit 10.12 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2017).

10.18†
Form of 2016 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2016).

10.19†
Form of 2017 Performance Share Agreement (incorporated by reference to Exhibit 10.7 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2017).

10.20†
Form of 2017 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.8 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2017.

10.21†
Form of 2017 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.9 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2017.

10.22†
Form of 2017 Restricted Stock Unit Agreement for Special Awards (incorporated by reference to Exhibit 10.10 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2017).

10.23†	Hilton 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.'s Current Report on Form 8-K (File No. 001-36243) filed on May 26, 2017).

10.24†
Form of Deferred Share Unit Agreement for independent directors (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holding Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2018).

10.25†
Form of 2018 Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.'s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2018).

10.26†
Form of 2018 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holding Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2018).

10.27†
Form of 2018 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holding Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2018).

10.28
Letter Agreement relating to certain tax matters, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc., and certain of Hilton Worldwide Holdings Inc.’s stockholders (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.29
Letter Agreement relating to tax stockholders agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and certain of Hilton Worldwide Holdings Inc.’s stockholders (incorporated by reference to Exhibit 10.6 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.30
Amended and Restated Registration Rights Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.31
Employee Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.32
Tax Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.33
Transition Services Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.34
License Agreement, dated January 2, 2017, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.35
Tax Stockholders Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.36†
Restricted Stock Unit Agreement with Jonathan Witter (Two-Year Vesting) (incorporated by reference to Exhibit 10.35 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2017).

10.37†
Restricted Stock Unit Agreement with Jonathan Witter (Four-Year Vesting) (incorporated by reference to Exhibit 10.36 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2017).

10.38
Master Amendment and Option Agreement, dated as of April 9, 2018, between Hilton Worldwide Holdings Inc., HNA Tourism Group Co., Ltd., and HNA HLT Holdco I LLC (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on April 9, 2018).

10.39†
Amendment One to the 2005 Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.38 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 0001-36243) filed on February 13, 2019).

10.40 †
Form of 2019 Performance Award Agreement (EBITDA CAGR Performance Condition) (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2019).

10.41†
Form of 2019 Performance Award Agreement (Free Cash Flow Per Share CAGR Performance Condition) (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2019).

10.42†
Form of 2019 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2019).

10.43†
Form of 2019 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2019).

10.44†	Hilton 2019 Employee Stock Purchase Plan. (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on May 13, 2019).

21.1*	Subsidiaries of Hilton Worldwide Holdings Inc.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Dentons US LLP (included as part of Exhibit 5.2).

23.4*	Consent of Hill, Ward & Henderson, P.A. (included as part of Exhibit 5.3).

23.5*	Consent of Jones Walker LLP (included as part of Exhibit 5.4).

23.6*	Consent of Rice Reuther Sullivan & Carroll LLP (included as part of Exhibit 5.5).

24.1*	Power of Attorney (included in signature pages to this Registration Statement).

25.1*
Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated as of April 13, 2018 (as amended by the First Supplemental Indenture, dated as of March 8, 2019) among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

99.5	Section 13(r) Disclosure (incorporated by reference to Exhibit 99.1 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 0001-36243) filed on February 13, 2019).

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definitions Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

**
These interactive data files shall not be deemed filed for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under those sections.

†	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON DOMESTIC OPERATING COMPANY INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

/s/ Michael Duffy	Director
Michael Duffy

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DESTINATION RESORTS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DOUBLETREE HOTEL SYSTEMS LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DOUBLETREE HOTELS LLC

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DT MANAGEMENT LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DT REAL ESTATE, LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DTM ATLANTA/LEGACY, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Daniel Hughes	Senior Vice President and Director
Daniel Hughes

/s/ Keith Clampet	Senior Vice President and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DTR FCH HOLDINGS, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Justin Ray Hensley	Assistant Treasurer and Director
Justin Ray Hensley

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

90210 BILTMORE MANAGEMENT, LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

90210 DESERT RESORTS MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

90210 GRAND WAILEA MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

90210 LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

90210 MANAGEMENT COMPANY, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

ANDIAMO’S O’HARE, LLC

By:	HILTON ILLINOIS, LLC its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

BLUE BONNET SECURITY, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CANOPY BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CONRAD INTERNATIONAL MANAGE (CIS) LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CONRAD MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CURIO BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CURIO MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DOUBLETREE LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

DOUBLETREE MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

EMBASSY DEVELOPMENT LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

EMBASSY SUITES MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HAMPTON INNS MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON BEVERAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

/s/ Keith Clampet	Vice President, Assistant Treasurer and Assistant Secretary
Keith Clampet

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON CHICAGO BEVERAGE I LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON CHICAGO BEVERAGE II LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON CHICAGO BEVERAGE III LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON CHICAGO BEVERAGE IV LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON CORPORATE DIRECTOR LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON DOMESTIC FRANCHISE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON DOMESTIC MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON EL CON MANAGEMENT LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON EL CON OPERATOR LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON FRANCHISE HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President (Principal Executive Officer)
Kevin J. Jacobs

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON GARDEN INNS MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON HAWAII CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON HONORS WORLDWIDE LLC

By:	HLT FRANCHISE II BORROWER LLC, its Managing Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	HLT FRANCHISE V BORROWER LLC, its Managing Member

By:	HLT FRANCHISE MEZZ V-A-K LLC, its Sole Member

By:	HALLIANCE INC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	President, Treasurer and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON ILLINOIS HOLDINGS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON NUS HHS, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Senior Vice President, Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON SAN DIEGO LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON SUPPLY MANAGEMENT LLC

By:	HLT HSM HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON SYSTEMS SOLUTIONS, LLC

By:	HLT HSS HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON WORLDWIDE FINANCE CORP.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON WORLDWIDE FINANCE LLC

By:	HILTON WORLDWIDE PARENT LLC, its Sole Member

By:	HILTON WORLDWIDE HOLDINGS INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Christopher J. Nassetta	President, Chief Executive Officer and Director (Principal Executive Officer)
Christopher J. Nassetta

/s/ Jonathan D. Gray	Chairman of the Board of Directors
Jonathan D. Gray

/s/ Charlene T. Begley	Director
Charlene T. Begley

/s/ Melanie L. Healey	Director
Melanie L. Healey

/s/ Raymond E. Mabus, Jr.	Director
Raymond E. Mabus, Jr.

/s/ Judith A. McHale	Director
Judith A. McHale

/s/ John G. Schreiber	Director
John G. Schreiber

/s/ Elizabeth A. Smith	Director
Elizabeth A. Smith

/s/ Douglas M. Steenland	Director
Douglas M. Steenland

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Kevin J. Jacobs

/s/ Michael W. Duffy	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Michael W. Duffy

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON WORLDWIDE PARENT LLC

By:	HILTON WORLDWIDE HOLDINGS INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT AUDUBON LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT CONRAD DOMESTIC LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT ESP INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT ESP INTERNATIONAL FRANCHISOR CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT ESP INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT ESP INTERNATIONAL MANAGEMENT CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT ESP MANAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT EXISTING FRANCHISE HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT HSM HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT HSS HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT JV ACQUISITION LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT LIFESTYLE INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT LIFESTYLE MANAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HLT PALMER LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HOME2 BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HOME2 MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HOMEWOOD SUITES MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HOTELS STATLER COMPANY, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Daniel Hughes	Director
Daniel Hughes

/s/ Keith Clampet	Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HPP HOTELS USA LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HPP INTERNATIONAL LLC

By:	HPP HOTEL USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

INNVISION, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

LXR MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

MOTTO MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

POTTER’S BAR PALMER HOUSE, LLC

By:	HILTON ILLINOIS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

PROMUS HOTEL SERVICES, INC.

By:	/s/ Daniel Hughes
	Name:	Daniel Hughes
	Title:	President and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President and Director (Principal Executive Officer)
Daniel Hughes

/s/ Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

PROUMUS HOTELS FLORIDA LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

PROMUS HOTELS LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

PROMUS HOTELS PARENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

SIGNIA HOTEL MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

TAPESTRY MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

TRU BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

WA COLLECTION INTERNATIONAL, LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTEL USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

WALDORF=ASTORIA MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

FLORIDA CONRAD INTERNATIONAL CORP.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Justin Ray Hensley	Assistant Treasurer and Director
Justin Ray Hensley

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

EMBASSY SUITES CLUB NO. 1, INC.

By:	/s/ Daniel Hughes
	Name:	Daniel Hughes
	Title:	President and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President and Director (Principal Executive Officer)
Daniel Hughes

/s/ Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HOTEL CLUBS OF CORPORATE WOODS, INC.

By:	/s/ Daniel Hughes
	Name:	Daniel Hughes
	Title:	President and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President and Director (Principal Executive Officer)
Daniel Hughes

/s/ Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

EMBASSY SUITES CLUB NO. THREE, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Daniel Hughes	Senior Vice President and Director
Daniel Hughes

/s/ Keith Clampet	Senior Vice President and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

INTERNATIONAL RIVERCENTER LESSEE, L.L.C.

By:	HLT JV ACQUISITION LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CHESTERFIELD VILLAGE HOTEL, LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

BALLY’S GRAND PROPERTY SUB I, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CONRAD INTERNATIONAL (BELGIUM) LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTEL USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Frederick Schacknies	Assistant Treasurer
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Daniel Hughes	Director
Daniel Hughes

/s/ Keith Clampet	Senior Vice President and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

CONRAD INTERNATIONAL (INDONESIA) CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Michael Duffy	Director
Michael Duffy

/s/ Frederick Schacknies	Assistant Treasurer and Director
Frederick Schacknies

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON HOLDINGS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON HOSPITALITY, LLC

By:	90210 LLC, its Manager

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	DOUBLETREE HOTELS LLC, its Manager

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	PROMUS HOTELS LLC, its Manager

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

HILTON ILLINOIS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

PEACOCK ALLEY SERVICE COMPANY, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

WASHINGTON HILTON, L.L.C.

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

EMBASSY SUITES CLUB NO. TWO, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kevin J. Jacobs

/s/ Daniel Hughes	Senior Vice President and Director
Daniel Hughes

/s/ Keith Clampet	Senior Vice President and Director
Keith Clampet

/s/ W. Steven Standefer	Senior Vice President and Director
W. Steven Standefer

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 20th day of September, 2019.

SALC, INC.

By:	/s/ Daniel Hughes
	Name:	Daniel Hughes
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 20th day of September, 2019.

Signature	Title

/s/ Daniel Hughes	President (Principal Executive Officer)
Daniel Hughes

/s/ W. Steven Standefer	Senior Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
W. Steven Standefer